    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1996.
                                                     REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                                  ABC BANCORP
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           GEORGIA                          6022                       58-1456434
 (STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER I.D. NO.)
  OF INCORPORATION OR REGIS-     CLASSIFICATION CODE NUMBER)
           TRATION)

                            310 FIRST STREET, S.E.
                            MOULTRIE, GEORGIA 31768
                                (912) 890-1111
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                        KENNETH J. HUNNICUTT, PRESIDENT
                            310 FIRST STREET, S.E.
                            MOULTRIE, GEORGIA 31768
                                (912) 890-1111
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                   COPY TO:
          STEVEN E. FOX, ESQ.                   WALTER G. MOELING, IV
            ROGERS & HARDIN              POWELL, GOLDSTEIN, FRAZER & MURPHY
      229 PEACHTREE STREET, N.E.                   SIXTEENTH FLOOR
            2700 CAIN TOWER                  191 PEACHTREE STREET, N.E.
        ATLANTA, GEORGIA 30303                 ATLANTA, GEORGIA 30303
            (404) 522-4700                         (404) 572-6600

                               ----------------

  Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein and after the effective date of this Registration Statement.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                                      PROPOSED
                                                       PROPOSED       MAXIMUM
                                         AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES       TO BE      OFFERING PRICE    OFFERING     REGISTRATION
        TO BE REGISTERED(1)          REGISTERED(2)     PER UNIT       PRICE(3)        FEE(3)
- -----------------------------------------------------------------------------------------------
 Common Stock $1.00 par Value.....      675,838         $6.36        $4,299,687       $1,483
- -----------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(1) This Registration Statement relates to the shares of Common Stock of the Registrant to be issued to holders of shares of common stock of Central Bankshares, Inc. ("Central") in connection with the Merger (as described herein).
(2) Represents the maximum number of shares of the Registrant's Common Stock issuable upon consummation of the Merger.
(3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is based on the book value of Central's common stock as of March 31, 1996. At such date and assuming the exercise of all then-outstanding options to acquire Central common stock, there were 235,230 shares of Central common stock issued and outstanding having an aggregate book value of $4,299,687.

                               ----------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                  ABC BANCORP

                             CROSS REFERENCE SHEET

 ITEM
NUMBER                   CAPTION                            HEADING IN PROSPECTUS
- ------  ----------------------------------------  ----------------------------------------
A. Information About the Transaction
 1.     Forepart of Registration Statement and    Outside Front Cover Page; Facing Page
        Front Cover Page of Prospectus
 2.     Inside Front and Outside Back Cover       Available Information and Sources of
        Pages of Prospectus                       Information; Documents Incorporated by
                                                  Reference; Table of Contents
 3.     Risk Factors, Ratio of Earnings to Fixed  Summary; Summary--Selected Consolidated
        Charges and Other Information             Financial Data
 4.     Terms of the Transaction                  Summary; Proposed Merger; Comparative
                                                  Rights of Shareholders; Appendix A
 5.     Pro Forma Financial Information           Summary
 6.     Material Contacts with the Company Being  Proposed Merger
        Acquired
 7.     Additional Information Required for       *
        Reoffering by Persons and Parties Deemed
        to be Underwriters
 8.     Interests of Named Experts and Counsel    Legal Opinions; Experts
 9.     Disclosure of Commission Position on      *
        Indemnification for Securities Act
        Liabilities
B. Information About the Registrant
 10.    Information with Respect to S-3           *
        Registrants
 11.    Incorporation of Certain Information by   *
        Reference
 12.    Information with Respect to S-2 or S-3    Documents Incorporated by Reference;
        Registrants                               Summary--The Parties; ABC Management's
                                                  Discussion and Analysis of Financial
                                                  Condition and Results of Operations;
                                                  Summary--Selected Consolidated Financial
                                                  Data
 13.    Incorporation of Certain Information by   Documents Incorporated by Reference
        Reference
 14.    Information with Respect to Registrants   *
        Other than S-2 or S-3 Registrants
C. Information About the Company Being Acquired
 15.    Information with Respect to S-3           *
        Companies
 16.    Information with Respect to S-2 or S-3    *
        Companies
 17.    Information with Respect to Companies     Summary--The Parties; Description of
        Other than S-2 or S-3 Companies           Central Bankshares, Inc.

 ITEM
NUMBER                   CAPTION                            HEADING IN PROSPECTUS
- ------  ----------------------------------------  ----------------------------------------
D. Voting and Management Information
 18.    Information if Proxies, Consents or       Documents Incorporated by Reference;
        Authorizations Are to be Solicited        Summary; Special Meeting Information;
                                                  Proposed Merger; Comparative Rights of
                                                  Shareholders
 19.    Information if Proxies, Consents or       *
        Authorizations Are Not to be Solicited,
        or in an Exchange Offer

  * Inapplicable, not required or none.

                           CENTRAL BANKSHARES, INC.
                            502 SECOND STREET SOUTH
                            CORDELE, GEORGIA 31015

                                                                         , 1996

To the Shareholders of Central Bankshares, Inc.:

  You are cordially invited to attend a Special Meeting of Shareholders of Central Bankshares, Inc. ("Central") to be held at the main office lobby of
Central Bank, 502 Second Street South, Cordele, Georgia on   ,   , 1996,
at   .m. (the "Special Meeting"). At the Special Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger, dated as of December 29, 1995, as amended, between ABC Bancorp ("ABC") and Central (as so amended, the "Merger Agreement"), which provides for the merger (the "Merger") of Central with and into ABC Bancorp ("ABC"). A copy of the Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Appendix A.

  Upon consummation of the Merger, each share (other than shares with respect to which statutory dissenters' rights have been perfected) of the common stock of Central outstanding immediately prior thereto (the "Central Shares") will be converted into the right to receive that number of shares of the common stock, $1.00 par value per share, of ABC ("ABC Common Stock") having a value equal to (i) (A) 2.0 times the lesser of (1) 0.08 times the total assets of Central based on the average of the total assets, net of intangible assets of Central as of the close of business for each of the 60 calendar days immediately preceding the closing date (the "Closing Date") of the Merger (the "Average Total Assets"), or (2) the Total Equity of Central, plus (B) 1.0 times the amount, if any, by which the Total Equity of Central exceeds 0.08 times the Average Total Assets, (ii) divided by the aggregate number of then-outstanding Central Shares (the "Merger Consideration"). Cash will be paid in lieu of issuing fractional shares of ABC Common Stock. For purposes of the Merger, "Total Equity" means Central's total stockholders' equity, net of intangible assets, calculated under generally accepted accounting principles, consistently applied, as of the close of business on the day immediately preceding the Closing Date.

  Also accompanying this letter are a Notice of Special Meeting and form of Proxy for voting your Central Shares. Please sign, date and return to Central as soon as possible the form of Proxy in the enclosed self-addressed, stamped envelope. Before executing and returning the Proxy, you should carefully read the accompanying Proxy Statement/Prospectus. It is important that your Central Shares be voted whether or not you attend the Special Meeting. If you attend the Special Meeting, you may vote in person if you wish, even though you previously returned your Proxy.

  Central's Board of Directors has fixed the close of business on    , 1996 as
the record date for the Special Meeting. Accordingly, only shareholders of record on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Approval of the Merger requires the affirmative vote of holders of a majority of the outstanding Central Shares as of the record date. Of the 218,130 Central Shares entitled to vote, 152,410 shares, representing approximately 64.8% of the shares entitled to vote, are known to Central to be committed to voting in favor of the Merger. Management therefore anticipates that the Merger will be approved.

  The Board of Directors of Central believes that the proposed Merger, on the terms and conditions set forth in the accompanying Proxy Statement/Prospectus, is in the best interests of Central and its shareholders and, therefore, unanimously recommends that you vote in favor of the Merger and the Merger Agreement.

  We look forward to your attendance at the Special Meeting.

  If you have any questions, please feel free to contact the undersigned at
(912) 273-7700.

                                          Very truly yours,


                                          Robert L. Evans
                                          President

                           CENTRAL BANKSHARES, INC.
                            502 SECOND STREET SOUTH
                            CORDELE, GEORGIA 31015
                           TELEPHONE: (912) 273-7700

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              TO BE HELD   , 1996

  To The Shareholders of Central Bankshares, Inc.:

  Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Central Bankshares, Inc., Cordele, Georgia ("Central"), will be held at the main office lobby of Central Bank, 502 Second Street South,
Cordele, Georgia on    , 1996, at     .m. local time, for the following
purposes:

  1. To consider and vote upon the Agreement and Plan of Merger, dated as of December 29, 1995, as amended, between ABC Bancorp ("ABC") and Central in the form set forth in Appendix A to the accompanying Proxy Statement/Prospectus (as so amended, the "Merger Agreement"), and the transactions contemplated thereby, including the merger of Central with and into ABC (the "Merger").

  2. To transact such other business as may properly come before the Special Meeting.

  Notice is also given that Central's shareholders have the right to dissent and demand an appraisal of the value of their shares in the event that the Merger is approved and consummated. The rights of any dissenting shareholder to receive the value of his or her shares through statutory appraisal process is contingent upon strict compliance with the procedures set forth in Article 13 of the Georgia Business Corporation Code, a copy of which is attached as Appendix B to the accompanying Proxy Statement/Prospectus.

  Central's Board of Directors has fixed the close of business on     , 1996,
as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

  CENTRAL'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

                                          By Order of the Board of Directors

                                          _____________________________________
                                          Roxie W. Bagwell, Secretary

   , 1996

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY AND, IF NO SPECIFICATION IS MADE, YOUR PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION AND SOURCES OF INFORMATION..........................   2
DOCUMENTS INCORPORATED BY REFERENCE.......................................   2
SUMMARY...................................................................   3
  The Parties.............................................................   3
  The Special Meeting.....................................................   3
  Financial Terms of the Merger...........................................   4
  Reasons for the Proposed Merger.........................................   5
  Interests of Certain Persons in the Merger..............................   5
  Recommendation of the Board of Directors of Central.....................   5
  Dissenters' Rights......................................................   6
  Certain Federal Income Tax Consequences.................................   6
  Conditions; Amendments; Termination.....................................   6
  Comparative Shareholders' Rights........................................   6
  Proposed Transactions...................................................   6
  Comparison of Certain Unaudited Per Share Data..........................   8
  Selected Consolidated Financial Data....................................  12
  Summary of Pro Forma Financial Data.....................................  15
  Selected Pro Forma Combined Financial Data for ABC and Central..........  15
  Selected Pro Forma Combined Data for ABC/First National and Central.....  16
  Selected Pro Forma Combined Data for ABC/Southland and Central..........  17
  Selected Pro Forma Combined Data for ABC/Southland and Central..........  18
  Selected Pro Forma Combined Data for ABC/First National/Southland and
   Central................................................................  19
  Selected Pro Forma Combined Data for ABC/First National/Southland and
   Central................................................................  20
MARKET VALUE OF SECURITIES AND DIVIDENDS..................................  21
SPECIAL MEETING INFORMATION...............................................  22
  Purpose of Special Meeting..............................................  22
  Date, Time and Place....................................................  22
  Record Date.............................................................  22
  Vote Required...........................................................  22
  Proxies.................................................................  22
PROPOSED MERGER...........................................................  23
  Background of the Merger................................................  23
  Reasons for the Merger..................................................  24
  Report of Alex Sheshunoff & Co. Investment Banking......................  25
  Recommendation of Central's Board of Directors..........................  25
  Description of Merger...................................................  25
  Consideration for Shares................................................  25
  Payment of Cash in Lieu of Fractional Shares............................  25
  Surrender of Certificates...............................................  25
  Effective Date of Merger................................................  26
  Interests of Management in the Merger...................................  26
  Rights of Dissenting Shareholders.......................................  27
  Certain Federal Income Tax Consequences of the Merger...................  28
  Regulatory Approvals....................................................  30
  Business Pending the Merger.............................................  30
  Other Provisions of the Merger Agreement................................  30

                                                                          PAGE
                                                                          ----
  Operations of Central Bank After the Merger............................  31
  Accounting Treatment...................................................  31
  Resale of ABC Common Stock.............................................  32
DESCRIPTION OF ABC BANCORP...............................................  32
ABC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  33
  General................................................................  33
  Results of Operations For Years Ended December 31, 1995, 1994 and
   1993..................................................................  33
  Results of Operations for Three Months Ended March 31, 1996 and 1995...  34
  Average Balances and Net Income Analysis...............................  35
  Rate and Volume Analysis...............................................  36
  Noninterest Income.....................................................  36
  Noninterest Expense....................................................  37
  Asset/Liability Management.............................................  37
  Maturities and Sensitivity of Loans to Changes in Interest Rates.......  39
  Loan Portfolio.........................................................  39
  Nonperforming Loans....................................................  40
  Summary of Loan Loss Experience........................................  40
  Allocation of Allowance for Loan Losses................................  41
  Investment Portfolio...................................................  42
  Types of Investments...................................................  42
  Deposits...............................................................  43
  Return on Assets and Shareholders' Equity..............................  44
  Liquidity and Capital Resources........................................  44
  Commitments and Lines of Credit........................................  45
  Impact of Inflation....................................................  45
DESCRIPTION OF ABC COMMON STOCK..........................................  46
  General................................................................  46
  Common Stock...........................................................  46
  Preferred Stock........................................................  46
  Limitations on Directors' Liability....................................  46
  Certain Antitakeover Provisions of ABC's Articles of Incorporation.....  47
  Transfer Agent.........................................................  47
CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC........................  47
  General................................................................  47
  Payment of Dividends and Other Restrictions............................  48
  Capital Adequacy.......................................................  49
  Support of Subsidiary Banks............................................  50
  FDIC Insurance Assessments.............................................  50
  Recent Legislative and Regulatory Action...............................  50
  Monetary Policy........................................................  52
  Future Requirements....................................................  52
COMPARATIVE RIGHTS OF SHAREHOLDERS.......................................  52
  Liquidity and Marketability............................................  52
  Reporting Requirements.................................................  52
  Management.............................................................  53
  Special Meetings.......................................................  53
  Action Without a Meeting...............................................  53

                                                                          PAGE
                                                                          ----
DESCRIPTION OF CENTRAL BANKSHARES, INC. .................................  54
  Business...............................................................  54
  Employees..............................................................  55
  Properties.............................................................  55
  Litigation.............................................................  55
  Management.............................................................  56
  Security Ownership of Management and Principal Shareholders............  57
  Certain Regulatory Considerations Relating to Central..................  58
CENTRAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  59
  General................................................................  59
  Results of Operations For Years Ended December 31, 1995, 1994 and
   1993..................................................................  59
  Results of Operations for Three Months Ended March 31, 1996 and 1995...  60
  Average Balances and Net Income Analysis...............................  62
  Rate and Volume Analysis...............................................  63
  Noninterest Income.....................................................  63
  Noninterest Expense....................................................  64
  Asset/Liability Management.............................................  64
  Maturities and Sensitivity of Loans to Changes in Interest Rates.......  65
  Loan Portfolio.........................................................  66
  Nonperforming Loans....................................................  67
  Summary of Loan Loss Experience........................................  67
  Allocation of Allowance for Loan Losses................................  68
  Investment Portfolio...................................................  68
  Types of Investments...................................................  69
  Deposits...............................................................  70
  Return on Assets and Shareholders' Equity..............................  70
  Liquidity and Capital Resources........................................  70
  Commitments and Lines of Credit........................................  71
  Impact of Inflation....................................................  72
  Central Shares.........................................................  72
OTHER MATTERS............................................................  72
EXPERTS..................................................................  72
LEGAL OPINIONS...........................................................  73
INDEX TO FINANCIAL INFORMATION...........................................  74

  APPENDICES:

    Appendix A:Agreement and Plan of Merger, as Amended
    Appendix B:Dissenters' Rights Under Article 13 of the Georgia Business Corporation Code

PROSPECTUS                                                  PROXY STATEMENT
    OF                                                            OF
ABC BANCORP                                            CENTRAL BANKSHARES, INC.

                           CENTRAL BANKSHARES, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

                                       , 1996

  This Proxy Statement/Prospectus is being furnished to shareholders of record
at      , 1996 of Central Bankshares, Inc. ("Central"), in connection with the solicitation of proxies by Central for use at the Special Meeting of Shareholders of Central to be held at the main office lobby of Central Bank,
502 Second Street South, Cordele, Georgia, on      , 1996, at   .m. local
time, and at any postponements or adjournments thereof (the "Special Meeting"). This Proxy Statement/Prospectus and the form of proxy are being
first mailed on or about      , 1996.

  At the Special Meeting, Central's shareholders will be asked to approve the Agreement and Plan of Merger, dated as of December 29, 1995, as amended (as so amended, the "Merger Agreement"), between Central and ABC Bancorp ("ABC"), and the transactions contemplated thereby, including the merger of Central with and into ABC (the "Merger" or the "Merger Proposal"). A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A. Upon consummation of the Merger, each share of common stock of Central outstanding immediately prior thereto (the "Central Shares") will be converted into the right to receive that number of shares of the common stock, $1.00 par value per share, of ABC ("ABC Common Stock") having a value equal to (i) (A) 2.0 times the lesser of (1) 0.08 times the total assets of Central based on the average of the total assets, net of intangible assets, of Central as of the close of business for each of the 60 calendar days immediately preceding the closing date (the "Closing Date") of the Merger (the "Average Total Assets"), or (2) the Total Equity of Central, plus (B) 1.0 times the amount, if any, by which the Total Equity of Central exceeds 0.08 times the Average Total Assets,
(ii) divided by the aggregate number of outstanding Central Shares (the "Merger Consideration"). Cash will be paid in lieu of issuing fractional shares of ABC Common Stock. For purposes of the Merger, "Total Equity" means Central's total stockholders' equity, net of intangible assets, calculated under generally accepted accounting principles, consistently applied, as of the close of business on the day immediately preceding the Closing Date. For a more complete description of the Merger Agreement and the terms of the Merger, see "PROPOSED MERGER."

  Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding Central Shares entitled to vote at the Special Meeting. Of the 218,130 Central Shares entitled to vote, 152,410 shares, representing approximately 64.8% of the shares entitled to vote, are known to Central to be committed to voting in favor of the Merger. Management therefore anticipates that the Merger will be approved. Any shareholder of Central has the right to dissent and demand any appraisal of the value of his or her shares in the event that the Merger is approved and consummated. The rights of any dissenting shareholder to receive the value of his or her shares through statutory appraisal process is contingent upon strict compliance with the procedures set forth in Article 13 of the Georgia Business Corporation Code, a copy of which is attached to this Proxy Statement/Prospectus as Appendix B. A vote against the Merger will not, in and of itself, satisfy the requirements of Article 13. See, "PROPOSED MERGER--Rights of Dissenting Shareholders."

  This Proxy Statement/Prospectus constitutes the Proxy Statement of Central and the Prospectus of ABC covering the shares of its Common Stock to be issued pursuant to the Merger Proposal. This Proxy Statement/Prospectus does not cover any resales of ABC Common Stock to be received by the shareholders of Central upon consummation of the Merger, and no person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale.

  The outstanding shares of ABC Common Stock are, and the shares offered hereby will be, approved for quotation on the Nasdaq National Market. The closing sale price of ABC Common Stock, as reported on the Nasdaq National
Market on      , 1996, was $   per share.

  THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY.

  THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Proxy Statement/Prospectus is      , 1996.

               AVAILABLE INFORMATION AND SOURCES OF INFORMATION

  ABC has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended, covering the shares of ABC Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus also constitutes the Prospectus of ABC filed as part of the Registration Statement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected and copied at the Commission's public reference room, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Commission's regional offices located at: CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  ABC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, in accordance therewith, ABC files proxy statements, annual and quarterly reports and other information with the Commission. Those proxy statements, reports and other information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above.

  ALL INFORMATION CONCERNING ABC CONTAINED HEREIN HAS BEEN FURNISHED BY ABC, AND ALL INFORMATION CONCERNING CENTRAL CONTAINED HEREIN HAS BEEN FURNISHED BY CENTRAL. REFERENCES TO ABC AND CENTRAL IN THIS PROXY STATEMENT/PROSPECTUS MEAN THE RESPECTIVE CORPORATIONS AND THEIR CONSOLIDATED SUBSIDIARIES, EXCEPT AS THE CONTEXT MAY OTHERWISE INDICATE.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL ANY SECURITIES COVERED BY THIS PROXY STATEMENT/PROSPECTUS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES BY ABC MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                      DOCUMENTS INCORPORATED BY REFERENCE

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE RELATING TO ABC WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING UNINCORPORATED EXHIBITS) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO SARA R. HALL, ABC BANCORP, 310 FIRST STREET, S.E., P. O. BOX 1500, MOULTRIE, GEORGIA 31768 (912) 890-1111. IN ORDER TO INSURE TIMELY DELIVERY OF SUCH DOCUMENTS,
ANY REQUEST SHOULD BE MADE BY       , 1996.

  The following documents of ABC (Commission File No. 0-16181) are hereby incorporated by reference:

    1. ABC's Annual Report on Form 10-K for the year ended December 31, 1995;
  and

    2. ABC's Quarterly Report on Form 10-Q for the quarter ended March 31,
  1996.

  The following documents filed by First National Financial Corporation ("First National") (Commission File No. 0-20130) are hereby incorporated by reference:

    1. Financial Statements of First National consisting of an Independent Auditors' Report; Consolidated Balance Sheets as of December 31, 1995 and 1994; Consolidated Statements of Income for the years ended December 31, 1995 and 1994; Consolidated Statement of Changes in Shareholders' Equity for the years ended December 31, 1995 and 1994; Consolidated Statements of Cash Flows for the years ended December 31, 1995 and 1994; and Notes to Consolidated Financial Statements (filed as pages 26 through 48 of First National's Annual Report on Form 10-KSB filed with the Commission on March 26, 1996).

    2. Financial Statements of First National, consisting of Consolidated Balance Sheets as of March 31, 1996 and 1995, Consolidated Income Statements and Consolidated Statements of Cash Flows for the three months ended March 31, 1996 and 1995; and Notes to Financial Statements (filed as pages 2 through 7 of First National's Quarterly Report on Form 10-QSB filed with the Commission on May 15, 1996).

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained in this Proxy Statement/Prospectus, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus except as so modified or superseded. The information relating to ABC contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated herein by reference.

                                    SUMMARY

  This summary is necessarily general and abbreviated and has been prepared to assist Central shareholders in their review of this Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in this Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in, or incorporated by reference into, this Proxy Statement/Prospectus, including the Appendices hereto. Shareholders are urged to read carefully this Proxy Statement/Prospectus and each of the Appendices hereto.

THE PARTIES

  ABC Bancorp. ABC is a bank holding company organized under the laws of the State of Georgia and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA"). ABC, through its subsidiaries, is engaged in the commercial banking business. Its primary source of earnings is derived from income generated by the ownership and operation of its five wholly-owned subsidiary banks: American Banking Company located in Moultrie, Georgia; The Bank of Quitman located in Quitman, Georgia; Bank of Thomas County located in Thomasville, Georgia; The Citizens Bank of Tifton located in Tifton, Georgia; and Cairo Banking Company located in Cairo, Georgia. As of March 31, 1996, ABC, on a consolidated basis, had total assets of $335.6 million, total loans of $218.9 million, total deposits of $293.4 million and stockholders' equity of $34.6 million. ABC's net income for 1995 was $4.3 million, or $1.29 per share; its net income for the three months ended March 31, 1996 was $1.2 million, or $0.37 per share. ABC's principal executive offices are located at 310 First Street, S.E., P.O. Box 1500, Moultrie, Georgia 31768, and its telephone number is (912) 890-1111.

  Central Bankshares, Inc. Central is a bank holding company organized under the laws of the State of Georgia and registered with the Federal Reserve Board pursuant to the BHCA. Central owns all of the outstanding common stock of Central Bank & Trust in Cordele, Georgia ("Central Bank"), a Georgia state bank which provides general banking services in Crisp County, Georgia. As of March 31, 1996, Central, on a consolidated basis, had total assets of $50.1 million, total loans of $35.0 million, total deposits of $44.7 million and stockholders' equity of $4.3 million. Central's net income for 1995 was $499,197, or $2.20 per share; its net income for the three months ended March 31, 1996 was $172,449, or $0.79 per share. Central's principal executive offices are located at 502 Second Street South, Cordele, Georgia 31015, and its telephone number is
(912) 273-7700.

THE SPECIAL MEETING

  Date of Meeting, Time and Place. The Special Meeting will be held       ,
1996, at : .m. at the main office lobby of Central Bank, 502 Second Street South, Cordele, Georgia.

  Record Date. All shareholders of record of Central as of the close of
business on       , 1996 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting.

  Purpose of Special Meeting. The purpose of the Special Meeting is to consider and vote upon the Merger Agreement between Central and ABC and the transactions contemplated thereby, including the Merger of Central with and into ABC on the terms described in this Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A.

  Required Shareholder Vote. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding Central Shares entitled to vote at the Special Meeting. Of the 218,130 Central Shares entitled to vote, 152,410 shares, representing approximately 64.8% of the shares entitled to vote, are known to Central to be committed to voting in favor of the Merger. Management therefore anticipates that the Merger will be approved. See "VOTE REQUIRED" and "SPECIAL MEETING INFORMATION."

FINANCIAL TERMS OF THE MERGER

  Structure. Under the Merger Agreement, Central will be merged with and into ABC. ABC will be the surviving corporation in the Merger. As a result of the Merger, the separate corporate existence of Central will cease, and Central Bank will become a wholly-owned subsidiary of ABC.

  Consideration Amount. Upon consummation of the Merger, each Central Share outstanding immediately prior thereto (other than shares with respect to which statutory dissenters' rights have been perfected) will be converted into the right to receive that number of shares of ABC Common Stock having a value equal to (i) (A) 2.0 times the lesser of (1) 0.08 times the total assets of Central based on the average of the total assets, net of intangible assets, of Central as of the close of business for each of the 60 calendar days immediately preceding the closing date (the "Closing Date") of the Merger (the "Average Total Assets"), or (2) the Total Equity of Central, plus (B) 1.0 times the amount, if any, by which the Total Equity of Central exceeds 0.08 times the Average Total Assets, (ii) divided by the aggregate number of then-outstanding Central Shares (the "Merger Consideration"). For purposes of the Merger, "Total Equity" means Central's total stockholders' equity, net of intangible assets, calculated under generally accepted accounting principles, consistently applied, as of the close of business on the day immediately preceding the consummation of the Merger. Cash will be paid in lieu of issuing fractional shares of ABC Common Stock.

  By way of illustration only, if immediately prior to the consummation of the Merger (i) the aggregate number of Central Shares outstanding is 235,230, (ii) the Total Assets of Central is $50,104,000, and (iii) Total Equity of Central is $4,300,000; then each Central Share outstanding immediately prior to the consummation of the Merger (other than shares with respect to which statutory dissenters' rights have been perfected) will be converted into the right to receive that number of shares of ABC Common Stock having a value equal to $35.31, determined as follows:

     Average Total Assets......................................... $50,104,000
     Multiple.....................................................      x 0.08
                                                                   -----------
                                                                   $ 4,008,320
                                                                   ===========
     Total Equity................................................. $ 4,300,000
                                                                   ===========
     2x lesser of 0.08 times Average Total Assets or Total Equity
      (2 x $4,008,320)............................................ $ 8,016,640
     plus amount by which Total Equity exceeds 0.08 times Average
      Total Assets (4,300,000 - 4,008,320)........................     291,680
                                                                   -----------
                                                                   $ 8,308,320
     divided by aggregate number of Central Shares outstanding....     235,230
                                                                   -----------
     Merger Consideration......................................... $     35.31
                                                                   ===========

  Number of Shares of ABC Common Stock. The number of shares of ABC Common Stock into which a Central Share may be converted (other than shares with respect to which statutory dissenters' rights have been perfected) will be determined by dividing the Merger Consideration by the value of a share of ABC Common Stock calculated in accordance with the Merger Agreement (the "Base Period Trading Price"). Thus, a Central shareholder who does not dissent would receive, for his or her Central Shares exchangeable for ABC Common Stock, that number of shares of ABC Common Stock equal to the Merger Consideration times the number of Central Shares to be exchanged for ABC Common Stock, divided by the Base Period Trading Price, with cash being paid in lieu of fractional shares of ABC Common Stock. For this purpose, the "Base Period Trading Price" means the average of the daily closing sales price of a share of ABC Common Stock as reported on the Nasdaq National Market for the 20 consecutive trading days immediately preceding the five consecutive calendar days immediately preceding the consummation of the Merger; provided that for purposes of this calculation, the

Base Period Trading Price is deemed to equal (i) $16.80 in the event the Base Period Trading Price is greater than $16.80 or (ii) $11.20 in the event that the Base Period Trading Price is less than $11.20.

  By way of illustration only, if immediately prior to the consummation of the Merger (i) the Merger Consideration for each Central Share is assumed to be $35.31 (as in the example above), and (ii) the Base Period Trading Price is $14.00, then a Central shareholder who owns 100 Central Shares would receive 252 shares of ABC Common Stock (plus cash in lieu of any fractional share) determined as follows:

     Merger Consideration................................................ $35.31
     times number of Central Shares......................................    100
                                                                          ------
     Subtotal............................................................  3,531
     divided by the Base Period Trading Price............................ $14.00
                                                                          ------
     Number of Shares of ABC Common Stock................................ 252.22
                                                                          ======

REASONS FOR THE PROPOSED MERGER

  The Board of Directors of Central has determined that the proposed Merger is in Central's best interest and the best interests of its shareholders, customers, employees and community. In particular, the Board determined that the proposed Merger will provide Central Bank with increased financial resources and the technical expertise available from ABC and its bank subsidiaries. In addition, by receiving ABC Common Stock, shareholders of Central may benefit from ownership of a larger financial institution whose common stock is traded on the Nasdaq National Market.

  Central has not sought or received an opinion from an independent third party regarding the fairness of the Merger to any of Central shareholders, nor was any special committee formed to negotiate or make recommendations on behalf of Central's shareholders. The terms of the Merger have been reviewed and unanimously approved by Central's Board of Directors.

  ABC's Board of Directors has concluded that the Merger would be in the best interests of ABC's shareholders and the employees, depositors and other customers of ABC's subsidiaries, and is consistent with ABC's acquisition strategy of developing a network of local banks in southern Georgia. ABC's Board believes that the additional banking and other resources that will be available to Central as a result of the Merger will enhance Central's service to its customers. See "PROPOSED MERGER--Reasons for the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  ABC has agreed to cause Central Bank to enter into an employment agreement with each of Robert L. Evans and Roxie W. Bagwell, the President and Vice President of Central and Central Bank, respectively, pursuant to which Mr. Evans and Ms. Bagwell will serve as the President and Vice President of Central Bank, respectively, for at least one year following the Merger. ABC has also agreed to cause each officer and employee of Central Bank to be eligible to participate in ABC's employee benefit plans. Furthermore, ABC has agreed to provide generally to employees of Central Bank fringe benefits (including health and welfare plans, vacation benefits and severance benefits) on terms and conditions no less favorable than those provided to other employees of ABC's other bank subsidiaries. See "PROPOSED MERGER--Interests of Management in the Merger".

RECOMMENDATION OF THE BOARD OF DIRECTORS OF CENTRAL

  Central's Board of Directors has unanimously approved the Merger Agreement and has agreed to support the Merger. The Board of Directors believes that the terms of the Merger Proposal are in the best interests of

Central's shareholders and unanimously recommends to Central shareholders that they vote in favor of the Merger and the Merger Proposal. See "PROPOSED MERGER--Recommendation of Central's Board of Directors."

DISSENTERS' RIGHTS

  In accordance with the Georgia Business Corporation Code (the "GBCC"), holders of Central Shares will be entitled to dissenters' rights in connection with the Merger. The Merger Agreement provides, however, that if holders of more than 7.5% of the issued and outstanding Central Shares timely file with Central a written notice stating that such shareholders intend to demand payment for their Central Shares, then ABC may elect not to consummate the Merger. HOLDERS OF CENTRAL SHARES WHO WISH TO EXERCISE THEIR DISSENTERS' RIGHTS MUST SEND WRITTEN NOTICE OF THEIR INTENT TO DEMAND PAYMENT FOR THEIR CENTRAL SHARES BEFORE THE SHAREHOLDERS OF CENTRAL VOTE ON THE MERGER PROPOSAL AT THE
SPECIAL MEETING ON        , 1996. Such written notice should be sent to the
attention of Roxie W. Bagwell, Secretary, Central Bankshares, Inc., 502 Second Street South, Cordele, Georgia 31015. See "PROPOSED MERGER--Dissenters' Rights" and the text of Article 13 of the GBCC attached as Appendix B to this Proxy Statement/Prospectus.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Merger, if and when consummated in accordance with the Merger Agreement, is expected to constitute a tax-free reorganization. Central shareholders will recognize no gain or loss on the exchange of Central Shares, except with respect to cash received in lieu of fractional shares. The foregoing summary is based upon an opinion to Central provided by Rogers & Hardin, counsel to ABC. Such opinion is not binding on the Internal Revenue Service (the "Service"), and no advance ruling has been sought or obtained from any federal, state, local or other taxing authority, including the Service. All Central shareholders should consult their own tax advisors as to the specific tax consequences to them of the Merger. "PROPOSED MERGER--Certain Federal Income Tax Consequences of the Merger."

CONDITIONS; AMENDMENTS; TERMINATION

  Consummation of the Merger is contingent upon the approval of the Merger Proposal by Central shareholders and certain regulatory authorities, including the Federal Reserve Board and the Georgia Department of Banking and Finance, and is subject to numerous other conditions. See "PROPOSED MERGER--Other Provisions of the Merger Agreement--Additional Conditions to the Merger."

  The Merger Agreement may be amended at any time by mutual agreement of the Boards of Directors of ABC and Central; provided that after the approval of Central shareholders has been obtained, the Merger Agreement may not be amended or supplemented in any manner which will result in a decrease in the consideration paid for Central Shares or which will otherwise materially adversely affect the rights of Central's shareholders. The Merger Agreement may also be terminated, and the Merger abandoned, notwithstanding prior shareholder approval, by mutual agreement of Central and ABC or by either of them in the event of failure to satisfy the conditions to the Merger prior to October 31, 1996, or if either party shall have breached any material representation or warranty contained in the Merger Agreement and such breach has not been cured within 30 days of notice thereof to the breaching party. See "PROPOSED MERGER-- Other Provisions of the Merger Agreement--Waivers; Amendments; Terminations."

COMPARATIVE SHAREHOLDERS' RIGHTS

  The rights of shareholders of ABC and shareholders of Central differ in a number of respects. For a description of the relative rights of such shareholders, see "COMPARATIVE RIGHTS OF SHAREHOLDERS."

PROPOSED TRANSACTIONS

  Southland Merger. ABC has announced a proposed merger with Southland Bancorporation ("Southland"), an Alabama corporation and the sole shareholder of Southland Bank, an Alabama chartered state bank located in Dothan, Alabama (the "Southland Merger"). Pursuant to an Agreement and Plan of Merger by and between ABC and Southland, dated as of December 18, 1995, Southland will be merged with and into ABC (the "Southland Merger Agreement"), with Southland Bank thereupon becoming a wholly-owned subsidiary of ABC. In connection with the Southland Merger, the Southland shareholders will receive a combination of cash and shares of ABC Common Stock having an aggregate value equal to 1.8 times the Book Value of Southland (as defined in the Southland Merger Agreement) as of the close of business immediately prior to the consummation of the Southland Merger. As of March 31,
1996, the Book Value of Southland was approximately $   million. The
description of the Southland Merger Agreement is qualified in its entirety by reference to a copy thereof which has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

  The consummation of the Southland Merger is subject to the satisfaction of a number of conditions, including the receipt of the requisite shareholder approval by the Southland shareholders. It is currently anticipated that the Southland Merger will be consummated on or about June 21, 1996. However, the actual timing of the consummation of the Southland Merger is dependent on a number of factors, including the requisite shareholder approval. There can be no assurance as to whether or when the Southland Merger will be consummated.

  First National Merger. ABC also has announced a proposed merger with First National Financial Corporation ("First National"), a Georgia corporation and the sole shareholder of First National Bank of South Georgia, a national banking association located in Albany, Georgia ("First National Bank"). Pursuant to an Agreement and the Plan of Merger by and between ABC and First National, dated as of April 15, 1996 (the "First National Merger Agreement"), First National will be merged with and into ABC (the "First National Merger"), with First National Bank thereupon becoming a wholly-owned subsidiary of ABC. In connection with the First National Merger, the First National shareholders will receive shares of ABC Common Stock having an aggregate value equal to
2.265 times the lesser of (1) 8.0% of the total assets of First National based on the average of the total assets of First National as of the close of business for each of the 60 calendar days immediately preceding the consummation of the First National Merger, or (2) the total equity of First National, plus the amount, if any, by which the total equity of First National exceeds 8.0% of its total assets based on the average of the total assets of First National as of the close of business for each of the 60 calendar days immediately preceding the consummation of the First National Merger. As of March 31, 1996, First National had total assets of approximately $54 million and total equity of approximately $5.6 million. The description of the First National Merger Agreement is qualified in its entirety by reference to a copy thereof which has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

  The consummation of the First National Merger is subjected to the satisfaction of a number of conditions, including the requisite shareholder approval by the First National shareholders, the approval of the Federal Reserve Board and the Georgia Department of Banking and Finance, and the registration under the 1933 Act of the shares of ABC Common Stock to be issued in connection with the First National Merger.

  It is currently anticipated that the First National Merger will not be consummated until after the consummation of the Merger. However, the actual timing of the First National Merger is dependent on a number of factors, including requisite shareholder and regulatory approvals. There can be no assurance as to whether or when the First National Merger will be consummated.

  The Merger, the Southland Merger and the First National Merger (collectively, the "ABC Mergers"), if consummated, will result in the issuance of a substantial number of new shares of ABC Common Stock which could have a dilutive effect on the earning per share of ABC, Southland, Central and First National on a combined basis. For an explanation of the effects of the Merger, the Southland Merger and the First National Merger on ABC, see "Unaudited Pro Forma Condensed Consolidated Financial Data."

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

  The following tables present selected historical, pro forma combined, and equivalent Central per share data for (i) ABC and Central; (ii) ABC on a pro forma basis as if the First National Merger had been effective and Central;
(iii) ABC on a pro forma basis as if the Southland Merger with the Maximum Cash Election Number had been effective and Central; (iv) ABC on a pro forma basis as if the Southland Merger with the Minimum Cash Election Number had been effective and Central; (v) ABC on a pro forma basis as if the First National Merger and the Southland Merger with the Maximum Cash Election Number had been effective and Central; and (vi) ABC on a pro forma basis as if the First National Merger and the Southland Merger with the Minimum Cash Election Number had been effective and Central. The information is based on the historical financial statements of ABC, First National, Southland and Central. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the ABC Mergers been consummated at the beginnings of the periods presented. The pro forma data give effect to the ABC Mergers and are based on numerous assumptions and estimates. If the Merger is consummated as anticipated, it will be accounted for as a pooling of interests. It is anticipated that the First National Merger will be accounted for as a pooling of interests and the Southland Merger will be accounted for as a purchase transaction. The information presented below should be read in conjunction with, and is qualified in its entirety by, the separate consolidated financial statements, including applicable notes, of ABC and of Central, and the Unaudited Pro Forma Condensed Consolidated Financial Data, and notes thereto, appearing elsewhere herein.

                                 AS OF AND FOR THE THREE MONTHS ENDED MARCH 31,
                                                      1996
                                 ----------------------------------------------
                                                                    EQUIVALENT
                                                                     CENTRAL
                                                        PRO FORMA     AMOUNT
                                      ABC      CENTRAL COMBINED(1) PER SHARE(2)
                                 ------------- ------- ----------- ------------
Net income per common share.....    $ 0.37     $ 0.79    $ 0.35       $ 0.94
Dividends per common share......      0.10        --       0.09         0.23
Book value per common share.....     10.23      19.71      9.80        26.44
                                                                    EQUIVALENT
                                   ABC/FIRST                         CENTRAL
                                   NATIONAL             PRO FORMA   AMOUNT PER
                                 PRO FORMA(3)  CENTRAL COMBINED(1)   SHARE(2)
                                 ------------- ------- ----------- ------------
Net income per common share.....    $ 0.33     $ 0.79    $ 0.32       $ 0.86
Dividends per common share......      0.08        --       0.07         0.19
Book value per common share.....      9.64      19.71      9.35        25.23
                                             MAXIMUM CASH ELECTION
                                 ----------------------------------------------
                                                                    EQUIVALENT
                                                                     CENTRAL
                                 ABC/SOUTHLAND          PRO FORMA   AMOUNT PER
                                 PRO FORMA(4)  CENTRAL  COMBINED     SHARE(2)
                                 ------------- ------- ----------- ------------
Net income per common share.....    $ 0.38     $ 0.79    $ 0.37       $ 1.00
Dividends per common share......      0.09        --       0.08         0.21
Book value per common share.....     10.66      19.71     10.21        27.55
                                             MINIMUM CASH ELECTION
                                 ----------------------------------------------
                                                                    EQUIVALENT
                                                                     CENTRAL
                                 ABC/SOUTHLAND          PRO FORMA   AMOUNT PER
                                 PRO FORMA(5)  CENTRAL COMBINED(1)   SHARE(2)
                                 ------------- ------- ----------- ------------
Net income per common share.....    $ 0.37     $ 0.79    $ 0.36       $ 0.97
Dividends per common share......      0.09        --       0.07         0.20
Book value per common share.....     10.76      19.71     10.31        27.82

                                               MAXIMUM CASH ELECTION
                                    -------------------------------------------
                                     ABC/FIRST                       EQUIVALENT
                                     NATIONAL/                        CENTRAL
                                     SOUTHLAND            PRO FORMA  AMOUNT PER
                                    PRO FORMA(6) CENTRAL COMBINED(1)  SHARE(2)
                                    ------------ ------- ----------- ----------
Net income per common share........    $ 0.34    $ 0.79     $0.34      $ 0.92
Dividends per common share.........      0.07       --       0.07        0.18
Book value per common share........     10.05     19.71      9.73       26.27

                                               MINIMUM CASH ELECTION
                                    -------------------------------------------
                                     ABC/FIRST                       EQUIVALENT
                                     NATIONAL/                        CENTRAL
                                     SOUTHLAND            PRO FORMA  AMOUNT PER
                                    PRO FORMA(7) CENTRAL COMBINED(1)  SHARE(2)
                                    ------------ ------- ----------- ----------
Net income per common share........    $ 0.34    $ 0.79    $ 0.33      $ 0.89
Dividends per common share.........      0.07       --       0.06        0.17
Book value per common share........     10.14     19.71      9.83       26.53

- --------
(1) See unaudited Pro Forma Condensed Consolidated Financial Data included elsewhere in this Proxy Statement/Prospectus.
(2) The equivalent share information for Central in the above table is computed assuming an exchange ratio of 588,742 shares of ABC Common Stock (with an assumed market value of $14.00 per share) for all of Central Shares.
(3) Represents ABC on a pro forma basis to give effect to the First National Merger as if it had been consummated as of January 1, 1996 and assumes that ABC issued an aggregate of 788,868 shares of ABC Common Stock in connection therewith.
(4) Represents ABC on a pro forma basis to give effect to the Southland Merger as if it had been consummated as of January 1, 1996 and assumes that ABC issued an aggregate of 430,670 shares of ABC Common Stock for 51% of Southland's shares and cash for 49% of Southland shares in connection therewith.
(5) Represents ABC on a pro forma basis to give effect to the Southland Merger as if it had been consummated as of January 1, 1996 and assumes that ABC issued an aggregate of 548,893 shares of ABC Common Stock for 65% of Southland's shares and cash for 35% of Southland shares.
(6) Represents ABC on a pro forma basis to give effect to the First National and the Southland Merger as if they had been consummated as of January 1, 1996 and assumes that ABC issued an aggregate of 788,868 shares of ABC Common Stock in connection with the First National Merger and 430,670 shares of ABC Common Stock for 51% of Southland's shares and cash for 49% of Southland's shares.
(7) Represents ABC on a pro forma basis to give effect to the First National Merger and Southland Merger as if they had been consummated as of January 1, 1996, and assumes that ABC issued an aggregate of 788,868 shares of ABC Common Stock in connection with the First National Merger and 548,893 shares of ABC Common Stock for 65% of Southland's shares and cash for 35% of Southland's shares.

                                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995
                                 ----------------------------------------------
                                                                    EQUIVALENT
                                                                     CENTRAL
                                                        PRO FORMA     AMOUNT
                                      ABC      CENTRAL COMBINED(1) PER SHARE(2)
                                 ------------- ------- ----------- ------------
Net income per common share.....    $ 1.29     $ 2.20    $ 1.23       $ 3.31
Dividends per common share......      0.35       0.50      0.33         0.88
Book value per common share.....     10.04      19.29      9.67        26.04
                                                                    EQUIVALENT
                                   ABC/FIRST                         CENTRAL
                                   NATIONAL             PRO FORMA   AMOUNT PER
                                 PRO FORMA(3)  CENTRAL COMBINED(1)   SHARE(2)
                                 ------------- ------- ----------- ------------
Net income per common share.....    $ 1.19     $ 2.20    $ 1.15       $ 3.10
Dividends per common share......      0.28       0.50      0.27         0.73
Book value per common share.....      9.53      19.29      9.23        24.87
                                             MAXIMUM CASH ELECTION
                                 ----------------------------------------------
                                                                    EQUIVALENT
                                                                     CENTRAL
                                 ABC/SOUTHLAND          PRO FORMA   AMOUNT PER
                                 PRO FORMA(4)  CENTRAL  COMBINED     SHARE(2)
                                 ------------- ------- ----------- ------------
Net income per common share.....    $ 1.25     $ 2.20    $ 1.20       $ 3.23
Dividends per common share......      0.31       0.50      0.29         0.79
Book value per common share.....     10.53      19.29     10.08        27.15
                                             MINIMUM CASH ELECTION
                                 ----------------------------------------------
                                                                    EQUIVALENT
                                                                     CENTRAL
                                 ABC/SOUTHLAND          PRO FORMA   AMOUNT PER
                                 PRO FORMA(5)  CENTRAL COMBINED(1)   SHARE(2)
                                 ------------- ------- ----------- ------------
Net income per common share.....    $ 1.23     $ 2.20    $ 1.18       $ 3.18
Dividends per common share......      0.30       0.50      0.29         0.77
Book value per common share.....     10.63      19.29     10.18        27.42
                                             MAXIMUM CASH ELECTION
                                 ----------------------------------------------
                                   ABC/FIRST                        EQUIVALENT
                                   NATIONAL/                         CENTRAL
                                   SOUTHLAND            PRO FORMA   AMOUNT PER
                                 PRO FORMA(6)  CENTRAL COMBINED(1)   SHARE(2)
                                 ------------- ------- ----------- ------------
Net income per common share.....    $ 1.17     $ 2.20    $ 1.13       $ 3.04
Dividends per common share......      0.26       0.50      0.25         0.67
Book value per common share.....      9.93      19.29      9.62        25.91
                                             MINIMUM CASH ELECTION
                                 ----------------------------------------------
                                   ABC/FIRST                        EQUIVALENT
                                   NATIONAL/                         CENTRAL
                                   SOUTHLAND            PRO FORMA   AMOUNT PER
                                 PRO FORMA(7)  CENTRAL COMBINED(1)   SHARE(2)
                                 ------------- ------- ----------- ------------
Net income per common share.....    $ 1.15     $ 2.20    $ 1.12       $ 3.02
Dividends per common share......      0.25       0.50      0.24         0.66
Book value per common share.....     10.03      19.29      9.71        26.16

                                    AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                      1994
                                  ---------------------------------------------
                                                                    EQUIVALENT
                                                                     CENTRAL
                                                        PRO FORMA     AMOUNT
                                      ABC      CENTRAL COMBINED(1) PER SHARE(2)
                                  ------------ ------- ----------- ------------
Net income per common share......    $ 1.05    $ 2.08    $ 1.01       $ 2.72
Dividends per common share.......      0.29       --       0.25         0.67
                                                                    EQUIVALENT
                                   ABC/FIRST                         CENTRAL
                                    NATIONAL            PRO FORMA   AMOUNT PER
                                  PRO FORMA(3) CENTRAL COMBINED(1)   SHARE(2)
                                  ------------ ------- ----------- ------------
Net income per common share......    $ 0.91    $ 2.08    $ 0.90       $ 2.42
Dividends per common share.......      0.24       --       0.20         0.55
                                    AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                      1993
                                  ---------------------------------------------
                                                                    EQUIVALENT
                                                                     CENTRAL
                                                        PRO FORMA     AMOUNT
                                      ABC      CENTRAL COMBINED(1) PER SHARE(2)
                                  ------------ ------- ----------- ------------
Net income per common share......    $ 1.04    $ 1.43    $ 0.95       $ 2.56
Dividends per common share.......      0.29       --       0.22         0.58
                                                                    EQUIVALENT
                                   ABC/FIRST                         CENTRAL
                                    NATIONAL            PRO FORMA   AMOUNT PER
                                  PRO FORMA(3) CENTRAL COMBINED(1)   SHARE(2)
                                  ------------ ------- ----------- ------------
Net income per common share......    $ 0.87    $ 1.43    $ 0.82       $ 2.21
Dividends per common share.......      0.20       --       0.16         0.43

- --------
(1) See unaudited Pro Forma Condensed Consolidated Financial Data included elsewhere in this Proxy Statement/Prospectus.
(2) The equivalent share information for Central in the above table is computed assuming an exchange ratio of 587,614 shares of ABC Common Stock (with an assumed market value of $14.00 per share) for all of Central Shares.
(3) Represents ABC on a pro forma basis to give effect to the First National Merger as if it had been consummated as of January 1, 1993 and assumes that ABC issued an aggregate of 779,770 shares of ABC Common Stock in connection therewith.
(4) Represents ABC on a pro forma basis to give effect to the Southland Merger as if it had been consummated as of January 1, 1995 and assumes that ABC issued an aggregate of 414,118 shares of ABC Common Stock for 51% of Southland's shares and cash for 49% of Southland shares in connection therewith.
(5) Represents ABC on a pro forma basis to give effect to the Southland Merger as if it had been consummated as of January 1, 1995 and assumes that ABC issued an aggregate of 527,797 shares of ABC Common Stock for 65% of Southland's shares and cash for 35% of Southland shares.
(6) Represents ABC on a pro forma basis to give effect to the First National and the Southland Merger as if it had been consummated as of January 1, 1993 and the Southland Merger as if it had been consummated as of January 1, 1995, and assumes that ABC issued an aggregate of 779,770 shares of ABC Common Stock in connection with the First National Merger and 414,118 shares of ABC Common Stock for 51% of Southland's shares and cash for 49% of Southland's shares.
(7) Represents ABC on a pro forma basis to give effect to the First National Merger and Southland Merger as if it had been consummated as of January 1, 1993, and the Southland Merger as if it had been consummated as of January 1, 1995, and assumes that ABC issued an aggregate of 779,770 shares of ABC Common Stock, in connection with the First National Merger and 527,797 shares of ABC Common Stock for 65% of Southland's shares and cash for 35% of Southland's shares.

SELECTED CONSOLIDATED FINANCIAL DATA

  The following tables set forth selected historical financial data of ABC and Central for each of the last five years and selected unaudited historical financial data for the three months ended March 31, 1996 and 1995. The selected historical financial data of each of ABC and Central have been derived from and should be read in conjunction with the annual audited consolidated financial statements of ABC and Central, as the case may be, including the notes thereto, and the unaudited three months consolidated financial statements of ABC and Central, as the case may be, including the notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The ABC Income Statement Data and Per Share Data for the three months ended March 31, 1996 and 1995 and the balance sheet data at March 31, 1996 include, in the opinion of ABC's management, all adjustments necessary to present fairly the information for such periods. Such adjustments consist only of normal recurring adjustments. The Central Income Statement Data and Per Share Data for the three months ended March 31, 1996 and 1995 and the Balance Sheet Data at March 31, 1996 include, in the opinion of Central's management, all adjustments necessary to present fairly the information for such periods. Such adjustments consist only of normal recurring adjustments. The data presented is not necessarily indicative of results to be expected in the future.

                          ABC BANCORP AND SUBSIDIARIES

                         THREE MONTHS ENDED
                              MARCH 31,                  YEAR ENDED DECEMBER 31,
                         --------------------  ------------------------------------------------
                           1996       1995       1995      1994      1993      1992      1991
                         ---------  ---------  --------  --------  --------  --------  --------
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED BALANCE SHEET DATA:
 Total assets........... $ 335,589  $ 293,942  $341,505  $292,799  $268,616  $259,386  $180,548
 Total loans............   223,305    195,387   214,251   192,124   161,747   150,945   100,648
 Total deposits.........   293,385    256,534   300,988   256,869   238,225   234,470   158,543
 Investment securities..    56,916     46,215    50,260    46,505    45,937    35,161    30,272
 Stockholders' equity...    34,575     31,251    33,935    30,450    19,959    19,405    18,654
SELECTED INCOME STATEMENT DATA:
 Interest income........ $   7,051  $   6,157  $ 26,703  $ 21,328  $ 19,697  $ 15,668  $ 15,861
 Interest expense.......     2,941      2,348    10,673     7,828     7,732     6,692     8,457
                         ---------  ---------  --------  --------  --------  --------  --------
   Net interest income..     4,110      3,809    16,030    13,500    11,965     8,976     7,404
 Provision for loan
  losses................       180        180       848       638     1,191     1,129       451
 Other income...........       927        886     3,276     3,025     2,867     2,097     1,781
 Other expenses.........     3,017      3,000    12,228    11,547    10,535     8,030     6,677
                         ---------  ---------  --------  --------  --------  --------  --------
 Income before tax......     1,840      1,515     6,230     4,340     3,106     1,914     2,057
 Income tax expense.....       605        487     1,889     1,240       814       429       487
                         ---------  ---------  --------  --------  --------  --------  --------
 Net income before
  cumulative effect.....     1,235      1,028     4,341     3,100     2,292     1,485     1,570
 Cumulative effect......       --         --        --        --        346       --        --
                         ---------  ---------  --------  --------  --------  --------  --------
   Net income........... $   1,235  $   1,028  $  4,341  $  3,100  $  2,638  $  1,485  $  1,570
                         =========  =========  ========  ========  ========  ========  ========
PER SHARE DATA:
 Net income before
  cumulative effect..... $      --  $      --  $   1.29  $   1.05  $    .91  $   0.58  $   0.61
 Net income.............      0.37       0.31      1.29      1.05      1.04      0.58      0.61
 Book value.............     10.23       9.32     10.04      9.10      8.49      7.64      7.05
 Tangible book value....      9.64       8.65      9.43      8.41      7.39      6.54      5.84
 Dividends..............      0.10       0.08      0.35      0.29      0.29      0.29      0.26
PROFITABILITY RATIOS:
 Net income to average
  total assets..........      1.50%      1.42%     1.43%     1.15%     1.03%     0.78%     0.92%
 Net income to average
  stockholders' equity..     14.56      13.23     13.44     13.99      13.6       8.0       8.8
 Net interest margin....      5.26       5.58      5.94      5.62      5.34      5.49      5.14

                               THREE MONTHS
                                   ENDED
                                 MARCH 31,         YEAR ENDED DECEMBER 31,
                              ---------------  --------------------------------
                               1996    1995     1995  1994   1993  1992   1991
                              ------- -------  ------ ----- ------ ----- ------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
LOAN QUALITY RATIOS:
 Net charge-offs to total
  loans......................    0.01   (0.08)   0.16  0.25   1.02  0.91   0.24
 Reserve for loan losses to
  total loans and OREO.......    1.98    2.03    1.99  1.96   2.20  2.64   1.25
 Nonperforming assets to
  total loans and OREO.......    1.88    2.25    1.08  2.04   2.66  4.66   1.26
 Reserve for loan losses to
  nonperforming loans........   119.0   101.0   184.0  96.0  104.0  65.0  117.0
 Reserve for loan losses to
  total nonperforming
  assets.....................   105.0    90.0   184.0  93.0   83.0  57.0   99.0
LIQUIDITY RATIOS:
 Loans to total deposits.....    76.0    76.0    71.0  75.0   68.0  64.0   63.0
 Loans to average earning
  assets.....................    71.0    72.0    78.0  78.0   70.0  89.0   67.0
 Noninterest-bearing deposits
  to total deposits..........    15.0    17.0    19.0  19.0   16.0  15.0   16.0
CAPITAL ADEQUACY RATIOS:
 Common stockholders' equity
  to total assets............    10.3    10.6     9.9  10.4    7.4   7.5   10.3
 Total stockholders' equity
  to total assets............    10.3    10.6     9.9  10.4    7.4   7.5   10.3
 Dividend payout ratio.......    27.0    26.0    27.0  29.0   25.0  50.0   43.0

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                           THREE MONTHS
                               ENDED
                             MARCH 31,              YEAR ENDED DECEMBER 31,
                          ----------------  -------------------------------------------
                           1996     1995     1995     1994     1993     1992     1991
                          -------  -------  -------  -------  -------  -------  -------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED BALANCE SHEET DATA:
 Total assets...........  $50,104  $44,815  $51,153  $42,911  $39,340  $41,478  $42,744
 Total loans............   35,431   30,148   33,377   28,952   27,564   27,302   34,847
 Total deposits.........   44,724   40,601   46,211   38,748   35,543   37,576   39,457
 Investment securities..   10,862    9,322   10,826    8,848    6,864    6,851    2,879
 Stockholders' equity...    4,300    3,759    4,207    3,690    3,327    3,036    2,829
SELECTED INCOME STATEMENT DATA:
 Interest income........  $ 1,113  $   914    4,142    3,253    3,118    3,442    4,318
 Interest expense.......      540      403    1,960    1,248    1,207    1,647    2,654
                          -------  -------  -------  -------  -------  -------  -------
  Net interest income...      573      511    2,182    2,005    1,911    1,795    1,664
 Provision for loan
  losses................        0       45      140      180      193      258      284
 Other income...........      180      160      639      691      611      564      726
 Other expenses.........      476      476    1,917    1,819    1,843    1,786    1,780
                          -------  -------  -------  -------  -------  -------  -------
 Income before tax......      277      150      764      697      486      315      326
 Income tax expense.....      105       58      265      240      165      108      124
                          -------  -------  -------  -------  -------  -------  -------
  Net income............  $   172  $    92  $   499  $   457  $   321  $   207  $   202
                          =======  =======  =======  =======  =======  =======  =======
PER SHARE DATA:
 Net income.............  $  0.79  $  0.42  $  2.20  $  2.03  $  1.43  $  0.93  $  0.91
 Book value.............    19.71    17.23    19.29    16.92    15.12    13.68    12.74
 Tangible book value....    19.43    16.83    18.98    16.48    14.57    13.68    12.74
 Dividends..............      --      0.50     0.50      --       --       --       --
PROFITABILITY RATIOS:
 Net income to average
  total assets..........     1.38%    0.84%    1.07%    1.09%    0.79%    0.49%    0.46%
 Net income to average
  stockholders' equity..    16.14     9.92    12.84    13.08    10.16     7.07     7.40
 Net interest margin....     4.91     5.07     5.18     5.21     5.19     4.55     4.33
LOAN QUALITY RATIOS:
 Net charge-offs to
  total loans...........     0.36    (0.12)   (0.07)    0.81     0.54     1.04     0.81
 Reserve for loan losses
  to total loans and
  OREO..................     1.25     1.23     1.43     1.09     0.98     1.19     1.01
 Nonperforming assets to
  total loans and OREO..     1.87     1.67     1.49     1.14     1.26     2.70     2.02
 Reserve for loan losses
  to nonperforming
  loans.................    78.62   120.39   116.87   150.48   131.21    44.10    49.79
 Reserve for loan losses
  to total nonperforming
  assets................    66.92    73.52    95.60    95.18   106.32    44.10    49.79
 LIQUIDITY RATIOS:
 Loans to total
  deposits..............    79.22    74.25    72.23    74.72    77.55    72.66    88.32
 Loans to average
  earning assets........    75.84    74.74    79.17    75.21    74.91    64.83    86.87
 Noninterest-bearing
  deposits to total
  deposits..............     7.86     6.72     8.34     9.87     7.62     6.92     5.89
CAPITAL ADEQUACY RATIOS:
 Common stockholders'
  equity to total
  assets................      8.6      8.4      8.2      8.6      8.5      7.3      6.6
 Total stockholders'
  equity to total
  assets................      8.6      8.4      8.2      8.6      8.5      7.3      6.6
 Dividend payout ratio..      --     123.0     22.7      --       --       --       --

SUMMARY OF PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial data give effect, as appropriate, to various merger transactions as of the dates and for the periods indicated and pursuant to the accounting bases described below. The unaudited pro forma financial data are presented for informational purposes only and are not necessarily indicative of the combined financial position or results of operations which actually would have occurred if the transactions had been consummated at the date and for the periods indicated or which may be obtained in the future. The information should be read in conjunction with the unaudited Pro Forma Financial Information appearing elsewhere in this Proxy Statement/Prospectus.

SELECTED PRO FORMA COMBINED FINANCIAL DATA FOR ABC AND CENTRAL

  The following unaudited pro forma combined data give effect to the acquisition of Central as of March 31, 1996 and for the three-month period ended March 31, 1996 and as of December 31, 1995 and for each of the years ended December 31, 1995, 1994 and 1993, assuming such acquisition is treated as a pooling of interests.

                                                    AS OF            AS OF
                                                MARCH 31, 1996 DECEMBER 31, 1995
                                                -------------- -----------------
                                                     (DOLLARS IN THOUSANDS,
                                                     EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
 Total assets..................................    $385,693        $392,658
 Cash..........................................      18,997          25,877
 Federal funds sold............................      21,535          43,035
 Securities....................................      67,778          61,086
 Loans, net....................................     253,865         242,878
 Total deposits................................     338,109         347,199
 Stockholders' equity..........................      38,875          38,142
 Book value per common share...................        9.80            9.67

                              THREE MONTHS
                                 ENDED         YEAR ENDED DECEMBER 31,
                               MARCH 31,    -----------------------------------
                                  1996        1995        1994        1993
                             -------------------------- ----------- -----------
                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Total interest income......    $    8,164  $    30,844 $    24,581 $    22,815
 Total interest expense.....         3,481       12,633       9,076       8,939
                                ----------  ----------- ----------- -----------
  Net interest income.......         4,683       18,211      15,505      13,876
 Provision for loan losses..           180          988         818       1,384
                                ----------  ----------- ----------- -----------
  Net interest income after
   provision for loan
   losses...................         4,503       17,223      14,687      12,492
 Total noninterest income...         1,107        3,873       3,692       3,478
 Total noninterest expense..         3,493       14,102      13,342      12,378
 Income tax expense.........           710        2,154       1,480         979
                                ----------  ----------- ----------- -----------
  Income from continuing
   operations before
   cumulative effect........         1,407        4,840       3,557       2,613
 Cumulative effect of
  accounting change.........           --           --          --          346
                                ----------  ----------- ----------- -----------
  Income from continuing
   operations...............    $    1,407  $     4,840 $     3,557 $     2,959
                                ==========  =========== =========== ===========
  Income from continuing op-
   erations per share.......    $     0.35  $      1.23 $      1.01 $      0.95
                                ==========  =========== =========== ===========

SELECTED PRO FORMA COMBINED DATA FOR ABC/FIRST NATIONAL AND CENTRAL

  The following unaudited pro forma combined data as of and for the three months ended March 31, 1996 and as of December 31, 1995 and for each of the years ended December 31, 1995, 1994 and 1993, give effect to the acquisition of First National by ABC, assuming such acquisition is accounted for as a pooling of interests, and the acquisition of Central by ABC/First National, assuming such acquisition is accounted for as a pooling of interests, as if all such transactions had been consummated on March 31, 1996, in the case of the data included under "Balance Sheet Data," and at the beginning of the period in the case of the data included under "Income Statement Data."

                                                    AS OF            AS OF
                                                MARCH 31, 1996 DECEMBER 31, 1995
                                                -------------- -----------------
                                                     (DOLLARS IN THOUSANDS,
                                                     EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
 Total assets..................................    $439,557        $446,309
 Cash..........................................      21,115          28,351
 Federal funds sold............................      24,635          47,485
 Securities....................................      79,110          72,486
 Loans, net....................................     288,880         275,847
 Total deposits................................     385,972         393,957
 Stockholders' equity..........................      44,468          43,629
 Book value per common share...................        9.35            9.23

                              THREE MONTHS
                                 ENDED         YEAR ENDED DECEMBER 31,
                               MARCH 31,    -----------------------------------
                                  1996        1995        1994        1993
                             -------------------------- ----------- -----------
                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Total interest income......    $    9,235  $    34,889 $    27,743 $    25,325
 Total interest expense.....         4,019       14,526      10,514      10,116
                                ----------  ----------- ----------- -----------
  Net interest income.......         5,216       20,363      17,229      15,209
 Provision for loan losses..           230        1,173         938       1,512
                                ----------  ----------- ----------- -----------
  Net interest income after
   provision for loan loss-
   es.......................         4,986       19,190      16,291      13,697
 Total noninterest income...         1,230        4,397       4,047       3,767
 Total noninterest expense..         3,890       15,675      14,762      13,634
 Income tax expense.........           786        2,460       1,703         979
                                ----------  ----------- ----------- -----------
  Income from continuing op-
   erations before
   cumulative effect........         1,540        5,452       3,873       2,851
 Cumulative effect of ac-
  counting change...........           --           --          --          346
                                ----------  ----------- ----------- -----------
  Income from continuing op-
   erations.................    $    1,540  $     5,452 $     3,873 $     3,197
                                ==========  =========== =========== ===========
  Income from continuing op-
   erations per share.......    $     0.32  $      1.15 $      0.90 $      0.82
                                ==========  =========== =========== ===========

SELECTED PRO FORMA COMBINED DATA FOR ABC/SOUTHLAND AND CENTRAL

  The following unaudited pro forma combined data as of March 31, 1996 and for the three months ended March 31, 1996 and as of December 31, 1995 and for each of the years ended December 31, 1995, 1994 and 1993, give effect to the acquisition of Southland by ABC assuming the Southland Merger was accounted for as a purchase transaction and the Maximum Cash Election was achieved, and the acquisition of Central by ABC/Southland, assuming such acquisition was accounted for as a pooling of interests. The data with respect to the Southland Merger assumes that the transaction was consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of the period ended March 31, 1996 or December 31, 1995 for "Income Statement Data." The data with respect to the ABC/Central Merger assumes that the transaction was consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of each period presented for "Income Statement Data."

                                                    AS OF            AS OF
                                                MARCH 31, 1996 DECEMBER 31, 1995
                                                -------------- -----------------
                                                     (DOLLARS IN THOUSANDS,
                                                     EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
 Total assets..................................    $492,622        $492,947
 Cash..........................................      21,664          30,722
 Federal funds sold............................      15,742          37,464
 Securities....................................      92,958          82,017
 Loans, net....................................     328,745         313,020
 Total deposits................................     425,974         432,027
 Borrowings....................................      12,008           8,525
 Stockholders' equity..........................      44,904          43,940
 Book value per common share...................       10.21           10.08

                              THREE MONTHS
                                 ENDED         YEAR ENDED DECEMBER 31,
                               MARCH 31,    -----------------------------------
                                  1996        1995        1994        1993
                             -------------------------- ----------- -----------
                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Total interest income......   $    10,540  $    39,558 $    24,581 $    22,815
 Total interest expense.....         4,687       17,408       9,076       8,939
                               -----------  ----------- ----------- -----------
  Net interest income.......         5,853       22,150      15,505      13,876
 Provision for loan losses..           180        1,060         818       1,384
                               -----------  ----------- ----------- -----------
  Net interest income after
   provision for loan
   losses...................         5,673       21,090      14,687      12,492
 Total noninterest income...         1,506        5,455       3,692       3,478
 Total noninterest expense..         4,671       18,612      13,342      12,378
 Income tax expense.........           896        2,689       1,480         979
                               -----------  ----------- ----------- -----------
  Income from continuing
   operations before
   cumulative effect........         1,612        5,244       3,557       2,613
 Cumulative effect of
  accounting change.........           --           --          --          346
                               -----------  ----------- ----------- -----------
  Income from continuing
   operations...............   $     1,612  $     5,244 $     3,557 $     2,959
                               ===========  =========== =========== ===========
  Income from continuing
   operations per share.....   $      0.37  $      1.20 $      1.01 $      0.95
                               ===========  =========== =========== ===========

SELECTED PRO FORMA COMBINED DATA FOR ABC/SOUTHLAND AND CENTRAL

  The following unaudited pro forma combined data as of March 31, 1996 and for the three months ended March 31, 1996 and as of December 31, 1995 and for each of the years ended December 31, 1995, 1994 and 1993, give effect to the acquisition of Southland by ABC assuming the Southland Merger was accounted for as a purchase transaction and the Minimum Cash Election was achieved, and the acquisition of Central by ABC/Southland, assuming such acquisition was accounted for as a pooling of interests. The data with respect to the Southland Merger assumes that the transaction was consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of the period ended March 31, 1996 or December 31, 1995 for "Income Statement Data." The data with respect to the ABC/Central Merger assumes that the transaction was consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of each period presented for "Income Statement Data."

                                                    AS OF            AS OF
                                                MARCH 31, 1996 DECEMBER 31, 1995
                                                -------------- -----------------
                                                     (DOLLARS IN THOUSANDS,
                                                     EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
 Total assets..................................    $494,277        $494,539
 Cash..........................................      21,664          30,722
 Federal funds sold............................      17,397          39,056
 Securities....................................      92,958          82,017
 Loans, net....................................     328,745         313,020
 Total deposits................................     425,974         432,027
 Borrowings....................................      12,008           8,525
 Stockholders' equity..........................      46,559          45,532
 Book value per common share...................       10.31           10.18

                              THREE MONTHS
                                 ENDED         YEAR ENDED DECEMBER 31,
                               MARCH 31,    -----------------------------------
                                  1996        1995        1994        1993
                             -------------------------- ----------- -----------
                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Total interest income......   $    10,563  $    39,649 $    24,581 $    22,815
 Total interest expense.....         4,687       17,408       9,076       8,939
                               -----------  ----------- ----------- -----------
  Net interest income.......         5,876       22,241      15,505      13,876
 Provision for loan losses..           180        1,060         818       1,384
                               -----------  ----------- ----------- -----------
  Net interest income after
   provision for loan
   losses...................         5,696       21,181      14,687      12,492
 Total noninterest income...         1,506        5,455       3,692       3,478
 Total noninterest expense..         4,671       18,612      13,342      12,378
 Income tax expense.........           904        2,719       1,480         979
                               -----------  ----------- ----------- -----------
  Income from continuing
   operations before
   cumulative effect........         1,627        5,305       3,557       2,613
 Cumulative effect of
  accounting change.........           --           --          --          346
                               -----------  ----------- ----------- -----------
  Income from continuing
   operations...............   $     1,627  $     5,305 $     3,557 $     2,959
                               ===========  =========== =========== ===========
  Income from continuing
   operations per share.....   $      0.36  $      1.18 $      1.01 $      0.95
                               ===========  =========== =========== ===========

SELECTED PRO FORMA COMBINED DATA FOR ABC/FIRST NATIONAL/SOUTHLAND AND CENTRAL

  The following unaudited pro forma combined data as of March 31, 1996 and for the three months ended March 31, 1996 and as of December 31, 1995 and for each of the years ended December 31, 1995, 1994 and 1993, give effect to the acquisition of First National by ABC, assuming such acquisition is accounted for as a pooling of interests, and the acquisition of Southland by ABC, assuming the Southland Merger was accounted for as a purchase transaction and the Maximum Cash Election was achieved, and the acquisition of Central by ABC/First National/Southland, assuming such acquisition was accounted for as a pooling of interests. The data with respect to the Southland Merger assumes that the transaction was consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of the period ended March 31, 1996 or December 31, 1995 for "Income Statement Data." The data with respect to the pooling transactions assumes that the transactions were consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of each period presented for "Income Statement Data."

                                                    AS OF            AS OF
                                                MARCH 31, 1996 DECEMBER 31, 1995
                                                -------------- -----------------
                                                     (DOLLARS IN THOUSANDS,
                                                     EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
 Total assets..................................    $546,486        $546,598
 Cash..........................................      23,782          33,196
 Federal funds sold............................      18,842          41,914
 Securities....................................     104,290          93,417
 Loans, net....................................     363,760         345,989
 Total deposits................................     496,989         478,785
 Borrowings....................................      12,008           8,525
 Stockholders' equity..........................      50,497          49,427
 Book value per common share...................        9.73            9.62

                              THREE MONTHS
                                 ENDED         YEAR ENDED DECEMBER 31,
                               MARCH 31,    -----------------------------------
                                  1996        1995        1994        1993
                             -------------------------- ----------- -----------
                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Total interest income......   $    11,611  $    43,603 $    27,743 $    25,325
 Total interest expense.....         5,225       19,301      10,514      10,116
                               -----------  ----------- ----------- -----------
  Net interest income.......         6,386       24,302      17,229      15,209
 Provision for loan losses..           230        1,245         938       1,512
                               -----------  ----------- ----------- -----------
  Net interest income after
   provision for loan
   losses...................         6,156       23,057      16,291      13,697
 Total noninterest income...         1,629        5,979       4,047       3,767
 Total noninterest expense..         5,068       20,185      14,762      13,634
 Income tax expense.........           972        2,995       1,703         979
                               -----------  ----------- ----------- -----------
  Income from continuing
   operations before
   cumulative effect........         1,745        5,856       3,873       2,851
 Cumulative effect of
  accounting change.........           --           --          --          346
                               -----------  ----------- ----------- -----------
  Income from continuing
   operations...............   $     1,745  $     5,856 $     3,873 $     3,197
                               ===========  =========== =========== ===========
  Income from continuing
   operations per share.....   $      0.34  $      1.13 $      0.90 $      0.82
                               ===========  =========== =========== ===========

SELECTED PRO FORMA COMBINED DATA FOR ABC/FIRST NATIONAL/SOUTHLAND AND CENTRAL

  The following unaudited pro forma combined data as of March 31, 1996 and for the three months ended March 31, 1996 and as of December 31, 1995 and for each of the years ended December 31, 1995, 1994 and 1993, give effect to the acquisition of First National by ABC, assuming such acquisition is accounted for as a pooling of interests, and the acquisition of Southland by ABC assuming the Southland Merger was accounted for as a purchase transaction and the Minimum Cash Election was achieved, and the acquisition of Central by ABC/First National/Southland, assuming such acquisition was accounted for as a pooling of interests. The data with respect to the Southland Merger assume that the transaction was consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of the period ended March 31, 1996 or December 31, 1995 for "Income Statement Data." The data with respect to the pooling transactions assume that the transactions were consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of each period presented for "Income Statement Data."

                                                    AS OF            AS OF
                                                MARCH 31, 1996 DECEMBER 31, 1995
                                                -------------- -----------------
                                                     (DOLLARS IN THOUSANDS,
                                                     EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
 Total assets..................................    $548,141        $548,910
 Cash..........................................      23,782          33,916
 Federal funds sold............................      20,497          43,506
 Securities....................................     104,290          93,417
 Loans, net....................................     363,760         345,989
 Total deposits................................     473,837         478,785
 Borrowings....................................      12,008           8,525
 Stockholders' equity..........................      52,152          51,019
 Book value per common share...................        9.83            9.71

                              THREE MONTHS
                                 ENDED         YEAR ENDED DECEMBER 31,
                               MARCH 31,    -----------------------------------
                                  1996        1995        1994        1993
                             -------------------------- ----------- -----------
                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Total interest income......   $    11,634  $    43,694 $    27,743 $    25,325
 Total interest expense.....         5,225       19,301      10,514      10,116
                               -----------  ----------- ----------- -----------
 Net interest income........         6,409       24,393      17,229      15,209
 Provision for loan losses..           230        1,245         938       1,512
                               -----------  ----------- ----------- -----------
 Net interest income after
  provision for loan
  losses....................         6,179       23,148      16,291      13,697
 Total noninterest income...         1,629        5,979       4,047       3,767
 Total noninterest expense..         5,068       20,185      14,762      13,634
 Income tax expense.........           980        3,025       1,703         979
                               -----------  ----------- ----------- -----------
  Income from continuing
   operations before
   cumulative effect........         1,760        5,917       3,873       2,851
 Cumulative effect of
  accounting change.........           --           --          --          346
                               -----------  ----------- ----------- -----------
  Income from continuing
   operations...............   $     1,760  $     5,917 $     3,873 $     3,197
                               ===========  =========== =========== ===========
  Income from continuing
   operations per share.....   $      0.33  $      1.12 $      0.90 $      0.82
                               ===========  =========== =========== ===========

                    MARKET VALUE OF SECURITIES AND DIVIDENDS

  ABC. ABC Common Stock is included in the Nasdaq National Market under the symbol "ABCB". On January 3, 1996, the last day preceding the public announcement of the Merger, the closing sale price for ABC Common Stock was $
per share. On       , 1996, the closing sale price for ABC Common Stock was $
per share.

  The following table sets forth the quarterly range of high and low closing
sale prices per share of ABC Common Stock from January 1, 1994 through       ,
1996, as reported on the Nasdaq National Market, together with the amounts of cash dividends per share declared by ABC during each such quarter. For a discussion of ABC's policies concerning the declaration of dividends and regulatory restrictions on such declaration, see "DESCRIPTION OF ABC COMMON STOCK--General."

                                                     PRICES OF COMMON STOCK
                                                 ------------------------------
                                                  HIGH     LOW   CASH DIVIDENDS
                                                 ------- ------- --------------
   1996
    First Quarter............................... $15.00  $14.00      $.10
    Second Quarter (through       , 1996)....... $       $              N/A
   1995
    First Quarter............................... $10.125 $ 9.00      $.075
    Second Quarter.............................. $11.625 $ 9.50      $.075
    Third Quarter............................... $14.50  $11.375     $.10
    Fourth Quarter.............................. $14.75  $13.50      $.10
   1994
    First Quarter(1)............................     N/A     N/A     $.0714
    Second Quarter.............................. $13.75  $12.25      $.0714
    Third Quarter............................... $14.00  $12.75      $.0714
    Fourth Quarter.............................. $13.75  $12.00      $.0714

- --------
(1) Prior to May 1994, quotations for the ABC Common Stock were not reported on any market, and there was no established public trading market for the ABC Common Stock. The ABC Common Stock was included in the Nasdaq National Market beginning on May 26, 1994.

  ABC Common Stock was held by approximately     shareholders of record as of
      , 1996.

  Central. Central Shares are not publicly traded. There are, however, occasional transactions in Central Shares as a result of private negotiations. Thus, Central is aware of the price paid in some sales of Central Shares but is not aware of the price paid in all transfers of Central Shares. The last transaction in Central Shares known to Central occurred in August 1994 at a price of $15.64 (representing the book value at July 31, 1994) per Central Share.

  Central paid a cash dividend of $0.50 per share to its shareholders in March 1995. The Merger Agreement prohibits the payment of additional dividends to Central's shareholders pending the Merger. See "PROPOSED MERGER--Business Pending the Merger," below.

  Central Shares were held by approximately     shareholders of record as of
      , 1996.

                          SPECIAL MEETING INFORMATION

PURPOSE OF SPECIAL MEETING

  The purpose of the Special Meeting is to enable Central shareholders to consider and vote upon the Merger Proposal. Central's Board of Directors is not presently aware of any other matter which may come before the Special Meeting.

DATE, TIME AND PLACE

  The Board of Directors is soliciting proxies ("Proxies") from holders of
Central Shares for use at the Special Meeting to be held      , 1996, at
   .m., at the main office lobby of Central Bank, 502 Second Street South, Cordele, Georgia.

RECORD DATE

  Only shareholders of record as of the close of business on      , 1996 (the
"Record Date") will be entitled to notice of and to vote and give Proxies for purposes of voting at the Special Meeting. At the close of business on the
Record Date, there were     Central Shares issued and outstanding. Each
Central Share has one vote on the Merger Proposal.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of Central Shares outstanding on the Record Date are required to approve and adopt the Merger Agreement. Abstentions will, therefore, have the effect of votes against the Merger Agreement. Proxies marked "AGAINST" will not be voted in favor of any postponements or adjournments for the purpose of soliciting additional proxies. The directors and executive officers of Central owned beneficially, directly and indirectly, 152,410 Central Shares, constituting approximately 64.8% of such shares outstanding on the Record Date. Central's directors and executive officers have indicated that they intend to vote such Central Shares in favor of the Merger. Management therefore anticipates that the Merger will be approved. No vote of the shareholders of ABC is required in connection with the Merger. No directors or executive officers of ABC own any Central Shares.

PROXIES

  The accompanying Proxy is solicited by the Board of Directors of Central. The Board of Directors requests that Central shareholders mark, sign and date the accompanying Proxy and promptly return it to Central in the enclosed envelope. If a Proxy is properly executed and returned prior to the Special Meeting, it will be voted as indicated thereon or, if no voting instructions are indicated thereon, such Proxy will be voted in favor of the Merger Proposal. Although the Board of Directors knows of no additional matters to be presented at the Special Meeting as of the date of this Proxy Statement/Prospectus, the persons named in such Proxy, or their substitutes, will have authority in their discretion to vote on any such matters as may come before the Special Meeting.

  It is currently expected that, on the scheduled date of the Special Meeting, votes will be taken and the polls closed on the Merger Proposal. It is possible, however, that there could be proposals for one or more adjournments of the Special Meeting in order to permit further solicitation of proxies with respect to approval of the Merger. The affirmative vote of a majority of the shares voted on the question shall be necessary for the approval of any such adjournment proposal. An instruction to vote a Proxy for approval of the Merger will also be deemed to constitute authority to vote at the discretion of the holder of the Proxy upon any such adjournment proposal. An instruction to vote a Proxy against approval of the Merger will be deemed to constitute an instruction to the holder of the Proxy to vote against any such adjournment proposal.

  Any shareholder giving a Proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the Proxy will not affect the shareholder's right to vote in person if he or she attends the Special

Meeting. Revocation may be made before the Special Meeting by written notice sent to Roxie W. Bagwell, Secretary, Central Bankshares, Inc., 502 Second Street South, Cordele, Georgia 31015, by executing a subsequently dated Proxy, or by attending the Special Meeting and voting in person.

  Central will bear the cost of soliciting Proxies. Solicitation will be made by mail, as well as by telephone or in person by certain directors, officers and employees of Central (who will receive no additional compensation for doing so). Central does not intend to pay compensation for soliciting Proxies nor use any specially engaged employees of Central or other paid solicitors.

                                PROPOSED MERGER

  The following description of the material aspects of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read the Merger Agreement in its entirety.

BACKGROUND OF THE MERGER

  During the past several years, there has been a trend toward consolidation in the banking industry. This trend has enabled participants in business combinations to benefit from the economies of scale and greater efficiencies resulting from the shared services, technology and purchasing power of the combined entities. Banks have increasingly sought suitable acquisition candidates as a means of utilizing excess capital and obtaining the benefits described above.

  During 1995, several banks contacted Central's management regarding a possible merger with or other acquisition of Central. Most of these banks were small, privately held banks with excess capital that they were seeking to leverage through acquisition. The discussions were generally limited to expressions of interest and preliminary due diligence and are more fully described below.

  On April 18, 1995, the Board met with the President of an area bank to discuss a possible acquisition of Central Bank at a purchase price of 1.5 times book value. The Board stated that it would consider the offer and appointed an M&A Committee to search the market for other offers.

  During May and June 1995, the President of Central had discussions with four area banks that had expressed interest in acquiring Central. The Board of Directors had authorized and was kept apprised of the status of these discussions. On June 20, 1995, the Board agreed to set a minimum price of two times book value for consideration of a sale or merger of Central.

  On July 10, 1995, the President and Chairman of Central met with representatives of ABC to discuss a possible merger. On July 11, 1995, they reported the results of this meeting to the Board and invited the directors to meet with representatives of ABC at ABC's offices in Moultrie, Georgia. As a result, three directors met with representatives of ABC on July 17, 1995. On July 18, 1995, following the directors' report on the meeting with ABC, the Board voted to send financial information and a confidentiality agreement to ABC. The President of Central also reported on the status of ongoing discussions with two other banks.

  On August 22, 1995, members of ABC's management team made a presentation to the Board. The President also reported that two additional banks had contacted him regarding a potential acquisition of Central.

  On September 5, 1995, the Board appointed a committee of three directors to meet with three directors from ABC to evaluate the two companies as single and combined units.

  On October 17, 1995, the Board appointed a committee of five directors to meet with representatives of ABC regarding a merger. At this meeting, which took place on October 18, 1995, ABC made a non-binding offer to acquire Central on the same terms and conditions as were later set forth in the Merger Agreement. On October 25, 1995, the full Board reviewed the terms of the offer as presented to them in writing and as described by the Chairman of the Board and voted unanimously to accept ABC's offer, subject to review by Central's independent public accountants and counsel and approval by regulatory authorities.

  When ABC tendered its offer, the Board instructed the President to contact all of the banks that had inquired as to a possible acquisition to determine whether any of them would be interested in making a final offer in an amount at least 10% greater than that offered by ABC. None of the banks chose to pursue further negotiations.

  On November 14, 1995, the Board reviewed and approved a letter of intent describing the terms of the Merger. On December 19, 1995, the Board received and reviewed a draft of the proposed Merger Agreement. On December 29, 1995, following discussion of the Merger Agreement with members of management and counsel to Central, the Board approved the terms of the proposed Merger and authorized and directed the execution of the definitive Merger Agreement.

REASONS FOR THE MERGER

  In considering whether to approve the Merger with ABC, the Board of Directors of Central evaluated the future role of Central in the changing banking environment in light of its managerial resources, financial condition and recent results of operations. The Board considered such things as potential increased competition from bank and non-bank sources, prospects for future growth through mergers, acquisitions and branching, and the ability of Central to develop new commercial products on a cost-effective basis. The Board also considered (i) information concerning the relative financial condition, results of operations, dividend records and growth potential of Central and ABC; (ii) the value of the consideration offered to Central's shareholders relative to the market value and book value of Central Shares and Central's earnings; (iii) the relative strengths and compatibility of the management of the two organizations; (iv) the market price data and relative liquidity of ABC Common Stock and the lack of an active market for Central's stock; (v) the financial terms of other recent business combinations in the banking industry, particularly in Georgia; (vi) offers obtained from other financial institutions; (vii) the dividend payment history of Central compared to that of ABC; and (viii) the tax consequences of the Merger.

  After reviewing these factors, the Board of Directors of Central concluded that Central's employees and customers will benefit from the opportunities offered by affiliation with a larger financial institution strategically located in an expanded market in south Georgia and from a financial base which will permit more rapid development of new products and services. Customers of Central will benefit from the convenience of improved product availability. Shareholders of Central who receive ABC Common Stock may, in addition to an immediate recognition of value, benefit from ownership of a larger financial institution and from ownership of common stock which is traded on the Nasdaq National Market. The Merger will also provide Central with access to the expertise of a larger institution, improving its service capabilities.

  The Board of Directors of Central believes that the Merger will better enable Central to meet the needs of the community which it serves and will permit more aggressive competition with other financial institutions located in and around southeastern Georgia. For these reasons, the Board of Directors of Central believes that the proposed Merger is in Central's best interest and the best interests of its shareholders, customers, employees and community.

  The terms of the Merger have been reviewed and unanimously approved by Central's Board of Directors. In that regard, Central's Board of Directors determined that the Merger is fair to, and in the best interest of, Central's shareholders, Central's customers and employees and the communities in which Central operates based upon its evaluation of the considerations described above in "--Reasons for the Merger."

  ABC's Board of Directors has also concluded that the Merger would be in the best interests of ABC's shareholders and the employees, depositors and other customers of ABC's subsidiaries. In particular, ABC's

Board concluded that the Merger would be consistent with ABC's acquisition strategy described above and would extend ABC's current market base with a well-managed organization. ABC's Board also believes that the additional banking and other resources that will be available to Central as a result of the Merger will enhance Central's service to its customers.

  Central has not sought or received an opinion from an independent third party regarding the fairness of the Merger to any of Central shareholders, nor was any special committee formed to negotiate or make recommendations on behalf of Central shareholders.

RECOMMENDATION OF CENTRAL'S BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF CENTRAL HAS CAREFULLY CONSIDERED THE MERGER PROPOSAL, HAS UNANIMOUSLY APPROVED THE MERGER, AND UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE MERGER AGREEMENT AND MERGER PROPOSAL.

DESCRIPTION OF MERGER

  Upon consummation of the transactions contemplated under the Merger Agreement, Central will be merged with and into ABC. ABC will be the surviving corporation after the Merger, and the articles of incorporation and the bylaws of ABC will remain in effect as they were immediately prior to the Merger. After the Merger, Central Bank will be a wholly-owned subsidiary of ABC, under the operation of its current management, and the separate corporate identity of Central will cease to exist. Upon consummation of the Merger, ABC intends to add one representative to the Board of Directors of Central Bank. See "Operations of Central Bank After the Merger."

CONSIDERATION FOR SHARES

  Upon consummation of the Merger, each Central Share outstanding immediately prior thereto (other than shares with respect to which statutory dissenters' rights have been perfected) will be converted into the right to receive that number of shares of ABC Common Stock having a value equal to (i) (A) 2.0 times the lesser of (1) 0.08 times the Average Total Assets, or (2) the Total Equity of Central, plus (B) 1.0 times the amount, if any, by which the Total Equity of Central exceeds 0.08 times the Average Total Assets, (ii) divided by the aggregate number of then-outstanding Central Shares (the "Merger Consideration"). The Merger Consideration was determined by arm's length negotiations between the parties, taking into account the per share earnings, book value, and market value of Central Shares, as well as the premiums paid for other financial institutions in recent acquisitions in Georgia.

  The number of shares of ABC Common Stock into which a Central Share may be converted will be determined by dividing the Merger Consideration by the Base Period Trading Price. Thus, a Central Shareholder who does not dissent would receive, for his or her Central Shares exchangeable for ABC Common Stock, a number of shares of ABC Common Stock equal to the Merger Consideration times the number of Central Shares to be exchanged for ABC Common Stock, divided by the Base Period Trading Price, with cash being paid in lieu of fractional shares of ABC Common Stock. See "SUMMARY--Financial Terms of the Merger."

PAYMENT OF CASH IN LIEU OF FRACTIONAL SHARES

  No fractional shares of ABC Common Stock will be issued in the Merger. Each Central shareholder who would otherwise have been entitled to receive a fraction of a share of ABC Common Stock will receive, in lieu thereof, cash in an amount equal to the Base Period Trading Price multiplied by the fraction of share of ABC Common Stock to which such Central shareholder would otherwise be entitled.

SURRENDER OF CERTIFICATES

  A Letter of Transmittal for use in surrendering certificates representing Central Shares ("Old Certificates") in exchange for certificates representing shares and ABC Common Stock will be mailed to Central shareholders as soon as practicable after the Effective Date. The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of certificates representing ABC Common Stock and cash, if any.

  If any certificates for shares of ABC Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered must be properly endorsed and otherwise in proper form for transfer, and the person requesting the exchange must affix any requisite stock transfer tax stamps to the Old Certificate surrendered, provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

  Unless and until Old Certificates (or evidence that the Old Certificates have been lost, stolen or destroyed, accompanied by such security or indemnity as shall be requested by Central) are presented to the Exchange Agent, the holder thereof shall not be entitled to any consideration to be paid in the Merger or to any dividends payable on ABC Common Stock. To the extent permitted by law, former Central shareholders will be entitled to vote after the Effective Date at any meeting of ABC shareholders the number of shares of ABC Common Stock into which their respective Central Shares are converted, regardless of whether they have exchanged certificates representing their Central Shares for certificates representing ABC Common Stock. On or after the Effective Date, upon surrender of his or her Old Certificates (or evidence that the Old Certificates have been lost, stolen or destroyed, accompanied by such security or indemnity as is requested by Central) to the Exchange Agent, the holder thereof will be paid the consideration to which the holder is entitled under the Merger Agreement, including any dividends which theretofore became payable on any shares of ABC Common Stock to which the holder is entitled. In no event will any holder of Central Shares exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or ABC.

  After the consummation of the Merger, there will be no transfers on the stock transfer books of Central or ABC of any Central Shares. If, after the consummation of the Merger, Old Certificates are properly presented to ABC, they will be cancelled and exchanged for the consideration specified in the Merger Agreement, subject to applicable law and to the extent that ABC has not paid any amounts to a public official pursuant to applicable abandoned property laws. SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL RECEIPT OF THE LETTER OF TRANSMITTAL.

EFFECTIVE DATE OF MERGER

  As used in this Proxy Statement/Prospectus, "Effective Date" means the date on which ABC files an appropriate certificate of merger in the office of the Georgia Secretary of State, or such other date as specified in such certificate of merger. The Effective Date cannot occur before completion of all conditions under the Merger Agreement, or authorized waiver thereof. See "--Other Provisions of the Merger Agreement." The Merger Agreement provides that the parties shall use their reasonable efforts to cause the Effective Date to occur on (a) the last business day of the month in which occurs the last to occur of
(i) the effective date of any required consent (including regulatory consents) and (ii) the date on which Central's shareholders approve the Merger Agreement; or (b) such later time as the parties may mutually agree. It is currently anticipated that the Effective Date will occur on, or as soon as practicable
after,      , 1996. If the Merger has not occurred by October 31, 1996, unless such date is otherwise extended by agreement of the parties, either Central or ABC has the right to terminate the Merger Agreement in its entirety without penalty.

INTERESTS OF MANAGEMENT IN THE MERGER

  Robert L. Evans, the Chief Executive Officer and President of Central and Central Bank, and Roxie W. Bagwell, the Vice President of Central and Central Bank, have each agreed to enter into a one year employment agreement with Central Bank effective as of the Closing Date.

  Following the Merger, ABC intends to provide generally to officers and employees of Central Bank fringe benefits (including health and welfare plans, vacation benefits and severance benefits) on terms and conditions no less favorable than those provided to officers and employees of ABC's other bank subsidiaries from time to time. ABC will also cause each officer and employee of Central Bank to be eligible to participate in ABC's SEP/IRA Retirement Plan (the "SEP Plan") according to the terms of the SEP Plan. For purposes of the eligibility and vesting provisions under ABC's pension plan, officers and employees of Central Bank shall receive credit for years of service at Central Bank. Under the SEP Plan, officers or employees of Central Bank who have been employed by Central Bank during three of the five calendar years preceding the Effective Date are eligible to participate in the SEP Plan.

RIGHTS OF DISSENTING SHAREHOLDERS

  Holders of Central Shares are entitled to dissenters' rights under Article 13 of the GBCC ("Article 13"). As described below, such rights allow Central shareholders to dissent from the Merger and to obtain instead payment of "fair value" for their Central Shares. A person having a beneficial interest in Central Shares held of record in the name of another person, such as a trustee, guardian, custodian, broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

  The following discussion is not a complete statement of the law pertaining to dissenters' rights under the GBCC and is qualified in its entirety by the full text of Article 13 which is reprinted in its entirety as Appendix B to this Proxy Statement/Prospectus. All references in Article 13 and in this summary to a "shareholder" are to the record holder of Central Shares as to which dissenters' rights are asserted, if any.

  A Central shareholder wishing to exercise dissenters' rights must deliver to Central before the vote on the Merger Agreement a written notice of such shareholder's intent ("Notice of Intent") to demand payment for such shareholder's Central Shares. In addition, such shareholder must not vote in favor of approval of the Merger Agreement. A vote against approval of the Merger Agreement will not, in and of itself, constitute a written demand for dissenters' rights satisfying the requirements of Article 13.

  Under Article 13, Central must provide written notification ("Dissenters' Notice") to each dissenting shareholder within ten days after shareholder approval of the Merger Agreement (i) stating where the demand for payment (the "Payment Demand") must be sent and where and when certificates for certificated shares must be deposited and (ii) setting a date by which Central must receive the Payment Demand, which date (the "Payment Demand Date") may not be fewer than 30 nor more than 60 days after the date on which the Dissenters' Notice is delivered. A shareholder in receipt of a Dissenters' Notice must deliver a Payment Demand and deposit such shareholder's certificates on or prior to the Payment Demand Date in accordance with the terms of the Dissenters' Notice. Within 10 days after receipt of the Payment Demand or within ten days after consummation of the Merger, whichever is later, Central must make a written offer to each dissenting shareholder who has filed a Payment Demand to pay an amount estimated to be the "fair value" of the shares plus accrued interest. If the dissenting shareholder accepts Central's offer by written notice to Central within 30 days of Central's offer, payment must be made within 60 days after the offer was made or consummation of the Merger, whichever occurs later.

  A dissenting shareholder may notify Central, in writing, of such shareholder's own estimate of the "fair value" of his shares and demand payment thereof, provided that such notice is delivered within 30 days after Central's offer. In addition, if Central does not offer payment within the time period set forth in the preceding paragraph, a dissenting shareholder may demand delivery of certain financial information regarding Central (which Central must provide within ten days after receipt of such demand) and may, at any time within three years of the consummation of the Merger, notify Central of such shareholder's own estimate of the fair value of such shareholder's shares and demand payment thereof.

  If a Payment Demand remains unsettled, then Central, within 60 days after receipt of the Payment Demand, must bring an action in a court of competent jurisdiction in the county contemplated by Section 14-2-1330(b) of the GBCC requesting that the "fair value" of the shares be determined together with accrued interest. If Central fails to bring such action within such 60-day period, Central will be required to pay each dissenter whose demand remains unsettled the amount demanded by such dissenting shareholder.

  The costs and expenses of any such action shall be determined by the court and shall be assessed against Central. Notwithstanding the foregoing, all or any part of such costs and expenses may be apportioned and assigned as the court may deem equitable against any and all of the dissenting shareholders who are party to the action and to whom Central shall have made an offer to pay for the shares, if the court finds that such shareholder acted arbitrarily, vexatiously or not in good faith in making a Payment Demand. Such expenses may include reasonable compensation and expenses of appraisers appointed by the court and fees and expenses of counsel and experts employed by Central. If the court finds that Central failed to comply with the requirements of Article 13, the court may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any attorneys or experts employed by the shareholder in the action.

  Only a shareholder of record is entitled to assert dissenters' rights for Central Shares registered in that holder's name. The demand for dissenters' rights should be exercised by or on behalf of the holder of record fully and correctly, as his name appears on his stock certificates. If Central Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if Central Shares are owned of record by more than one person, such as a joint tenancy or tenants in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record, provided the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting for such owner or owners.

  If any holder of Central Shares who demands dissenters' rights with respect to his or her shares fails to perfect, or effectively withdraws or loses, his or her right to dissent, he or she will no longer have the right to receive the "fair value" of his or her shares. Rather, such a shareholder will only be entitled to receive the Merger Consideration described above. A Central Shareholder will fail to perfect, or effectively withdraw or lose, his or her right to dissent if he or she fails to deliver a Notice of Intent to Central prior to the vote on the Merger Agreement, fails to vote against approval of the Merger Agreement or abstain with respect to the Merger Agreement, fails to file a Payment Demand with Central or delivers to Central a written withdrawal of his or her Payment Demand.

  Failure to follow the steps required by Article 13 for perfecting dissenters' rights will result in the loss of such rights. Consequently, any shareholder of Central who desires to exercise his or her dissenters' rights is urged to consult his or her legal advisor before attempting to exercise such rights.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  Tax Opinion. The following discussion of certain Federal income tax consequences of the Merger is based upon an opinion received from Rogers & Hardin, counsel for ABC. Such opinion is not binding upon the Internal Revenue Service (the "Service"), and no advance ruling has been sought or obtained from any federal, state, local or other taxing authority, including the Service. Insofar as the opinion of Rogers & Hardin is directed to the tax treatment of Central shareholders, it does not purport to apply to all Central shareholders. Certain Central shareholders may be in special circumstances which are not addressed in such opinion. The opinion also considers only Federal income taxes and does not take into account the application of other Federal taxes or state or local taxes. FOR THESE REASONS, CENTRAL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AT THEIR OWN EXPENSE AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR OWN SITUATIONS.

  The opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable regulations promulgated or proposed thereunder, current rulings of the Service and judicial decisions as in effect on the date of such opinion, all of which are subject to modification or challenge at any time and perhaps with retroactive effect.

  Tax-free Reorganization. The Merger, if and when consummated in accordance with the Merger Agreement, will constitute a tax-free reorganization for Federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code.

  Exchange of Central Shares Solely for ABC Common Stock. A Central shareholder who receives solely shares of ABC Common Stock pursuant to the Merger will recognize no gain or loss, except with respect to cash received in lieu of a fractional share of ABC Common Stock, if any. See "Cash in Lieu of Fractional Shares of ABC Common Stock" below. The aggregate basis of the shares of ABC Common Stock actually received by such Central shareholder will be the same as the tax basis of Central Shares surrendered in exchange therefor, as reduced by the ratable portion of such basis allocated to any fractional share interest to which he or she may have been entitled. The holding period of the ABC Common Stock received by such a shareholder will include the holding period of Central Shares surrendered in the exchange, provided the Central Shares were held as a capital asset as of the Effective Date.

  Cash in Lieu of Fractional Shares of ABC Common Stock. The payment of cash to Central shareholders in lieu of fractional shares of ABC Common Stock will be treated as if such fractional shares were distributed as part of the exchange and then redeemed by ABC, and the payment received by Central shareholders will be treated as having been received as a distribution in full payment in exchange for such fractional shares of ABC Common Stock. The resulting gain or loss will be capital gain or loss (assuming the ABC Common Stock is a capital asset in the Central shareholder's hands), which will be long term in nature if the Central Shares exchanged therefor have been held (or are deemed to have been held) more than one year.

  Backup Withholding. Absent an applicable exemption, the Exchange Agent must withhold 31% of the cash consideration to which any Central shareholder is entitled in the Merger unless the shareholder provides his or her tax identification number and certifies, under penalties of perjury, that such number is correct. Accordingly, if requested by the Exchange Agent, each Central shareholder should complete an IRS Form W-9 or substitute form to provide the information and certification necessary to avoid this "backup withholding."

  BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER WILL VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH CENTRAL SHAREHOLDER AND OTHER FACTORS, EACH CENTRAL SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO
THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

REGULATORY APPROVALS

  The Merger requires the approval of the Federal Reserve Board (the "FRB") under the BHCA and the Georgia Department of Banking and Finance (the "DBF"). Applications for such approvals have been filed with the FRB and the DBF. The Merger may not be consummated for 15 days after approval by the FRB, during which time an action may be brought by the United States Department of Justice challenging the Merger on antitrust grounds.

BUSINESS PENDING THE MERGER

  The Merger Agreement provides, among other limitations, that, pending consummation of the Merger, Central will operate in the ordinary course, will use its best efforts to preserve its businesses and business organizations intact, comply with all applicable laws and make no material changes in its customary business practices.

OTHER PROVISIONS OF THE MERGER AGREEMENT

  Representations and Warranties. The Merger Agreement contains representations and warranties by the parties regarding, among other things, their respective organization, authorization to enter into the Agreement, capitalization, pending and threatened litigation, contractual obligations, compliance with applicable laws and regulations, financial statements and filings with regulatory agencies. These representations and warranties will not survive consummation of the Merger.

  Additional Conditions to the Merger. The obligations of Central and ABC to consummate the Merger are subject to the following additional conditions, among others: approval and adoption of the Merger Agreement and the Merger by the requisite vote of Central shareholders as solicited by this Proxy Statement/Prospectus; absence of any order, judgment or decree of any court or any government agency having jurisdiction over Central or over ABC restraining or prohibiting the consummation of the Merger; the inclusion of the ABC Common Stock to be issued in the Merger in the Nasdaq National Market; and the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part and the absence of a stop order suspending such effectiveness. In addition, the obligation of ABC to consummate the Merger is further subject to the satisfaction or waiver of a number of conditions, including the continued truth and accuracy in all material respects of the representations or warranties made by Central in the Merger Agreement; Central's performance of all of its obligations under the Merger Agreement; ABC's receipt of an opinion of counsel to Central with respect to certain corporate matters; ABC's receipt of a letter from Central's independent accountants with respect to the financial information of Central contained herein; the execution of employment agreements by and between Central Bank and Robert L. Evans and Roxie W. Bagwell in substantially the forms attached as Exhibits 4 and 5, respectively, to the Merger Agreement; Central's receipt of Notices of Intent from holders of not more than 7.5% of the issued and outstanding Central Shares; and ABC's receipt of an opinion from Mauldin & Jenkins regarding the pooling of interests accounting treatment of the Merger. Central's obligation to consummate the Merger is also subject to the satisfaction or waiver of a number of conditions, including the continued truth and accuracy in all material respects of the representations or warranties made by ABC set forth in the Merger Agreement; ABC's performance of all of its obligations under the Merger Agreement; and Central's receipt of an opinion of counsel to ABC with respect to certain corporate matters.

  Waivers; Amendments; Terminations. Any term or condition of the Merger Agreement may be waived by the party entitled to the benefits thereof, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that after the Merger is approved by Central shareholders, no such amendment or supplement may result in a decrease in the consideration for Central Shares or otherwise materially adversely affect the rights of Central shareholders without their approval. The Merger Agreement provides that it may be terminated (a) by the mutual consent of both parties; (b) by either party in the event of a material breach by the other party of any representation or warranty contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of notice of such breach to such party; (c) by either party in the event that any consent or regulatory approval necessary to consummate the Merger has been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed with the limit for such appeal or if Central's shareholders fail to approve the Merger and the Merger Agreement; (d) at any time after October 31, 1996, by either party in the event the Merger has not been consummated on or before such date; (e) by either party if it becomes clear that certain conditions precedent to such party's obligations cannot be satisfied on or prior to October 31, 1996; or (f) by Central upon the payment of the termination fee discussed below in connection with its acceptance of a superior proposal.

  Expenses of the Merger. Central and ABC each will bear their respective costs and expenses incurred in connection with the Merger, including the fees, expenses and disbursements of their respective counsel and auditors and one-half of the printing expenses and filing fees in connection with this Proxy Statement/Prospectus, whether or not the Merger is consummated. Notwithstanding the foregoing, in the event that the Merger Agreement is terminated by Central pursuant to Section 9.1(g) of the Merger Agreement upon execution of a definitive agreement with a third party or in the event that, prior the termination of the Merger Agreement, Central receives a takeover proposal and, within one year of such termination, enters into, approves, recommends or takes action with respect to a merger, consolidation or other business combination with any other person, then Central shall pay to ABC the sum of ABC's expenses, plus the sum of $400,000.

OPERATIONS OF CENTRAL BANK AFTER THE MERGER

  After the Merger is consummated, Central Bank will remain a state bank organized under the laws of the State of Georgia. Following the Merger, ABC intends to seek the approval of the FDIC to add Kenneth J. Hunnicutt, the President and Chief Executive Officer of ABC, to the Board of Directors of Central Bank. The parties intend that, after the Effective Date, the operations of Central Bank initially will continue unchanged. There can be no assurance, however, that the operations of Central Bank will continue unchanged indefinitely and, as the sole shareholder of Central Bank, ABC will be entitled to remove or not reelect such officers or directors of Central Bank and to make any other changes in its business or operation in the future as ABC may deem necessary or appropriate, subject to certain prior regulatory approval. ABC has agreed to provide generally to officers and employees of Central Bank comparable employee benefits that ABC provides to officers and employees of its other banking subsidiaries from time to time. See "--Interest of Management in the Merger."

  After the Effective Date, ABC anticipates that there will be a close liaison and a high level of cooperation among all of ABC's subsidiaries resulting in an improved ability to meet the needs of the communities served by Central Bank and ABC's other subsidiary banks.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a "pooling of interests" transaction.

RESALE OF ABC COMMON STOCK

  All shares of ABC Common Stock received by Central shareholders in the Merger will be freely transferable, except that shares of ABC Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the 1933 Act) of Central prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the 1933 Act (or Rule 144 in the case of such persons who become affiliates of ABC) or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of ABC or Central generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires Central to use reasonable efforts to deliver or cause to be delivered to ABC a letter agreement from each Central affiliate to the effect that such person will not offer or sell or otherwise dispose of any of the shares of ABC Common Stock issued to such persons in or pursuant to the Merger in violation of the 1933 Act or the rules and regulations promulgated by the Commission thereunder.

  In addition, in order to qualify the Merger as a "pooling of interests" for accounting purposes, affiliates of Central may not sell the ABC Common Stock that they receive in the Merger until 30 days of combined financial results of ABC and Central have been published following the Merger.

                          DESCRIPTION OF ABC BANCORP

  ABC is a bank holding company organized under the laws of the State of Georgia and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA"). ABC, through its subsidiaries, is engaged in the commercial banking business. Its primary source of earnings is derived from income generated by the ownership and operation of its five wholly-owned subsidiary banks (the "Subsidiary Banks"): American Banking Company located in Moultrie, Georgia; The Bank of Quitman located in Quitman, Georgia; Bank of Thomas County located in Thomasville, Georgia; The Citizens Bank of Tifton located in Tifton, Georgia; and Cairo Banking Company located in Cairo, Georgia. As of March 31, 1996, ABC, on a consolidated basis, had total assets of $335.6 million, total loans of $218.9 million, total deposits of $293.4 million and stockholders' equity of $34.6 million. ABC's net income for 1995 was $4.3 million, or $1.29 per share; and its net income for the three months ended March 31, 1996 was $1.2 million, or $0.37 per share. ABC's principal executive offices are located at 310 First Street, S.E., P.O. Box 1500, Moultrie, Georgia 31768, and its telephone number is (912) 890-1111.

  ABC has entered into an Agreement and Plan of Merger with Southland Bancorporation ("Southland") dated as of December 18, 1995 pursuant to which Southland would merge with and into ABC. Southland is a bank holding company registered under the BHCA and operates Southland Bank with five branches in southeastern Alabama. See "SUMMARY--Proposed Transactions."

  ABC also has entered into an Agreement and Plan of Merger with First National Financial Corporation ("First National"), dated as of April 15, 1996, pursuant to which First National would merge with and into ABC (the "First National Merger"). First National is a bank holding company registered under the BHCA and operates First National Bank of South Georgia. See "SUMMARY-- Proposed Transactions."

  The Merger, the Southland Merger and the First National Merger (collectively, the "ABC Mergers"), if consummated, will result in the issuance of a substantial number of new shares of ABC Common Stock which could have a dilutive effect on the earnings per share of ABC, Southland, and First National on a combined basis. For information regarding the effect of the ABC Mergers on ABC, see "Unaudited Pro Forma Condensed Consolidated Financial Data."

  Additional information concerning ABC is contained in documents incorporated in this Proxy Statement/Prospectus by reference. These documents are available without charge upon written request to Sara R. Hall, ABC Bancorp, 310 First Street, S.E., P. O. Box 1500, Moultrie, Georgia 31768, telephone no.
(912) 890-1111. In order to assure timely delivery of these documents, any
request should be made by      , 1996.

             ABC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

  ABC's principal asset is its ownership of the Subsidiary Banks. Accordingly, its results of operations are primarily dependent upon the results of operations of the Subsidiary Banks. The Subsidiary Banks conduct a commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans collateralized by real estate). The Subsidiary Banks' profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate paid and earned on these balances. Net interest income is dependent upon the Subsidiary Banks' interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demand. Additionally, and to a lesser extent, the profitability of the Subsidiary Banks is affected by such factors as the level of noninterest income and expenses, the provision for loan losses and the effective tax rate. Noninterest income consists primarily of loan and other fees and income from the sale of loans and investment securities. Noninterest expenses consist of compensation and benefits, occupancy-related expenses, deposit insurance premiums paid to the FDIC and other operating expenses.

RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

  ABC's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of ABC, the ability to generate net interest income is dependent upon the ability of the Subsidiary Banks to obtain an adequate spread between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

  The primary component of consolidated earnings is net interest income, or the difference between interest income on interest-earning assets and interest paid on interest-bearing liabilities. The net interest margin is net interest income expressed as a percentage of average interest-earning assets. Interest-earning assets consist of loans, investment securities and Federal funds sold. Interest-bearing liabilities consist of deposits, of which approximately 17% are noninterest-bearing. A portion of interest income is earned on tax-exempt investments, such as state and municipal bonds. In an effort to state this tax-exempt income and its resultant yields on a basis comparable to all other taxable investments, an adjustment is made to analyze this income on a taxable-equivalent basis.

  The net interest margin increased by 32 basis points or 5.69% to 5.94% in 1995 as compared to 5.62% in 1994. This increase in net interest margin was achieved by an increase of 103 basis points on average yield earned on interest-earning assets accompanied by an increase of 94 basis points in average rate paid on interest-bearing liabilities. Net interest income on a taxable-equivalent basis was $16,314,000 in 1995 as compared to $13,814,000 in 1994, representing an increase of 18.10%. Net interest income on a taxable-equivalent basis was $13,814,000 in 1994 as compared to $12,273,000 in 1993, representing an increase of 12.56%. Net interest margin increased by 5.24% to 5.62% in 1994 from 5.34% in 1993 because average interest-earning assets increased by 5.34% in 1994 as compared to 1993.

  Average interest-earning assets increased by $28,559,000 or 11.62% to $274,428,000 in 1995 from $245,869,000 in 1994. Average loans increased by
$24,341,000; average investments increased by $2,516,000; and average Federal funds sold increased by $1,702,000. The increase in average interest-earning assets was funded by an increase in average deposits of $22,869,000 or 9.52% to $263,046,000 in 1995 from $240,177,000 in 1994. By comparison, average interest-earning assets increased by $15,912,000 or 6.92% to $245,869,000 in 1994 from $229,957,000 in 1993. During 1994, average deposits increased by $9,424,000 or 4.08%, to $240,177,000 from $230,753,000 in 1993. Approximately
17% of the average deposits were noninterest-bearing deposits in 1995 as compared to 16% noninterest-bearing deposits in 1994.

  The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on nonaccruing, past due and other loans that management believes require attention.

  The provision for loan losses is a charge to earnings in the current period to replenish the allowance and maintain it at a level management has determined to be adequate. The provision for loan losses charged to earnings amounted to $848,000 in 1995, $638,000 in 1994 and $1,191,000 in 1993. The
increase in the provision for loan losses in 1995 of $210,000 or 32.92%, as compared with 1994, was accompanied by an increase of 11.52% in total loans in 1995 and an increase in the allowance for loan losses of 13.71%. Net charge-offs represented 39.27% of the provision for loan losses in 1995 as compared to 70.85% in 1994. The decrease in loan charge-offs in 1995 resulted from an improvement in the quality of the collateral held as security on loans and the ability of the creditors to service their debt. The loan charge-offs for 1995 represented .16% of average loans outstanding during the year as compared to
 .25% for 1994. At December 31, 1995, the allowance for loan losses was 1.99% of total loans outstanding as compared to an allowance for loan losses of 1.96% of total loans outstanding at December 31, 1994. The determination of the allowance rests upon management's judgment about factors affecting loan quality and assumptions about the local and national economy. Management considers the year-end allowance for loan losses adequate to cover potential losses in the loan portfolio.

  Average total assets increased $34,700,000 or 12.92% to $303,190,000 in 1995 as compared to $268,490,000 in 1994. The increase in average total assets was accompanied by an increase in average deposits of $22,869,000 or 9.52%. Average total assets increased $11,843,000 or 4.61% to $268,490,000 in 1994 as compared to $256,647,000 in 1993 and was accompanied by an increase in average total deposits of $9,424,000 or 4.08% to $240,177,000 in 1994 from
$230,753,000 in 1993.

  ABC has provided a valuation reserve of $228,000 against a deferred tax asset of $286,000 recorded on the books of a subsidiary bank. The deferred tax asset relates to a purchased tax net operating loss carryforward for which utilization is limited to specified amounts in future years and can only be used to offset taxable income of that subsidiary bank. At December 31, 1995, approximately $840,000 was available to offset income of the subsidiary bank in future years.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED MARCH 31, 1996 AND 1995

  The net interest margin decreased 33 basis points or 5.81% to 5.35% for the three months ended March 31, 1996 as compared to 5.68% for the three months ended March 31, 1995. This decrease in net interest margin was the result of an increase of 43 basis points in average rate paid on interest-bearing liabilities. Net interest income on a taxable-equivalent basis increased 7.79% to $4,179,000 for the three months ended March 31, 1996 as compared to $3,877,000 for the three months ended March 31, 1995. The increase in net interest income was attributable to an increase of 12.66% in average loans to $212,844,888 for the three months ended March 31, 1996 from $188,930,000 for the three months ended March 31, 1995.

  The provision for loan losses remained constant at $180,000 for the three months ended March 31, 1996 and 1995. During the three months ended March 31, 1996, ABC recorded net loan charge-offs of $24,000 as compared to net loan recoveries on charged-off loans of $32,000 for the three months ended March 31, 1995.

  Net income increased $207,000 or 20.14% to $1,235,000 for the three months ended March 31, 1996 as compared to $1,028,000 for the three months ended March 31, 1995. This increase in net income was attributable primarily to the increase in net interest income. Noninterest expense net of noninterest income decreased $25,000 to $2,090,000 for the three months ended March 31, 1996 as compared to $2,115,000 for the three months ended March 31, 1995.

  Total assets increased $41,647,000 or 14.17% to $335,589,000 at March 31,
1996 as compared to total assets of $293,942,000 at March 31, 1995. Total loans increased $27,918,000 or 14.29% to $223,305,000 at March 31, 1996 from
$195,387,000 at March 31, 1995. Total deposits increased $36,851,000 or 14.36%
to $293,385,000 from $256,534,000 at March 31, 1995.

AVERAGE BALANCES AND NET INCOME ANALYSIS

  The following table sets forth the amount of ABC's interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets. Federally tax-exempt income is presented on a taxable equivalent basis assuming a 34% Federal tax rate.

                                                     YEAR ENDED DECEMBER 31,
                          --------------------------------------------------------------------------------
                                    1995                       1994                       1993
                          -------------------------- -------------------------- --------------------------
                                             AVERAGE                    AVERAGE                    AVERAGE
                                    INTEREST YIELD/            INTEREST YIELD/            INTEREST YIELD/
                          AVERAGE   INCOME/   RATE   AVERAGE   INCOME/   RATE   AVERAGE   INCOME/   RATE
                          BALANCE   EXPENSE   PAID   BALANCE   EXPENSE   PAID   BALANCE   EXPENSE   PAID
                          --------  -------- ------- --------  -------- ------- --------  -------- -------
                                                     (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
 Loans, net of unearned
  interest..............  $205,023  $22,647   11.05% $180,682  $18,017   9.97%   159,976  $16,278   10.18%
 Investment securities:
 Taxable................    38,781    2,271    5.86%   35,099    1,928   5.49%    32,581    1,997    6.08%
 Tax-exempt.............     9,595      835    8.70%   10,761      924   8.59%     9,265      905    9.77%
 Federal funds sold.....    21,029    1,234    5.87%   19,327      773   4.00%    27,865      825    2.96%
                          --------  -------          --------  -------          --------  -------
  Total interest-
   earning assets.......   274,428   26,987    9.83%  245,869   21,642   8.80%   229,957   20,005    8.70%
Noninterest-earning
 assets:
 Cash...................  $ 15,741                   $ 16,132                   $ 16,035
 Allowance for loan
  losses................    (4,072)                    (3,951)                    (2,950)
 Unrealized gain on
  available for sale
  securities............        61
 Other assets...........    17,032                     10,440                     13,605
  Total noninterest-
   earning assets.......    28,762                     22,621                     26,690
                          --------                   --------                   --------
   Total assets.........  $303,190                   $268,490                   $256,647
                          ========                   ========                   ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Interest-bearing
 liabilities:
 Savings and interest-
  bearing demand
  deposits..............  $ 81,137  $ 2,484    3.06% $ 88,482  $ 2,539   2.87%  $ 87,867  $ 2,686    3.06%
 Time deposits..........   138,036    7,887    5.71%  112,730    5,064   4.49%   108,288    4,808    4.44%
 Other short-term
  borrowings............     5,308      302    5.69%    2,557       68   2.66%
 Debt...................       --       --              1,931      157   8.13%     3,654      238    6.51%
                          --------  -------          --------  -------          --------  -------
  Total interest-
   bearing
   liabilities..........   224,481   10,673    4.75%  205,700    7,828   3.81%   199,809    7,732    3.87%
Noninterest-bearing
 liabilities and stock-
 holders' equity:
 Demand deposits........    43,873                     38,965                     34,598
 Other liabilities......     2,533                      1,659                      2,915
 Stockholders' equity...    32,303                     22,166                     19,325
                          --------                   --------                   --------
  Total noninterest-
   bearing liabilities
   and stockholders'
   equity...............    78,709                     62,790                     56,838
                          --------                   --------                   --------
   Total liabilities and
    stockholders'
    equity..............  $303,190                   $268,490                   $256,647
                          ========                   ========                   ========
Interest rate spread....                       5.08%                     4.99%                       4.83%
                                              =====                      ====                       =====
Net interest income.....            $16,314                    $13,814                    $12,273
                                    =======                    =======                    =======
Net interest margin.....                       5.94%                     5.62%                       5.34%
                                              =====                      ====                       =====

RATE AND VOLUME ANALYSIS

  The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. Federally tax-exempt interest is presented on a taxable-equivalent basis assuming a 34% Federal tax rate. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in the later year. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume have been consistently attributed to rate.

                                       YEAR ENDED DECEMBER 31,
                         -------------------------------------------------------
                               1995 VS. 1994               1994 VS. 1993
                         --------------------------- ---------------------------
                                    CHANGES DUE TO              CHANGES DUE TO
                          INCREASE  ----------------  INCREASE  ----------------
                         (DECREASE)  RATE   VOLUME   (DECREASE)  RATE   VOLUME
                         ---------- ------- -------- ---------- ------  --------
                                        (DOLLARS IN THOUSANDS)
Increase (decrease) in:
  Income from earning
   assets:
    Interest and fees on
     loans..............   $4,630   $ 2,203 $ 2,427    $1,739   $ (368) $ 2,107
    Interest on
     securities:
      Taxable...........      343       141     202       (60)    (206)     137
      Tax-exempt........      (89)       11    (100)       19     (127)     146
    Interest on Federal
     funds..............      461       393      68       (52)     201     (253)
                           ------   ------- -------    ------   ------  -------
        Total interest
         income.........   $5,345   $ 2,748 $ 2,597    $1,637   $ (500) $ 2,137
                           ------   ------- -------    ------   ------  -------
Expense from interest-
 bearing liabilities:
  Interest on savings
   and interest-bearing
   demand...............   $  (55)  $   156 $  (211)   $ (147)  $ (166) $    19
  Interest on time
   deposits.............    2,823     1,686   1,137       256       59      197
  Interest on short-term
   deposits.............      234       161      73        68      --        68
  Interest on debt......     (157)      --     (157)       81       31     (112)
                           ------   ------- -------    ------   ------  -------
        Total interest
         expense........   $2,845   $ 2,003 $   842    $   96   $  (76) $   172
                           ------   ------- -------    ------   ------  -------
        Net interest
         income.........   $2,500   $   745 $ 1,755    $1,541   $ (424) $ 1,965
                           ======   ======= =======    ======   ======  =======

NONINTEREST INCOME

  The most significant increase in noninterest income was an increase in service charges on deposit accounts of $139,000 in 1995 over 1994, representing an increase of 5.66%. This increase in service charges was achieved by an increase in average deposits of $22,869,000 during 1995 as compared to 1994. Total other income increased $158,000 or 5.51% in 1994, which was attributable to an increase of $157,000 in service charges on deposits. Following is a comparison of noninterest income for 1995, 1994 and 1993.

                                                  YEAR ENDED DECEMBER 31,
                                              --------------------------------
                                                 1995       1994       1993
                                              ---------- ---------- ----------
                                                   (DOLLARS IN THOUSANDS)
   Service charges on deposit accounts....... $2,595,000 $2,456,000 $2,299,000
   Other service charges, commissions and
    fees.....................................    301,000    224,000    230,000
   Other income..............................    380,000    345,000    338,000
                                              ---------- ---------- ----------
                                              $3,276,000 $3,025,000 $2,867,000
                                              ========== ========== ==========

NONINTEREST EXPENSE

  Salaries and employee benefits increased $499,000, or 8.74% in 1995 over 1994. Salaries increased $297,000; bonuses increased $74,000; and employee benefits increased $127,000. The increase in employee benefits was attributable to an increase of $54,000 or 10.82% in retirement benefits as compared to 1994. Deposit insurance premiums decreased $258,000 or 46.15% in 1995 as a result of the decrease in assessments by the Federal Insurance Deposit Corporation which became effective in early 1995. The most significant increase in noninterest expense in 1994 as compared to 1993 was an increase of $158,000 or 54.48% in data processing fees which was attributable to a major data processing conversion completed in the first quarter of 1994. Following is an analysis of noninterest expense for 1995, 1994 and 1993.

                                                  YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                               1995        1994        1993
                                            ----------- ----------- -----------
                                                  (DOLLARS IN THOUSANDS)
   Salaries and employee benefits.......... $ 6,210,000 $ 5,711,000 $ 5,238,000
   Occupancy and equipment expense.........   1,830,000   1,754,000   1,567,000
   Deposit insurance premiums..............     301,000     559,000     551,000
   Data Processing fees....................     372,000     448,000     290,000
   Other expense...........................   3,515,000   3,075,000   2,889,000
                                            ----------- ----------- -----------
                                            $12,228,000 $11,547,000 $10,535,000
                                            =========== =========== ===========

ASSET/LIABILITY MANAGEMENT

  A principal objective of ABC's asset/liability management strategy is to minimize its exposure to changes in interest rates by matching the maturity and repricing horizons of interest-earning assets and interest-bearing liabilities. This strategy is overseen in part through the direction of ABC's Asset and Liability Committee (the "ALCO Committee") which establishes policies and monitors results to control interest rate sensitivity.

  As part of ABC's interest rate risk management policy, the ALCO Committee examines the extent to which its assets and liabilities are "interest rate-sensitive" and monitors its interest rate-sensitivity "gap." An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If ABC's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

  A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, the ALCO Committee also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may not react identically to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest-rate gap. The ability of many borrowers to service their debts also may decrease in the event of an interest-rate increase.

  The following table sets forth the distribution of the repricing of ABC's earning assets and interest-bearing liabilities as of December 31, 1995, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitivity liabilities) and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of Central's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.

                                           AT DECEMBER 31, 1995
                                       MATURING OR REPRICING WITHIN
                            --------------------------------------------------
                            ZERO TO    THREE
                             THREE    MONTHS    ONE TO FIVE OVER FIVE
                            MONTHS  TO ONE YEAR    YEARS      YEARS    TOTAL
                            ------- ----------- ----------- --------- --------
                                          (DOLLARS IN THOUSANDS)
EARNING ASSETS:
  Federal funds sold....... $41,025  $    --     $    --     $   --   $ 41,025
  Investment securities....   2,135    10,683      29,355      8,087    50,260
  Loans....................  87,283    20,548      84,858     21,562   214,251
                            -------  --------    --------    -------  --------
                            130,443    31,231     114,213     29,649   305,536
                            -------  --------    --------    -------  --------
INTEREST-BEARING
 LIABILITIES:
  Interest-bearing demand
   deposits(1).............     --     17,638      54,195        --     71,833
  Savings(1)...............     --        --       22,318        --     22,318
  Certificates less than
   $100,000................  22,344    52,575      35,715        --    110,634
  Certificates $100,000 and
   over....................  15,541    15,040       7,192        --     37,773
  Other short-term
   borrowings..............   3,487       --          --         --      3,487
                            -------  --------    --------    -------  --------
                             41,372    85,253     119,420        --    246,045
                            -------  --------    --------    -------  --------
Interest rate sensitivity
 gap....................... $89,071  $(54,022)   $ (5,207)   $29,649  $ 59,491
                            =======  ========    ========    =======  ========
Cumulative interest rate
 sensitivity gap........... $89,071  $ 35,049    $ 29,842    $59,491
                            =======  ========    ========    =======
Interest rate sensitivity
 gap ratio.................    3.15      0.37        0.96        N/A
                            =======  ========    ========    =======
Cumulative interest rate
 sensitivity gap ratio.....    3.15      1.28        1.12       1.24
                            =======  ========    ========    =======

- --------
(1) ABC has found that NOW checking accounts and savings deposits are generally not sensitive to changes in interest rates and, therefore, it has placed such liabilities in the "One to Five Years" category. It has also found that the money-market check deposits reprice between three months to one year, on the average.

MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

  ABC's loan portfolio, as of December 31, 1995, was made up primarily of short-term fixed rate loans or variable rate loans. The average contractual life on installment loans is approximately three years, while mortgages are generally variable over one to five-year periods. Total loans as of December 31, 1995 are shown in the following table according to the following maturity classifications: (i) one year or less; (ii) after one year through five years; and (iii) after five years.

                                                               DECEMBER 31, 1995
                                                               -----------------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
      Maturity:
        One year or less......................................     $107,831
        After one year through five years.....................       84,858
        After five years......................................       21,562
                                                                   --------
                                                                   $214,251
                                                                   ========

  The following table summarizes loans at December 31, 1995 with the due dates after one year which (i) have predetermined interest rates and (ii) have floating or adjustable interest rates.

                                                               DECEMBER 31, 1995
                                                               -----------------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
      Predetermined interest rates............................     $106,420
      Floating or adjustable interest rates...................          --
                                                                   --------
                                                                   $106,420
                                                                   ========

  Records were not available to present the above information in each category listed in the first paragraph above and could not be reconstructed without undue burden.

LOAN PORTFOLIO

  Management believes that ABC's loan portfolio is adequately diversified. The loan portfolio contains no foreign or energy-related loans or significant concentrations in any one industry, with the exception of agricultural loans, which constituted approximately 26% of ABC's loan portfolio as of December 31, 1995. As of December 31, 1995, the ten largest loans of ABC accounted for approximately 12% of ABC's total loans. As of December 31, 1995, ABC had outstanding loan commitments of $39 million. The amounts of loans outstanding at the indicated dates is shown in the following table according to type of loan.

                                                   DECEMBER 31,
                         MARCH 31, --------------------------------------------
                           1996      1995     1994     1993     1992     1991
                         --------- -------- -------- -------- -------- --------
                                         (DOLLARS IN THOUSANDS)
Commercial and
 industrial............. $ 24,829  $ 23,733 $ 23,531 $ 20,849 $ 19,650 $ 11,379
Agricultural............   16,867    15,124   17,079    9,767   10,789    8,109
Real estate--
 construction...........    1,762     1,836    1,828    3,387    2,130    1,421
Real estate--mortgage,
 farmland...............   43,255    40,053   34,887   29,489   24,922   14,129
Real estate--mortgage,
 commercial.............   42,447    41,438   35,242   27,402   22,284   12,506
Real estate--mortgage,
 residential............   54,522    52,377   44,064   41,902   43,500   31,343
Consumer installment
 loans..................   38,857    38,973   34,213   27,231   25,979   19,007
Other...................      766       717    1,280    1,720    1,691    2,754
                         --------  -------- -------- -------- -------- --------
                          223,305   214,251  192,124  161,747  150,945  100,648
Less reserve for
 possible loan losses...    4,428     4,272    3,757    3,571    4,013    1,257
                         --------  -------- -------- -------- -------- --------
  Total loans........... $218,877  $209,979 $188,367 $158,176 $146,932 $ 99,391
                         ========  ======== ======== ======== ======== ========

NONPERFORMING LOANS

  A loan is placed on nonaccrual status when, in management's judgment, the collection of the interest income appears doubtful. Interest receivable that has been accrued in prior years and is subsequently determined to have doubtful collectibility is charged to the allowance for possible loan losses. Interest on loans that are classified as nonaccrual is recognized when received. Past due loans are loans whose principal or interest is past due 90 days or more. In some cases, where borrowers are experiencing financial difficulties, loans may be restructured to provide terms significantly different from the original contractual terms.

                                                       DECEMBER 31,
                                  MARCH 31, ----------------------------------
                                    1996     1995   1994   1993   1992   1991
                                  --------- ------ ------ ------ ------ ------
                                             (DOLLARS IN THOUSANDS)
Loans accounted for on a
 nonaccrual basis................  $3,718   $2,259 $3,460 $3,119 $5,605 $  511
Installment loans and term loans
 contractually past due ninety
 days or more as to interest or
 principal payments and still
 accruing........................      12       27    103    316    595    563
Loans, the terms of which have
 been renegotiated to provide a
 reduction or deferral of
 interest or principal because of
 deterioration in the financial
 position of the borrower........     --       --     358    --     --     --
Loans now current about which
 there are serious doubts as to
 the ability of the borrower to
 comply with present loan
 repayment terms.................     --       --     --     --     --     --
                                   ------   ------ ------ ------ ------ ------
  Total..........................  $  482   $2,286 $3,921 $3,435 $6,200 $1,074
                                   ======   ====== ====== ====== ====== ======

  As of March 31, 1996 and December 31, 1995, 1994, 1993, 1992 and 1991, total nonperforming loans were approximately 1.67%, 1.07%, 2.04%, 2.12%, 4.11% and 1.67%, respectively, of total loans outstanding at such dates.

  In the opinion of management, any loans classified by regulatory authorities as substandard or special mention that have not been disclosed above do not
(i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources, nor (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss have been charged off.

SUMMARY OF LOAN LOSS EXPERIENCE

  The provision for possible loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management's opinion, become uncollectible. Recoveries during the period are credited to this allowance. The factors that influence management's judgment in determining the amount charged to operating expense are past loan experience, composition of the loan portfolio, evaluation of possible future losses, current economic conditions and other relevant factors. ABC's allowance for loan losses was approximately $4.3 million at December 31, 1995, representing 2.01% of year-end total loans outstanding and OREO, compared with approximately $3.8 million at December 31, 1994, which represented 1.98% of year-end total loans outstanding and OREO.

  The allowance for loan losses is reviewed quarterly based on management's evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan losses adequate to cover possible loan losses on each outstanding loan with particular emphasis on any problem loans.

  The following table presents an analysis of ABC's loan loss experience for the periods indicated:

                          THREE MONTHS
                             ENDED               YEAR ENDED DECEMBER 31,
                           MARCH 31,   -----------------------------------------------
                              1996       1995      1994      1993      1992     1991
                          ------------ --------  --------  --------  --------  -------
                                           (DOLLARS IN THOUSANDS)
Average amount of loans
 outstanding............    $217,199   $205,023  $180,682  $159,976  $118,313  $98,737
                            ========   ========  ========  ========  ========  =======
Balance of reserve for
 possible loan losses at
 beginning of period....    $  4,272   $  3,757  $  3,571  $  4,013  $  1,257  $ 1,046
                            --------   --------  --------  --------  --------  -------
Charge offs:
  Commercial, financial,
   industrial and
   agricultural.........          (2)       (96)     (431)     (428)     (406)    (214)
  Real estate...........           0       (103)     (144)   (1,851)     (698)    (200)
  Consumer..............        (151)      (531)     (396)     (374)     (318)     (41)
Recoveries:
  Commercial, financial
   and agricultural.....          25         90        74       273        26       44
  Real estate...........          51        127       265       554       210      166
  Consumer..............          53        180       180       193       113        5
                            --------   --------  --------  --------  --------  -------
    Net charge-offs.....    $    (24)  $   (333) $   (452) $ (1,633) $ (1,073) $  (240)
                            --------   --------  --------  --------  --------  -------
Additions to reserve
 charged to operating
 expenses...............    $    180   $    848  $    638  $  1,191  $  1,129  $   451
                            --------   --------  --------  --------  --------  -------
Allowance for loan
 losses of acquired
 subsidiary.............    $    --    $    --   $    --   $    --   $  2,700  $   --
                            --------   --------  --------  --------  --------  -------
  Balance of reserve for
   possible loan
   losses...............    $  4,428   $  4,272  $  3,757  $  3,571  $  4,013  $ 1,257
                            ========   ========  ========  ========  ========  =======
Ratio of net loan
 charge-offs to average
 loans..................    $   0.04%      0.16%      .25%     1.02%      .91%     .24%
                            ========   ========  ========  ========  ========  =======

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

  The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated. Management believes the allowance can be allocated only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                       AT DECEMBER 31,
                                            -------------------------------------
                           AT MARCH 1996           1995               1994
                         ------------------ ------------------ ------------------
                                PERCENT OF         PERCENT OF         PERCENT OF
                                 LOANS IN           LOANS IN           LOANS IN
                                CATEGORY TO        CATEGORY TO        CATEGORY TO
                         AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS
                         ------ ----------- ------ ----------- ------ -----------
                                          (DOLLARS IN THOUSANDS)
Commercial, financial,
 industrial and
 agricultural........... $  970      19%    $  836      18%    $  919      21%
Real estate.............  1,505      63%     1,452      63%     1,425      60%
Consumer................    870      18%       839      19%       824      19%
Unallocated.............  1,083              1,046                589
                         ------     ---     ------     ---     ------     ---
                         $4,428     100%    $4,272     100%    $3,757     100%
                         ======     ===     ======     ===     ======     ===

INVESTMENT PORTFOLIO

  ABC manages the mix of asset and liability maturities in an effort to control the effects of changes in the general level of interest rates of net interest income. See "--Asset/Liability Management." Except for its effect on the general level of interest rates, inflation does not have a material impact on ABC due to the rate variability and short-term maturities of its earning assets. In particular, approximately 50% of its loan portfolio is comprised of loans which mature within one year or less. Mortgage loans, primarily with five- to fifteen-year maturities, are also made on a variable rate basis with rates being adjusted every one to five years. Additionally, 25% of the investment portfolio matures within one year.

TYPES OF INVESTMENTS

  The carrying value and estimated market value of investment securities are as follows:

                                               GROSS      GROSS    APPROXIMATE
                                   AMORTIZED UNREALIZED UNREALIZED    FAIR
                                     COST      GAINS      LOSSES      VALUE
                                   --------- ---------- ---------- -----------
                                             (DOLLARS IN THOUSANDS)
Securities Available for Sale
 December 31, 1995:
  U.S. Government and agency
   securities.....................  $37,174    $  285    $   (93)    $37,366
  Mortgage-backed securities......    2,282        69         (8)      2,343
  Other securities................      300       --         (18)        282
                                    -------    ------    -------     -------
                                    $39,756    $  354    $  (119)    $39,991
                                    =======    ======    =======     =======
December 31, 1994:
  U.S. Government and agency
   securities.....................  $ 1,664    $  --     $   (14)    $ 1,650
  Other securities................      300       --         (40)        260
                                    -------    ------    -------     -------
                                    $ 1,964    $  --     $   (54)    $ 1,910
                                    =======    ======    =======     =======
Securities Held to Maturity
 December 31, 1995:
  State and municipal securities..  $10,269    $  258    $   (65)    $10,462
                                    =======    ======    =======     =======
December 31, 1994:
  U.S. Government and agency
   securities.....................  $32,159    $   19    $(1,196)    $30,982
  State and municipal securities..    9,819       114       (471)      9,462
  Mortgage-backed securities......    2,617        22        (59)      2,580
                                    -------    ------    -------     -------
                                    $44,595    $  155    $(1,726)    $43,024
                                    =======    ======    =======     =======
December 31, 1993:
  U.S. Government and agency
   securities.....................  $32,033    $  430    $   (42)    $32,421
  State and municipal securities..   11,004       469        (78)     11,395
  Mortgage-backed securities......    2,600       140        --        2,740
  Other securities................      300       --         --          300
                                    -------    ------    -------     -------
                                    $45,937    $1,039    $  (120)    $46,856
                                    =======    ======    =======     =======

  The following table represents maturities and weighted average yields of investment securities held by ABC at December 31, 1995.

                                                  DECEMBER 31, 1995
                         ----------------------------------------------------------------------------
                                             AFTER ONE YEAR      AFTER FIVE YEARS
                                                   BUT                 BUT
                         WITHIN ONE YEAR    WITHIN FIVE YEARS    WITHIN TEN YEARS    AFTER TEN YEARS
                         -----------------  -------------------  -----------------   ----------------
                          AMOUNT   YIELD     AMOUNT     YIELD     AMOUNT    YIELD     AMOUNT   YIELD
                         --------- -------  ---------- --------  --------- -------   -------- -------
                                               (DOLLARS IN THOUSANDS)
U.S. Treasury and Other
 U.S. government
 agencies (1)..........  $  11,848   5.75%  $   28,143    6.22%  $     --      -- %  $    --     -- %
Obligations of states
 and other political
 subdivisions (1)(2)...        727   6.12        2,734    6.63       5,722    7.72      1,086   8.37

- --------
(1) Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the acquisition price of each security in that range.
(2) Yields on securities of state and political subdivisions are stated on a tax equivalent basis using a tax rate of 34%.

DEPOSITS

  Average amount of deposits and average rate paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the periods indicated are presented below.

                                 YEAR ENDED DECEMBER 31,
                               ----------------------------
                                   1995           1994
                               -------------  -------------
                                AMOUNT  RATE   AMOUNT  RATE
                               -------- ----  -------- ----
                                 (DOLLARS IN THOUSANDS)
   Noninterest-bearing demand
    deposits.................  $ 43,873  -- % $ 38,965  -- %
   Interest-bearing demand
    and savings deposits.....    81,137 3.06%   88,482 2.47%
   Time deposits.............   138,036 5.71%  112,730 4.49%
                               --------       --------
     Total deposits..........  $263,046       $240,177
                               ========       ========

  ABC has a large, stable base of time deposits, with little or no dependence on volatile deposits of $100,000 or more. The time deposits are principally certificates of deposit and individual retirement accounts obtained for individual customers.

  The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1995, are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through twelve months and (iii) over twelve months.

                                                            DECEMBER 31, 1995
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
   Three months or less..................................        $15,541
   Over three through twelve months......................         15,040
   Over twelve months....................................          7,192
                                                                 -------
     Total...............................................        $37,773
                                                                 =======

RETURN ON ASSETS AND SHAREHOLDERS' EQUITY

  The following table shows return on assets (net income divided by average total assets), return on equity (net income divided by average shareholders' equity), dividend payout ratio (dividends declared per share divided by net income per share) and shareholders' equity to asset ratio (average shareholders' equity divided by average total assets) for the periods indicated.

                                                     YEAR ENDED DECEMBER 31,
                                                     -------------------------
                                                      1995     1994     1993
                                                     -------  -------  -------
   Return on assets.................................    1.43%    1.15%    1.03%
   Return on equity.................................   13.44    13.99    13.65
   Dividend payout ratio............................   27.13    28.57    25.96
   Equity to assets ratio...........................   10.65     8.26     7.53

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity management involves the matching of the cash flow requirements of customers, who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs, and the ability of ABC and the Subsidiary Banks to meet those needs. ABC and the Subsidiary Banks seek to meet liquidity requirements primarily through management of short-term investments (principally Federal funds sold) and monthly amortizing loans. Another source of liquidity is the repayment of maturing single payment loans. In addition, the Subsidiary Banks maintain relationships with correspondent banks which could provide funds to them on short notice, if needed.

  The liquidity and capital resources of ABC and the Subsidiary Banks are monitored on a periodic basis by state and Federal regulatory authorities. At December 31, 1995, the Subsidiary Banks' short-term investments were adequate to cover any reasonably anticipated immediate need for funds. During 1995, ABC increased its capital by $125,000, representing proceeds from exercise of common stock options. It also increased its capital by retaining net earnings of $3,162,000 after payment of dividends. After recording an increase in capital of $198,000 for unrealized gains on securities, net of taxes, total capital increased during 1995 by $3,485,000. At December 31, 1995, total capital of ABC amounted to $33,935,000. ABC and the Subsidiary Banks are aware of no events or trends likely to result in a material change in their liquidity. At December 31, 1995, there were no binding outstanding commitments for capital expenditures. However, ABC anticipates that expenditures of approximately $1,500,000 will be required for expansion or relocation of properties which it plans to implement in 1996 in order to serve its customers and meet the needs of the citizens in the communities served by the Subsidiary Banks. ABC also expects to use approximately $6,000,000 to consummate the Southland Merger.

  During the three months ended March 31, 1996, total capital increased $640,000 to $34,575,000 at March 31, 1996. This increase in capital resulted from the retention of net earnings of $897,000 (after deducting dividends to shareholders of $338,000) and a decrease of $257,000 in unrealized gains on securities available for sale, net of taxes.

  In accordance with risk capital guidelines issued by the Federal Reserve Board, ABC is required to maintain a minimum standard of total capital to weighted risk assets of 8%. Additionally, all member banks must maintain "core" or "Tier 1" capital of at least 4% of total assets ("leverage ratio"). Member banks operating at or near the 4% capital level are expected to have well-diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, and well managed on- and off-balance sheet activities; and, in general, be considered strong banking organizations with a composite 1 rating under the CAMEL rating system of banks. For all but the most highly rated banks meeting the above conditions, the minimum leverage ratio is to be 4% plus an additional 100 to 200 basis points.

  The following table summarizes the regulatory capital levels of ABC at December 31, 1995.

                                                DECEMBER 31, 1995
                                 -----------------------------------------------
                                     ACTUAL         REQUIRED         EXCESS
                                 --------------- --------------- ---------------
                                 AMOUNT  PERCENT AMOUNT  PERCENT AMOUNT  PERCENT
                                 ------- ------- ------- ------- ------- -------
                                             (DOLLARS IN THOUSANDS)
     Leverage capital........... $33,260  10.37% $12,824  4.00%  $20,436   6.37%
     Risk-based capital:
       Core Capital.............  33,260  15.23    8,733  4.00    24,527  11.23
       Total Capital............  36,008  16.49   17,466  8.00    18,542   8.49

COMMITMENTS AND LINES OF CREDIT

  In the ordinary course of business, the Subsidiary Banks have granted commitments to extend credit to approved customers. Generally, these commitments to extend credit have been granted on a temporary basis for seasonal or inventory requirements and have been approved by each of the Subsidiary Bank's Board of Directors. The Subsidiary Banks have also granted commitments to approved customers for standby letters of credit. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. The Subsidiary Banks use the same credit policies for these off-balance sheet commitments as they do for financial instruments that are recorded in the consolidated financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

  Following is a summary of the commitments outstanding at December 31, 1995 and 1994.

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
     Commitments to extend credit...................... $    36,024 $    22,344
     Credit card commitments...........................       2,883       2,345
     Standby letters of credit.........................         905         590
                                                        ----------- -----------
                                                        $    39,812 $    25,279
                                                        =========== ===========

IMPACT OF INFLATION

  The consolidated financial statements and related consolidated financial data presented herein have been prepared in accordance with generally accepted accounting principles and practices within the banking industry which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation.

                        DESCRIPTION OF ABC COMMON STOCK

GENERAL

  ABC's authorized capital stock consists of 15,000,000 shares of Common Stock, $1.00 par value per share, of which 3,379,192 shares were issued and outstanding as of March 31, 1996, and 5,000,000 shares of preferred stock, none of which are issued and outstanding. ABC has reserved 6,667 shares of ABC Common Stock for issuance pursuant to certain outstanding options to purchase such shares.

COMMON STOCK

  The holders of ABC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors and paid by ABC out of funds legally available therefor and to share ratably in the assets of ABC available for distribution after the payment of all prior claims in the event of any liquidation dissolution or winding-up of ABC. All outstanding shares of ABC Common Stock are duly authorized and validly issued, fully paid and nonassessable.

  Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each such bank. Consistent with this policy, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless the available net income of the bank holding company is sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with its capital needs, asset quality, and overall financial condition.

  The ability of ABC to pay cash dividends is currently influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend on, among other things, future earnings, the financial condition of ABC and each of its Subsidiary Banks, the amount of cash on hand at the holding company level, outstanding debt obligations, if any, and the requirements imposed by regulatory authorities.

  Holders of ABC Common Stock are entitled to one vote per share on all matters requiring a vote of shareholders. The ABC Common Stock does not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares of ABC Common Stock voting for the election of directors can elect 100% of the directors if they choose to do so. In such event, the holders of the remaining shares of ABC Common Stock will not be able to elect any of the directors.

PREFERRED STOCK

  No shares of Preferred Stock have been issued. ABC's Board of Directors is authorized to issue the Preferred Stock in one or more series and to fix and determine, among other things: the dividend payable with respect to such shares of Preferred Stock, including whether and in what manner such dividend shall be accumulated; whether such shares shall be redeemable and, if so, the prices, terms and conditions of such redemption; the amount payable on such shares in the event of voluntary or involuntary liquidation; the nature of any purchase, retirement or sinking fund provisions; the nature of any conversion rights with respect to such shares; and the extent of the voting rights, if any, of such shares. Certain of such rights may, under certain circumstances, adversely affect the rights or interests of holders of Common Stock. In addition, the Preferred Stock may be issued under certain circumstances as a defensive device to thwart an attempted hostile takeover of ABC. See "-- Certain Antitakeover Provisions of ABC's Articles of Incorporation."

LIMITATIONS ON DIRECTORS' LIABILITY

  ABC's Articles of Incorporation provide that no director of ABC shall be liable to ABC or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of ABC,
(ii) for acts or omissions not in
good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of ABC and its shareholders (through shareholders' derivative suits on behalf of ABC) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of ABC pursuant to the foregoing, ABC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

CERTAIN ANTITAKEOVER PROVISIONS OF ABC'S ARTICLES OF INCORPORATION

  ABC's Articles of Incorporation were amended in 1995 to increase the number of authorized shares of Common Stock from 3,000,000 to 10,000,000 and to authorize the creation of 5,000,000 shares of "blank check" preferred stock. This amendment was approved by ABC's Board of Directors and adopted by ABC's shareholders at ABC's annual meeting held on April 18, 1995. ABC further increased the number of authorized shares of Common Stock from 10,000,000 shares to 15,000,000 shares which increase was approved by ABC's shareholders at ABC's annual meeting held on April 16, 1996. The issuance of these shares may place ABC in a position to deter a future takeover attempt that some shareholders may favor. In the event of a proposed merger, tender offer or other attempt to gain control of ABC, it will be possible for the Board of Directors to authorize the issuance of ABC's preferred stock to impede completion of the proposed merger, tender offer or other attempt to gain control. The Board of Directors, however, did not consider the potential deterrent as a reason for establishing the number of its authorized shares.

  There are 5,000,000 shares of authorized ABC preferred stock, but no such shares outstanding at this time. ABC's Articles of Incorporation give the Board the right to determine the number and terms (other than voting rights) of shares of authorized preferred stock prior to issuance thereof, without obtaining shareholder approval of such terms. The Board could thus choose to issue a series of preferred stock to impede a threatened takeover attempt or tender offer. However, ABC has no current plans to issue any shares of preferred stock. The GBCC permits a corporation's articles of incorporation to provide that its Board of Directors may determine all rights (including voting rights) of preferred stock prior to the issuance of such stock; however, ABC's Board of Directors has taken no action to date to authorize an amendment of ABC's Articles of Incorporation to permit the Board to set voting rights for the preferred stock.

TRANSFER AGENT

  SunTrust Bank, Atlanta currently acts as the transfer agent for the ABC Common Stock.

               CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC

GENERAL

  As a bank holding company, ABC is subject to the regulation and supervision of the Federal Reserve Board and the Georgia Department of Banking and Finance (the "DBF"). The Subsidiary Banks are subject to supervision and examination by applicable state and federal banking agencies, including the Federal Reserve Board (the "FRB"), the FDIC and the DBF. The Subsidiary Banks are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Subsidiary Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the FRB as it attempts to control the money supply and credit availability in order to influence the economy.

  The BHCA requires every bank holding company to obtain the prior approval of the FRB before (i) it may acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank that it does not already control; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of a bank; and (iii) it may merge or consolidate with any other bank holding company. In addition, a bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of the voting shares of any company engaged in non-banking activities. This prohibition does not apply to activities found by the FRB, by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the FRB has determined by regulation or order to be closely related to banking are (i) making or servicing loans and certain types of leases; (ii) performing certain data processing services; (iii) acting as fiduciary or investment or financial advisor; (iv) providing discount brokerage services;
(v) underwriting bank eligible securities; (vi) underwriting debt and equity securities on a limited basis through separately capitalized subsidiaries; and making investments in corporations or projects designed primarily to promote community welfare.

  In addition, the DBF requires information with respect to the financial condition, operations, management and intercompany relationships of ABC and the Subsidiary Banks and related matters. The DBF may also require such other information as is necessary to keep itself informed as to whether the provisions of Georgia law and the regulations and orders issued thereunder by the DBF have been complied with, and the DBF may examine ABC. ABC is an "affiliate" of the Subsidiary Banks under the Federal Reserve Act, which imposes certain restrictions on (i) loans by the Subsidiary Banks to ABC; (ii) investments in the stock or securities of ABC by the Subsidiary Banks; (iii) the Subsidiary Bank's taking the stock or securities of an "affiliate" as collateral for loans by the Subsidiary Banks to a borrower; and (iv) the purchase of assets from ABC by the Subsidiary Banks. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

PAYMENT OF DIVIDENDS AND OTHER RESTRICTIONS

  ABC is a legal entity separate and distinct from its subsidiaries. There are various legal and regulatory limitations under federal and state law on the extent to which ABC's subsidiaries can pay dividends or otherwise supply funds to ABC.

  The principal source of ABC's cash revenues is dividends from its subsidiaries, and there are certain limitations under federal and Georgia law on the payment of dividends by such subsidiaries. The prior approval of the FRB or the applicable state commissioner, as the case may be, is required if the total of all dividends declared by any state member bank of the Federal Reserve System in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or a fund for the retirement of any preferred stock. The relevant federal and state regulatory agencies also have authority to prohibit a state member bank or bank holding company, which would include ABC and the Subsidiary Banks (including Central Bank) from engaging in what, in the opinion of such regulatory body, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of the subsidiary, be deemed to constitute such an unsafe or unsound practice.

  Under Georgia law (which would apply to any payment of dividends by the Subsidiary Banks (including Central Bank) to ABC), the prior approval of the Georgia Commissioner of Banking and Finance is required before any cash dividends may be paid by a state bank if (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (as defined, which includes the reserve for loan losses) of such bank; (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (as defined) for the previous calendar year; or (iii) the ratio of equity capital to adjusted total assets is less than 6%.

  ABC has obtained the approval of the Commissioner of Banking and Finance allowing the Subsidiary Banks to issue aggregate cash dividends to ABC of up to $4,843,000 in connection with the ABC Mergers.

  In addition, the Subsidiary Banks are subject to limitations under Section 23A of the Federal Reserve Act with respect to extensions of credit to, investments in, and certain other transactions with, ABC. Furthermore, loans and extensions of credit are also subject to various collateral requirements.

CAPITAL ADEQUACY

  The FRB has adopted risk-based capital guidelines for bank holding companies. The minimum ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit, is 8%). At least half of the Total Capital is to be composed of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of perpetual preferred stock, less goodwill ("Tier I Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves.

  In addition, the FRB has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier I Capital to total assets, less goodwill (the "Leverage Ratio") of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the FRB has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

  Effective December 19, 1992, a new Section 38 to the Federal Deposit Insurance Act implemented the prompt corrective action provisions that Congress enacted as a part of the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "1991 Act"). The "prompt corrective action" provisions set forth five regulatory zones in which all banks are placed largely based on their capital positions. Regulators are permitted to take increasingly harsh action as a bank's financial condition declines. Regulators are also empowered to place in receivership or require the sale of a bank to another depository institution when a bank's capital leverage ratio reaches two percent. Better capitalized institutions are generally subject to less onerous regulation and supervision than banks with lesser amounts of capital.

  The FDIC has adopted regulations implementing the prompt corrective action provisions of the 1991 Act, which place financial institutions in the following five categories based upon capitalization ratios: (i) a "well capitalized" institution has a total risk-based capital ratio of at least 10%, a Tier I risk-based ratio of at least 6% and a leverage ratio of at least 5%;
(ii) an "adequately capitalized" institution has a total risk-based capital ratio of at least 8%, a Tier I risk-based ratio of at least 4% and a leverage ratio of at least 4%; (iii) an "undercapitalized" institution has a total risk-based capital ratio of under 8%, a Tier I risk-based ratio of under 4% or a leverage ratio of under 4%; (iv) a "significantly undercapitalized" institution has a total risk-based capital ratio of under 6%, a Tier I risk-based ratio of under 3% or a leverage ratio of under 3%; and (v) a "critically undercapitalized" institution has a leverage ratio of 2% or less. Institutions in any of the three undercapitalized categories would be prohibited from declaring dividends or making capital distributions. The FDIC regulations also establish procedures for "downgrading" an institution to a lower capital category based on supervisory factors other than capital.

  The downgrading of an institution's category is automatic in two situations:
(i) whenever an otherwise well-capitalized institution is subject to any written capital order or directive; and (ii) where an undercapitalized institution fails to submit or implement a capital restoration plan or has its plan disapproved. The Federal banking agencies may treat institutions in the well-capitalized, adequately capitalized and undercapitalized categories as if they were in the next lower capital level based on safety and soundness considerations relating to factors other than capital levels.

  All insured institutions regardless of their level of capitalization are prohibited by the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC Act") from paying any dividend or making any other kind of capital distribution or paying any management fee to any controlling person if following the payment or distribution the institution would be undercapitalized. While the prompt corrective action provisions of the FDIC Act contain no requirements or restrictions aimed specifically at adequately capitalized institutions, other provisions of the FDIC Act and the agencies' regulations relating to deposit insurance assessments, brokered deposits and interbank liabilities treat adequately capitalized institutions less favorably than those that are well-capitalized.

  Under the FDIC's regulations, all of the Subsidiary Banks are "well capitalized" institutions.

SUPPORT OF SUBSIDIARY BANKS

  Under FRB policy, ABC is expected to act as a source of financial strength to, and to commit resources to support, each of the Subsidiary Banks. This support may be required at times when, absent such FRB policy, ABC may not be inclined to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

  As a result of the enactment of Section 206 of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") on August 9, 1989, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

FDIC INSURANCE ASSESSMENTS

  The Subsidiary Banks are subject to FDIC deposit insurance assessments for the Bank Insurance Fund (the "BIF"). Since 1989, the annual FDIC deposit insurance assessments increased from $.083 per $100 of deposits to a minimum level of $.23 per $100 of deposits, an increase of 177%. The FDIC implemented a risk-based assessment system whereby banks are assessed on a sliding scale depending on their placement in nine separate supervisory categories, from $.23 per $100 of deposits for the healthiest banks (those with the highest capital, best management and best overall condition) to as much as $.31 per $100 of deposits for the less-healthy institutions, for an average $.259 per $100 of deposits.

  On August 8, 1995, the FDIC lowered the BIF premium for "healthy" banks 83% from $.23 per $100 in deposits to $.04 per $100 in deposits, while retaining the $.31 level for the riskiest banks. The average assessment rate was therefore reduced from $.232 to $.044 per $100 of deposits. The new rate took effect on September 29, 1995. On November 14, 1995, the FDIC again lowered the BIF premium for "healthy" banks from $.04 per $100 of deposits to zero for the highest rated institutions (92% of the industry). As a result, the Subsidiary Banks paid only the legally required annual minimum payment of $10,000 per year for insurance as of January 1996.

RECENT LEGISLATIVE AND REGULATORY ACTION

  On April 19, 1995, the four federal bank regulatory agencies adopted revisions to the regulations promulgated pursuant to the Community Reinvestment Act (the "CRA"), which are intended to set distinct assessment standards for financial institutions. The revised regulations contain three evaluation tests: (i) a lending test which will compare the institution's market share of loans in low- and moderate- income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate- income areas or individuals; (ii) a services test which will evaluate the provisions of services that promote the availability of credit to low- and moderate-income areas; and (iii) an investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds. The regulation is designed to reduce some paperwork requirements of the current regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rule became effective on January 1, 1996, at which time evaluation under streamlined procedures were scheduled to begin for institutions with assets of less than $250 million that are owned by a holding company with total assets of less than $1 billion. Until the regulators release guidelines for examiners that interpret the rules, it is unclear what effect, if any, these regulations will have on ABC and the Subsidiary Banks. Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice) (collectively, the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions, which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

  On March 8, 1994, the Federal Agencies, in an effort to clarify what constitutes lending discrimination and specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified: (i) overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis; (ii) evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person; and (iii) evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where such practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

  On September 23, 1994, President Clinton signed the Reigle Community Development and Regulatory Improvement Act of 1994 (the "Regulatory Improvement Act"). The Regulatory Improvement Act contains funding for community development projects through banks and community development financial institutions and also numerous regulatory relief provisions designed to eliminate certain duplicative regulations and paperwork requirements. On September 29, 1994, President Clinton signed the Reigle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Federal Interstate Bill") which amended federal law to permit bank holding companies to acquire existing banks in any state effective September 29, 1995, and to permit any interstate bank holding company to merge its various bank subsidiaries into a single bank with interstate branches after May 31, 1997. States have the authority to authorize interstate branching prior to June 1, 1997, or, alternatively, to opt out of interstate branching prior to that date. The Georgia Financial Institutions Code was amended in 1994 to permit the acquisition of a Georgia bank or bank holding company by out-of-state bank holding companies beginning July 1, 1995. On September 29, 1995, the interstate banking provisions of the Georgia Financial Institutions Code were superseded by the Federal Interstate Bill.

  In February 1996, Georgia adopted the "Georgia Interstate Branching Act," which permits Georgia-based banks and bank holding companies owning or acquiring banks outside of Georgia and all non-Georgia banks and bank holding companies owning or acquiring banks in Georgia to merge any lawfully acquired bank into an interstate branch network. The Georgia Interstate Branching Act also allows banks to establish de novo branch banks on a limited basis beginning July 1, 1996. Beginning July 1, 1998, the number of de novo bank branches which may be established will no longer be limited.

MONETARY POLICY

  The earnings of ABC are affected by domestic and foreign economic conditions, particularly by the monetary and fiscal policies of the United States government and its agencies.

  The FRB has had, and will continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to mitigate recessionary and inflationary pressures by regulating the national money supply. The techniques used by the Federal Reserve Bank include setting the reserve requirements of member banks and establishing the discount rate on member bank borrowings. The FRB also conducts open market transactions in United States government securities.

FUTURE REQUIREMENTS

  Statutes and regulations are regularly introduced which contain wide-ranging proposals for altering the structure, regulations and competitive relationships of the nations's financial institutions. It cannot be predicted whether or in what form any proposed statute or regulation will be adopted or the extent to which the business of ABC or any of the Subsidiary Banks may be affected by such statute or regulation.

                      COMPARATIVE RIGHTS OF SHAREHOLDERS

  Upon consummation of the Merger, Central shareholders will become ABC shareholders whose rights will be governed by the GBCC and ABC's articles of incorporation and bylaws.

  The following is a summary of the material differences of the rights of Central shareholders, on the one hand, and the ABC shareholders, on the other hand. Because both Central and ABC are Georgia corporations, these differences arise primarily from provisions of the articles of incorporation and bylaws of each of Central and ABC.

  The following summaries do not purport to be complete statements of the rights of Central shareholders under Central's articles of incorporation and bylaws compared with the rights of the ABC shareholders under ABC's articles of incorporation and bylaws or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. The summaries are qualified in their entirety by reference to the GBCC and the governing corporate instruments of each of Central and ABC.

LIQUIDITY AND MARKETABILITY

  ABC Common Stock. As of March 31, 1996, all of the 3,379,192 shares of ABC Common Stock then outstanding were freely tradeable except for approximately 712,190 shares held by "affiliates" of ABC, as such term is defined in Rule 144 under the 1933 Act, which shares may only be sold pursuant to an effective registration statement under the 1933 Act or in compliance with Rule 144 or another applicable exemption from the registration requirements of the 1933 Act.

  Central Common Stock. Central Shares are not registered with the Commission or listed on any national securities exchange or quoted on any interdealer quotation system. There is no established market for Central Shares, and none is expected to develop.

REPORTING REQUIREMENTS

  ABC Common Stock. ABC is a reporting company under the 1934 Act and files annual and quarterly financial reports with the Commission.

  Central Common Stock. Central is not subject to any financial reporting regulations.

MANAGEMENT

  ABC Board of Directors. The business and affairs of ABC are managed by or under the direction of its Board of Directors. Each director is elected annually by the ABC shareholders and may be removed and replaced, with or without cause, by a majority vote of ABC shareholders at any meeting of such holders. According to ABC's bylaws, ABC's Board of Directors shall consist of ten members, provided that the number of directors may be increased or decreased upon amendment to the bylaws by the Board of Directors. ABC's Board of Directors currently consists of ten members.

  Central Board of Directors. The business and affairs of Central are managed by or under the direction of its Board of Directors. The Board of Directors of Central is divided into three classes. Each class is to consist, as nearly as possible, of one-third of the total number of Central directors. At each annual meeting of Central shareholders, successors to the class of directors whose term expired as of the annual meeting are elected for a three-year term. Each may be removed and replaced with cause by a majority vote of Central's shareholders at any meeting of such holders and each director may be removed and replaced without cause by the affirmative vote of no less than two-thirds of Central shareholders at any meeting of such shareholders. According to Central's bylaws, Central's Board of Directors shall consist of not less than five and not more than 25 members. The number of Central directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of two-thirds of the issued and outstanding Central Shares entitled to vote in the election of directors or by the Board of Directors by the affirmative vote of two-thirds of all directors then in office. Central's Board of Directors currently consists of ten members.

SPECIAL MEETINGS

  ABC Common Stock. Special meetings of the ABC shareholders may be called at any time by ABC's Chairman of the Board, Vice Chairman of the Board, President, Secretary or a majority of the directors of ABC. Special meetings of the ABC shareholders also shall be called upon the written request of the holders of 50% or more of all shares of capital stock of ABC entitled to vote in an election of directors.

  Central Common Stock. Special meetings of Central's shareholders may be called at any time by the President or a majority of the Board of Directors. Special meetings of Central's shareholders also shall be called upon the written request of the holders of 25% or more of all shares of capital stock of Central entitled to vote in an election of directors.

ACTION WITHOUT A MEETING

  ABC Common Stock. ABC's bylaws provide that any action that may be taken at an annual or special meeting of shareholders may be taken without a meeting if all of the shareholders consent thereto in writing.

  Central Common Stock. Central's articles of incorporation provide that any action that may be taken at a meeting of shareholders may be taken without a meeting if a written consent thereto is signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Central Shares entitled to vote were present and voting.

                    DESCRIPTION OF CENTRAL BANKSHARES, INC.

BUSINESS

  General. Central is a bank holding company organized under the laws of the State of Georgia and registered with the FRB pursuant to the BHCA. Central owns all of the outstanding common stock of Central Bank, a Georgia state bank that provides general banking services in Crisp County, Georgia. At March 31, 1996, Central, on a consolidated basis, had total assets of approximately $50.1 million, total loans of approximately $35.0 million, total deposits of approximately $44.7 million and total stockholders' equity of approximately $4.3 million. Central's net income for 1995 was $499,197 or $2.20 per share; its net income for the three months ended March 31, 1996 was $172,447, or $0.79 per share.

  Central Bank's predecessor, Central Savings Bank, FSB, opened for business in 1986. In 1993, it converted from a stock federal savings bank to a Georgia state bank and became a wholly owned subsidiary of Central. Central Bank is Central's only subsidiary.

  Central Bank serves its primary market area of Crisp County, Georgia from its headquarters located in Cordele, Georgia. The banking business in this market is highly competitive. Central Bank competes for both deposits and loan customers with many other financial institutions with equal or greater resources than are available to Central Bank. Such institutions include two other commercial banks, credit union insurance companies, brokerage firms and other financial services companies.

  Central Bank operates a full service commercial banking business and provides a wide range of banking services, including checking and savings accounts; various types of certificates of deposit; agricultural, consumer, commercial and real estate loans; safe deposit boxes; drive-in banking facilities and access to 24-hour teller machines through various networks. A description of Central Bank's primary banking activities is set forth below.

  Deposits. Central Bank offers a wide range of commercial and consumer deposit accounts, including checking accounts, money market checking accounts, negotiable order of withdrawal (NOW) accounts, individual retirement accounts, time certificates of deposit and regular savings accounts. The sources of deposits typically are residents and businesses and their employees within Central Bank's market area. Central Bank pays competitive interest rates on time and savings deposits and has implemented a service charge fee schedule competitive with other financial institutions in its market area. For additional information, including the amounts of deposits of various types and information concerning deposits greater than or equal to $100,000, see "Central Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Lending Activities. Central Bank's lending activities include agricultural, real estate, consumer and commercial loans. Central Bank's agricultural loans are made for crop production expenses and to finance the purchase of farm-related equipment. Its real estate loan portfolio includes traditional first mortgage loans to individuals on single-family homes, loans secured by farmland, and construction loans. Central Bank also makes consumer loans, consisting primarily of installment loans to individuals for personal, family and household purposes, including loans for automobiles, home improvements and investments. Central Bank's commercial lending is directed principally toward businesses located within the defined trade area of the Bank with a demand for funds that falls within the Bank's legal lending limits. Central Bank also targets businesses that are existing or are potential deposit customers.

  Lending decisions are based upon determination of the borrower's ability and willingness to repay the loan, which in turn are impacted by such factors as an individual borrower's income, job stability, length of time as a resident in the community, previous credit history and collateral for the loan and a commercial borrower's cash flow, sales trend and inventory levels and relevant economic conditions. In the case of agricultural loans, Central typically looks to the borrower's cash flow as the principal source of repayment and generally secures repayment by a security interest in the crops or farm-related equipment and, in some cases, an assignment of crop insurance on a mortgage on real estate. Risks associated with loans can be significant and include, but are not limited to, fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates. Agricultural loans carry additional risks, including fluctuating commodity prices and the risk of adverse weather conditions.

  Investment Activities. After establishing necessary cash reserves and funding loans, Central Bank invests its remaining liquid assets in investments allowed under banking laws and regulations. The Bank invests primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities and in certain obligations of states and municipalities. Risks associated with these investments include, but are not limited to, mismanagement in terms of interest rate, maturity and concentration. For additional information concerning investment activities, see the information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Asset/Liability Management. It is management's objective to manage Central Bank's assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain officers of the Bank are charged with the responsibility for developing and monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is management's overall philosophy to support asset growth primarily through growth of core deposits, which includes deposits of all categories made by individuals, partnerships and corporations. Central Bank's asset/liability mix is monitored on a timely basis with a report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to the asset/liability committee of the Bank's Board of Directors on a monthly basis. In addition, Central Bank's liquidity is monitored on a monthly basis by its Board of Directors. The objective of this policy is to manage interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on the Bank's earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

EMPLOYEES

  As of March 31, 1995, Central and Central Bank had a total of 24 full-time equivalent and six part-time employees to whom they provide a variety of benefits. Central has not salaried employees, although certain executive officers hold parallel positions with Central Bank. Central and Central Bank consider employee relations to be excellent and neither is a party to any collective bargaining agreement.

PROPERTIES

  The principal offices of Central and Central Bank are located at 502 Second Street South, Cordele, Georgia 31015. Central Bank owns these facilities without encumbrance.

LITIGATION

  Central and Central Bank are not parties to, nor is any of their property the subject of, any material pending legal proceedings, other than ordinary routine litigation incidental to their business, and no such proceedings are known to be contemplated by governmental authorities.

MANAGEMENT

  The following table contains certain information regarding each director and executive officer of Central. The table sets forth, as of March 31, 1996, the name, age and business experience during the past five years. Each director and executive officer began continuous service to Central and Central Bank in 1993, and each director of Central has concurrently served as a director of the Central Bank since that time. Central will cease to exist upon the Merger, and, accordingly, the directors and executive officers of Central will no longer serve in such capacities following the effective date of the Merger. No changes are expected in the management of Central Bank as a result of the proposed transaction, other than the appointment of an additional director to the Board by ABC, subject to the prior approval of the FDIC.

                                                                  POSITIONS WITH
                                                                    CENTRAL AND
          NAME           AGE     PRINCIPAL OCCUPATION              CENTRAL BANK
          ----           ---     --------------------             --------------
Johnny W. Floyd.........  58 Owner and President, Floyd    Director and Chairman of the
                             Timber Co., Inc.; Owner,      Board
                             Cordele Realty, Inc.
W. H. Griffin, III......  44 Co-owner and Vice President,  Director and Vice Chairman
                             Griffin Lumber Co., Inc.      of the Board
Robert E. Barr..........  60 Physician; Retired Partner    Director
                             and Manager of Aladdin
                             Cleaners, Inc.
Roe J. Davis............  63 Owner, Davis Wholesale        Director
                             Florist, Inc. and Flint
                             River Pottery
Randall M. Folsom.......  53 Owner and President, Folsom   Director
                             Construction Co., Inc.
W. T. Greene............  61 Owner and Partner, Cordele    Director
                             Auto Supply Co., Inc.; Owner
                             and Executive Officer of
                             United Peanut & Grain, Inc.;
                             Owner, W.T. Greene Farms
W. G. Krause............  62 Retired President, Service    Director
                             Supply Systems, Inc.
H. M. Turton, Jr. ......  69 Owner, Turton Investments,    Director
                             Inc. (real estate
                             development and motels)
Robert L. Evans.........  45 President and Chief           President, Chief Executive
                             Executive Officer, Central    Officer and Director
                             Bank
Roxie W. Bagwell........  53 Senior Vice President,        Senior Vice President and
                             Central Bank                  Director

  All of Central's directors and executive officers hold office for a term of one year or until their respective successors are duly elected and qualified. Except for Mr. Evans, and Ms. Bagwell's Employment Agreements (described above), there are no arrangements or understandings between any of the directors, executive officers or any other persons pursuant to which any of Central's directors or executive officers have been selected for their respective positions. No family relationships exist between any director or executive officer.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of March 31, 1996, the total number of Central Shares beneficially owned by each director of Central, each beneficial owner of five percent or more the outstanding Central Shares, and all directors and executive officers of Central as a group. The number of Central Shares shown as being beneficially owned by each director are those over which he has either sole or shared voting or investment power. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to their shares. At March 31, 1996, Central had 218,130 shares of common stock outstanding, and 17,100 shares of common stock subject to options granted under Central's Stock Option Plan.

                                                          SHARES
           NAME OF                                     BENEFICIALLY   PERCENT OF
       BENEFICIAL OWNER                                  OWNED(1)      CLASS(2)
       ----------------                                ------------   ----------
   Johnny W. Floyd....................................    16,316(3)       7.5%
    P.O. Box 5260
    Cordele, Georgia 31015
   W. H. Griffin, III.................................    15,497(4)       7.1
    P.O. Box 237
    Cordele, Georgia 31015
   Robert E. Barr, M.D. ..............................    13,782          6.3
    3329 Culloden Way
    Birmingham, Alabama 35242
   Roe J. Davis.......................................    15,940          7.3
    252 Old Seville Road
    Cordele, Georgia 31015
   Randall M. Folsom..................................    16,288(5)       7.5
    2281 U.S. Highway 41 South
    Cordele, Georgia 31015
   W. T. Greene.......................................    17,080(6)       7.8
    1231 Arabi-Williford Road
    Cordele, Georgia 31015
   W. G. Krause.......................................    20,930          9.6
    P.O. Box 749
    Cordele, Georgia 31015
   H. M. Turton, Jr. .................................     9,292(7)       4.3
    215 7th Street South
    Cordele, Georgia 31015
   Robert L. Evans....................................    14,361(8)       6.3
    161 Lakeview Drive
    Cordele, Georgia 31015
   Roxie W. Bagwell...................................    12,924(9)       5.7
    165 Hawpond Connector
    Cordele, Georgia 31015
   All directors and executive officers as a group....   152,410(10)     64.8

- --------
 (1) The information contained in this column is based upon information furnished to Central by the individuals identified above and shareholder records of Central.
 (2) The percentages contained in this column have been calculated to give effect to the exercise of outstanding stock options to purchase Central Shares prior to the Effective Date.

 (3) Includes 8,000 shares owned of record by Mr. Floyd's sons, 1,550 shares owned of record by his wife and 1,092 shares held in his wife's IRA. Mr. Floyd may be deemed to share voting and investment power with respect to such shares.
 (4) Includes 693 shares owned of record by Security Mini Storage, a partnership controlled by Mr. Griffin, and with respect to which he may be deemed to share voting and investment power.
 (5) Includes 6,000 shares owned of record by Mr. Folsom's children, 2,688 shares owned of record by his wife and 3,000 shares owned of record by Folsom Construction Inc., a corporation controlled by Mr. Folsom. Mr. Folsom may be deemed to share voting and investment power with respect to the shares held by his wife and children.
 (6) Includes 5,606 shares owned of record by Mr. Greene's wife, with respect to which he may be deemed to share voting and investment power.
 (7) Includes 1,536 shares owned of record by Mr. Turton's wife, with respect to which he may be deemed to share voting and investment power.
 (8) Includes 628 shares owned of record by Mr. Evan's wife, 693 shares owned of record by Security Mini Storage, a partnership controlled by Mr. Evans, and 9,990 shares subject to currently exercisable options. Mr. Evans may be deemed to share voting and investment power with respect to the shares owned by his wife and the partnership.
 (9) Includes 7,200 shares subject to currently exercisable options.
(10) Includes 17,100 shares subject to currently exercisable options.

CERTAIN REGULATORY CONSIDERATIONS RELATING TO CENTRAL

  General. The regulatory considerations described under the caption "CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC" apply equally to Central and Central Bank.

  Capital Requirements. At March 31, 1996, Central Bank had a Tier 1 leverage ratio of 8.53%, a Tier 1 risk-based ratio of 12.11%, and a Total risk-based ratio of 13.36%. At March 31, 1996, Central and Central Bank had the requisite capital levels to qualify as well-capitalized.

  FDIC Insurance Assessments. As discussed under the caption "CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC," on July 28, 1995, the FDIC, the Treasury Department, and the OTS released statements outlining a proposed plan to recapitalize the SAIF, certain features of which were subsequently agreed upon by members of the Banking Committees of the U.S. House of Representatives and the Senate on November 7, 1995 in negotiations to reconcile differences in bills on the issue that had been introduced or partially adopted by each body. Under the agreement, all SAIF-member institutions would pay a special assessment to the SAIF of approximately 80 basis points, the amount that would enable the SAIF to attain its designated reserve ratio of 1.25%. The special assessment would be payable on January 1, 1996, based on the amount of deposits held as of March 31, 1995. BIF-insured institutions holding SAIF-assessed deposits would receive a 20% reduction in the assessment rate and would pay a one-time assessment of 64 basis points. The agreement also provides that the assessment base for the bonds issued in the late 1980s by the Financing Corporation to recapitalize the now defunct Federal Savings and Loan Insurance Corporation would be expanded to include deposits of both BIF- and SAIF-insured institutions, with BIF members paying approximately 75% of the interest on such obligations. The committee members further agreed that the BIF and SAIF should be merged on January 1, 1998, with such merger being conditioned upon the prior elimination of the thrift charter. At this time, Central is not able to predict if the recapitalization will take place, the timing or exact amount of any SAIF special assessment that might be required. However, if, for example, an 80 basis point assessment were levied against the SAIF deposits of Central Bank as of December 31, 1995, the aggregate SAIF assessments of Central Bank (on a pre-tax basis) would be approximately $364,000.

           CENTRAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

  Central's principal asset is its ownership of Central Bank. Accordingly, Central's results of operations are primarily dependent upon the results of operations of Central Bank. Central Bank conducts a commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans collateralized by real estate). Central Bank's profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate paid and earned on these balances. Net interest income is dependent upon the Banks' interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demand. Additionally, and to a lesser extent, Central Bank's profitability is affected by such factors as the level of non-interest income and expenses, the provision for loan losses and the effective tax rate. Non-interest income consists primarily of loan and other fees and income from the sale of loans and investment securities. Non-interest expenses consist of compensation and benefits, occupancy-related expenses, deposit insurance premiums paid to the FDIC and other operating expenses.

RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

  Central's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of Central, the ability to generate net interest income is dependent upon Central Bank's ability to obtain an adequate spread between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

  The primary component of consolidated earnings is net interest income, or the difference between interest income on interest-earning assets and interest paid on interest-bearing liabilities. The net interest margin is net interest income expressed as a percentage of average interest-earning assets. Interest-earning assets consist of loans, investment securities and Federal funds sold. Interest-bearing liabilities consist of deposits, of which approximately 8.10% are noninterest-bearing, and borrowed funds. A portion of interest income is earned on tax-exempt investments, such as state and municipal bonds. In an effort to state this tax-exempt income and its resultant yields on a basis comparable to all other taxable investments, an adjustment is made to analyze this income on a taxable-equivalent basis.

  The net interest margin decreased slightly to 5.18% in 1995 as compared to 5.21% in 1994. This decrease in net interest margin resulted from a disproportionate increase in interest earned on earning assets and interest paid on interest-bearing liabilities. Average yield on earning assets increased by 137 basis points or 16.21% to 9.82% in 1995 from 1994 while interest paid on interest bearing liabilities increased 145 basis points or 40.39% to 5.04% in 1995 from 3.59% in 1994. At the same time, interest-bearing liabilities increased $4,086,000 or 11.75% to $38,858,000 in 1995 from
$34,772,000 in 1994 while earning assets increased $3,667,000 or 9.53% to $42,161,000 in 1995 from $38,494,000. Net interest income on a taxable-equivalent basis was $2,182,000 in 1995 as compared to $2,005,000 in 1994, representing an increase of 8.83%. Net interest income on a taxable-equivalent basis was $2,005,000 in 1994 as compared to $1,911,000 in 1993, representing an increase of 4.92%. Net interest margin increased slightly to 5.21% in 1994 from 5.19% in 1993 because average interest-earning assets increased at a faster rate than interest-bearing liabilities.

  Average interest-earning assets increased $3,667,000 or 9.53% to $42,161,000 in 1995 from $38,494,000 in 1994. Average loans increased $3,073,000; average investments increased $382,000; and average Federal funds sold and interest-bearing deposits increased $212,000. The increase in average interest-earning assets was funded by an increase in average deposits of $4,373,000 or 11.58% to $42,152,000 in 1995 from $37,779,000 in 1994. By comparison, average interest-earning assets increased $1,698,000 or 4.61% to $38,494,000 in 1994 from $36,796,000 in 1993. During 1994, average deposits increased $1,016,000 or 2.76%, to $37,779,000 from $36,763,000 in 1993. Approximately 8.10% of the average deposits were noninterest-bearing deposits in 1995 as compared to 8.55% in noninterest-bearing deposits in 1994.

  The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on nonaccruing, past due and other loans that management believes require attention.

  The provision for loan losses is a charge to earnings in the current period to replenish the allowance and maintain it at a level management has determined to be adequate. The provision for loan losses charged to earnings amounted to $140,000 in 1995 and $180,000 in 1994. The decrease in the provision for loan losses in 1995 of $40,000, or 22.22%, as compared with 1994 resulted from a substantial decrease in net charge-offs in 1995 as compared to 1994. In 1995, the Bank experienced net recoveries of $21,000 as compared to net charge-offs of $234,000 in 1994. The decrease in loan charge-offs in 1995 resulted from an improvement in the quality of the collateral held as security on loans and the ability of the creditors to service their debt. At December 31, 1995, the allowance for loan losses of 1.43% of total loans outstanding as compared to an allowance for loan losses of 1.09% of total loans outstanding at December 31, 1994. The determination of the allowance rests upon management's judgment about factors affecting loan quality and assumptions about the local and national economy. Management considers the year-end allowance for loan losses adequate to cover potential losses in the loan portfolio.

  Average total assets increased $4,820,000 or 11.51% to $46,713,000 in 1995 as compared to $41,893,000 in 1994. The increase in average total assets was accompanied by an increase in average deposits of $4,373,000 or 11.58%. Average total assets increased $1,462,000 or 3.62% to $41,893,000 in 1994 as compared to $40,431,000 in 1993 and was accompanied by an increase in average total deposits of $1,016,000 or 2.76% to $37,779,000 in 1994 from $36,763,000 in 1993.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED MARCH 31, 1996 AND 1995

  The net interest margin decreased 16 basis points or 3.16% to 4.91% for the three months ended March 31, 1996 as compared to 5.07% for the three months ended March 31, 1995. This decrease in net interest margin was the result of an increase of 72 basis points in average rate paid on interest-bearing liabilities, while yield on interest-earning assets increased by only 46 basis points. Net interest income increased 12.13% to $573,000 for the three months ended March 31, 1996 as compared to $511,000 for the three months ended March 31, 1995. The increase in net interest income was attributable to an increase of 12.67% in average loans to $33,489,000 for the three months ended March 31, 1996 from $29,723,000 for the three months ended March 31, 1995.

  Based on a review of the loan portfolio and the allowance for loan losses, management determined that it was not necessary to record a provision for loan losses for the three months ended March 31, 1996. The allowance at March 31, 1996 was deemed adequate to cover potential losses in the loan portfolio at that date. Central recorded a provision for loan losses in the amount of $45,000 for the three months ended March 31, 1995. During the three months ended March 31, 1996, Central recorded net loan charge-offs of $24,000 as compared to net loan recoveries on charged-off loans of $32,000 for the three months ended March 31, 1995.

  Net income increased $80,000 or 86.96% to $172,000 for the three months ended March 31, 1996 as compared to $92,000 for the three months ended March 31, 1995. This increase in net income was attributable primarily to the increase in net interest income of $62,000 and an increase in income from service charges of

$14,000 generated from an increase in deposits of $4,123,000. Noninterest expense remained constant at $476,000 for the three months ended March 31, 1996 and 1995. The decrease of $45,000 in the provision for loan losses was offset by an increase in the provision for income taxes of $48,000.

  Total assets increased $5,289,000 or 11.80% to $50,104,000 at March 31, 1996
as compared to total assets of $44,815,000 at March 31, 1995. Total loans increased $5,213,000 or 17.53% to $35,433,000 at March 31, 1996 from
$30,147,000 at March 31, 1995. Total deposits increased $4,123,000 or 10.15%
to $44,724,000 from $40,601,000 at March 31, 1995.

  Following is a condensed summary of the increase in net income in 1995 as compared to 1994.

                                                                     INCREASE IN
                                                  1995       1994    NET INCOME
                                               ---------- ---------- -----------
      Net interest income..................... $2,182,000 $2,005,000  $177,000
      Provision for loan losses...............    140,000    180,000    40,000
      Other income............................    596,000    667,000   (71,000)
      Other expense...........................  1,874,000  1,794,000   (80,000)
                                               ---------- ----------  --------
        Income before income taxes............    764,000    698,000    66,000
      Applicable income taxes.................    265,000    241,000   (24,000)
                                               ---------- ----------  --------
        Net income............................ $  499,000 $  457,000  $ 42,000
                                               ========== ==========  ========

AVERAGE BALANCES AND NET INCOME ANALYSIS

  The following table sets forth the amount of Central's interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets. Federally tax-exempt income is presented on a taxable equivalent basis assuming a 34% Federal tax rate.

                                          YEAR ENDED DECEMBER 31,
                             ---------------------------------------------------
                                       1995                      1994
                             ------------------------- -------------------------
                                               AVERAGE                   AVERAGE
                                      INTEREST YIELD/           INTEREST YIELD/
                             AVERAGE  INCOME/   RATE   AVERAGE  INCOME/   RATE
                             BALANCE  EXPENSE   PAID   BALANCE  EXPENSE   PAID
                             -------  -------- ------- -------  -------- -------
                                          (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
  Loans, net of unearned
   interest................  $31,772   $3,488   10.98% $28,699   $2,772   9.66%
  Investment securities:
    Taxable................    9,168      582    6.35%   8,786      441   5.02%
    Tax-exempt.............    1,164       68    5.84%     970       38   3.92%
  Federal funds sold.......       57        3    5.26%      39        2   5.13%
                             -------   ------          -------   ------
      Total interest-
       earning assets......   42,161    4,141    9.82%  38,494    3,253   8.45%
Noninterest-earning assets:
  Cash.....................  $ 1,681                   $ 1,718
  Allowance for loan
   losses..................     (408)                     (388)
  Unrealized gain on
   available for sale
   securities..............        1                      (101)
  Other assets.............    3,278                     2,170
                             -------                   -------
      Total noninterest
       earning assets......    4,552                     3,399
                             -------                   -------
      Total assets.........  $46,713                   $41,893
                             =======                   =======
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Interest-bearing
 liabilities:
  Savings and interest-
   bearing demand
   deposits................  $12,236   $  382    3.12% $13,085   $  323   2.47%
  Time deposits............   26,502    1,571    5.93%  21,465      914   4.26%
  Debt.....................      120        6    5.94%     222       11   4.95%
      Total interest-
       bearing
       liabilities.........   38,858    1,959    5.04%  34,772    1,248   3.59%
Noninterest-bearing
 liabilities and stock-
 holders' equity:
  Demand deposits..........    3,414                     3,229
  Other liabilities........      556                       399
  Stockholders' equity.....    3,885                     3,493
                             -------                   -------
      Total noninterest-
       bearing liabilities
       and stockholders'
       equity..............    7,855                     7,121
                             -------                   -------
      Total liabilities and
       stockholders'
       equity..............  $46,713                   $41,893
                             =======                   =======
Interest rate spread.......                      4.78%                    4.86%
                                                =====                     ====
Net interest income........            $2,181                    $2,005
                                       ======                    ======
Net interest margin........                      5.18%                    5.21%
                                                =====                     ====

RATE AND VOLUME ANALYSIS

  The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. Federally tax-exempt interest is presented on a taxable-equivalent basis assuming a 34% Federal tax rate. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in the later year. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume have been consistently attributed to rate.

                                        YEAR ENDED DECEMBER 31,
                         ---------------------------------------------------------
                               1995 VS. 1994                1994 VS. 1993
                         ---------------------------  ----------------------------
                                    CHANGES DUE TO               CHANGES DUE TO
                                    ----------------             -----------------
                          INCREASE                     INCREASE
                         (DECREASE)  RATE    VOLUME   (DECREASE)  RATE     VOLUME
                         ---------- ------- --------  ---------- -------  --------
                                        (DOLLARS IN THOUSANDS)
Increase (decrease) in:
 Income from earning
  assets:
  Interest and fees on
   loans................    $716    $   419  $   297     $133    $    57   $    76
  Interest on
   securities:
   Taxable..............     141        122       19       (1)       (83)      (82)
   Tax-exempt...........      30         22        8       16         15         1
  Interest on Federal
   funds................       1        --         1      (13)         1       (14)
                            ----    -------  -------     ----    -------   -------
    Total interest
     income.............     888        563      325      135        (10)      145
                            ----    -------  -------     ----    -------   -------
Expense from interest-
 bearing liabilities:
 Interest on savings and
  interest-bearing
  demand................      59         80      (21)     (18)         3       (21)
 Interest on time
  deposits..............     657        443      214       51          1        50
 Interest on debt.......      (5)       --        (5)       8          7         1
                            ----    -------  -------     ----    -------   -------
    Total interest
     expense............     711        523      188       41         11        30
                            ----    -------  -------     ----    -------   -------
    Net interest
     income.............    $177    $    40  $   137     $ 94    $   (21)  $   115
                            ====    =======  =======     ====    =======   =======

NONINTEREST INCOME

  Noninterest income decreased $71,000 to $596,000 in 1995 from $667,000 in 1994. The most significant decreases represent a decrease in credit life insurance commissions of $38,000 due to an overaccrual of commissions in 1994 based on information obtained from the insurance company and a decrease of $16,000 in net realized gains on securities transactions. Following is a comparison of noninterest income for 1995 and 1994.

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                --------------
                                                                 1995    1994
                                                                ------  ------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
      Service charges on deposit accounts...................... $  508  $  501
      Other service charges, commissions and fees..............     92     141
      Net realized gains (losses) on securities transactions...    (14)     (2)
      Other income.............................................     10      23
                                                                ------  ------
                                                                $  596  $  667
                                                                ======  ======

NONINTEREST EXPENSE

  Salaries and employee benefits increased $49,000, or 5.43%, in 1995 over 1994. Deposit insurance premiums increased $8,000 or 9.76% and advertising increased $13,000, or 28.26% in 1995 over 1994. All other noninterest expense increased $10,000 for a total increase of $80,000 or 4.46% over the corresponding amounts in 1994. Following is an analysis of noninterest expense for 1995 and 1994.

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1995   1994
                                                                  ------ ------
                                                                   (DOLLARS IN
                                                                   THOUSANDS)
      Salaries and employee benefits............................. $  952 $  903
      Occupancy and equipment expense............................    280    274
      Deposit insurance premiums.................................     90     82
      Advertising................................................     59     46
      Director fees and benefits.................................     50     52
      Other expense..............................................    443    437
                                                                  ------ ------
                                                                  $1,874 $1,794
                                                                  ====== ======

ASSET/LIABILITY MANAGEMENT

  As part of Central's interest rate risk management policy, a committee composed of the President and five Vice-Presidents (the "ALCO Committee"), examines the extent to which its assets and liabilities are "interest rate-sensitive" and monitors its interest rate-sensitivity "gap." An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If Central's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

  A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, the ALCO Committee also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest-rate gap. The ability of many borrowers to service their debts also may decrease in the event of an interest-rate increase.

  The following table sets forth the distribution of the repricing of Central's earning assets and interest-bearing liabilities as of December 31, 1995, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitivity liabilities) and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of Central Bank's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.

                                            AT DECEMBER 31, 1995
                                        MATURING OR REPRICING WITHIN
                          --------------------------------------------------------
                          ZERO TO THREE THREE MONTHS ONE TO FIVE OVER FIVE
                             MONTHS     TO ONE YEAR     YEARS      YEARS    TOTAL
                          ------------- ------------ ----------- --------- -------
                                           (DOLLARS IN THOUSANDS)
EARNING ASSETS:
  Federal funds sold....     $ 2,010      $    --      $   --     $  --    $ 2,010
  Investment
   securities...........       1,126         2,783       1,543     5,374    10,826
  Loans.................      15,045         7,670       9,495       807    33,377
                             -------      --------     -------    ------   -------
                              18,541        10,453      11,038     6,181    46,213
INTEREST-BEARING
 LIABILITIES:
  Interest-bearing
   demand deposits(1)...      10,088           --          --        --     10,088
  Savings(1)............       2,996         9,050       2,549       --      2,996
  Certificates less than
   $100,000.............       9,875         4,122         127       --     21,474
  Certificates $100,000
   and over.............       3,547           --          --        --      7,796
                             -------      --------     -------    ------   -------
                              26,506        13,172       2,676       --     42,354
                             -------      --------     -------    ------   -------
Interest rate
 sensitivity gap........     $(7,965)     $ (2,719)    $ 8,362    $6,181   $ 3,859
                             =======      ========     =======    ======   =======
Cumulative interest rate
 sensitivity gap........     $(7,965)     $(10,684)    $(2,322)   $3,859
                             =======      ========     =======    ======
Interest rate
 sensitivity gap ratio..        0.70          0.79        4.12       N/A
                             =======      ========     =======    ======
Cumulative interest rate
 sensitivity gap ratio..        0.70          0.73        0.95      1.09
                             =======      ========     =======    ======

- --------
(1) Central has found that NOW checking accounts and savings deposits are generally not sensitive to changes in interest rates and, therefore, it has placed such liabilities in the "One to Five Years" category. It has also found that the money-market check deposits reprice between three months to one year, on the average.

MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

  Central's loan portfolio, as of December 31, 1995, was made up primarily of short-term fixed rate loans or variable rate loans. The average contractual life on installment loans is approximately three years, while mortgages are generally variable over one to five-year periods. Total loans as of December 31, 1995 are shown in the following table according to maturity classifications: (i) one year or less, (ii) after one year through five years, and (iii) after five years.

                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
                                                                    (DOLLARS IN
                                                                     THOUSANDS)
      Maturity:
        One year or less...........................................   $23,075
        After one year through five years..........................     9,495
        After five years...........................................       807
                                                                      -------
                                                                      $33,377
                                                                      =======

  The following table summarizes loans at December 31, 1995 with the due dates after one year which (i) have predetermined interest rates and (ii) have floating or adjustable interest rates.

                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
                                                                    (DOLLARS IN
                                                                     THOUSANDS)
      Predetermined interest rates.................................   $10,302
      Floating or adjustable interest rates........................       --
                                                                      -------
                                                                      $10,302
                                                                      =======

  Records were not available to present the above information in each category listed in the first paragraph above and could not be reconstructed without undue burden.

LOAN PORTFOLIO

  Management believes that Central's loan portfolio is adequately diversified. The loan portfolio contains no foreign or energy-related loans or significant concentrations in any one industry, with the exception of residential real estate mortgage loans, which constituted approximately 29% of Central's loan portfolio as of December 31, 1995. As of December 31, 1995, the ten largest loans of Central accounted for approximately 16% of Central's total loans. As of December 31, 1995, Central had outstanding loan commitments of $2.8 million. The amounts of loans outstanding at the indicated dates is shown in the following table according to type of loan.

                                                                DECEMBER 31,
                                                     MARCH 31, ----------------
                                                       1996     1995     1994
                                                     --------- -------  -------
                                                      (DOLLARS IN THOUSANDS)
   Real estate:
     Construction and land development..............  $   460  $   698  $   385
     Secured by farmland............................    1,681    1,319    1,515
     Secured by residential property................   10,059    9,604    9,300
     Secured by other real estate...................    4,229    4,123    3,789
   Agricultural.....................................    4,116    3,403    2,697
   Commercial.......................................    7,964    7,476    4,269
   Consumer.........................................    6,746    6,651    6,908
   Other............................................      178      102       88
                                                      -------  -------  -------
                                                       35,433   33,377   28,952
                                                      -------  -------  -------
     Reserve for loan losses........................     (445)    (478)    (317)
                                                      -------  -------  -------
                                                      $34,988  $32,899  $28,635
                                                      =======  =======  =======

NONPERFORMING LOANS

  A loan is placed on nonaccrual status when, in management's judgment, the collection of the interest income appears doubtful. Interest receivable that has been accrued in prior years and is subsequently determined to have doubtful collectibility is charged to the allowance for possible loan losses. Interest on loans that are classified as nonaccrual is recognized when received. Past due loans are loans whose principal or interest is past due 90 days or more. In some cases, where borrowers are experiencing financial difficulties, loans may be restructured to provide terms significantly different from the original contractual terms.

                                                                   DECEMBER 31,
                                                         MARCH 31, -------------
                                                           1996     1995   1994
                                                         --------- ------ ------
                                                         (DOLLARS IN THOUSANDS)
Loans accounted for on a nonaccrual basis..............    $ --    $   12 $   51
Installment loans and term loans contractually past due
 ninety days or more as to interest or principal
 payments and still accruing...........................      566      397    159
Loans, the terms of which have been renegotiated to
 provide a reduction or deferral of interest or
 principal because of deterioration in the financial
 position of the borrower..............................      --       --     --
Loans now current about which there are serious doubts
 as to the ability of the borrower to comply with
 present loan repayment terms..........................      --       --     --
                                                           -----   ------ ------
  Total................................................    $ 566   $  409 $  210
                                                           =====   ====== ======

  As of March 31, 1996 and December 31, 1995 and 1994, total nonperforming loans were approximately 1.60%, 1.23% and .73%, respectively, of total loans outstanding at such dates.

  In the opinion of management, any loans classified by regulatory authorities as substandard or special mention that have not been disclosed above do not
(i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources, nor (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss have been charged off.

SUMMARY OF LOAN LOSS EXPERIENCE

  The provision for possible loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management's opinion, become uncollectible. Recoveries during the period are credited to this allowance. The factors that influence management's judgment in determining the amount charged to operating expense are past loan experience, composition of the loan portfolio, evaluation of possible future losses, current economic conditions and other relevant factors. Central's allowance for loan losses was approximately $478,000 at December 31, 1995, representing 1.43% of year-end total loans outstanding and OREO, compared with approximately $316,000 at December 31, 1994, which represented 1.09% of year-end total loans outstanding and OREO.

  The allowance for loan losses is reviewed quarterly based on management's evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan losses adequate to cover possible loan losses on each outstanding loan with particular emphasis on any problem loans.

  The following table presents an analysis of Central's loan loss experience for the periods indicated:

                                                              DECEMBER 31,
                                                   MARCH 31, ----------------
                                                     1996     1995     1994
                                                   --------- -------  -------
                                                    (DOLLARS IN THOUSANDS)
Average amount of loans outstanding...............  $33,942  $31,772  $28,699
                                                    =======  =======  =======
Balance of reserve for possible loan losses at
 beginning of period..............................  $   478  $   316  $   370
                                                    -------  -------  -------
Charge offs:
  Commercial, industrial and agricultural.........  $   --   $   --   $   (31)
  Real estate.....................................      --       --      (194)
  Consumer........................................      (35)      (4)     (41)
Recoveries:
  Commercial, financial and agricultural..........      --         7       16
  Consumer........................................        2       18       16
                                                    -------  -------  -------
    Net (charge-offs) recoveries..................  $   (33) $    21  $  (234)
Additions to reserve charged to operating
 expenses.........................................  $   --   $   140  $   180
                                                    -------  -------  -------
  Balance of reserve for possible loan losses.....  $   445  $   477  $   316
                                                    =======  =======  =======
Ratio of net loan charge-offs to average loans....     0.39%   (0.07)   (0.82)
                                                    =======  =======  =======

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

  The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated. Management believes the allowance can be allocated only on an approximate basis. The allocation of the allowances to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                       AT DECEMBER 31,
                            AT MARCH 13,    -------------------------------------
                                1996               1995               1994
                         ------------------ ------------------ ------------------
                                PERCENT OF         PERCENT OF         PERCENT OF
                                 LOANS IN           LOANS IN           LOANS IN
                                CATEGORY TO        CATEGORY TO        CATEGORY TO
                         AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS
                         ------ ----------- ------ ----------- ------ -----------
                                          (DOLLARS IN THOUSANDS)
Commercial, financial,
 industrial and
 agricultural...........  $102       34%     $103       33%     $ 87       24%
Real Estate.............   292       46%      283       47%      130       52%
Consumer................    42       20%       54       20%       74       24%
Unallocated.............     9                 38                 26
                          ----      ---      ----      ---      ----      ---
                          $445      100%     $478      100%     $317      100%
                          ====      ===      ====      ===      ====      ===

INVESTMENT PORTFOLIO

  Central manages the mix of asset and liability maturities in an effort to control the effects of changes in the general level of interest rates of net interest income. See "--Asset/Liability Management." Except for its effect on the general level of interest rates, inflation does not have a material impact on Central due to the rate variability and short-term maturities of its earning assets. In particular, approximately 69% of the loan portfolio is comprised of loans which mature within one year or less. Mortgage loans, primarily with five- to fifteen-year maturities, are also made on a variable rate basis with rates being adjusted every one to five years. Additionally, 36% of the investment portfolio matures within one year.

TYPES OF INVESTMENTS

  The carrying value and estimated market value of investment securities are as follows:

                                                 GROSS      GROSS
                                               UNREALIZED UNREALIZED
                                AMORTIZED COST   GAINS      LOSSES   FAIR VALUE
                                -------------- ---------- ---------- ----------
                                            (DOLLARS IN THOUSANDS)
Securities Available for Sale
  December 31, 1995:
    U.S. Treasury securities...     $  500        $  2      $ --       $  502
    U.S. Government agencies...      1,451          37        --        1,488
    Mortgage-backed
     securities................      5,615          57          4       5,668
                                    ------        ----      -----      ------
                                    $7,566        $ 96      $   4      $7,658
                                    ======        ====      =====      ======
  December 31, 1994:
    U.S. Treasury securities...     $2,977        $--       $ (65)     $2,912
    U.S. Government agencies...        984         --         (13)        971
    Mortgage-backed
     securities................        907           4        (33)        878
                                    ------        ----      -----      ------
                                    $4,868        $  4      $(111)     $4,761
                                    ======        ====      =====      ======
Securities Held to Maturity
  December 31, 1995:
    Mortgage-backed
     securities................     $3,002        $--       $ (15)     $2,987
    Federal Home Loan Bank
     stock.....................        166         --         (15)      3,153
                                    ------        ----      -----      ------
  December 31, 1994:
    U.S. Government agencies,
     one to five years.........     $  500        $--       $ (31)     $  469
    Mortgage-backed
     securities................      3,421         321       (249)      3,172
    Federal Home Loan Bank
     stock.....................        166         --         --          166
                                    ------        ----      -----      ------
                                    $4,087        $321      $(280)     $3,807
                                    ======        ====      =====      ======

  The following table represents maturities and weighted average yields of investment securities held by Central at December 31, 1995.

                                                   DECEMBER 31, 1995
                         ----------------------------------------------------------------------------
                                                               AFTER FIVE YEARS
                                           AFTER ONE YEAR BUT        BUT
                         WITHIN ONE YEAR   WITHIN FIVE YEARS   WITHIN TEN YEARS     AFTER TEN YEARS
                         ----------------  ------------------  ------------------   -----------------
                          AMOUNT   YIELD    AMOUNT    YIELD     AMOUNT    YIELD      AMOUNT    YIELD
                         -------- -------  --------- --------  --------  --------   --------  -------
                                                (DOLLARS IN THOUSANDS)
U.S. Treasury and Other
 U.S. government
 agencies(1)...........  $  1,165   6.52%  $   9,156    6.45%   $    505     6.51%  $    --       -- %
Obligations of states
 and other political
 subdivisions(1)(2)....       --     --          --      --          --       --         --       --

- --------
(1) Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the acquisition price of each security in that range.
(2) Yields on securities of state and political subdivisions are stated on a tax equivalent basis using a tax rate of 34%.

DEPOSITS

  Average amount of deposits and average rate paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the periods indicated are presented below.

                                                    YEAR ENDED DECEMBER 31,
                                                   --------------------------
                                                       1995          1994
                                                   ------------  ------------
                                                   AMOUNT  RATE  AMOUNT  RATE
                                                   ------- ----  ------- ----
                                                    (DOLLARS IN THOUSANDS)
      Noninterest-bearing demand deposits......... $ 3,414  -- % $ 3,229  -- %
      Interest-bearing demand and savings
       deposits...................................  12,236 3.12%  13,085 2.47%
      Time deposits...............................  26,502 5.93%  21,465 4.26%
                                                   -------       -------
        Total deposits............................ $42,152       $37,779
                                                   =======       =======

  Central has a large, stable base of time deposits, with little or no dependence on volatile deposits of $100,000 or more. The time deposits are principally certificates of deposit and individual retirement accounts obtained for individual customers.

  The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1995, are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through twelve months and (iii) over twelve months.

                                                               DECEMBER 31, 1995
                                                               -----------------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
      Three months or less....................................      $3,547
      Over three through twelve months........................       4,122
      Over twelve months......................................         127
                                                                    ------
        Total.................................................      $7,796
                                                                    ======

RETURN ON ASSETS AND SHAREHOLDERS' EQUITY

  The following table shows return on assets (net income divided by average total assets), return on equity (net income divided by average shareholders' equity), dividend payout ratio (dividends declared per share divided by net income per share) and shareholders' equity to asset ratio (average shareholders' equity divided by average total assets) for the periods indicated.

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                --------------
                                                                 1995    1994
                                                                ------  ------
      Return on assets.........................................   1.07%   1.09%
      Return on equity.........................................  12.84   13.08
      Dividend payout ratio....................................  22.73     --
      Equity to assets ratio...................................   8.22    8.60

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity management involves the matching of the cash flow requirements of customers, who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs, and the ability of Central and Central Bank to meet those needs. Central and Central Bank seek to meet liquidity requirements primarily through management of short-term investments (principally

Federal funds sold) and monthly amortizing loans. Another source of liquidity is the repayment of maturing single payment loans. In addition, Central Bank maintains relationships with correspondent banks which could provide funds to them on short notice, if needed.

  The liquidity and capital resources of Central and the Banks are monitored on a periodic basis by state and Federal regulatory authorities. At December 31, 1995, Central Bank's short-term investments were adequate to cover any reasonably anticipated immediate need for funds. Central and Central Bank were aware of no events or trends likely to result in a material change in their liquidity. At the date, Central Bank's short-term investments were adequate to cover any reasonably anticipated immediate need for funds. At December 31, 1995, Central's and Central Bank's capital asset ratios were considered adequate based on guidelines established by regulatory authorities. During 1995, Central increased its capital by retaining net earnings of $390,000 after payment of dividends. After recording an increase in capital of $127,000 for unrealized gains on securities, net of taxes, total capital increased during 1995 by $517,000. At December 31, 1995, total capital of Central amounted to $4,207,000. At December 31, 1995, there were no outstanding commitments for any major capital expenditures.

  During the three months ended March 31, 1996, total capital increased $93,000 to $4,300,000 at March 31, 1996. This increase in capital resulted from net earnings for the three months of $173,000, offset by $80,000 in unrealized losses on securities available for sale, net of taxes.

  Central has entered into a definitive merger agreement with ABC, pending approval by regulatory authorities and shareholders of Central. If approvals are obtained, it is expected the merger will be consummated in early 1996. Upon merger, the Bank will continue to operate as a wholly-owned subsidiary of ABC. Management believes that the merger will not adversely impact the liquidity of Central Bank.

  In accordance with risk capital guidelines issued by the Federal Reserve Board, Central is required to maintain a minimum standard of total capital to weighted risk assets of 8%. Additionally, all member banks must maintain "core" or "Tier 1" capital of at least 4% of total assets ("leverage ratio"). Member banks operating at or near the 4% capital level are expected to have well-diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, and well managed on- and off-balance sheet activities; and, in general, be considered strong banking organizations with a composite 1 rating under the CAMEL rating system of banks. For all but the most highly rated banks meeting the above conditions, the minimum leverage ratio is to be 4% plus an additional 100 to 200 basis points.

  The following table summarizes the regulatory capital levels of Central at December 31, 1995.

                                                 DECEMBER 31, 1995
                                    --------------------------------------------
                                        ACTUAL        REQUIRED        EXCESS
                                    -------------- -------------- --------------
                                    AMOUNT PERCENT AMOUNT PERCENT AMOUNT PERCENT
                                    ------ ------- ------ ------- ------ -------
                                               (DOLLARS IN THOUSANDS)
   Leverage capital................ $4,079   8.35% $1,956  4.00%  $2,123  4.35%
   Risk-based capital:
     Core Capital..................  4,079  11.86   1,375  4.00    2,704  7.86
       Total Capital...............  4,509  13.12   2,751  8.00    1,758  5.12

COMMITMENTS AND LINES OF CREDIT

  In the ordinary course of business, Central Bank has granted commitments to extend credit to approved customers. Generally, these commitments to extend credit have been granted on a temporary basis for seasonal or inventory requirements and have been approved by Central Bank's Board of Directors. Central Bank has also granted commitments to approved customers for standby letters of credit. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. The Banks use the same credit policies for these off-balance sheet commitments as they do for financial instruments that are recorded in the consolidated financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

  Following is a summary of the commitments outstanding at December 31, 1995 and 1994.

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
      Commitments to extend credit..................... $     2,792 $     2,886
      Standby letters of credit........................         175         220
                                                        ----------- -----------
                                                        $     2,967 $     3,106
                                                        =========== ===========

IMPACT OF INFLATION

  The consolidated financial statements and related consolidated financial data presented herein have been prepared in accordance with generally accepted accounting principles and practices within the banking industry which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation.

CENTRAL SHARES

  The authorized capital stock of Central consists of 10,000,000 common shares, without par value, 218,130 shares of which were issued and outstanding at March 31, 1996, and 17,100 shares which were subject to options granted under Central's Stock Option Plan. On March 31, 1996, there were 167 holders of record of Central Shares. For information concerning the market value of such shares and dividends during the past three years, see "MARKET VALUE OF SECURITIES AND DIVIDENDS--Central."

                                 OTHER MATTERS

  The Special Meeting is called for the purposes set forth in the Notice and Proxy Statement/Prospectus. The Board of Directors does not know of any matters for action by shareholders at such meeting other than the matters described in the Notice and Proxy Statement/Prospectus. The enclosed Proxy, however, will confer discretionary authority with respect to matters which are not known to the Board of Directors at this time and which may properly come before the Special Meeting. It is the intention of the persons named in the Proxy to vote in pursuance of the Proxy with respect to such matters in accordance with their best judgment.

                                    EXPERTS
  The consolidated financial statements of ABC as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 included in this Proxy Statement/Prospectus have been audited by Mauldin & Jenkins, independent certified public accountants, to the extent indicated in their report included herein, and are included herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Central as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 included in this Proxy Statement/Prospectus have been audited by Mauldin & Jenkins, independent certified public accountants, to the extent indicated in their report included herein, and are included herein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. Representatives of Mauldin & Jenkins are expected to be present at the Special Meeting.

  The consolidated financial statements of Southland as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

  The report of KPMG Marwick LLP covering the December 31, 1995 consolidated financial statements refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of SFAS No. 109, "Accounting For Income Taxes," and refers to a change in the method of accounting for investments in debt and equity securities at January 1, 1994 to adopt the provisions of SFAS No. 115 "Accounting For Certain Investments in Debt and Equity Securities."


  The consolidated financial statements of First National as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 and for the years then ended incorporated by reference in this Proxy Statement/Prospectus have been audited by Francis & Company, independent certified public accountants, to the extent indicated in their report incorporated herein by reference, and are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                                LEGAL OPINIONS

  A legal opinion to the effect that the issuance of the shares of ABC Common Stock offered hereby has been duly authorized by ABC and that such shares, when issued in accordance with the Merger Agreement, will be duly issued and outstanding and fully paid and non-assessable, has been rendered by Rogers & Hardin. Rogers & Hardin has also rendered an opinion as to certain federal income tax consequences of the Merger.

                         INDEX TO FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Data:

     Introductory Note.................................................... PF-1

     ABC Historical combined with Central Historical

     - Pro Forma Condensed Balance Sheet.................................  PF-2
     - Pro Forma Condensed Statements of Income..........................  PF-3
     - Notes to Pro Forma Condensed Financial Statements.................  PF-5

     ABC Historical combined with First National Historical

     - Pro Forma Condensed Balance Sheet.................................  PF-6
     - Pro Forma Condensed Statements of Income..........................  PF-7
     - Notes to Pro Forma Condensed Financial Statements.................  PF-9

     ABC/First National Combination combined with Central Historical

     - Pro Forma Condensed Balance Sheet................................  PF-10
     - Pro Forma Condensed Statements of Income.........................  PF-11
     - Notes to Pro Forma Condensed Financial Statements................  PF-13

     ABC/Historical combined with Southland Historical
     (assuming 35% of Southland Merger Consideration payable in cash)

     - Pro Forma Condensed Balance Sheet................................  PF-14
     - Pro Forma Condensed Statements of Income.........................  PF-15
     - Notes to Pro Forma Condensed Financial Statements................  PF-16

     ABC/Historical combined with Southland Historical
     (assuming 49% of Southland Merger Consideration payable in cash)

     - Pro Forma Condensed Balance Sheet................................  PF-18
     - Pro Forma Condensed Statements of Income.........................  PF-19
     - Notes to Pro Forma Condensed Financial Statements................  PF-20

     ABC/Southland Combination combined with Central Historical
     (assuming 35% of Southland Merger Consideration payable in cash)

     - Pro Forma Condensed Balance Sheet................................  PF-22
     - Pro Forma Condensed Statements of Income.........................  PF-23
     - Notes to Pro Forma Condensed Financial Statements................  PF-25

     ABC/Southland Combination combined with Central Historical
     (assuming 49% of Southland Merger Consideration payable in cash)

     - Pro Forma Condensed Balance Sheet................................. PF-26
     - Pro Forma Condensed Statements of Income.......................... PF-27
     - Notes to Pro Forma Condensed Financial Statements................. PF-29

     ABC/First National Combination combined with Southland Historical (assuming 35% of Southland Merger Consideration payable in cash)

     - Pro Forma Condensed Balance Sheet................................. PF-30
     - Pro Forma Condensed Statements of Income.......................... PF-31
     - Notes to Pro Forma Condensed Financial Statements................. PF-32

     ABC/First National Combination combined with Southland Historical (assuming 49% of Southland Merger Consideration payable in cash)

     - Pro Forma Condensed Balance Sheet................................. PF-34
     - Pro Forma Condensed Statements of Income.......................... PF-35
     - Notes to Pro Forma Condensed Financial Statements................. PF-36

     ABC/First National Southland Combination combined with Central Historical (assuming 35% of Southland Merger Consideration payable in cash)

     - Pro Forma Condensed Balance Sheet................................. PF-38
     - Pro Forma Condensed Statements of Income.......................... PF-39
     - Notes to Pro Forma Condensed Financial Statements................. PF-41

     ABC/First National Southland Combination combined with Central Historical (assuming 49% of Southland Merger Consideration payable in cash)

     - Pro Forma Condensed Balance Sheet................................. PF-42
     - Pro Forma Condensed Statements of Income.......................... PF-43
     - Notes to Pro Forma Condensed Financial Statements................. PF-45

     ABC Bancorp Historical Financial Data:

     Consolidated Financial Statements - March 31,
      1996 and 1995 (unaudited)

     - Consolidated Balance Sheets........................................ F-1
     - Consolidated Statements of Income.................................. F-2
     - Consolidated Statements of Cash Flows.............................. F-3
     - Notes to Consolidated Financial Statements......................... F-4

     Consolidated Financial Statements

     - Independent Auditor's Report....................................... F-5
     - Consolidated Balance Sheets -- December 31, 1995 and 1994.......... F-6

     - Consolidated Statements of Income -- Years ended December 31, 1995,
           1994 and 1993...................................................  F-7
     - Consolidated Statements of Stockholders' Equity -- Years ended
       December 31, 1995, 1994 and 1993....................................  F-9
     - Consolidated Statements of Cash Flows -- Years ended December 31,
           1995, 1994 and 1993............................................. F-11
     - Notes to Consolidated Financial Statements.......................... F-13


Central Bankshares, Inc. Historical Financial Data:

     Consolidated Financial Statements - March 31,
      1996 and 1995 (unaudited)

     - Consolidated Balance Sheets........................................  F-36
     - Consolidated Statements of Income..................................  F-37
     - Consolidated Statements of Cash Flows..............................  F-38
     - Notes to Consolidated Financial Statements.........................  F-39

     Consolidated Financial Statements

     - Independent Auditor's Report.......................................  F-40
     - Consolidated Balance Sheets -- Years ended December 31, 1995 and
           1994...........................................................  F-41
     - Consolidated Statements of Income -- Years ended December 31, 1995 and 1994.......................................................  F-42

    - Consolidated Statements of Stockholders' Equity -- Years ended
      December 31, 1995 and 1994.........................................  F-43
    - Consolidated Statements of Cash Flows -- Years ended
      December 31, 1995 and 1994.........................................  F-44
    - Notes to Consolidated Financial Statements.........................  F-46



Southland Bancorporation Historical Financial Data:

     Consolidated Financial Statements - March 31,
      1996 and December 31, 1995 (unaudited)

     - Consolidated Balance Sheets........................................  F-66
     - Consolidated Statements of Earnings -- Three Months ended March 31,
           1996 and 1995..................................................  F-67
     - Consolidated Statements of Cash Flows -- Three Months ended March
           31, 1996 and 1995..............................................  F-68
     - Notes to Consolidated Financial Statements.........................  F-70

     Consolidated Financial Statements

     - Independent Auditors' Report.......................................  F-71
     - Consolidated Balance Sheets -- December 31, 1995 and 1994..........  F-72
     - Consolidated Statements of Earnings -- Years ended December 31, 1995,
           1994 and 1993..................................................  F-74
     - Consolidated Statements of Stockholders' Equity -- Years ended
           December 31, 1995, 1994 and 1993...............................  F-76
     - Consolidated Statements of Cash Flows -- Years ended December 31,
           1995, 1994 and 1993............................................  F-77
     - Notes to Consolidated Financial Statements.........................  F-79

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The Unaudited Pro Forma Condensed Consolidated Financial Data included herein give effect to the Merger. The data also give effect to the other merger transactions described in this Proxy Statement/Prospectus. Central's information is combined in this Proxy Statement/Prospectus. Central information is combined with ABC using the pooling of interests method of accounting. Southland's information is combined with ABC using the purchase accounting method. First National's information is combined with ABC using the pooling of interests method of accounting.

     The ABC historical amounts were derived from consolidated financial statements of ABC included herein. Central historical amounts were derived from the consolidated financial statements of Central included herein. The historical amounts of Southland were derived from the consolidated financial statements of Southland included herein. The historical amounts of First National were derived from the consolidated financial statements of First National incorporated herein by reference.

     The Unaudited Pro Forma Condensed Consolidated Financial Data do not purport to present the financial position of ABC had the various transactions indicated above actually been consummated on the dates indicated. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Data are not necessarily indicative of the future results of operations of ABC and should be read in conjunction with the historical financial statements of ABC and Central, including the notes thereto, included herein.

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                               PRO FORMA
                                                                              ADJUSTMENTS
                                                   ABC          CENTRAL         (NOTES A     PRO FORMA
ASSETS                                          HISTORICAL     HISTORICAL        AND B)       COMBINED
- ------                                         ------------   -----------     -----------   -----------
  Cash and due from banks                       $ 16,855         $ 2,142      $     -         $ 18,997
  Federal funds sold                              21,535              -             -           21,535
  Investment securities                           56,916          10,862            -           67,778
  Loans, net                                     218,877          34,988            -          253,865
  Premises and equipment                           7,222           1,074            -            8,296
  Investment in Central                               -               -         4,300 (1)
                                                                               (4,300)(2)           -
  Excess cost over fair value of assets
   acquired                                        1,996                            -            1,996
  Other assets                                    12,188           1,038            -           13,226
                                             -----------      ----------    ----------       ---------
                                                $335,589         $50,104      $     -         $385,693
                                             ===========      ==========    ==========       =========

LIABILITIES AND EQUITY
- ----------------------
  Deposits                                      $293,385         $44,724      $    -          $338,109
  Other liabilities                                7,629           1,080                         8,709
                                             -----------      ----------    ----------       ---------
      Total liabilities                         $301,014         $45,804                      $346,818
                                             -----------      ----------    ----------       ---------

EQUITY
- ------
  Common stock                                     3,597              -          589 (1)         4,186
  Capital surplus                                 16,826              -        3,730 (1)        20,556
  Retained earnings                               15,815              -             -           15,815
  Unrealized gains on securities available
   for sale,
   net of taxes                                     (108)             -          (19)(1)          (127)
  Treasury stock                                  (1,555)             -                         (1,555)
  Equity of Central                                                4,300      (4,300)(2)            -
                                             -----------      ----------    ----------       ---------
      Total equity                                34,575           4,300             -          38,875
                                             -----------      ----------    ----------       ---------
                                                $335,589         $50,104       $     -        $385,693
                                             ==========       ==========    ==========       =========

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.


                       YEAR ENDED DECEMBER 31, 1995      YEAR ENDED DECEMBER 31, 1994         YEAR ENDED DECEMBER 31, 1993
                      --------------------------------  ----------------------------------  ---------------------------------
                                             PRO FORMA                         PRO FORMA                            PRO FORMA
                         ABC       CENTRAL    COMBINED     ABC       CENTRAL    COMBINED       ABC        CENTRAL    COMBINED
                      HISTORICAL  HISTORICAL  (NOTE A)  HISTORICAL  HISTORICAL  (NOTE A)    HISTORICAL  HISTORICAL   (NOTE A)
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
INTEREST INCOME        $ 26,703     $ 4,141   $ 30,844  $   21,328  $    3,253  $   24,581  $   19,697  $    3,118  $  22,815

INTEREST EXPENSE         10,673       1,960     12,633       7,828       1,248       9,076       7,732       1,207      8,939
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
    Net interest
    Income               16,030       2,181     18,211      13,500       2,005      15,505      11,965       1,911     13,876

PROVISION FOR
LOAN LOSSES                 848         140        988         638         180         818       1,191         193      1,384
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
    Net interest
    income
    after provision
    for loan losses      15,182       2,041     17,223      12,862       1,825      14,687      10,774       1,718     12,492

OTHER INCOME              3,276         597      3,873       3,025         667       3,692       2,867         611      3,478

OTHER EXPENSE            12,228       1,874     14,102      11,547       1,795      13,342      10,535       1,843     12,378
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
    Income from
    continuing oper-
    ations before
    income taxes &
    cumulative
    effect                6,230         764      6,994       4,340         697       5,037       3,106         486      3,592

INCOME TAXES              1,889         265      2,154       1,240         240       1,480         814         165        979
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
    Income from
    continuing
    operations before
    cumulative effect     4,341         499     4,840       3,100          457       3,557       2,292         321      2,613

CUMULATIVE EFFECT OF
 ACCOUNTING
     CHANGE                --          --         --         --           --        --             346        --          346
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ---------
    Income from
    continuing
    operations          $ 4,341     $   499   $  4,840  $    3,100  $      457   $  3,557   $    2,638  $      321  $   2,959
                      ---------   ---------   --------  ----------  ----------  ----------  ----------  ----------  ----------
INCOME PER SHARE FROM
   CONTINUING OPERATIONS                      $   1.23                           $   1.01                            $    .95
                                              ========                           ========                            ========

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


                                     THREE MONTHS ENDED MARCH 31, 1996            THREE MONTHS ENDED MARCH 31, 1995
                               -------------------------------------------   -------------------------------------------
                                                               PRO FORMA                                      PRO FORMA
                                     ABC         CENTRAL        COMBINED          ABC           CENTRAL       COMBINED
                                 HISTORICAL     HISTORICAL      (NOTE A)       HISTORICAL      HISTORICAL     (NOTE A)
                               -------------   ------------   ------------    -------------   ------------   -----------
INTEREST INCOME                 $     7,051    $     1,113    $     8,164     $      6,157    $       914     $   7,071

INTEREST EXPENSE                      2,941            540          3,481            2,348            403         2,751
                               -------------   ------------   ------------    -------------   ------------   -----------

        Net interest income           4,110            573          4,683            3,809            511         4,320

PROVISION FOR LOAN LOSSES               180                           180              180             45           225
                               -------------   ------------   ------------    -------------   ------------   -----------

            Net interest
             income after
             provision for
             loan losses              3,930            573          4,503            3,629            466         4,095

OTHER INCOME                            927            180          1,107              886            160         1,046

OTHER EXPENSE                         3,017            476          3,493            3,000            476         3,476
                               -------------   ------------   ------------    -------------   ------------   -----------

        Income from
         continuing
         operations before
           income taxes
           and cumulative
           effect                     1,840            277          2,117            1,515            150         1,665

INCOME TAXES                            605            105            710              487             57           544
                               -------------   ------------   ------------    -------------   ------------   -----------

         Income from
          operations
          before
          cumulative effect           1,235            172          1,407            1,028             93         1,121

CUMULATIVE EFFECT OF
 ACCOUNTING
     CHANGE                              -              -              -                 -             -             -
                               -------------   ------------    ------------    ------------   ------------   -----------

         Income from
          continuing
          operations           $      1,235   $        172    $     1,407     $      1,028   $         93   $     1,121
                               =============   ============   ============    =============   ============   ============

INCOME PER SHARE FROM
 CONTINUING OPERATIONS                                          $    .35                                    $        .29
                                                                ==========                                   ============

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Issue of 588,742 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of Central.

     (2)  Elimination of investment in Central.

     STATEMENTS OF INCOME:

     (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods. There are no dilutive common stock attributes.

                          ABC BANCORP AND SUBSIDIARIES
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                                      PRO FORMA
                                                                       FIRST         ADJUSTMENTS
                                                        ABC          NATIONAL         (NOTES A         PRO FORMA
                                                     HISTORICAL      HISTORICAL         AND B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
ASSETS
- ------
  Cash and due from banks                            $ 16,855         $  2,118         $     -           $ 18,973
  Federal funds sold                                   21,535            3,100               -             24,635
  Investment securities                                56,916           11,332               -             68,248
  Loans, net                                          218,877           35,015               -            253,892
  Premises and equipment                                7,222            1,463               -              8,685
  Investment First National                                 -                -            5,593 (1)
                                                                                         (5,593)(2)             -
  Excess cost over fair value of assets acquired        1,996               -                -              1,996
  Other assets                                         12,188              836               -             13,024
                                                     --------         --------         --------          --------
                                                     $335,589         $ 53,864         $     -           $389,453
                                                     ========         ========         ========          ========
LIABILITIES AND EQUITY
- ----------------------
  Deposits                                           $293,385         $ 47,863         $     -           $341,248
  Other liabilities                                     7,629              408               -              8,037
                                                     --------         --------         --------          --------
        Total liabilities                             301,014           48,271               -            349,285
                                                     --------         --------         --------          --------
EQUITY
- ------
  Common stock                                          3,597               -               789 (1)         4,386
  Capital surplus                                      16,826               -             4,843 (1)        21,669
  Retained earnings                                    15,815               -                -             15,815
  Unrealized gains on securities available for sale,
    net of taxes                                         (108)              -               (39)(1)          (147)
  Treasury stock                                       (1,555)              -                -             (1,555)
  Equity of First National                                 -             5,593           (5,593)(2)            -
                                                     --------         --------         --------          --------
        Total equity                                   34,575            5,593               -             40,168
                                                     --------         --------         --------          --------
                                                     $335,589         $ 53,864         $     -           $389,453
                                                     ========         ========         ========          ========

                                     PF-6

                          ABC BANCORP AND SUBSIDIARIES
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                       YEAR ENDED DECEMBER 31, 1995         YEAR ENDED DECEMBER 31, 1994
                                -------------------------------------   -------------------------------------
                                                 FIRST      PRO FORMA                    FIRST      PRO FORMA
                                     ABC        NATIONAL    COMBINED         ABC        NATIONAL    COMBINED
                                  HISTORICAL   HISTORICAL   (NOTE A)      HISTORICAL   HISTORICAL   (NOTE A)
                                ------------ ------------ -----------   ------------ ------------ -----------
INTEREST INCOME                  $26,703      $ 4,045       $ 30,748      $ 21,328     $ 3,162       $ 24,490

INTEREST EXPENSE                  10,673        1,893         12,566         7,828       1,438          9,266
                                 -------      -------       --------      --------     -------       --------

        Net interest income       16,030        2,152         18,182        13,500       1,724         15,224

PROVISION FOR LOAN LOSSES            848          185          1,033           638         120            758
                                 -------      -------       --------      --------     -------       --------

        Net interest income
          after provision for
          loan losses             15,182        1,967         17,149        12,862       1,604         14,466

OTHER INCOME                       3,276          524          3,800         3,025         355          3,380

OTHER EXPENSE                     12,228        1,573         13,801        11,547       1,420         12,967
                                 -------      -------       --------      --------     -------       --------

       Income from continuing
         operations before
         income taxes and
         cumulative
         effect                    6,230          918          7,148         4,340         539          4,879

INCOME TAXES                       1,889          306          2,195         1,240         223          1,463
                                 -------      -------       --------      --------     -------       --------

        Income from continuing
         operations before
         cumulative effect         4,341          612          4,953         3,100         316          3,416

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                     -            -              -             -           -              -
                                 -------      -------       --------      --------     -------       --------

      Income from continuing
             operations          $ 4,341       $  612       $  4,953       $ 3,100      $  316       $  3,416
                                 =======      =======       ========      ========     =======       ========

INCOME PER SHARE FROM
   CONTINUING OPERATIONS                                    $   1.19                                 $    .91
                                                            ========                                 ========
                                     YEAR ENDED DECEMBER 31, 1993
                              ----------------------------------------
                                                 FIRST        PRO FORMA
                                   ABC          NATIONAL      COMBINED
                                HISTORICAL     HISTORICAL     (NOTE A)
                              ------------   ------------   ----------

INTEREST INCOME                 $ 19,697         $ 2,510      $ 22,207

INTEREST EXPENSE                   7,732           1,177         8,909
                                --------         -------      --------

        Net interest income       11,965           1,333        13,298

PROVISION FOR LOAN LOSSES          1,191             128         1,319
                                --------         -------      --------

        Net interest income
          after  provision for
          loan losses             10,774           1,205        11,979

OTHER INCOME                       2,867             289         3,156

OTHER EXPENSE                     10,535           1,256        11,791
                                --------         -------      --------

       Income from continuing
         operations before
         income taxes and
         cumulative
         effect                    3,106             238         3,344

INCOME TAXES                         814               -           814
                                --------         -------      --------

        Income from continuing
         operations before
         cumulative effect         2,292             238         2,530

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                   346                           346
                                --------         -------      --------

      Income from continuing
             operations          $ 2,638         $   238      $  2,876
                                ========         =======      ========

INCOME PER SHARE FROM
   CONTINUING OPERATIONS                                      $    .87
                                                              ========

                          ABC BANCORP AND SUBSIDIARIES
              COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)

                                     THREE MONTHS ENDED MARCH 31, 1996                THREE MONTHS ENDED MARCH 31, 1995
                              -------------------------------------------------   ------------------------------------------
                                                    FIRST        PRO FORMA                           FIRST        PRO FORMA
                                       ABC         NATIONAL       COMBINED             ABC          NATIONAL       COMBINED
                                   HISTORICAL     HISTORICAL      (NOTE A)          HISTORICAL     HISTORICAL      (NOTE A)
                               ---------------   ------------   ------------      -------------   ------------   -----------
INTEREST INCOME                 $  7,051         $ 1,071        $ 8,122            $  6,157        $   938         $ 7,095

INTEREST EXPENSE                   2,941             538          3,479               2,348            393           2,741
                                --------         -------        -------            --------        -------         -------

        Net interest income        4,110             533          4,643               3,809            545           4,354

PROVISION FOR LOAN LOSSES            180              50            230                 180             25             205
                                --------         -------        -------            --------        -------         -------

            Net interest
             income after
             provision for
             loan losses           3,930             483          4,413               3,629            520           4,149

OTHER INCOME                         927             123          1,050                 886             85             971

OTHER EXPENSE                      3,017             397          3,414               3,000            391           3,391
                                --------         -------        -------            --------        -------         -------


        Income from
         continuing
         operations before
           income taxes
           and cumulative
           effect                  1,840             209          2,049               1,515            214           1,729

INCOME TAXES                         605              76            681                 487             81             568
                                --------          ------         ------             -------         ------         -------


         Income from
          operations
          before
          cumulative effect        1,235             133          1,368               1,028            133           1,161

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                     -               -              -                   -              -               -
                                --------          ------        -------             -------        -------         -------


         Income from
          continuing
          operations             $ 1,235          $  133        $ 1,368             $ 1,028         $  133         $ 1,161
                                 =======          ======        =======             =======         ======         =======


INCOME PER SHARE FROM
 CONTINUING OPERATIONS                                          $   .33                                            $   .28
                                                                =======                                            =======

                                     PF-8

                          ABC BANCORP AND SUBSIDIARIES
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Issue of 788,868 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of First National.

     (2)  Elimination of investment in First National.

     STATEMENTS OF INCOME:

     (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods. There are no dilutive common stock attributes.

                          ABC BANCORP AND SUBSIDIARIES
                   AND FIRST NATIONAL FINANCIAL CORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                                  PRO FORMA
                                                ABC/FIRST                        ADJUSTMENTS
                                                NATIONAL        CENTRAL           (NOTES A          PRO FORMA
                                                COMBINED       HISTORICAL           AND B)           COMBINED
                                               ----------      ----------      --------------       ----------
ASSETS
- ------
  Cash and due from banks                       $ 18,973         $ 2,142        $       -            $  21,115
  Federal funds sold                              24,635               -                -               24,635
  Investment securities                           68,248          10,862                -               79,110
  Loans, net                                     253,892          34,988                -              288,880
  Premises and equipment                           8,685           1,074                -                9,759
  Investment in Central                                -                -            4,300 (1)
                                                                                    (4,300)(2)
  Excess cost over fair value of assets
    acquired                                       1,996               -                -                1,996
  Other assets                                    13,024           1,038                -               14,062
                                                --------         -------        ---------             --------

                                                $389,453         $50,104        $       -             $439,557
                                                --------         -------        ---------             --------

LIABILITIES AND EQUITY
- ----------------------
  Deposits                                      $341,248         $47,724        $       -             $385,972
  Other liabilities                                8,037           1,080                -                9,117
                                                --------         -------        ---------             --------
    Total liabilities                            349,285          45,804                -              395,089
                                                --------         -------        ---------             --------

EQUITY
- ------
  Common stock                                     4,386               -              589 (1)            4,975
  Capital surplus                                 21,669               -            3,730 (1)           25,399
  Retained earnings                               15,815               -                -               15,815
  Unrealized gains on securities available
    for sale, net of taxes                          (147)              -              (19)(1)             (166)
  Treasury stock                                  (1,555)              -                -               (1,555)
  Equity of Central                                   -            4,300           (4,300)(2)                -
                                                --------         -------        ---------             --------
    Total equity                                  40,168           4,300                -               44,468
                                                --------         -------        ---------             --------

                                                $389,453         $50,104        $       -             $439,557
                                                ========         =======        =========             ========

                          ABC BANCORP AND SUBSIDIARIES
                   AND FIRST NATIONAL FINANCIAL CORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                YEAR ENDED DECEMBER 31, 1995        YEAR ENDED DECEMBER 31, 1994      YEAR ENDED DECEMBER 31, 1993
                            ------------------------------------  --------------------------------   ------------------------------
                             ABC/FIRST               PRO FORMA    ABC/FIRST               PRO FORMA   ABC/FIRST            PRO FORMA
                             NATIONAL    CENTRAL      COMBINED    NATIONAL     CENTRAL    COMBINED    NATIONAL  CENTRAL   COMBINED
                             COMBINED   HISTORICAL    (NOTE A)    COMBINED    HISTORICAL  (NOTE A)    COMBINED HISTORICAL  (NOTE A)
                            ----------  ----------- ------------  --------- ------------  ---------  --------- ---------- ---------
INTEREST INCOME              $  30,748    $ 4,141   $  34,889      $24,490       $3,253    $27,743    $22,207    $3,118    $25,325

INTEREST EXPENSE                12,566      1,960      14,526        9,266        1,248     10,514      8,909     1,207     10,116
                              --------   --------    --------      -------       ------     ------     ------    ------     -------

        Net interest income     18,182      2,181      20,363       15,224        2,005     17,229     13,298     1,911     15,209

PROVISION FOR LOAN LOSSES        1,033        140       1,173          758          180        938      1,319       193      1,512
                              --------   --------    --------      -------       ------     ------     ------    ------    -------

        Net interest income
         after provision for
         loan losses            17,149      2,041      19,190       14,466        1,825     16,291     11,979     1,718     13,697

OTHER INCOME                     3,800        597       4,397        3,380          667      4,047      3,156       611      3,767

OTHER EXPENSE                   13,801      1,874      15,675       12,967        1,795     14,762     11,797     1,843     13,634
                              --------   --------    --------      -------       ------     ------     ------    ------    -------
        Income from continuing
           operations before
           income taxes and
           cumulative effect     7,148        764       7,912        4,879          697      5,576      3,344       486      3,830

INCOME TAXES                     2,195        265       2,460        1,463          240      1,703        814       165        979
                              --------   --------    --------      -------       ------     ------     ------    ------    -------
      Income from continuing
         operations before
         cumulative effect       4,953        499       5,452        3,416          457      3,873      2,530       321      2,851

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                  -          -           -             -            -          -        346         -        346
      Income from continuing
         operations           $  4,953   $    499    $  5,452      $ 3,416       $  457     $3,873     $2,876    $  321    $ 3,197
                              ========   ========    ========      =======       ======     ======     ======    ======    =======
INCOME PER SHARE FROM
   CONTINUING OPERATIONS                             $  1.15                                $  .90                          $  .82
                                                     =======                                ======                          ======

                         ABC BANCORP AND SUBSIDIARIES
                   AND FIRST NATIONAL FINANCIAL CORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)
                                  (CONTINUED)

                                 THREE MONTHS ENDED MARCH 31, 1996                      THREE MONTHS ENDED MARCH 31, 1995
                            -------------------------------------------             -------------------------------------------
                              ABC/FIRST                          PRO FORMA           ABC/FIRST                      PRO FORMA
                              NATIONAL            CENTRAL        COMBINED            NATIONAL      CENTRAL           COMBINED
                              COMBINED           HISTORICAL      (NOTE A)            COMBINED     HISTORICAL         (NOTE A)
                              ----------       -------------     --------           ---------     ----------        ---------
INTEREST INCOME                $ 8,122              $1,113           $ 9,235             $ 7,095        $  914        $ 8,009

INTEREST EXPENSE                 3,479                 540             4,019               2,741           403          3,144
                               -------              ------            ------              ------        ------        -------

        Net interest income      4,643                 573             5,216               4,354           511          4,865

PROVISION FOR LOAN LOSSES          230                   -               230                 205            45            250
                               -------              ------            ------              ------        ------        -------

        Net interest income
         after provision for
         loan losses             4,413                 573             4,986               4,149           466          4,615

OTHER INCOME                     1,050                 180             1,230                 971           160          1,131

OTHER EXPENSE                    3,414                 476             3,890               3,391           476          3,867
                               -------              ------            ------              ------        ------        -------
        Income from continuing
           operations before
           income taxes and
           cumulative effect     2,049                 277             2,326               1,729           150          1,879

INCOME TAXES                       681                 105               786                 568            57            625
                               -------              ------            ------              ------        ------        -------
      Income from
         operations before
         cumulative effect       1,368                 172             1,540               1,161            93          1,254

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                   -                   -                 -                   -             -            -
      Income from continuing
         operations            $ 1,368              $  172            $1,540              $1,161        $   93        $ 1,254
                               -------              ------            ------              ------        ------        -------
INCOME PER SHARE FROM
   CONTINUING OPERATIONS                                              $  .32                                           $  .27
                                                                      ======                                           ======

                          ABC BANCORP AND SUBSIDIARIES
                   AND FIRST NATIONAL FINANCIAL CORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, at the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Issue of 588,742 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of Central.

     (2)  Elimination of investment in Central.

     STATEMENTS OF INCOME:

     (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods.

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                                             PRO FORMA
                                                                                            ADJUSTMENTS
                                                   ABC                SOUTHLAND               (NOTES A             PRO FORMA
                                                HISTORICAL            HISTORICAL               AND B)              COMBINED
                                                ----------           -----------             -----------           ---------
ASSETS
- ------
  Cash and due from banks                         $ 16,855              $  2,667            $     -              $ 19,522
  Federal funds sold                                21,535                    -               (4,138)(1)           17,397
  Investment securities                             56,916                25,180                  -                82,096
  Loans, net                                       218,877                74,880                  -               293,757
  Premises and equipment                             7,222                 2,544                 500 (2)           10,266
  Investment in Southland                               -                     -               11,822 (1)
                                                                                             (11,822)(2)               -
  Excess cost over fair value of
   assets acquired                                   1,996                    -                2,250 (2)
                                                                                               2,504 (2)            6,750

  Other assets                                      12,188                 2,197                  -                14,385
                                                  --------              --------            --------             --------

                                                  $335,589              $107,468            $  1,116             $444,173
                                                  ========              ========            ========             ========

LIABILITIES AND EQUITY
- ----------------------
  Deposits                                        $293,385              $ 87,865            $     -              $381,250
  Other liabilities                                  7,629                 1,027                  -                 8,656
  Long-term debt                                        -                 12,008                  -                12,008
                                                  --------              --------            --------             --------
    Total liabilities                              301,014               100,900                  -               401,914
                                                  --------              --------            --------             --------


EQUITY
- ------
  Common stock                                       3,597                    -                  549 (1)            4,146
  Capital surplus                                   16,826                    -                7,135 (1)           23,961
  Retained earnings                                 15,815                    -                   -                15,815
  Unrealized gains on securities available
   for sale, net of taxes                             (108)                   -                   -                  (108)
  Treasury stock                                    (1,555)                   -                   -                (1,555)
  Equity of Southland                                    -                 6,568              (6,568)(2)               -
                                                  --------              --------            --------             --------
    Total equity                                    34,575                 6,568               1,116               42,259
                                                  --------              --------            --------             --------

                                                  $335,589              $107,468            $  1,116             $444,173
                                                  ========              ========            ========             ========


                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                           YEAR ENDED DECEMBER 31, 1995
                                           -----------------------------------------------------------
                                                                            PRO FORMA
                                               ABC         SOUTHLAND       ADJUSTMENTS      PRO FORMA
                                           HISTORICAL      HISTORICAL       (NOTE B)         COMBINED
                                           ----------      ----------      -----------     -----------
INTEREST INCOME                             $ 26,703         $ 9,033          $ (228)(4)      $ 35,508
INTEREST EXPENSE                              10,673           4,775                            15,448
                                            --------         -------         --------         --------
Net interest income                           16,030           4,258            (228)           20,060
PROVISION FOR LOAN LOSSES                        848              72                               920
                                            --------         -------         --------         --------
Net interest income after provision for
 loan losses                                  15,182           4,186            (228)           19,140
OTHER INCOME                                   3,276           1,582                             4,858
OTHER EXPENSE                                 12,228           4,101             409 (3)        16,738
                                            --------         -------         --------         --------
Income from continuing operations before
    income taxes                               6,230           1,667            (637)            7,260
INCOME TAXES                                   1,889             643             (78)(5)         2,454
                                            --------         -------         --------         --------
Income from continuing operations           $  4,341         $ 1,024          $ (559)          $ 4,806
                                            ========         =======         ========         ========
INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                                    $  1.23
                                                                                              ========

                                                        THREE MONTHS ENDED MARCH 31, 1996
                                           -----------------------------------------------------------
                                                                            PRO FORMA
                                               ABC         SOUTHLAND       ADJUSTMENTS      PRO FORMA
                                           HISTORICAL      HISTORICAL       (NOTE B)         COMBINED
                                           ----------      ----------      -----------     -----------

INTEREST INCOME                            $ 7,051         $ 2,456         $   (57)(4)       $ 9,450
INTEREST EXPENSE                             2,941           1,206                             4,147
                                            --------       --------       --------          --------
Net interest income                          4,110           1,250             (57)            5,303
PROVISION FOR LOAN LOSSES                      180              -                -               180
                                            --------      --------        --------          --------
Net interest income after provision for
 loan losses                                 3,930           1,250             (57)            5,123
OTHER INCOME                                   927             399                             1,326
OTHER EXPENSE                                3,017           1,076             102 (3)         4,195
                                            --------      --------        --------          --------
Income from continuing operations before
    income taxes                             1,840             573            (159)            2,254
INCOME TAXES                                   605             213             (19)(5)           799
                                            --------      --------        --------          --------
Income from continuing operations          $ 1,235          $  360        $   (140)          $ 1,455
                                           ========       ========        ========          ========

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                                  $   .37
                                                                                            ========


                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $4,138,000 in cash (representing 35% of total consideration) and issue of 548,893 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                              DEPRECIATION    AMORTIZATION
                              OF WRITE-UP      OF DEPOSIT      AMORTIZATION
                                OF BANK           BASE              OF
    YEAR ENDING DECEMBER 31,   BUILDINGS        PREMIUM          GOODWILL        TOTAL
   -------------------------  ------------    -------------   -------------     ------
      1996                      $17,000        $225,000          $167,000       $409,000
      1997                       17,000         225,000           167,000        409,000
      1998                       17,000         225,000           167,000        409,000
      1999                       17,000         225,000           167,000        409,000
      2000                       17,000         225,000           167,000        409,000

     No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any tax deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                      PRO FORMA
                                                                     ADJUSTMENTS
                                           ABC         SOUTHLAND       (NOTES A      PRO FORMA
ASSETS                                  HISTORICAL     HISTORICAL       AND B)       COMBINED
- ------                                  ----------    -----------   ------------    ----------
  Cash and due from banks                $  16,855     $   2,667    $    -         $ 19,522
  Federal funds sold                        21,535                   (5,793)(1)      15,742
  Investment securities                     56,916        25,180                     82,096
  Loans, net                               218,877        74,880                    293,757
  Premises and equipment                     7,222         2,544        500 (2)      10,266
  Investment in Southland                                     -      11,822 (1)
                                                                    (11,822)(2)           -
  Excess cost over fair value of
    assets acquired                          1,996            -       2,250 (2)
                                                                      2,504 (2)       6,750
  Other assets                              12,188         2,197         -           14,385
                                         ---------     ---------    ---------     ---------
                                          $335,589      $107,468    $  (539)       $442,518
                                         =========     =========    =========     =========

LIABILITIES AND EQUITY
- ---------------------------------
  Deposits                                $293,385      $ 87,865    $    -         $381,250
  Other liabilities                          7,629         1,027         -            8,656
  Long-term debt                                 -        12,008         -           12,008
                                         ---------     ---------    ---------     ---------
    Total liabilities                      301,014        100,900        -          401,914
                                         ---------     ---------    ---------     ---------

EQUITY
- ------
  Common stock                              3,597            -           431 (1)      4,028
  Capital surplus                          16,826            -         5,598 (1)     22,424
  Retained earnings                        15,815            -             -         15,815
  Unrealized gains on securities
    available for sale,
    net of taxes                             (108)           -            -            (108)
  Treasury stock                           (1,555)           -            -          (1,555)
  Equity of Southland                           -         6,568       (6,568)(2)         -
                                         ---------     ---------    ---------     ---------
     Total equity                          34,575         6,568         (539)        40,604
                                         ---------     ---------    ---------     ---------
                                         $335,589      $107,468     $   (539)     $ 442,518
                                         ========      ========     ========      =========

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                      YEAR ENDED DECEMBER 31, 1995
                                           ----------------------------------------------------
                                                                         PRO FORMA
                                                ABC       SOUTHLAND     ADJUSTMENTS   PRO FORMA
                                            HISTORICAL    HISTORICAL      (NOTE B)    COMBINED
                                           -----------   -----------   ------------   ---------
INTEREST INCOME                             $ 26,703      $  9,033      $    319 (4)  $ 35,417
INTEREST EXPENSE                              10,673         4,775             -        15,448
                                             -------      --------       --------     --------

Net interest income                           16,030         4,258           319        19,969
PROVISION FOR LOAN LOSSES                        848            72             -           920
                                             -------      --------       --------     --------

Net interest income after provision for
 loan losses                                  15,182         4,186           319        19,049
OTHER INCOME                                   3,276         1,582             -         4,858
OTHER EXPENSE                                 12,228         4,101           409 (3)    16,738
                                             -------      --------       --------     --------

Income from continuing operations before
    income taxes                               6,230         1,667          (728)        7,169
INCOME TAXES                                   1,889           643          (108)(5)     2,424
                                             -------      --------       --------     --------
Income from continuing operations            $ 4,341         1,024          (620)        4,745
                                             =======      ========       ========     ========

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                           $   1.25
                                                                                      ========

                                                    THREE MONTHS ENDED MARCH 31, 1996
                                           ----------------------------------------------------
                                                                         PRO FORMA
                                                ABC       SOUTHLAND     ADJUSTMENTS   PRO FORMA
                                            HISTORICAL    HISTORICAL      (NOTE B)    COMBINED
                                           -----------   -----------   ------------   ---------

INTEREST INCOME                             $ 7,051       $ 2,456        $    (80)(4)  $  9,427
INTEREST EXPENSE                              2,941         1,206              -          4,147
                                             -------      --------       --------      --------
Net interest income                           4,110         1,250             (80)        5,280
PROVISION FOR LOAN LOSSES                       180                                         180
                                             -------      --------       --------      --------
Net interest income after provision for       3,930         1,250             (80)        5,100
 loan losses
OTHER INCOME                                    927           399                         1,326
OTHER EXPENSE                                 3,017         1,076             102 (3)     4,195
                                             -------      --------       --------      --------
Income from continuing operations before
    income taxes                              1,840           573            (182)        2,231
INCOME TAXES                                    605           213             (27)(5)       791
                                             -------      --------       --------      --------
Income from continuing operations           $ 1,235       $   360        $   (155)      $ 1,440
                                             -------      --------       --------      --------

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                                            $    .38
                                                                                       ========

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $5,793,000 in cash (representing 49% of total consideration) and issue of 430,670 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                              DEPRECIATION   AMORTIZATION
                              OF WRITE-UP     OF DEPOSIT    AMORTIZATION
                                OF BANK          BASE            OF
    YEAR ENDING DECEMBER 31,   BUILDINGS       PREMIUM        GOODWILL       TOTAL
   ------------------------  ------------    ------------   -------------   --------
       1996                     $17,000        $225,000       $167,000      $409,000
       1997                      17,000         225,000        167,000       409,000
       1998                      17,000         225,000        167,000       409,000
       1999                      17,000         225,000        167,000       409,000
       2000                      17,000         225,000        167,000       409,000


     No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any tax deductions for the above adjustments.

                         ABC BANCORP AND SUBSIDIARIES
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                       Pro Forma Condensed Balance Sheet
                                March 31, 1996
                                  (Unaudited)
                            (Dollars in Thousands)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of Southland with a minimum of 35% in cash) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                         Pro Forma
                               ABC                      Adjustments
                            Southland        Central      (notes A    Pro Forma
                             Combined      Historical      and B)      Combined
                            ---------      ----------   -----------   ---------
Assets
- ------
  Cash and due from banks    $ 19,522      $    2,142   $      --      $ 21,664
  Federal funds sold           17,397              --          --        17,397
  Investment securities        82,096          10,862          --        92,958
  Loans, net                  293,757          34,988          --       328,745
  Premises and equipment       10,266           1,074          --        11,340
  Investment in Central            --              --       4,300 (1)
                                                            4,300 (2)
  Excess cost over fair
   value of assets acquired     6,750              --          --         6,750

  Other assets                 14,385           1,038          --        15,423
                             --------      ----------   ---------      --------

                             $444,173      $   50,104   $      --      $494,277
                             ========      ==========   =========      ========

Liabilities and Equity
- ----------------------
  Deposits                   $381,250      $   44,724   $      --      $425,974
  Other liabilities             8,656           1,080          --         9,736
  Long-term debt               12,008              --          --        12,008
                             --------      ----------   ---------      --------
          Total liabilities   401,914          45,804          --       447,718
                             ========      ==========   =========      ========

Equity
- ------
  Common stock                  4,146              --         589 (1)     4,735
  Capital surplus              23,961              --       3,730 (1)    27,691
  Retained earnings            15,815              --          --        15,815
  Unrealized losses on
   securities available for
   sale, net of taxes            (108)             --         (19)(1)      (127)
  Treasury Stock               (1,555)             --          --        (1,555)
  Equity of Central                --           4,300      (4,300)(2)        --
                             --------      ----------   ---------      --------
          Total equity         42,259           4,300          --        46,559
                             --------      ----------   ---------      --------

                             $444,173      $   50,104   $      --      $494,277
                             ========      ==========   =========      ========

                         ABC BANCORP AND SUBSIDIARIES
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   Pro Forma Condensed Statements of Income
                                  (Unaudited)
                            (Dollars in Thousands)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of Southland with a minimum of 35% in cash) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                 Year Ended December 31, 1995      Year Ended December 31, 1994      Year Ended December 31, 1993
                               --------------------------------  --------------------------------  --------------------------------
                                  ABC                Pro Forma                         Pro Forma                         Pro Forma
                               Southland   Central    Combined      ABC      Central    Combined     ABC      Central     Combined
                                Combined  Historical  (Note A)   Historical Historical  (Note A)   Historical Historical  (Note A)
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------
Interest income                $  35,508  $    4,141 $  39,649   $   21,328 $    3,253 $  24,581   $   19,697 $    3,118 $  22,815

Interest expense                  15,448       1,960    17,408        7,828      1,248     9,076        7,732      1,207     8,939
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Net interest income          20,060       2,181    22,241       13,500      2,005    15,005       11,965      1,911    13,876

Provision for loan losses            920         140     1,060          638        180       818        1,191        193     1,384
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Net interest income
      after provision for
      loan losses                 19,140       2,041    21,181       12,862      1,825    14,687       10,774      1,718    12,492

Other income                       4,858         597     5,455        3,025        667     3,692        2,867        611     3,478

Other expense                     16,738       1,874    18,612       11,547      1,795    13,342       10,535      1,843    12,378
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
      operations before
      income taxes and
      cumulative effect            7,260         764     8,024        4,340        697     5,037        3,106        486     3,592

Income taxes                       2,454         265     2,719        1,240        240     1,480          814        165       979
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
      operations before
      cumulative effect            4,806         499     5,305        3,100        457     3,557        2,292        321     2,613

Cumulative effect of accounting
  change                             --          --        --           --         --        --           346        --        346
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
       operations              $   4,806  $      499 $   5,305   $    3,100 $      457 $   3,557   $    2,638 $      321 $   2,959
                               =========  ========== =========   ========== ========== =========   ========== ========== =========

Income per share from
  continuing operations                              $    1.01                         $    1.01                         $    0.95
                                                     =========                         =========                         =========

                         ABC BANCORP AND SUBSIDIARIES
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   Pro Forma Condensed Statements of Income
                                  (Unaudited)
                            (Dollars in Thousands)
                                  (Continued)

                                       Three Months Ended March 31, 1996     Three Months Ended March 31, 1995
                                      -----------------------------------   -----------------------------------
                                         ABC                    Pro Forma      ABC                    Pro Forma
                                      Southland     Central      Combined   Southland     Central      Combined
                                      Historical   Historical    (Note A)   Historical   Historical    (Note A)
                                      ----------   ----------   ---------   ----------   ----------   ---------
Interest income                       $    9,450   $    1,113   $  10,563   $    8,370   $      914   $   9,284

Interest expense                           4,147          540       4,687        3,428          403       3,831
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Net interest income                   5,303          573       5,876        4,942          511       5,453

Provision for loan losses                    180            -         180          232           45         277
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Net interest income after
      provision for loan losses            5,123          573       5,696        4,710          466       5,176

Other income                               1,326          180       1,506        1,254          160       1,414

Other expense                              4,195          476       4,671        4,184          476       4,660
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from continuing
      operations before income
      taxes and cumulative effect          2,254          277       2,531        1,780          150       1,930

Income taxes                                 799          105         904          639           57         696
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from operations before
      cumulative effect                    1,455          172       1,627        1,141           93       1,234

Cumulative effect of accounting
  change                                     --           --          --           --           --          --
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from continuing
      operations                      $    1,455   $      172   $   1,627   $    1,141   $       93   $   1,234
                                      ==========   ==========   =========   ==========   ==========   =========

Income per share from continuing
 operations                                                     $     .36                             $     .28
                                                                =========                             =========

                         ABC BANCORP AND SUBSIDIARIES
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
               Notes to Pro Forma Condensed Financial Statements
                                  (Unaudited)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statement of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

      Balance Sheet:

      (1) Issue of 588,742 shares of ABC common stock in exchange for 100% of the equity of Central.

      (2)   Elimination of investment in Central.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.



                                     Depreciation      Amortization
                                     of Write-up       of Deposit      Amortization
                                       of Bank            Base              of
      Year Ending December 31,        Buildings         Premium         Goodwill           Total
      ------------------------       -----------      -----------     --------------     ---------
       1996                           $  17,000        $  225,000      $  167,000         $  409,000
       1997                              17,000           225,000         167,000            409,000
       1998                              17,000           225,000         167,000            409,000
       1999                              17,000           225,000         167,000            409,000
       2000                              17,000           225,000         167,000            409,000

      No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any tax deductions for the above adjustments.

                         ABC BANCORP AND SUBSIDIARIES
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                       Pro Forma Condensed Balance Sheet
                                March 31, 1996
                                  (Unaudited)
                            (Dollars in Thousands)

      The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of Southland with a minimum of 49% in cash) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                         Pro Forma
                                             ABC                        Adjustments
                                          Southland        Central       (Notes A          Pro Forma
                                          Combined       Historical        and B)          Combined
                                         ----------      -----------     -----------      ----------
Assets
- ------
   Cash and due from banks                 $ 19,522       $  2,142       $      --          $ 21,664
   Federal funds sold                        15,742             --              --            15,742
   Investment securities                     82,096         10,862              --            92,958
   Loans, net                               293,757         34,988              --           328,745
   Premises and equipment                    10,266          1,074              --            11,340
   Investment in Central                         --             --           4,300 (1)
                                                                            (4,300)(2)            --
   Excess cost over fair value of
     assets acquired                          6,750             --              --             6,750

   Other assets                              14,385          1,038              --            15,423
                                           ---------      ---------      ----------         --------

                                           $442,518       $ 50,104       $      --          $492,622
                                           =========      =========      ==========         ========

Liabilities and Equity
- ----------------------
   Deposits                                $381,250       $ 44,724       $      --          $425,974
   Other liabilities                          8,656          1,080              --             9,736
   Long-term debt                            12,008             --              --            12,008
                                           ---------      ---------      ----------         --------
           Total liabilities                401,914         45,804              --           447,718
                                           ---------      ---------      ----------         --------

Equity
- ------
   Common stock                               4,028             --             589 (1)         4,617
   Capital surplus                           22,424             --           3,730 (1)        26,154
   Retained earnings                         15,815             --              --            15,815
   Unrealized losses on securities
     available for sale, net of taxes          (108)            --             (19)(1)          (127)
   Treasury stock                            (1,555)            --              --            (1,555)
   Equity of Central                             --          4,300          (4,300)(2)            --
                                           ---------      ---------      ----------         --------
           Total equity                      40,604          4,300              --            44,904
                                           ---------      ---------      ----------         --------
                                           $442,518       $ 50,104       $      --          $492,622
                                           =========      =========      ==========         ========

                         ABC BANCORP AND SUBSIDIARIES
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   Pro Forma Condensed Statements of Income
                                  (Unaudited)
                            (Dollars in Thousands)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of Southland with a minimum of 49% in cash) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                 Year Ended December 31, 1995      Year Ended December 31, 1994      Year Ended December 31, 1993
                               --------------------------------  --------------------------------  --------------------------------
                                  ABC                Pro Forma                         Pro Forma                         Pro Forma
                               Southland   Central    Combined      ABC      Central    Combined     ABC      Central     Combined
                                Combined  Historical  (Note A)   Historical Historical  (Note A)   Historical Historical  (Note A)
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------
Interest income                $  35,417  $    4,141 $  39,558   $   21,328 $    3,253 $  24,581   $   19,697 $    3,118 $  22,815

Interest expense                  15,448       1,960    17,408        7,828      1,248     9,076        7,732      1,207     8,939
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Net interest income          19,969       2,181    22,150       13,500      2,005    15,505       11,965      1,911    13,876

Provision for loan losses            920         140     1,060          638        180       818        1,191        193     1,384
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Net interest income
      after provision for
      loan losses                 19,049       2,041    21,090       12,862      1,825    14,687       10,774      1,718    12,492

Other income                       4,858         597     5,455        3,025        667     3,692        2,867        611     3,478

Other expense                     16,738       1,874    18,612       11,547      1,795    13,342       10,535      1,843    12,378
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
      operations before
      income taxes and
      cumulative effect            7,169         764     7,933        4,340        697     5,037        3,106        486     3,592

Income taxes                       2,424         265     2,689        1,240        240     1,480          814        165       979
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
      operations before
      cumulative effect            4,745         499     5,244        3,100        457     3,557        2,292        321     2,613

Cumulative effect of
  accounting change                   --          --        --           --         --        --          346         --       346
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
       operations              $   4,745  $      499 $   5,244   $    3,100 $      457 $   3,557   $    2,638 $      321 $   2,959
                               =========  ========== =========   ========== ========== =========   ========== ========== =========

Income per share from
  continuing operations                              $    1.20                         $    1.01                         $    0.95
                                                     =========                         =========                         =========

                         ABC BANCORP AND SUBSIDIARIES
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   Pro Forma Condensed Statements of Income
                                  (Unaudited)
                            (Dollars in Thousands)
                                  (Continued)

                                       Three Months Ended March 31, 1996     Three Months Ended March 31, 1995
                                      -----------------------------------   -----------------------------------
                                         ABC                    Pro Forma      ABC                    Pro Forma
                                      Southland     Central      Combined   Southland     Central      Combined
                                       Combined    Historical    (Note A)    Combined    Historical    (Note A)
                                      ----------   ----------   ---------   ----------   ----------   ---------
Interest income                       $    9,427   $    1,113   $  10,540   $    8,347   $      914   $   9,261

Interest expense                           4,147          540       4,887        3,428          403       3,831
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Net interest income                   5,280          573       5,853        4,919          511       5,430

Provision for loan losses                    180           --         180          232           45         277
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Net interest income after
      provision for loan losses            5,100          573       5,673        4,687          466       5,153

Other income                               1,326          180       1,506        1,254          160       1,414

Other expense                              4,195          476       4,671        4,184          476       4,660
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from continuing
      operations before income
      taxes and cumulative effect          2,231          277       2,508        1,757          150       1,907

Income taxes                                 791          105         896          631           57         688
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from operations before
      cumulative effect                    1,440          172       1,612        1,126           93       1,219

Cumulative effect of accounting
  change                                     --           --          --           --           --          --
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from continuing
      operations                      $    1,440   $      172   $   1,612   $    1,126   $       93   $   1,219
                                      ==========   ==========   =========   ==========   ==========   =========

Income per share from continuing
 operations                                                     $     .37                             $     .28
                                                                =========                             =========

                         ABC BANCORP AND SUBSIDIARIES
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
               Notes to Pro Forma Condensed Financial Statements
                                  (Unaudited)

A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

      Balance Sheet:

      (1) Issue of 588,742 shares of ABC common stock in exchange for 100% of the equity of Central.

      (2)   Elimination of investment in Central.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.


                                   Depreciation    Amortization
                                    of Write-up     of Deposit   Amortization
                                      of Bank          Base          of
      Year Ending December 31,       Buildings       Premium       Goodwill         Total
      ------------------------     ------------    -----------   -----------     -----------
       1996                        $   17,000      $  225,000    $  167,000      $   409,000
       1997                            17,000         225,000       167,000          409,000
       1998                            17,000         225,000       167,000          409,000
       1999                            17,000         225,000       167,000          409,000
       2000                            17,000         225,000       167,000          409,000

      No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any tax deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                        ABC                           PRO FORMA
                                                       FIRST                         ADJUSTMENTS
                                                      NATIONAL       SOUTHLAND        (NOTES A         PRO FORMA
                                                      COMBINED       HISTORICAL         AND B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
ASSETS
- ------
  Cash and due from banks                            $ 18,973         $  2,667         $     -           $ 21,640
  Federal funds sold                                   24,635               -            (4,138)(1)        20,497
  Investment securities                                68,248           25,180               -             93,428
  Loans, net                                          253,892           74,880               -            328,772
  Premises and equipment                                8,685            2,544              500 (2)        11,729
  Investment in Southland                                  -                -            11,822 (1)
                                                                                        (11,822)(2)            -
  Excess cost over fair value of assets acquired        1,996               -             2,250 (2)
                                                                                          2,504 (2)         6,750
  Other assets                                         13,024            2,197               -             15,221
                                                     --------         --------         --------          --------
                                                     $389,453         $107,468         $  1,116          $498,037
                                                     ========         ========         ========          ========
LIABILITIES AND EQUITY
- ----------------------
  Deposits                                           $341,248         $ 87,865         $     -           $429,113
  Other liabilities                                     8,037            1,027               -              9,064
  Long-term debt                                           -            12,008               -             12,008
                                                     --------         --------         --------          --------
        Total liabilities                             349,285          100,900               -            450,185
                                                     --------         --------         --------          --------
EQUITY
- ------
  Common stock                                          4,386               -               549 (1)         4,935
  Capital surplus                                      21,669               -             7,135 (1)        28,804
  Retained earnings                                    15,815               -                -             15,815
  Unrealized gains on securities available for sale,
    net of taxes                                         (147)              -                -               (147)
  Treasury stock                                       (1,555)              -                -             (1,555)
  Equity of Southland                                      -             6,568           (6,568)(2)            -
                                                     --------         --------         --------          --------
        Total equity                                   40,168            6,568            1,116            47,852
                                                     --------         --------         --------          --------
                                                     $389,453         $107,468         $  1,116          $498,037
                                                     ========         ========         ========          ========

                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                      YEAR ENDED DECEMBER 31, 1995
                                                    ------------------------------------------------------------
                                                        ABC
                                                       FIRST                          PRO FORMA
                                                      NATIONAL       SOUTHLAND       ADJUSTMENTS       PRO FORMA
                                                      COMBINED       HISTORICAL       (NOTE B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
INTEREST INCOME                                       $30,748           $9,033         $ (228)(4)        $39,553
INTEREST EXPENSE                                       12,566            4,775             -              17,341
                                                      -------           ------         ------            -------
      Net interest income                              18,182            4,258           (228)            22,212
PROVISION FOR LOAN LOSSES                               1,033               72             -               1,105
                                                      -------           ------         ------            -------
      Net interest income after provision for
         loan losses                                   17,149            4,186           (228)            21,107
OTHER INCOME                                            3,800            1,582             -               5,382
OTHER EXPENSE                                          13,801            4,101            409 (3)         18,311
                                                      -------           ------         ------            -------
      Income from continuing operations before
         income taxes                                   7,148            1,667           (637)             8,178
INCOME TAXES                                            2,195              643            (78)(5)          2,760
                                                      -------           ------         ------            -------
      Income from continuing operations               $ 4,953           $1,024         $ (559)           $ 5,418
                                                      =======           ======         ======            =======
INCOME PER SHARE FROM CONTINUING OPERATIONS                                                              $  1.15
                                                                                                         =======


                                                                   THREE MONTHS ENDED MARCH 31, 1996
                                                    ------------------------------------------------------------
                                                       ABC/
                                                       FIRST                          PRO FORMA
                                                      NATIONAL       SOUTHLAND       ADJUSTMENTS       PRO FORMA
                                                      COMBINED       HISTORICAL       (NOTE B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
INTEREST INCOME                                       $ 8,122           $2,456         $  (57)(4)        $10,521
INTEREST EXPENSE                                        3,479            1,206             -               4,685
                                                      -------           ------         ------            -------
      Net interest income                               4,643            1,250            (57)             5,836
PROVISION FOR LOAN LOSSES                                 230               -              -                 230
                                                      -------           ------         ------            -------
      Net interest income after provision for
        loan losses                                     4,413            1,250            (57)             5,606
OTHER INCOME                                            1,050              399             -               1,449
OTHER EXPENSE                                           3,414            1,076            102 (3)          4,592
                                                      -------           ------         ------            -------
      Income from continuing operations before
        income taxes                                    2,049              573           (159)             2,463
INCOME TAXES                                              681              213            (19)(5)            875
                                                      -------           ------         ------            -------
      Income from continuing operations               $ 1,368           $  360         $ (140)           $ 1,588
                                                      =======           ======         ======            =======
INCOME PER SHARE FROM CONTINUING OPERATIONS                                                              $   .34
                                                                                                         =======

                                     PF-31

                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $4,138,000 in cash (representing 35% of total consideration) and issue of 548,893 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                          DEPRECIATION      AMORTIZATION
                          OF WRITE-UP        OF DEPOSIT      AMORTIZATION
                            OF BANK             BASE              OF
YEAR ENDING DECEMBER 31,   BUILDINGS          PREMIUM          GOODWILL       TOTAL
- ----------------------------------------------------------------------------------------------------------

  1996                     $ 17,000          $ 225,000        $ 167,000      $409,000
  1997                       17,000            225,000          167,000       409,000
  1998                       17,000            225,000          167,000       409,000
  1999                       17,000            225,000          167,000       409,000
  2000                       17,000            225,000          167,000       409,000


No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any tax deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                        ABC                           PRO FORMA
                                                       FIRST                         ADJUSTMENTS
                                                      NATIONAL       SOUTHLAND        (NOTES A         PRO FORMA
                                                      COMBINED       HISTORICAL         AND B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
ASSETS
- ------
  Cash and due from banks                            $ 18,973         $  2,667         $     -           $ 21,640
  Federal funds sold                                   24,635               -            (5,793)(1)        18,842
  Investment securities                                68,248           25,180               -             93,428
  Loans, net                                          253,892           74,880               -            328,772
  Premises and equipment                                8,685            2,544              500 (2)        11,729
  Investment in Southland                                  -                -            11,822 (1)
                                                                                        (11,822)(2)            -
  Excess cost over fair value of assets acquired        1,996               -             2,250 (2)
                                                                                          2,504 (2)         6,750
  Other assets                                         13,024            2,197               -             15,221
                                                     --------         --------         --------          --------
                                                     $389,453         $107,468         $   (539)         $496,382
                                                     ========         ========         ========          ========
LIABILITIES AND EQUITY
- ----------------------
  Deposits                                           $341,248         $ 87,865         $     -           $429,113
  Other liabilities                                     8,037            1,027               -              9,064
  Long-term debt                                           -            12,008               -             12,008
                                                     --------         --------         --------          --------
        Total liabilities                             349,285          100,900               -            450,185
                                                     --------         --------         --------          --------
EQUITY
- ------
  Common stock                                          4,386               -               431 (1)         4,817
  Capital surplus                                      21,669               -             5,598 (1)        27,267
  Retained earnings                                    15,815               -                -             15,815
  Unrealized gains on securities available for sale,
    net of taxes                                         (147)              -                -               (147)
  Treasury stock                                       (1,555)              -                -             (1,555)
  Equity of Southland                                      -             6,568           (6,568)(2)            -
                                                     --------         --------         --------          --------
        Total equity                                   40,168            6,568             (539)           46,197
                                                     --------         --------         --------          --------
                                                     $389,453         $107,468         $   (539)         $496,382
                                                     ========         ========         ========          ========

                                     PF-34

                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                      YEAR ENDED DECEMBER 31, 1995
                                                    ------------------------------------------------------------
                                                        ABC
                                                       FIRST                          PRO FORMA
                                                      NATIONAL       SOUTHLAND       ADJUSTMENTS       PRO FORMA
                                                      COMBINED       HISTORICAL       (NOTE B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
INTEREST INCOME                                       $30,748           $9,033         $ (319)(4)        $39,462
INTEREST EXPENSE                                       12,566            4,775             -              17,341
                                                      -------           ------         ------            -------
      Net interest income                              18,182            4,258           (319)            22,121
PROVISION FOR LOAN LOSSES                               1,033               72             -               1,105
                                                      -------           ------         ------            -------
      Net interest income after provision for
         loan losses                                   17,149            4,186           (319)            21,016
OTHER INCOME                                            3,800            1,582             -               5,382
OTHER EXPENSE                                          13,801            4,101            409 (3)         18,311
                                                      -------           ------         ------            -------
      Income from continuing operations before
         income taxes                                   7,148            1,667           (728)             8,087
INCOME TAXES                                            2,195              643           (108)(5)          2,730
                                                      -------           ------         ------            -------
      Income from continuing operations               $ 4,953           $1,024         $ (620)           $ 5,357
                                                      =======           ======         ======            =======
INCOME PER SHARE FROM CONTINUING OPERATIONS                                                              $  1.17
                                                                                                         =======


                                                                   THREE MONTHS ENDED MARCH 31, 1996
                                                    ------------------------------------------------------------
                                                       ABC/
                                                       FIRST                          PRO FORMA
                                                      NATIONAL       SOUTHLAND       ADJUSTMENTS       PRO FORMA
                                                      COMBINED       HISTORICAL       (NOTE B)          COMBINED
                                                    ------------   -------------   ----------------    ---------
INTEREST INCOME                                       $ 8,122           $2,456         $  (80)(4)        $10,498
INTEREST EXPENSE                                        3,479            1,206             -               4,685
                                                      -------           ------         ------            -------
      Net interest income                               4,643            1,250            (80)             5,813
PROVISION FOR LOAN LOSSES                                 230               -              -                 230
                                                      -------           ------         ------            -------
      Net interest income after provision for
        loan losses                                     4,413            1,250            (80)             5,583
OTHER INCOME                                            1,050              399             -               1,449
OTHER EXPENSE                                           3,414            1,076            102 (3)          4,592
                                                      -------           ------         ------            -------
      Income from continuing operations before
        income taxes                                    2,049              573           (182)             2,440
INCOME TAXES                                              681              213            (27)(5)            867
                                                      -------           ------         ------            -------
      Income from continuing operations               $ 1,368           $  360         $ (155)           $ 1,573
                                                      =======           ======         ======            =======
INCOME PER SHARE FROM CONTINUING OPERATIONS                                                              $   .34
                                                                                                         =======

                                     PF-35

                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $5,793,000 in cash (representing 49% of total consideration) and issue of 430,670 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                              DEPRECIATION         AMORTIZATION
                              OF WRITE-UP           OF DEPOSIT           AMORTIZATION
                                OF BANK                BASE                   OF
    YEAR ENDING DECEMBER 31,   BUILDINGS             PREMIUM               GOODWILL            TOTAL
  ----------------------------------------------------------------------------------------------------------

           1996               $ 17,000             $ 225,000             $ 167,000          $ 409,000
           1997                 17,000               225,000               167,000            409,000
           1998                 17,000               225,000               167,000            409,000
           1999                 17,000               225,000               167,000            409,000
           2000                 17,000               225,000               167,000            409,000


    No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any tax deductions for the above adjustments.

                         ABC BANCORP AND SUBSIDIARIES,
                     FIRST NATIONAL FINANCIAL CORPORATION
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                       Pro Forma Condensed Balance Sheet
                                March 31, 1996
                                  (Unaudited)
                            (Dollars in Thousands)

      The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisitions of First National and Southland with a minimum of 35% in cash) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                            ABC
                                           First                         Pro Forma
                                          National                      Adjustments
                                          Southland        Central       (Notes A          Pro Forma
                                          Combined       Historical        and B)          Combined
                                         ----------      -----------     -----------      ----------
Assets
- ------
   Cash and due from banks                 $ 21,640       $  2,142       $      --          $ 23,782
   Federal funds sold                        20,497             --              --            20,497
   Investment securities                     93,428         10,862              --           104,290
   Loans, net                               328,772         34,988              --           363,760
   Premises and equipment                    11,729          1,074              --            12,803
   Investment in Central                         --             --           4,300 (1)
                                                                            (4,300)(2)            --
   Excess cost over fair value of
     assets acquired                          6,750             --              --             6,750

   Other assets                              15,221          1,038              --            16,259
                                           ---------      ---------      ----------         --------

                                           $498,037       $ 50,104       $      --          $548,141
                                           =========      =========      ==========         ========

Liabilities and Equity
- ----------------------
   Deposits                                $429,113       $ 44,724       $      --          $473,837
   Other liabilities                          9,064          1,080              --            10,144
   Long-term debt                            12,008             --              --            12,008
                                           ---------      ---------      ----------         --------
           Total liabilities                450,185         45,804              --           495,989
                                           ---------      ---------      ----------         --------

Equity
- ------
   Common stock                               4,935             --             589 (1)         5,524
   Capital surplus                           28,804             --           3,730 (1)        35,534
   Retained earnings                         15,815             --              --            15,815
   Unrealized losses on securities
     available for sale, net of taxes          (147)            --             (19)(1)          (166)
   Treasury stock                            (1,555)            --              --            (1,555)
   Equity of Central                             --          4,300          (4,300)(2)            --
                                           ---------      ---------      ----------         --------
           Total equity                      47,852          4,300              --            52,152
                                           ---------      ---------      ----------         --------
                                           $498,037       $ 50,104       $      --          $548,141
                                           =========      =========      ==========         ========

                         ABC BANCORP AND SUBSIDIARIES,
                     FIRST NATIONAL FINANCIAL CORPORATION
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   Pro Forma Condensed Statements of Income
                                  (Unaudited)
                            (Dollars in Thousands)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisitions of First National and Southland with a minimum of 35% in cash) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                 Year Ended December 31, 1995      Year Ended December 31, 1994      Year Ended December 31, 1993
                               --------------------------------  --------------------------------  --------------------------------
                                  ABC
                                 First                              ABC                               ABC
                                National             Pro Forma     First                Pro Forma    First                Pro Forma
                               Southland   Central    Combined    National   Central    Combined    National    Central   Combined
                                Combined  Historical  (Note A)    Combined  Historical  (Note A)    Combined   Historical (Note A)
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------
Interest income                $  39,553  $    4,141 $  43,694   $   24,490 $    3,253 $  27,743   $   22,207 $    3,118 $  25,325

Interest expense                  17,341       1,960    19,301        9,266      1,248    10,514        8,909      1,207    10,116
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Net interest income          22,212       2,181    24,393       15,224      2,005    17,229       13,298      1,911    15,209

Provision for loan losses          1,105         140     1,245          758        180       938        1,319        193     1,512
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Net interest income
      after provision for
      loan losses                 21,107       2,041    23,148       14,466      1,825    16,291       11,979      1,718    13,697

Other income                       5,382         597     5,979        3,380        667     4,047        3,156        611     3,767

Other expense                     18,311       1,874    20,185       12,967      1,795    14,762       11,791      1,843    13,634
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
      operations before
      income taxes and
      cumulative effect            8,178         764     8,942        4,879        697     5,576        3,344        486     3,830

Income taxes                       2,760         265     3,025        1,463        240     1,703          814        165       979
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
      operations before
      cumulative effect            5,418         499     5,917        3,416        457     3,873        2,530        321     2,851

Cumulative effect of
  accounting change                  --          --        --           --         --        --           346        --        346
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
       operations              $   5,418  $      499 $   5,917   $    3,416 $      457 $   3,873   $    2,876 $      321 $   3,197
                               =========  ========== =========   ========== ========== =========   ========== ========== =========

Income per share from
  continuing operations                              $    1.12                         $     .90                         $     .82
                                                     =========                         =========                         =========

                         ABC BANCORP AND SUBSIDIARIES,
                     FIRST NATIONAL FINANCIAL CORPORATION
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   Pro Forma Condensed Statements of Income
                                  (Unaudited)
                            (Dollars in Thousands)
                                  (Continued)

                                       Three Months Ended March 31, 1996     Three Months Ended March 31, 1995
                                      -----------------------------------   -----------------------------------
                                       ABC/First                            ABC/First
                                       National/                Pro Forma   National/                 Pro Forma
                                       Southland    Central      Combined   Southland     Central      Combined
                                        Combined   Historical    (Note A)    Combined    Historical    (Note A)
                                      ----------   ----------   ---------   ----------   ----------   ---------

Interest income                       $   10,521   $    1,113   $  11,634   $    9,308   $      914   $  10,222

Interest expense                           4,685          540       5,225        3,821          403       4,224
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Net interest income                   5,836          573       6,409        5,487          511       5,998

Provision for loan losses                    230           --         230          257           45         302
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Net interest income after
      provision for loan losses            5,606          573       6,179        5,230          466       5,696

Other income                               1,449          180       1,629        1,339          160       1,499

Other expense                              4,592          476       5,068        4,575          476       5,051
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from continuing
      operations before income
      taxes and cumulative effect          2,463          277       2,740        1,994          150       2,144

Income taxes                                 875          105         980          720           57         777
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from operations before
      cumulative effect                    1,588          172       1,760        1,274           93       1,367

Cumulative effect of accounting
  change                                     --           --          --           --           --          --
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from continuing
      operations                      $    1,588   $      172   $   1,760   $    1,274   $       93   $   1,367
                                      ==========   ==========   =========   ==========   ==========   =========

Income per share from continuing
 operations                                                     $     .33                             $     .26
                                                                =========                             =========

                         ABC BANCORP AND SUBSIDIARIES,
                           CENTRAL BANKSHARES, INC.
                   AND FIRST NATIONAL FINANCIAL CORPORATION
                    COMBINED WITH SOUTHLAND BANCORPORATION
               Notes to Pro Forma Condensed Financial Statements
                                  (Unaudited)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statement of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

      Balance Sheet:

      (1) Issue of 588,742 shares of ABC common stock in exchange for 100% of the equity of Central.

      (2)   Elimination of investment in Central.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.



                                     Depreciation      Amortization
                                     of Write-up       of Deposit      Amortization
                                       of Bank            Base              of
      Year Ending December 31,        Buildings         Premium         Goodwill           Total
      ------------------------       -----------      -----------     --------------     ---------
       1996                           $  17,000        $  225,000      $  167,000         $  409,000
       1997                              17,000           225,000         167,000            409,000
       1998                              17,000           225,000         167,000            409,000
       1999                              17,000           225,000         167,000            409,000
       2000                              17,000           225,000         167,000            409,000

      No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any tax deductions for the above adjustments.

                         ABC BANCORP AND SUBSIDIARIES,
                     FIRST NATIONAL FINANCIAL CORPORATION
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                       Pro Forma Condensed Balance Sheet
                                March 31, 1996
                                  (Unaudited)
                            (Dollars in Thousands)

      The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisitions of First National and Southland with a minimum of 49% in cash) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                            ABC
                                           First                         Pro Forma
                                          National                      Adjustments
                                          Southland        Central       (Notes A          Pro Forma
                                          Combined       Historical        and B)          Combined
                                         ----------      -----------     -----------      ----------
Assets
- ------
   Cash and due from banks                 $ 21,640       $  2,142       $     --           $ 23,782
   Federal funds sold                        18,842            --              --             18,842
   Investment securities                     93,428         10,862             --            104,290
   Loans, net                               328,772         34,988             --            363,760
   Premises and equipment                    11,729          1,074             --             12,803
   Investment in Central                        --             --            4,300 (1)
                                                                            (4,300)(2)           --
   Excess cost over fair value of
     assets acquired                          6,750            --              --              6,750

   Other assets                              15,221          1,038             --             16,259
                                           ---------      ---------      ----------         --------

                                           $496,382       $ 50,104       $     --           $546,486
                                           =========      =========      ==========         ========

Liabilities and Equity
- ----------------------
   Deposits                                $429,113       $ 44,724       $     --           $473,837
   Other liabilities                          9,064          1,080             --             10,144
   Long-term debt                            12,008            --              --             12,008
                                           ---------      ---------      ----------         --------
           Total liabilities                450,185         45,804             --            495,989
                                           ---------      ---------      ----------         --------

Equity
- ------
   Common stock                               4,817            --              589 (1)         5,406
   Capital surplus                           27,267            --            3,730 (1)        30,997
   Retained earnings                         15,815            --              --             15,815
   Unrealized losses on securities
     available for sale, net of taxes          (147)           --              (19)(1)          (166)
   Treasury stock                            (1,555)           --              --             (1,555)
   Equity of Central                            --           4,300          (4,300)(2)           --
                                           ---------      ---------      ----------         --------
           Total equity                      46,197          4,300             --             50,497
                                           ---------      ---------      ----------         --------
                                           $496,382       $ 50,104       $     --           $546,486
                                           =========      =========      ==========         ========

                         ABC BANCORP AND SUBSIDIARIES,
                     FIRST NATIONAL FINANCIAL CORPORATION
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   Pro Forma Condensed Statements of Income
                                  (Unaudited)
                            (Dollars in Thousands)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National and Southland with a minimum of 49% in cash) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                 Year Ended December 31, 1995      Year Ended December 31, 1994      Year Ended December 31, 1993
                               --------------------------------  --------------------------------  --------------------------------
                                  ABC
                                 First                              ABC                               ABC
                                National             Pro Forma     First                Pro Forma    First                Pro Forma
                               Southland   Central    Combined    National   Central    Combined    National    Central   Combined
                                Combined  Historical  (Note A)    Combined  Historical  (Note A)    Combined   Historical (Note A)
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------
Interest income                $  39,462  $    4,141 $  43,603   $   24,490 $    3,253 $  27,743   $   22,207 $    3,118 $  25,325

Interest expense                  17,341       1,960    19,301        9,266      1,248    10,514        8,909      1,207    10,116
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Net interest income          22,121       2,181    24,302       15,224      2,005    17,229       13,298      1,911    15,209

Provision for loan losses          1,105         140     1,245          758        180       938        1,319        193     1,512
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Net interest income
      after provision for
      loan losses                 21,016       2,041    23,057       14,466      1,825    16,291       11,979      1,718    13,697

Other income                       5,382         597     5,979        3,380        667     4,047        3,156        611     3,767

Other expense                     18,311       1,874    20,185       12,967      1,795    14,762       11,791      1,843    13,634
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
      operations before
      income taxes and
      cumulative effect            8,087         764     8,851        4,879        697     5,576        3,344        486     3,830

Income taxes                       2,730         265     2,995        1,463        240     1,703          814        165       979
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
      operations before
      cumulative effect            5,357         499     5,856        3,416        457     3,873        2,530        321     2,851

Cumulative effect of
  accounting change                  --          --        --           --         --        --           346        --        346
                               ---------  ---------- ---------   ---------- ---------- ---------   ---------- ---------- ---------

     Income from continuing
       operations              $   5,357  $      499 $   5,856   $    3,416 $      457 $   3,873   $    2,876 $      321 $   3,197
                               =========  ========== =========   ========== ========== =========   ========== ========== =========

Income per share from
  continuing operations                              $    1.13                         $    0.90                         $    0.82
                                                     =========                         =========                         =========

                         ABC BANCORP AND SUBSIDIARIES
                     FIRST NATIONAL FINANCIAL CORPORATION
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   Pro Forma Condensed Statements of Income
                                  (Unaudited)
                            (Dollars in Thousands)
                                  (Continued)

                                       Three Months Ended March 31, 1996     Three Months Ended March 31, 1995
                                      -----------------------------------   -----------------------------------
                                      ABC/First                             ABC/First
                                      National/                 Pro Forma   National/                 Pro Forma
                                      Southland     Central      Combined   Southland     Central      Combined
                                      Combined     Historical    (Note A)   Combined     Historical    (Note A)
                                      ----------   ----------   ---------   ----------   ----------   ---------

Interest income                       $   10,498   $    1,113   $  11,611   $    9,285   $      914   $  10,199

Interest expense                           4,685          540       5,225        3,821          403       4,224
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Net interest income                   5,813          573       6,386        5,464          511       5,975

Provision for loan losses                    230           --         230          257           45         302
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Net interest income after
      provision for loan losses            5,583          573       6,156        5,207          466       5,673

Other income                               1,449          180       1,629        1,339          160       1,499

Other expense                              4,592          476       5,068        4,575          476       5,051
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from continuing
      operations before income
      taxes and cumulative effect          2,440          277       2,717        1,971          150       2,121

Income taxes                                 867          105         972          712           57         769
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from operations before
      cumulative effect                    1,573          172       1,745        1,259           93       1,352

Cumulative effect of accounting
  change                                      --           --          --           --           --          --
                                      ----------   ----------   ---------   ----------   ----------   ---------

     Income from continuing
      operations                      $    1,573   $      172   $   1,745   $    1,259   $       93   $   1,352
                                      ==========   ==========   =========   ==========   ==========   =========

Income per share from continuing
 operations                                                     $     .34                             $     .26
                                                                =========                             =========

                         ABC BANCORP AND SUBSIDIARIES,
                     FIRST NATIONAL FINANCIAL CORPORATION
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
               Notes to Pro Forma Condensed Financial Statements
                                  (Unaudited)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statement of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

      Balance Sheet:

      (1) Issue of 588,742 shares of ABC common stock in exchange for 100% of the equity of Central.

      (2)   Elimination of investment in Central.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.



                                     Depreciation      Amortization
                                     of Write-up       of Deposit      Amortization
                                       of Bank            Base              of
      Year Ending December 31,        Buildings         Premium         Goodwill           Total
      ------------------------       -----------      -----------     --------------     ---------
       1996                           $  17,000        $  225,000      $  167,000         $  409,000
       1997                              17,000           225,000         167,000            409,000
       1998                              17,000           225,000         167,000            409,000
       1999                              17,000           225,000         167,000            409,000
       2000                              17,000           225,000         167,000            409,000

      No tax effects relating to the purchase adjustment have been recorded because the Company is acquiring the stock of Southland and will not be allowed any tax deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                     ASSETS                        MAR 31, 1996  DEC 31, 1995
- -------------------------------------------------  ------------  ------------
Cash and due from banks                                $ 16,855      $ 23,612
Securities available for sale, at fair value             46,618        39,991
Securities held to maturity, at cost                     10,298        10,269
(fair value $10,479 and $10,462, respectively)
Federal funds sold                                       21,535        41,025
Loans                                                   223,305       214,251
Less allowance for loan losses                            4,428         4,272
                                                       --------      --------
          Loans, net                                    218,877       209,979
                                                       --------      --------
Premises and equipment, net                               7,222         6,942
Other assets                                             14,184         9,687
                                                       --------      --------
                                                       $335,589      $341,505
                                                       ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
- -------------------------------------------------
Deposits
     Noninterest-bearing demand                        $ 45,125      $ 58,430
     Interest-bearing demand                             74,410        71,833
     Savings                                             24,075        22,318
     Time, $100,000 and over                             38,653        37,773
     Other time                                         111,122       110,634
                                                       --------      --------
          Total deposits                                293,385       300,988
Securities sold under repurchase agreements and
  other borrowing                                           529         3,487
Other time                                                7,100         3,095
                                                       --------      --------
          Total liabilities                             301,014       307,570
                                                       --------      --------
Stockholders' equity
     Common stock, par value $1;
       10,000,000 shares authorized,
       3,597,074 shares issued                            3,597         3,597
     Capital surplus                                     16,826        16,826
     Retained earnings                                   15,815        14,918
     Unrealized gains (losses) on securities
      available for sale, net of taxes                     (108)          149
                                                       --------      --------
                                                         36,130        35,490
     Less cost of 217,882 shares acquired for
      the treasury                                       (1,555)       (1,555)
                                                        --------      --------
          Total stockholders' equity                     34,575        33,935
                                                       --------      --------
                                                       $335,589      $341,505
                                                       ========      ========

See Notes to Consolidated Financial Statements.

                          ABC BANCORP AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                        1996        1995
                                                     ----------  ----------
Interest income
     Interest and fees on loans                      $    5,872  $    5,176
     Interest on taxable securities                         668         516
     Interest on nontaxable securities                      134         133
     Interest on deposits in other banks                      0          18
     Interest on Federal funds sold                         377         314
                                                     ----------  ----------
                                                          7,051       6,157
                                                     ----------  ----------
Interest expense
     Interest on deposits                                 2,910       2,291
     Interest on securities sold under repurchase
        agreements and other borrowings                      31          57
                                                     ----------  ----------
                                                          2,941       2,348
                                                     ----------  ----------
     Net interest income                                  4,110       3,809
Provision for loan losses                                   180         180
                                                     ----------  ----------
     Net interest income after provision for
        loan losses                                       3,930       3,629
                                                     ----------  ----------
Other income
     Service charges on deposit accounts                    668         602
     Other service charges, commissions and fees            233         229
     Other                                                   26          55
                                                     ----------  ----------
     Total other income                                     927         886
                                                     ----------  ----------
Other expense
     Salaries and employee benefits                       1,670       1,519
     Equipment expense                                      270         278
     Occupancy expense                                      207         231
     Amortization of intangible assets                       79          79
     Data processing fees                                   346         337
     Directors fees                                          49          47
     FDIC premiums                                            3         145
     Other operating expenses                               393         364
                                                     ----------  ----------
     Total other expenses                                 3,017       3,000
                                                     ----------  ----------
          Income before income taxes                      1,840       1,515
Applicable income taxes                                     605         487
                                                     ----------  ----------
     Net income                                      $    1,235  $    1,028
                                                     ==========  ==========
Income per common share                                   $0.37       $0.31
                                                     ==========  ==========
Average shares outstanding                            3,379,192   3,352,525
                                                     ==========  ==========

                          ABC BANCORP AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                         1996         1995
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                            $   1,235    $   1,028
                                                        ---------    ---------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation                                             227          199
     Provision for loan losses                                180          180
     Amortization of intangible assets                         79           67
     Other prepaids, deferrals and accruals, net             (547)        (941)
                                                        ---------    ---------
       Total adjustments                                      (61)        (495)
                                                        ---------    ---------
       Net cash provided by (used in)
       operating activities                                 1,174          533
                                                        ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities of securities held for
     investment                                             6,145        3,928
  Purchase of securities available for sale               (12,561)      (3,607)
  Purchase of securities held for investment                 (500)          --
  (Increase) decrease in Federal funds sold                19,490       (1,663)
  (Increase) decrease in loans                             (9,153)      (3,510)
  Purchase of premises and equipment                         (483)        (217)
                                                        ---------    ---------
       Net cash provided by (used in) investing
          activities                                        2,938       (5,069)
                                                        ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits                      (8,613)         (20)
  Net increase (decrease) in repurchase agreements         (2,694)      (1,198)
  Increase (decrease) of long-term debt                        --        2,000
  Dividends paid                                             (338)        (230)
                                                        ---------    ---------
       Net cash provided by (used in) financing
          activities                                      (11,645)         543
                                                        ---------    ---------
Net increase (decrease) in cash and due from Banks       ($ 7,533)    ($ 3,993)
Cash and due from banks at beginning of year               24,388       20,495
                                                        ---------    ---------
Cash and due from banks at end of quarter               $  16,855    $  16,502
                                                        =========    =========

See Notes to Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of ABC Bancorp and subsidiaries ("the Company") conform to generally accepted accounting principles and to general practices within the banking industry. The interim consolidated financial statements included herein are unaudited, but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the consolidated financial position and results of operations for the interim periods presented. All adjustments reflected in the interim financial statements are of normal, recurring nature. Such financial statements should be read in conjunction with the financial statements and notes thereto and the report of independent auditors included in the Company's Form 10-K Annual Report for the year ended December 31, 1995. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

NOTE 2.  STOCKHOLDERS' EQUITY

As of July 17, 1995, a 4-for-3 stock split in the form of a Common Stock dividend on the outstanding shares of the Company's Common Stock became effective. Fractional shares were paid in cash. All per share information reflects retroactively this stock split.

                        INDEPENDENT AUDITOR'S REPORT

- -----------------------------------------------------------------------------

To the Board of Directors
ABC Bancorp
Moultrie, Georgia





      We have audited the accompanying consolidated balance sheets of ABC BANCORP AND SUBSIDIARIES as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ABC Bancorp and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


       As discussed in Note 1 to the consolidated financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes.



                                       /s/ Mauldin & Jenkins
                                       ------------------------

Albany, Georgia
January 24, 1996

                         ABC BANCORP AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994
                            (Dollars in Thousands)

- ----------------------------------------------------------------------

ASSETS                                  1995              1994
- ------                                --------          --------
Cash and due from banks               $ 23,612          $ 20,089
Federal funds sold                      41,025            21,902
Securities available for sale,
at fair value (Note 2)                  39,991             1,910
Securities held to maturity,
  at cost (fair value $10,462
  and $43,024) (Note 2)                 10,269            44,595

Loans (Note 3)                         214,251           192,124
Less allowance for loan losses           4,272             3,757
                                      ---------         ---------
      Loans, net                       209,979           188,367
                                      ---------         ---------

Premises and equipment, net (Note 4)     6,942             7,171
Other assets                             9,687             8,765
                                      ---------         ---------
                                      $341,505          $292,799
                                      =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Deposits
  Noninterest-bearing demand          $ 58,430          $ 48,450
  Interest-bearing demand               71,833            63,262
  Savings                               22,318            23,644
  Time, $100,000 and over               37,773            27,291
  Other time                           110,634            94,222
                                      --------          ---------
      Total deposits                   300,988           256,869
Securities sold under repurchase
   agreements                            1,887             2,338
Other short-term borrowings              1,600               -
Other liabilities                        3,095             3,142
                                      ---------          --------
      Total liabilities                307,570           262,349
                                      ---------          --------

COMMITMENTS AND CONTINGENT LIABILITIES (Note 8)

STOCKHOLDERS' EQUITY (Note 10)
  Common stock, par value $1;
    10,000,000 shares authorized,
    3,597,074  and 2,697,987 shares
    issued, respectively                 3,597             2,698
  Capital surplus                       16,826            17,728
  Retained earnings                     14,918            11,753
  Unrealized gains (losses) on
    securities available for sale, net
    of taxes                               149               (49)
                                       --------         ---------
                                        35,490            32,130

  Less cost of shares acquired for the
    treasury, 217,882 and 183,412
 shares, respectively                   (1,555)           (1,680)
                                      ---------          ---------
      Total stockholders' equity        33,935            30,450
                                      ---------          ---------
                                     $ 341,505          $292,799
                                      ==========        ==========

See Notes to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (Dollars in Thousands)

- ----------------------------------------------------------------------------

                                         1995       1994       1993
                                      --------    --------   --------
INTEREST INCOME
  Interest and fees on loans          $ 22,647    $ 18,017   $ 16,278
  Interest on taxable securities         2,271       1,863      1,892
  Interest on nontaxable securities        551         610        597
  Interest on deposits in other banks       65         105
  Interest on Federal funds sold         1,234         773        825
                                      --------    --------   --------
                                        26,703      21,328     19,697
                                      --------    --------   --------

INTEREST EXPENSE
  Interest on deposits                  10,371       7,603      7,476
  Interest on securities sold
    under repurchase agreements             77          68         18
  Interest on other borrowings             225         157        238
                                      --------    --------   --------
                                        10,673       7,828      7,732
                                      --------    --------   --------
        Net interest income             16,030      13,500     11,965
PROVISION FOR LOAN LOSSES (Note 3)         848         638      1,191
                                      --------    --------   --------
        Net interest income
          after provision for
          loan losses                   15,182      12,862     10,774
                                      --------    --------   --------

OTHER INCOME
  Service charges on deposit
    accounts                             2,595       2,456      2,299
  Other service charges,
    commissions and fees                   301         224        230
  Other                                    380         345        338
                                      --------    --------   --------
                                         3,276       3,025      2,867
                                      --------    --------   --------

OTHER EXPENSES
  Salaries and employee benefits
    (Note 5)                             6,210       5,711      5,238
  Equipment expense                      1,074       1,091        723
  Occupancy expense                        756         663        844
  Amortization of intangible assets        268         268        279
  Data processing fees                     372         448        290
  Directors fees                           314         291        270
  FDIC premiums                            301         559        551
  Other operating expenses (Note 6)      2,933       2,516      2,340
                                      --------    --------   --------
                                        12,228      11,547     10,535
                                      --------    --------   --------

                         ABC BANCORP AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (Dollars in Thousands)

- -------------------------------------------------------------------------------

                                          1995         1994       1993
                                        --------     -------    -------
       Income before income taxes
         and cumulative effect of
         accounting change              $  6,230     $ 4,340    $ 3,106

APPLICABLE INCOME TAXES (Note 7)           1,889       1,240        814
                                        ---------    -------    -------

       Income before cumulative
         effect of accounting change       4,341       3,100      2,292


CUMULATIVE EFFECT OF CHANGE IN METHOD
  OF ACCOUNTING FOR INCOME TAXES            -            -          346
                                       ---------   ---------   --------

       Net income                      $   4,341   $   3,100   $  2,638
                                       =========   =========   ========

INCOME PER COMMON SHARE:
  Income before cumulative effect
    of accounting change               $    1.29   $    1.05   $   0.91

  Cumulative effect of accounting
    change                                  -             -        0.13
                                       ---------   ---------   --------
         Net income (Note 1)           $    1.29   $    1.05   $   1.04
                                       =========   =========   ========


See Notes to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                            (Dollars in Thousands)

- -------------------------------------------------------------------------------

                                                    COMMON STOCK
                                                 --------------------   CAPITAL    RETAINED
                                                   SHARES   PAR VALUE   SURPLUS    EARNINGS
                                                 ---------  ---------   -------    --------
BALANCE, DECEMBER 31, 1992                       1,950,487    $1,950    $10,152    $ 7,571
  Net income                                                                         2,638
  Cash dividends paid, $.29 per share                                                 (672)
  Purchase of 143,024 shares of treasury
    stock                                               -         -          -          -
                                                 ---------    ------    -------    -------
BALANCE, DECEMBER 31, 1993                       1,950,487     1,950     10,152      9,537
  Net income                                            -         -          -       3,100
  Cash dividends declared, $.29 per share               -         -          -        (884)
  Proceeds from sale of stock, net of stock
    offering expense                               747,500       748      7,576         -
  Net change in unrealized losses on
    securities available for sale, net of taxes         -         -          -          -
                                                 ---------    ------    -------    -------
BALANCE, DECEMBER 31, 1994                       2,697,987     2,698     17,728     11,753
  Net income                                            -         -          -       4,341
  Cash dividends declared, $.35 per share               -         -          -      (1,176)
  Four-for-three common stock split                899,087       899       (899)        -
  Purchase of fractional shares                         -         -          (3)        -
  Stock issued under stock option purchase plan         -         -          -          -
  Net change in unrealized gains on
    securities available for sale, net of taxes         -         -          -          -
                                                 ---------    ------    -------    -------
BALANCE, DECEMBER 31, 1995                       3,597,074    $3,597    $16,826    $14,918
                                                 =========    ======    =======    =======

See Notes to Consolidated Financial Statements.


  UNREALIZED
GAINS (LOSSES)
ON SECURITIES
  AVAILABLE        TREASURY STOCK
  FOR SALE,      --------------------
NET OF TAXES      SHARES       COST      TOTAL
- --------------   --------   ---------   -------
   $    -         40,388     $  (268)   $19,405
        -             -           -       2,638
        -             -           -        (672)
        -        143,024      (1,412)    (1,412)
   -------       -------     -------    -------
        -        183,412      (1,680)    19,959
        -             -           -       3,100
        -             -           -        (884)

        -             -           -       8,324

       (49)           -           -         (49)
   -------       -------     -------    -------
       (49)      183,412      (1,680)    30,450
        -             -           -       4,341
        -             -           -      (1,176)
        -         61,137          -          -
        -             -           -          (3)
        -        (26,667)        125        125
       198            -           -         198
   -------       -------     -------    -------
   $   149       217,882     $(1,555)   $33,935
   =======       =======     =======    =======

                         ABC BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (Dollars in Thousands)

- -------------------------------------------------------------------------------

                                                                1995         1994          1993
                                                              --------     --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                  $  4,341     $  3,100     $  2,638
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation and amortization                                  936          809          638
    Amortization of intangible assets                              268          268          279
    Provision for loan losses                                      848          638        1,191
    Provision for deferred taxes                                  (160)         (22)        (170)
    Write-downs of other real estate owned                          -            53           -
    (Increase) decrease in interest receivable                    (775)        (804)         100
    Increase (decrease) in interest payable                        190          104          (90)
    Increase (decrease) in taxes payable                           (29)         184           76
    Other prepaids, deferrals and accruals, net                   (653)         798         (178)
                                                              --------     --------     --------
      Total adjustments                                            625        2,028        1,846
                                                              --------     --------     --------
      Net cash provided by operating activities                  4,966        5,128        4,484
                                                              --------     --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Decrease in interest-bearing deposits in banks                    -         1,257          100
  Purchases of securities available for sale                   (21,690)      (1,664)          -
  Purchases of securities held to maturity                      (1,654)      (7,524)     (24,502)
  Proceeds from maturities of securities available for sale      4,086           -            -
  Proceeds from maturities of securities held to maturity       15,778        8,531       13,587
  (Increase) decrease in Federal funds sold                    (19,123)       9,673        9,565
  Increase in loans, net                                       (22,460)     (30,829)     (12,435)
  Purchase of premises and equipment                              (717)      (2,303)        (382)
  Proceeds from the sale of premises and equipment                  24           22           26
                                                              --------     --------     --------
      Net cash used in investing activities                    (45,756)     (22,837)     (14,041)
                                                              --------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in deposits                                          44,119       18,644        3,755
  Increase (decrease) in repurchase agreements                    (451)        (842)       3,117
  Proceeds from other borrowings                                 1,600           -         1,412
  Repayment of long-term debt                                       -        (4,677)         (15)
  Dividends paid                                                (1,077)        (645)        (672)
  Proceeds from stock offering, net                                 -         8,324           -
  Proceeds from exercise of stock options                          125           -            -
  Purchase of fractional shares                                     (3)          -            -
  Purchase of shares of stock for the treasury                      -            -        (1,412)
                                                              --------     --------     --------
      Net cash provided by financing activities                 44,313       20,804        6,185
                                                              --------     --------     --------


                         ABC BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                            (Dollars in Thousands)

- -------------------------------------------------------------------------------


                                                       1995       1994       1993
                                                      -------    -------    -------
Net increase (decrease) in cash and due from banks    $ 3,523    $ 3,095    $(3,372)

Cash and due from banks at beginning of year           20,089     16,994     20,366
                                                      -------    -------    -------
Cash and due from banks at end of year                $23,612    $20,089    $16,994
                                                      =======    =======    =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash paid during the year for:
    Interest                                          $10,483    $ 7,724    $ 7,822

    Income taxes                                      $ 2,078    $ 1,078    $   562

NONCASH TRANSACTIONS
  Net change in unrealized gains (losses)
    on securities available for sale                  $   289    $   (54)   $    -

  Property transferred from premises and equipment
    to other real estate owned                        $    -     $   103    $    -

  Dividends declared                                  $   338    $   239    $    -

See Notes to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF FINANCIAL STATEMENT PRESENTATION

          ABC Bancorp, headquartered in Moultrie, Georgia, is the holding company (the "Company") for five community banks ("the Banks") located in the south Georgia cities of Moultrie, Quitman, Tifton, Cairo and Thomasville. The Banks operate 11 banking offices and two drive-through facilities within ABC Bancorp's market area. Through its Banks, ABC Bancorp operates a full service banking business and offers a broad range of retail and commercial banking services to its customers. The Company and the Banks are subject to the regulations of certain Federal and state agencies and are periodically examined by those regulatory agencies.

          The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

          The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below.

        CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Banks, deposits, interest-bearing deposits and Federal funds purchased and sold are reported net.

          The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        SECURITIES AVAILABLE FOR SALE

          Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

        SECURITIES HELD TO MATURITY

          Securities classified as held to maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. The sale of a security within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

          A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        LOANS AND INTEREST INCOME

          Loans are stated at principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding at the respective rate of interest except for add-on interest on certain instalment loans for which interest is recognized on the sum-of-the-months method.

          Accrual of interest income is discontinued on loans when, in the opinion of management, collection of such interest income becomes doubtful. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current interest income. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.

          Fees on loans and costs incurred in origination of loans are recognized at the time the loan is placed on the books. Because loan fees are not significant and the majority of loans have maturities of one year or less, the results on operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

          The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. Certain estimates are susceptible to change in the near term. Such estimates include the creditworthiness of significant borrowers and the collateral value of delinquent loans. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        LOANS AND INTEREST INCOME (CONTINUED)

          Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loans receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

        PREMISES AND EQUIPMENT

          Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the following estimated useful lives:

                                              Years
                                              -----
              Buildings and improvements      15-40

              Furniture and equipment          5-7

        OTHER REAL ESTATE OWNED

          Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings. OREO is held for sale and is recorded at the lower of the recorded amount of the loan or fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value and valuation allowances to reduce the carrying amount to fair value less estimated costs to dispose are recorded as necessary. Subsequent decreases in fair value and increases in fair value, up to the value established at foreclosure, are recognized as charges or credits to noninterest expense. OREO is reported net of allowance for losses in the Company's financial statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        INTANGIBLE ASSETS

          Intangible assets, arising from excess of purchase price over net assets acquired of purchased banks, are being amortized on the straight-line method over various periods not exceeding 25 years.

        INCOME TAXES

          The Company and its subsidiaries file a consolidated income tax return. Each subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

          As of January 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 requires a balance sheet approach to accounting for income taxes and requires that deferred tax assets and liabilities be adjusted in the period of enactment for the effect of an enacted change in tax laws or rates. The adoption of SFAS No. 109 resulted in an income tax benefit of $345,937, which has been included in the consolidated statement of income for the year ended December 31, 1993 as a cumulative effect.

          Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws on the date of enactment.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        FAIR VALUE OF FINANCIAL INSTRUMENTS

          Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

          The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

            Carrying amounts approximate fair values for the following instruments:

               Cash and due from banks
               Federal funds sold
               Securities available for sale
               Variable rate loans that reprice frequently
               Credit card loans and equity line loans
               Variable rate money market accounts
               Variable rate certificates of deposit
               Short-term borrowing
               Accrued interest receivable
               Accrued interest payable

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

          Quoted market prices, where available, or if not available, based on quoted market prices of comparable instruments for securities held to maturity.

          Discounted cash flows using interest rates currently being offered on instruments with similar terms and with similar credit quality:

            All loans except variable rate loans described above
            Fixed rate certificates of deposit

          Commitments to extend credit and standby letters of credit are not recorded until such commitments are funded. The value of these commitments are the fees charged to enter into such agreements. These commitments do not represent a significant value to the Company until such commitments are funded. The Company has determined that such instruments do not have a distinguishable fair value and no fair value has been assigned to these instruments.

        EARNINGS PER SHARE

          Earnings per share are calculated on the basis of the weighted average number of shares outstanding. All per share data for prior years have been adjusted to reflect the four-for-three stock split effected in the form of a stock dividend to shareholders of record as of July 17, 1995.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES

        Effective January 1, 1994, the Bank adopted Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Upon adoption, the Company transferred $300,005 of marketable equity securities from securities held to maturity to securities available for sale. The securities available for sale were marked to fair value resulting in a net unrealized loss of $11,986 which was included in stockholders' equity at $11,986.

        Under special provisions adopted by the Financial Accounting Standards Board in October 1995, the Company transferred $20,188,243 from securities held to maturity to securities available for sale on December 31, 1995, resulting in a net unrealized gain of $94,743 which was included in stockholders' equity at $62,531 net of related taxes of $32,212.

        The amortized cost and approximate fair values of investments in securities at December 31, 1995 and 1994 were as follows:

                                                                    GROSS         GROSS
                                                     AMORTIZED    UNREALIZED    UNREALIZED       FAIR
                                                        COST         GAINS        LOSSES        VALUE
                                                     ---------    ----------    ----------     -------
                                                                     (DOLLARS IN THOUSANDS)
                                                     -------------------------------------------------
        SECURITIES AVAILABLE FOR SALE
          DECEMBER 31, 1995:
            U. S. GOVERNMENT AND AGENCY SECURITIES    $37,174        $285        $   (93)      $37,366
            MORTGAGE-BACKED SECURITIES                  2,282          69             (8)        2,343
            OTHER SECURITIES                              300          -             (18)          282
                                                      -------        ----        -------       -------
                                                      $39,756        $354        $  (119)      $39,991
                                                      =======        ====        =======       =======
          December 31, 1994:
            U. S. Government and agency securities    $ 1,664        $ -         $   (14)      $ 1,650
            Other securities                              300          -             (40)          260
                                                      -------        ----        -------       -------
                                                      $ 1,964        $ -         $   (54)      $ 1,910
                                                      =======        ====        =======       =======
        SECURITIES HELD TO MATURITY
          DECEMBER 31, 1995:
            STATE AND MUNICIPAL SECURITIES            $10,269        $258        $   (65)      $10,462
                                                      =======        ====        =======       =======
          December 31, 1994:
            U. S. Government and agency securities    $32,159        $ 19        $(1,196)      $30,982
            State and municipal securities              9,819         114           (471)        9,462
            Mortgage-backed securities                  2,617          22            (59)        2,580
                                                      -------        ----        -------       -------
                                                      $44,595        $155        $(1,726)      $43,024
                                                      =======        ====        =======       =======

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES (CONTINUED)

        There were no sales of securities during 1995, 1994 or 1993.

        The amortized cost and fair value of securities as of December 31, 1995 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.





                                                     SECURITIES AVAILABLE FOR SALE     SECURITIES HELD TO MATURITY
                                                     -----------------------------    -----------------------------
                                                      AMORTIZED            FAIR         AMORTIZED           FAIR
                                                         COST              VALUE           COST             VALUE
                                                     ----------         ----------    -------------       ---------
                                                                           (DOLLARS IN THOUSANDS)
                                                     --------------------------------------------------------------
        Due in one year or less                       $11,541            $11,566         $   727           $   724
        Due from one year to five years                25,633             25,800           2,734             2,748
        Due from five to ten years                         -                  -            5,722             5,891
        Due after ten years                                -                  -            1,086             1,099
        Mortgage-backed securities                      2,282              2,343              -                 -
        Marketable equity securities                      300                282              -                 -
                                                      -------            -------         -------           -------
                                                      $39,756            $39,991         $10,269           $10,462
                                                      =======            =======         =======           =======

        Securities with a carrying value of $33,837,773 and $28,616,565 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

        The composition of loans is summarized as follows:



                                                    DECEMBER 31,
                                               ----------------------
                                                 1995          1994
                                               --------      --------
                                               (DOLLARS IN THOUSANDS)
                                               ----------------------
        Commercial and financial               $ 23,733      $ 23,531
        Agricultural                             15,124        17,079
        Real estate - construction                1,836         1,828
        Real estate - mortgage, farmland         40,053        34,887
        Real estate - mortgage, commercial       41,438        35,242
        Real estate - mortgage, residential      52,377        44,064
        Consumer instalment loans                38,976        34,220
                                               --------      --------
        Other                                       717         1,280
                                                214,254       192,131
        Unearned discount                            (3)           (7)
        Allowance for loan losses                (4,272)       (3,757)
                                               --------      --------
                                               $209,979      $188,367
                                               ========      ========

        At December 31, 1995, executive officers and directors, and companies in which they have a 10 percent or more beneficial ownership, were indebted to the Company in the aggregate amount of $7,792,000. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Following is a summary of transactions:


                                                    DECEMBER 31,
                                               ----------------------
                                                 1995          1994
                                               --------      --------
                                               (DOLLARS IN THOUSANDS)
                                               ----------------------
        BALANCE, BEGINNING OF YEAR             $  7,234      $  8,506
          Advances                                5,030         4,670
          Repayments                             (4,715)       (4,890)
          Transactions due to changes
            in directors                            243        (1,052)
                                               --------      --------
        BALANCE, END OF YEAR                   $  7,792      $  7,234
                                               ========      ========


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        Changes in the allowance for loan losses are as follows:


                                                          December 31,
                                                   ------------------------
                                                      1995           1994
                                                   -------          -------
                                                     (Dollars in Thousands)
                                                   ------------------------
        Balance, beginning of year                 $ 3,757         $ 3,571
          Provision charged to operations              848             638
          Loans charged off                           (730)           (971)
          Recoveries                                   397             519
                                                  --------         -------
        Balance, end of year                       $ 4,272         $ 3,757

        Information with respect to impaired loans as of and for the year ended December 31, 1995 is as follows:

                                                                    (Dollars in
                                                                      Thousands)
                                                                      ---------
        Loans receivable for which there is a related allowance for
            credit losses                                             $ 1,006
        Loans receivable for which there is no related allowance for
            credit losses                                               1,253
                                                                      -------
        Total impaired loans                                          $ 2,259
                                                                      =======
        Allowance provided for impaired loans included in the
            allowance for loan losses                                 $   163
                                                                      =======
        Average balance                                               $ 3,089
                                                                      =======
        Interest income recognized                                    $   161
                                                                      =======


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        Loans on which the accrual of interest had been discontinued or reduced amounted to $3,817,699 at December 31, 1994. The reduction in interest income associated with nonaccrual and renegotiated loans for 1994 and 1993 is as follows. For 1995, nonaccrual loans have been included in the impaired loan information above.



                                                           December 31,
                                                      --------------------
                                                         1994       1993
                                                      --------    --------
                                                      (Dollars in Thousands)
                                                      ----------------------


        Income in accordance with original loan terms   $ 324      $ 201
        Income recognized                                  37          9
                                                      -------     ------
                                                        $ 287      $ 192
                                                      =======     ======

NOTE 4. PREMISES AND EQUIPMENT, NET



        Major classifications of these assets are summarized as follows:

                                                          December 31,
                                                     ----------------------
                                                       1995         1994
                                                     --------     ---------
                                                     (Dollars in Thousands)
                                                     ----------------------

        Land                                         $ 1,563      $ 1,564
        Buildings                                      5,446        5,271
        Equipment                                      5,936        6,223
        Construction in progress                         182           -
                                                     -------      -------
                                                      13,127       13,058
        Accumulated depreciation                      (6,185)      (5,887)
                                                     =======      =======
                                                     $ 6,942      $ 7,171
                                                     =======      =======



        Depreciation expense for the years ended December 31, 1995, 1994 and 1993 was $886,320, $738,562 and $462,368, respectively.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 5. EMPLOYEE BENEFIT PLANS

        The Company and all subsidiaries have adopted simplified
        employee pension plans for substantially all employees.   These
        plans are SEP-IRA defined contribution plans.   Contributions to
        these plans charged to expense during 1995, 1994 and 1993 amounted to $540,766, $499,254 and $484,870, respectively.


NOTE 6. DEFERRED COMPENSATION PLANS

        The Company and two subsidiary Banks have entered into separate deferred compensation arrangements with certain executive officers and directors. The plans call for certain amounts payable at retirement, death or disability. The estimated present value of the deferred compensation is being accrued over the remaining expected term of active employment. The Company and Banks have purchased life insurance policies which they intend to use to finance this liability. Aggregate compensation expense under the plans were $54,724, $81,295 and $83,459 for 1995, 1994 and 1993, respectively, and is included in other operating expenses.


NOTE 7. INCOME TAXES

        The total income taxes in the consolidated statements of income are as follows:



                                                December 31,
                                       ------------------------------
                                         1995       1994        1993
                                       -------    --------     ------
                                           (Dollars in Thousands)
                                       ------------------------------
        Current                        $ 2,049     $ 1,262      $ 638
        Deferred                          (160)        (22)       176
                                       -------     -------      -----
                                       $ 1,889     $ 1,240      $ 814
                                       =======     =======      =====


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 7. INCOME TAXES (Continued)

        The Company's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:



                                                                         December 31,
                                                -------------------------------------------------------------
                                                      1995                  1994                  1993
                                                -----------------    ------------------    ------------------
                                                Amount    Percent     Amount    Percent     Amount    Percent
                                                ------    -------    -------   --------    --------   -------
                                                                  (Dollars in Thousands)
                                                -------------------------------------------------------------

        Tax provision at statutory rate         $2,118      34 %      $1,475      34 %     $1,056        34 %
        Increase (decrease) resulting from:
          Tax-exempt interest                     (216)     (3)         (246)     (6)        (274)       (9)
          Amortization of excess
            cost over assets acquired               32       -            37       1           49         2
          Changes in valuation allowance
            for deferred taxes                     (72)     (1)          (50)     (1)           -         -
          Other                                     27       -            24       1          (17)       (1)
                                                ------    -----       ------    -----      -------     -----
        Provision for  income taxes             $1,889      30 %      $1,240      29 %     $  814        26 %
                                                ======    ======      ======    =====      ======       =====


        Net deferred income tax assets of $486,260 and $411,710 at December 31, 1995 and 1994, respectively, are included in other assets. The components of deferred income taxes are as follows:

                                                                December 31,
                                                          -----------------------
                                                             1995          1994
                                                          ----------   ----------
                                                           (Dollars in Thousands)
                                                          -----------------------
      Deferred tax assets:
        Loan loss reserves                                 $  836         $  640
        Deferred compensation                                 148            138
        Other real estate                                      18
        Other                                                  34             68
        Net operating loss tax carryforward                   285            310
        Less valuation allowance                             (228)          (300)
                                                           ------         ------
                                                            1,075            874
                                                           ------         ------
      Deferred tax liabilities:
        Deprecation and amortization                         (253)          (179)
        Amortization of intangible assets                    (250)          (283)
        Unrealized gain on securities available for sale      (86)            -
                                                           ------         ------
                                                             (589)          (462)
                                                           ------         ------
      Net deferred tax assets                              $  486         $  412
                                                           ======         ======

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 8. COMMITMENTS AND CONTINGENT LIABILITIES

        In the normal course of business, the Company has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit.
        Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

        The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit and collateral policies for these off-balance-sheet financial instruments as it does for on-balance-sheet financial instruments. A summary of the Company's commitments is as follows:

                                                        December 31,
                                              -----------------------------
                                                  1995              1994
                                              ----------         ----------
                                                  (Dollars in Thousands)
                                              -----------------------------


        Commitments to extend credit           $  36,024           $ 22,344
        Credit card commitments                    2,883              2,345
        Standby letters of credit                    905                590
                                               ---------           --------
                                               $  39,812           $ 25,279
                                               =========           ========

        Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, crops, livestock, inventory, equipment and personal property.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 8. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

        Credit card commitments are unsecured.

        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

        In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management and counsel for the Company, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.


NOTE 9. CONCENTRATIONS OF CREDIT

        The Banks make agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in the twelve county area surrounding Moultrie in south central Georgia.

        A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the business economy in the geographical area served by the Banks.

        Although the Company's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the economic performance of loans made to nonagricultural customers. The Company's lending policies for agricultural and nonagricultural customers require loans to be well-collateralized and supported by cash flows. Collateral for agricultural loans include equipment, crops, livestock and land.
         Credit losses from loans related to the agricultural economy is taken into consideration by management in determining the allowance for loan losses.

        A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of the real estate owned is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in market conditions in the Company's primary market area.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 9. CONCENTRATIONS OF CREDIT (Continued)

        The Company has a concentration of funds on deposit at its primary correspondent bank at December 31, 1995, as follows:

          Noninterest-bearing accounts                  $ 15,448,169
          Federal funds sold                              25,550,000
                                                        ------------
                                                        $ 40,998,169
                                                        ============


NOTE 10. STOCKHOLDERS' EQUITY

         The primary source of funds available to the Parent Company is the payment of dividends by the subsidiary Banks. Banking regulations limit the amount of dividends that may be paid without prior approval of the Banks' regulatory agency. Approximately $2,381,100 are available to be paid as dividends by the Bank subsidiaries at December 31, 1995.

         Banking regulations also require the Company to maintain minimum capital levels in relation to Company assets. At December 31, 1995, the Company's capital ratios were considered adequate based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios for the Company at December 31, 1995 are as follows:



                                                                Regulatory
                                              Actual            Requirement
                                             --------           -----------

         Leverage capital ratio                10.37 %              4.00 %
         Risk based capital ratios:
            Core capital                       15.23                4.00
            Total capital                      16.49                8.00

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 11. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value and estimated fair value of the Company's financial instruments are as follows:




                                                                            DECEMBER 31,
                                                     -------------------------------------------------------
                                                                1995                           1994
                                                     --------------------------    -------------------------
                                                      CARRYING          FAIR        Carrying         Fair
                                                        VALUE           VALUE         Value          Value
                                                     ----------      ----------    -----------     ---------
                                                                       (DOLLARS IN THOUSANDS)
                                                     -------------------------------------------------------
        FINANCIAL ASSETS:
          Cash and short-term investments             $ 64,637        $ 64,637        $ 41,991      $ 41,991
                                                      ========        ========        ========      ========

          Investments in securities                   $ 50,260        $ 50,453        $ 46,505      $ 44,934
                                                      ========        ========        ========      ========

          Loans                                       $214,251        $205,845        $192,124      $185,314
          Allowance for loan losses                     (4,272)             -           (3,757)           -
                                                      --------        --------        --------      --------
              Loans, net                              $209,979        $205,845        $188,367      $185,314
                                                      ========        ========        ========      ========

        FINANCIAL LIABILITIES:
          Noninterest-bearing demand                  $ 58,430        $ 58,430        $ 48,450      $ 48,450
          Interest-bearing demand                       71,833          71,833          63,262        63,262
          Savings                                       22,318          22,318          23,644        23,644
          Time deposits                                148,407         150,186         121,513       121,595
                                                      --------        --------        --------      --------
              Total deposits                          $300,988        $302,767        $256,869      $256,951
                                                      ========        ========        ========      ========

          Short-term borrowings                       $  3,487        $  3,487        $  2,338      $  2,338
                                                      ========        ========        ========      ========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY)

                           CONDENSED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994
                            (Dollars in Thousands)



                                                              1995       1994
                                                            --------   --------
        ASSETS
          Cash                                               $ 1,027    $ 1,307
          Interest-bearing deposits in banks                   2,060      1,500
          Investment in subsidiaries                          27,607     24,461
          Other assets                                         3,856      3,838
                                                             -------    -------
              Total assets                                   $34,550    $31,106
                                                             =======    =======

        LIABILITIES
          Other liabilities                                  $   615    $   656
                                                             -------    -------
              Total liabilities                                  615        656
                                                             -------    -------

        STOCKHOLDERS' EQUITY                                  33,935     30,450
                                                             -------    -------

              Total liabilities and stockholders' equity     $34,550    $31,106
                                                             =======    =======

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY) (Continued)



                        CONDENSED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                           (Dollars in Thousands)



                                                        1995         1994        1993
                                                     -------       -------    -------
        Income
          Dividends from subsidiaries                $ 1,815       $ 1,170    $ 1,150
          Interest                                       106            84         11
          Fee and rental income                        2,757         2,427      1,950
          Other income                                    25            94         32
                                                     -------       -------    -------
              Total income                             4,703         3,775      3,143
                                                     -------       -------    -------
        Expense
          Interest                                         -           111        193
          Amortization and depreciation                  423           436        423
          Other expense                                2,944         2,644      1,926
                                                     -------       -------    -------
              Total expense                            3,367         3,191      2,542
                                                     -------       -------    -------

              Income before income taxes (benefits)
                 and equity in undistributed earnings
                 of subsidiaries                       1,336           584        601

        Income taxes (benefits)                          (58)          (55)       147
                                                     -------       -------    -------

          Income before equity in undistributed
              earnings of subsidiaries                 1,394           639        454

        Equity in undistributed earnings
          of subsidiaries                              2,947         2,461      2,184
                                                     -------       -------    -------
              Net income                             $ 4,341       $ 3,100    $ 2,638
                                                     =======       =======    =======


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY) (Continued)

                      CONDENSED STATEMENTS OF CASH FLOWS
               YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                           (Dollars in Thousands)

                                                                1995         1994          1993
                                                              --------     --------     --------
      CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                             $ 4,341      $ 3,100      $ 2,638
                                                               -------      -------      -------
        Adjustments to reconcile net income to
          net cash provided by operating activities:
        Depreciation and amortization                              155          168          144
        Amortization of intangible assets                          268          268          279
        Undistributed earnings of subsidiaries                  (2,947)      (2,461)      (2,184)
        Increase in interest receivable                             (9)          (6)          -
        Increase (decrease) in taxes payable                      (180)          30           19
        Provision for deferred taxes                                14            5          204
        (Increase) decrease in due from
          subsidiaries                                             (55)          45          (49)
        Other prepaids, deferrals and accruals, net                (88)          50          (56)
                                                               -------      -------      -------
              Total adjustments                                 (2,842)      (1,901)      (1,643)
                                                               -------      -------      -------

              Net cash provided by operating
                activities                                       1,499        1,199          995
                                                               -------      -------      -------

      CASH FLOWS FROM INVESTING ACTIVITIES
        Increase in interest-bearing deposits in banks            (560)      (1,500)          -
        Purchases of premises and equipment                       (281)        (243)         (22)
        Proceeds from sale of premises                              17           -             -
        Contribution of capital to subsidiary bank                  -        (1,500)           -
                                                               -------      -------      -------

              Net cash used in investing activities               (824)      (3,243)         (22)
                                                               -------      -------      -------



                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY) (Continued)



                      CONDENSED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                           (Dollars in Thousands)

                                                             1995         1994       1993
                                                           -------      -------     -------
        CASH FLOWS FROM FINANCING
          ACTIVITIES
          Proceeds from long-term debt                     $     -     $     -      $ 1,412
          Repayment of long-term debt                            -       (4,677)        (15)
          Proceeds from sale of stock, net of
            stock offering expense                           8,324
          Proceeds from exercise of stock options              125           -            -
          Purchase of treasury stock                             -           -       (1,412)
          Purchase of fractional shares                         (3)          -            -
          Dividends paid                                    (1,077)        (645)       (672)
                                                           -------      -------     -------

              Net cash provided by (used in)
                 financing activities                         (955)       3,002        (687)
                                                           -------      -------     -------

        Net increase (decrease) in cash                       (280)         958         286

        Cash at beginning of year                            1,307          349          63
                                                           -------      -------     -------
        Cash at end of year                                $ 1,027      $ 1,307     $   349
                                                           =======      =======     =======
        SUPPLEMENTAL DISCLOSURE OF
          CASH FLOW INFORMATION
          Cash paid during the year for interest           $    -       $   111     $   193


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 13. PENDING ACQUISITIONS

         The Company has entered into a definitive merger agreement with Southland Bancorporation, Dothan, Alabama pursuant to which it would acquire all of the outstanding stock of Southland Bancorporation in exchange for a combination of cash and the Company's common stock. The total merger consideration will approximate $11.4 million. Total assets of Southland Bancorporation at December 31, 1995 were approximately $101 million. The merger is subject to approval by Southland Bancorporation shareholders and certain regulatory authorities and the registration of the Company's common stock to be issued in connection with the merger. As a result of the merger, Southland Bank, a wholly-owned subsidiary of Southland Bancorporation, will become a wholly-owned subsidiary of the Company. The merger will be accounted for as a purchase transaction.

         The Company has also entered into a definitive merger agreement with Central Bankshares, Inc., Cordele, Georgia whereby it would acquire all of the outstanding common stock of Central Bankshares, Inc. in exchange for the Company's common stock.
         The total merger consideration will approximate $8.3 million. Total assets of Central Bankshares at December 31, 1995 were approximately $51 million. The merger is subject to approval by Central Bankshares, Inc. shareholders and certain regulatory authorities and the registration of the Company's common stock to be issued in connection with the merger. As a result of the merger, Central Bank & Trust, a wholly-owned subsidiary of Central Bankshares, Inc., will become a wholly-owned subsidiary of the Company. The merger will be accounted for as a pooling of interests.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

- ----------------------------------------------------------------------------------
       ASSETS                                            1996             1995
                                                         ----             ----
Cash and due from banks                               $ 2,141,940     $ 1,588,742
Federal funds sold                                             -          880,000
Securities available for sale, at fair value            7,977,966       6,070,924
Securities held for investment, at cost                 2,883,580       3,251,178
Loans, less allowance for loan losses of $445,115
  and $371,884                                         34,988,252      29,774,901
Office properties and equipment, net                    1,073,524       1,190,573
Accrued interest receivable                               737,889         572,472
Other assets                                              300,601       1,485,772
                                                      -----------     -----------
                                                      $50,103,752     $44,814,562
                                                      ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits
    Noninterest-bearing demand                        $ 3,514,460     $ 2,728,987
    Interest-bearing demand                             9,668,049       9,205,791
    Savings                                             3,148,812       3,046,732
    Time, $100,000 and over                             8,005,442       4,149,535
    Other time                                         20,387,251      21,469,634
                                                      -----------     -----------
      Total deposits                                   44,724,014      40,600,679
                                                      -----------     -----------
Accrued interest and other liabilities                  1,080,051         454,911
                                                      -----------     -----------
      Total liabilities                                45,804,065      41,055,590
                                                      -----------     -----------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Capital stock, common, par value $1; 10,000,000
    shares authorized, and 218,130  shares issued
    and outstanding                                       218,130         218,130
  Additional paid-in capital                            2,423,300       2,423,300
  Retained earnings                                     1,677,502       1,098,322
  Unrealized gains (losses) on securities
    available for sale, net of taxes                      (19,245)         19,220
                                                      -----------     -----------
      Total stockholders' equity                        4,299,687       3,758,972
                                                      -----------     -----------
                                                      $50,103,752     $44,814,562
                                                      ===========     ===========

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

- --------------------------------------------------------------------------------
                                                1996                    1995
                                                ----                    ----
INTEREST INCOME
  Interest and fees on loans                  $  925,450               $764,822
  Investment securities and time deposits        171,281                143,712
  Other interest income                           16,228                  5,853
                                              ----------               --------
                                               1,112,959                914,387
                                              ----------               --------

INTEREST EXPENSE
  Interest on deposits                           539,327                397,345
  Interest on borrowed money                         800                  5,950
                                              ----------               --------
                                                 540,127                403,295
                                              ----------               --------

    Net interest income                          572,832                511,092

PROVISION FOR  LOAN LOSSES                            -                  45,000
                                              ----------               --------
Net interest income after provision
    for loan losses                              572,832                466,092
                                              ----------               --------

OTHER INCOME
  Service charges                                127,873                113,694
  Other income                                    51,755                 45,925
                                              ----------               --------
                                                 179,628                159,619
                                              ----------               --------

GENERAL AND ADMINISTRATIVE EXPENSES
  Employee compensation and benefits             227,431                210,687
  Occupancy and equipment                         77,480                 90,635
  Other operating expenses                       170,522                174,859
                                              ----------               --------
                                                 475,433                476,181
                                              ----------               --------

     Income before income taxes                  277,027                149,530

APPLICABLE INCOME TAXES                          104,578                 57,099
                                              ----------               --------

     Net income                               $  172,449               $ 92,431
                                              ==========               ========

PER SHARE OF COMMON STOCK
     Net income                               $      .79               $    .42
                                              ==========               ========

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)


- --------------------------------------------------------------------------------
                                                            1996        1995
                                                           ------      ------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                            $  172,449    $ 92,431
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                           33,516      38,857
    Provision for loan losses                                   -       45,000
    Changes in assets and liabilities:
      (Increase) decrease in accrued interest receivable     7,866     (21,895)
      (Increase) decrease in other assets                  999,292     (25,451)
      Decrease in accrued interest payable                 (97,277)    (65,926)
      (Increase) decrease in accrued expenses and
        other liabilities                                  485,432      (8,962)
                                                       -----------  ----------
        Net cash provided by operating activities        1,601,278      54,054
                                                       -----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net decrease in Federal funds sold                     2,010,000     700,000
  Purchases of securities available for sale              (819,417) (1,447,465)
  Proceeds from sales of securities available for sale     660,797   1,115,432
  Net increase in loans                                 (2,089,075) (1,184,487)
  Purchases of property and equipment                           -       (5,930)
                                                       -----------  ----------
    Net cash used in investing activities                 (237,695)   (822,450)
                                                       -----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of dividends                                          -     (108,850)
  Net increase (decrease) in customer deposits          (1,486,822)  1,852,819
                                                       -----------  ----------
    Net cash provided by (used in) financing
      activities                                        (1,486,822)  1,743,969
                                                       -----------  ----------

Net increase (decrease) in cash and due from banks        (123,239)    975,573

Cash and due from banks at beginning of period           2,265,179     613,169
                                                       -----------  ----------

Cash and due from banks at end of period               $ 2,141,940  $1,588,742
                                                       ===========  ==========

                           CENTRAL BANKSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


(1) The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These financial statements and the notes thereto should be read in conjunction with the annual financial statements and the notes thereto for the years ended December 31, 1995 and 1994 included elsewhere in this Proxy Statement/Prospectus.

(2) All material intercompany balances and transactions have been eliminated.

(3) In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

                        INDEPENDENT AUDITOR'S REPORT

- -------------------------------------------------------------------------------


TO THE BOARD OF DIRECTORS
CENTRAL BANKSHARES, INC.
CORDELE, GEORGIA


         We have audited the accompanying consolidated balance sheets of CENTRAL BANKSHARES, INC. AND SUBSIDIARY as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Bankshares, Inc. and subsidiary, as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                      /s/ Mauldin & Jenkins
                                     -----------------------------

Macon, Georgia
January 26, 1996

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------
     ASSETS                                             1995            1994
                                                   -----------     -----------

Cash and due from banks                            $ 2,265,179     $   613,169
Federal funds sold                                   2,010,000       1,580,000
Securities available for sale, at fair value
  (Note 2)                                           7,657,910       4,761,587
Securities held for investment, at cost (fair value
  $3,153,364 and $3,806,937) (Note 2)                3,167,994       4,086,463
Loans, less allowance for loan losses of $477,618
  and $316,348 (Note 3)                             32,899,177      28,635,414
Office properties and equipment, net (Note 4)        1,107,040       1,223,500
Accrued interest receivable                            745,755         550,577
Other assets                                         1,299,893       1,460,321
                                                   -----------     -----------
                                                   $51,152,948     $42,911,031
                                                   ===========     ===========


  LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits
    Noninterest-bearing demand                     $ 3,855,460     $ 3,826,152
    Interest-bearing demand                         10,088,278       9,764,121
    Savings                                          2,996,337       3,028,255
    Time, $100,000 and over                          7,796,339       3,381,390
    Other time                                      21,474,422      18,747,942
                                                   -----------     -----------
      Total deposits                                46,210,836      38,747,860
Accrued interest and other liabilities                 734,867         473,397
                                                   -----------     -----------
      Total liabilities                             46,945,703      39,221,257
                                                   -----------     -----------

Commitments and contingent liabilities (Note 7)

Stockholders' equity (Notes 6 and 9)
  Capital stock, common, par value $1; 10,000,000
    shares authorized, and 218,130  shares issued
    and outstanding                                    218,130         218,130
  Additional paid-in capital                         2,423,300       2,423,300
  Retained earnings                                  1,505,053       1,114,741
  Unrealized gains (losses) on securities
    available for sale, net of taxes                    60,762         (66,397)
                                                   -----------     -----------

      Total stockholders' equity                     4,207,245       3,689,774
                                                   -----------     -----------

                                                   $51,152,948     $42,911,031
                                                   ===========     ===========



See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------
                                                      1995             1994
                                                   -----------     -----------

Interest income
  Interest and fees on loans                       $ 3,488,170     $ 2,771,563
  Investment securities and time deposits              582,433         441,072
  Other interest income                                 70,851          39,967
                                                   -----------     -----------
                                                     4,141,454       3,252,602
                                                   -----------     -----------

Interest expense
  Interest on deposits                               1,953,037       1,236,982
  Interest on borrowed money                             6,486          10,851
                                                   -----------     -----------
                                                     1,959,523       1,247,833
                                                   -----------     -----------

    Net interest income                              2,181,931       2,004,769
Provision for loan losses (Note 3)                     139,774         180,000
                                                   -----------     -----------
    Net interest income after provision for
      loan losses                                    2,042,157       1,824,769
                                                   -----------     -----------

Other income
  Service charges                                      507,685         500,964
  Net realized gains (losses) on sales of
    securities available for sale                      (14,432)          1,820
  Other income                                         103,022         164,503
                                                   -----------     -----------
                                                       596,275         667,287
                                                   -----------     -----------

General and administrative expenses
  Employee compensation and benefits                   952,094         903,265
  Occupancy and equipment                              279,587         273,938
  FDIC insurance premiums                               90,502          81,975
  Advertising                                           58,631          46,047
  Directors fees and benefits                           50,268          52,069
  Other operating expenses                             442,812         437,179
                                                   -----------     -----------
                                                     1,873,894       1,794,473
                                                   -----------     -----------
    Income before income taxes                         764,538         697,583

Applicable income taxes (Note 5)                       265,341         240,324
                                                   -----------     -----------

    Net income                                     $   499,197     $   457,259
                                                   ===========     ===========

Per share of common stock
    Net income                                     $      2.20     $      2.03
                                                   ===========     ===========


See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------

                                                                                                Unrealized
                                                                                                   Gains
                                                                                                (Losses) on
                                                                                                 Securities
                                                                                                 Available
                                   Common Stock               Additional                         for Sale,
                                ----------------------         Paid-in           Retained         Net  of
                                Shares       Par Value         Capital           Earnings          Taxes           Total
                                -------      ---------        ----------        ----------     -------------     ----------
Balance, December 31, 1993      220,000       $220,000        $2,450,000        $  657,482      $     -          $3,327,482
  Net income                         -              -                 -            457,259            -             457,259
  Purchase and simultaneous
    retirement of the Company's
    common stock                 (1,870)        (1,870)          (26,700)               -             -             (28,570)
  Net change in unrealized
    gains (losses) on securities
    available for sale, net of
    taxes                            -              -                 -                 -              -            (66,397)
                                -------       --------        ----------        ----------       --------        ----------
Balance, December 31, 1994      218,130        218,130         2,423,300         1,114,741        (66,397)        3,689,774
  Net income                         -              -                 -            499,197             -            499,197
  Payment of dividends               -              -                 -           (108,885)            -           (108,885)
  Net change in unrealized
    gains (losses) on securities
    available for sale, net of
    taxes                            -              -                 -                 -         127,159           127,159
                                -------       --------        ----------        ----------       --------        ----------
Balance, December 31, 1995      218,130       $218,130        $2,423,300        $1,505,053       $ 60,762        $4,207,245
                                =======       ========        ==========        ==========       ========        ==========

See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------

                                                       1995            1994
                                                    -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                        $   499,197    $   457,259
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                       184,329        191,161
    Provision for loan losses                           139,774        180,000
    Amortization on investments                           8,447         42,560
    Deferred income tax (benefits) expense              (48,205)        51,712
    Net realized gains (losses) on securities
      available for sale                                 15,738         (1,820)
    Changes in assets and liabilities:
      Increase in accrued interest receivable          (195,178)       (81,624)
      (Increase) decrease in other assets                61,870     (1,121,855)
      Increase in accrued interest payable              118,173         93,842
      (Increase) decrease in accrued expenses and
        other liabilities                               191,502        (80,453)
                                                    -----------    -----------

        Net cash provided by (used in) operating
          activities                                    975,647       (269,218)
                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net increase in Federal funds sold                   (430,000)      (727,000)
  Purchases of securities available for sale         (7,396,446)    (3,948,789)
  Proceeds from sales of securities available
    for sale                                          3,143,929      3,303,253
  Proceeds from maturities of securities
    available for sale                                1,629,725      1,250,000
  Purchases of securities held for investment                -      (3,540,719)
  Proceeds from maturities of securities held
    for investment                                      819,478        805,047
  Net increase in loans                              (4,403,538)    (1,620,796)
  Purchases of property and equipment                   (40,876)       (98,667)
                                                    -----------    -----------

        Net cash used in investing activities        (6,677,728)    (4,577,671)
                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of dividends                                 (108,885)            -
  Repayment of note payable                                  -         (61,973)
  Net increase in customer deposits                   7,462,976      3,205,160
  Purchase of common stock for the treasury                  -         (28,570)
                                                    -----------    -----------

        Net cash provided by financing activities     7,354,091      3,114,617
                                                    -----------    -----------

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------

                                                       1995           1994
                                                    -----------    -----------



Net increase (decrease) in cash and due from banks   $1,652,010    $(1,732,272)

Cash and due from banks at beginning  of year           613,169      2,345,441
                                                     ----------    -----------

Cash and due from banks at end of year               $2,265,179    $   613,169


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash payments for:
    Interest                                         $1,841,350     $1,154,955

    Income taxes                                     $  207,474     $  263,119


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITY

  Other real estate acquired in settlement of loans  $   98,623     $  216,660



  Net change in unrealized gains (losses) on
    securities available for sale                    $  127,159     $  (66,397)


See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Central Bankshares, Inc. is a one-bank holding company whose business is presently conducted by its wholly-owned subsidiary, Central Bank and Trust. The Company provides a full range of banking services to individual and corporate customers in its primary market of Crisp County, Georgia and surrounding
        counties.   The Company is subject to competition from other
        financial institutions and the regulations of certain federal
        and state agencies.   The Company is periodically examined by
        certain regulatory authorities.

        Basis of Presentation

          The consolidated financial statements include the accounts of
          the Company and its subsidiary.   Significant intercompany
          transactions and accounts are eliminated in consolidation. The accounting and reporting policies of the Company and its subsidiary conform to generally accepted accounting principles and with general practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities as of the date of the balance sheet
          and revenues and expenses for the period.   Actual results could
          differ from those estimates.

          The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below:

        Cash and Cash Equivalents

          For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Company, deposits, interest-bearing deposits, Federal funds purchased and sold are reported net.

          The Company maintains amounts due from banks which, at times, may exceed Federally insured limits, and has experienced no related losses.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- --------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Securities Available for Sale

          Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite
          period of time, but not necessarily to maturity.   Any decision
          to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital
          considerations and other similar factors.   Securities available
          for sale are carried at fair value. Unrealized gains and losses are reported as increases and decreases in stockholders' equity,
          net of the related deferred tax effect.   Realized gains or
          losses, determined on the basis of the cost of specific securities sold, are included in earnings.

        Securities Held for Investment

          Securities classified as held for investment are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions.
          These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest
          method over their contractual lives.   The sale of a security
          within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

          A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

        Loans

          Loans are stated at the amount of unpaid principal, reduced by unearned discount. Interest on loans is credited to income on a daily basis based upon the principal amount outstanding, except for certain installment loans which is credited to income based on the sum-of-the-months-digits method, the results of which are not materially different from generally accepted accounting principles.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- ------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Loans (Continued)



          Accrual of interest income is discontinued on loans when, in the opinion of management, collection of such interest income becomes doubtful. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.


        Loan Fees

          Fees on loans and costs incurred in origination of loans are recognized at the time the loan is placed on the books. Because loan fees are not significant and the majority of loans have maturities of one year or less, the results of this method of accounting are not materially different than the results which would be obtained by accounting for loan costs in accordance with generally accepted accounting principles.


        Allowance for Loan Losses

          The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior
          loan loss experience.   This evaluation also takes into
          consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may
          affect the borrower's ability to pay.   Certain estimates are
          susceptible to change in the near term.   Such estimates include
          the creditworthiness of significant borrowers and the collateral
          value of delinquent loans.   While management uses the best
          information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant
          changes in economic conditions.   In addition, regulatory
          agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Allowance for Loan Losses (Continued)



          Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if
          the loan is collateral dependent.   A loan is impaired when it
          is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loans receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

        Office Buildings and Equipment

          Office buildings and equipment are stated at cost less accumulated depreciation, computed on the straight-line method over the estimated useful lives of the assets.

        Income Taxes

          The Company and its subsidiary file a consolidated income tax return. The subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.


          Provisions for income taxes are based on amounts reported in the consolidated statements of income after exclusion of nontaxable income such as interest on state and municipal securities and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


        Income Taxes (Continued)



          Deferred taxes are computed on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary
          differences.   Temporary differences are the differences between
          the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be
          realized.   Deferred tax assets and liabilities are adjusted for
          the effect of changes in tax laws on the date of enactment.



        Fair Value of Financial Instruments

          Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure about fair value information about financial instruments, whether or not recognized in the balance sheet, for
          which it is practicable to estimate that value.   In cases where
          quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash
          flows.   In that regard, the derived fair value estimates cannot
          be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the
          instrument.   Statement No. 107 excludes certain financial
          instruments from its disclosure requirements.   The aggregate
          fair value amounts presented do not represent the underlying value of the Company.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


        Financial Value of Financial Instruments (Continued)


          The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:



            Carrying amounts approximate fair values for the following instruments:

              Cash and due from banks           Federal funds sold
              Securities available for sale     Variable rate loans that
              Variable rate money markets           reprice frequently
              Variable rate certificates of     Accrued interest receivable
                 deposit
              Accrued interest payable and
                 other liabilities

            Quoted market prices, where available, of if not available, based upon quoted market prices of comparable instruments for securities held for investment.

            Discounted cash flows using interest rates currently being offered on instruments with similar terms and with similar credit quality:

              All loans except variable rate loans described above

              Fixed rate certificates of deposits

          Commitments to extend credit and standby letters of credit are not recorded until such commitments are funded. The value of these commitments are the fees charged to enter into such agreements. These commitments do not represent a significant
          value to the Company until such commitments are funded.   The
          Company has determined that such instruments do not have a distinguishable fair value and no fair value has been assigned to these instruments.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Earnings Per Share


          Earnings per share are calculated on the basis of the weighted average number of shares outstanding. The effect of the stock options outstanding (see Note 6) are included in the computation of the weighted average number of shares outstanding since the effect of options is considered to be dilutive.

        Reclassifications

          Certain items on the consolidated financial statements as of and for the year ended December 31, 1994 have been reclassified with no effect on net income, to be consistent with the classifications adopted for the year ended December 31, 1995.

NOTE 2. INVESTMENTS IN SECURITIES

          The   amortized   cost   and   fair  values  of  investments  in
          securities as of December 31, 1995 and 1994 are summarized as follows:

                                                                 Gross                 Gross
                                             Amortized        Unrealized             Unrealized          Fair
                                              Cost               Gains                 Losses           Value
        Securities Available for Sale
          December 31, 1995:
            U. S. Treasury securities       $  499,889         $  2,611              $       -      $  502,500
            U. S. Government agencies        1,451,259           36,576                      -       1,487,835
            Mortgage-backed securities       5,614,699           57,393                  (4,517)     5,667,575
                                           -----------        ---------              ----------     ----------
                                            $7,565,847         $ 96,580              $   (4,517)    $7,657,910
                                           ===========        =========              ===========    ==========

          December 31, 1994:
            U. S. Treasury securities       $2,977,008         $      -              $  (64,698)    $2,912,310
            U. S. Government agencies          984,215                -                 (12,810)       971,405
            Mortgage-backed securities         907,025            4,482                 (33,635)       877,872
                                           -----------        ---------              ----------     ----------
                                            $4,868,248         $  4,482              $ (111,143)    $4,761,587
                                           ===========        =========              ===========    ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES (Continued)

                                                                 Gross                 Gross
                                             Amortized        Unrealized             Unrealized          Fair
                                              Cost               Gains                 Losses           Value
                                            ----------        ----------            -----------         ------

        Securities Held for Investment:
          December 31, 1995:
            Mortgage-backed securities      $3,002,394       $        -              $  (14,630)     $2,987,764
            Federal Home Loan Bank stock       165,600                -                       -         165,600
                                            ----------       ----------              ----------      ----------
                                            $3,167,994       $        -              $  (14,630)     $3,153,364

          December 31, 1994:
            U. S. Government agencies, one
              to five years                 $  500,000       $        -              $  (30,715)     $  469,285
            Mortgage-backed securities       3,420,863              321                (249,132)      3,172,052
            Federal Home Loan Bank stock       165,600                -                       -         165,600
                                            ----------       ----------              ----------      ----------
                                            $4,086,463       $      321              $ (279,847)     $3,806,937

          Gross realized gain or loss from the sale of securities available for sale for the years ended December 31, 1995 and 1994 was $15,738 and $1,820, respectively.


          The amortized cost and fair value of securities as of December 31, 1995 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without penalty. Federal Home Loan Bank stock has no contractual maturity. Therefore, these securities are not included in the maturity categories in the following maturity summary:


                                           Securities Available for Sale    Securities Held for Investment
                                           -----------------------------    ------------------------------
                                            Amortized          Fair            Amortized         Fair
                                               Cost           Value              Cost            Value
                                            ---------         ------           ---------         -----
          Due in one year or less           $  991,835      $  999,140         $       -      $       -
          Due from one year to five years      454,174         485,885                 -              -
          Due from five years to ten years     505,140         505,310                 -              -
          Mortgage-backed securities         5,614,698       5,667,575          3,002,394      2,987,764
          Federal Home Loan Bank stock              -               -             165,600        165,600
                                            ----------      ----------         ----------     ----------
                                            $7,565,847      $7,657,910         $3,167,994     $3,153,364
                                            ==========      ==========         ==========     ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES (Continued)

        Securities with a carrying value of $6,104,297 and $4,527,324 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

        A comparative summary of loans receivable as of December 31, 1995 and 1994, is as follows:


                                                    1995             1994
                                                -----------       -----------
        Real estate:
          Construction and land development     $   697,869       $   384,971
          Secured by farmland                     1,319,053         1,514,974
          Secured by residential property         9,604,145         9,300,414
          Secured by other real estate            4,123,444         3,788,888
        Agricultural                              3,402,984         2,696,759
        Commercial                                7,476,559         4,269,320
        Consumer                                  6,650,828         6,908,351
        Other                                       101,913            88,385
                                                -----------       -----------
                                                 33,376,795        28,952,062
        Reserve for loan losses                    (477,618)         (316,648)
                                                -----------       -----------
                                                $32,899,177       $28,635,414
                                                ===========       ===========

        The Company primarily lends money to customers located in the immediate geographic area.

        As of December 31, 1995 and 1994, the Company serviced loans for others in the amounts of $13,819,850 and $12,642,411, respectively.

        The Company had no loans it considered to be impaired other than the loans on which the accrual of interest had been
        discontinued.   Loans on which the accrual of interest had been
        discontinued amounted to $10,450 and $50,574 at December 31,
        1995 and 1994, respectively.   There was no significant amount
        of interest recognized on nonaccrual loans in either year.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        At December 31, 1995 and 1994, certain executive officers and directors, and companies in which they have a 10 percent or more ownership, were indebted to the Company. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction, and repayment terms are customary. Following is a summary of transactions:


                                                    December 31,
                                             ----------------------------
                                                1995             1994
                                             ------------     -----------

          Balance, beginning of year         $1,587,622       $1,125,486
          Advances                            1,853,368        1,369,937
          Repayments                         (1,665,706)        (907,801)
          Balance, end of year               $1,775,284       $1,587,622


        Changes in the allowance for loan losses are summarized as follows:

                                                     December 31,
                                             ----------------------------
                                                1995             1994
                                             -----------      -----------

          Balance, beginning of year         $  316,648       $  369,517
          Provision charged to operations       139,774          180,000
          Recoveries                             24,590           33,111
          Loans charged off                      (3,394)        (265,980)
                                             ----------       ----------
          Balance, end of year               $  477,618       $  316,648
                                             ==========       ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 4. OFFICE PROPERTIES AND EQUIPMENT



        At December 31, 1995 and 1994, office properties and equipment consisted of the following:

                                                  1995             1994
                                               -----------      -----------

          Land                                 $   204,498      $  204,498
          Buildings and improvements               628,449         627,703
          Furniture, equipment and automobiles   1,359,872       1,330,020
                                               -----------      ----------
                                                 2,192,819       2,162,221
          Accumulated depreciation              (1,085,779)       (938,721)
                                               -----------      ----------
                                               $ 1,107,040      $1,223,500
                                               ==========       ==========


        For the years ended December 31, 1995 and 1994, depreciation expense amounted to $157,336 and $164,174, respectively.


NOTE 5. INCOME TAXES

        The components of the income tax provision for the years ended December 31, 1995 and 1994 were as follows:


                                                    1995             1994
                                                 -----------      -----------

          Current tax expense                    $  313,546        $  188,612
          Deferred tax (benefit) expense            (48,205)           51,712
                                                 ----------        ----------
                                                 $  265,341        $  240,324
                                                 ==========        ==========


        The Company's provision for income taxes differs from amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:


                                             December 31, 1995       December 31, 1995
                                          ----------------------   ---------------------
                                           Amount       Percent     Amount      Percent
                                          --------     ---------   --------    ---------
        Tax provision at statutory rate    $259,943      34.0 %    $237,178      34.0 %
             State income taxes              10,257       1.3            -          -
             Other items, net                (4,859)      (.6)        3,146        .5
                                           --------     -------    --------     -------
        Provision for income taxes         $265,341      34.7 %    $240,324      34.5 %
                                           ========     ========   ========     =======


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 5. INCOME TAXES (Continued)

        Net deferred income tax liabilities of $7,646 and $55,851 at December 31, 1995 and 1994, respectively, are included in other liabilities. The components of deferred income taxes are as follows:



                                                       December 31,
                                               ----------------------------
                                                  1995             1994

                                               -----------      -----------
        Deferred tax assets:
          Loan loss reserves                     $  92,857        $ 45,334
          Deferred benefits payable                 24,646           9,569
          Writedown of other real estate owned       4,951             744
                                                 ---------       ---------
                                                   122,454          55,647
                                                 ---------       ---------

        Deferred tax liabilities:
          Depreciation and amortization            100,136          98,961
          Income from life insurance contracts      29,964               -
          Other liabilities                              -          12,537
                                                 ---------       ---------
                                                   130,100         111,498
                                                 ---------       ---------
        Net deferred tax liabilities             $   7,646       $  55,851
                                                 =========       =========


NOTE 6. STOCK OPTIONS AND EARNINGS PER SHARE

        The Company granted stock options to the President and Senior Vice-President for the purchase of 9,990 and 7,200 shares, respectively, of the Company's common stock. The option price is $10 per share (market value at date of grant) and the options are exercisable until October 1996. No options have expired, been exercised or canceled since granted. The options may be canceled, reduced or modified if the Board of Directors considers it necessary in connection with any proposed issuance of the Company's common stock.

        Income per share of common stock includes the effect of the stock options mentioned above as if the option had been exercised at January 1, 1995. The number of common shares outstanding was increased by the number of shares issuable under the stock option and this theoretical increase in the number of common shares was reduced by the number of common shares which are assumed to have been repurchased with the applicable portion of the proceeds from the exercise of the options. Repurchase price was assumed to be the average market value during the year.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 7. COMMITMENTS AND CONTINGENT LIABILITIES

        In the ordinary course of business, the Company may enter into off balance sheet financial instruments which are not reflected in the consolidated financial statements. These instruments include commitments to extend credit, standby letters of credit and liability for assets held in trust. Such financial instruments are recorded in the consolidated financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.


        The Company's exposure to credit losses in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies for these off balance sheet financial instruments as it does for other instruments
        that are recorded in the consolidated financial statements.   A
        summary of  the Company's commitments is as follows:


                                                   1995             1994
                                                ----------       ----------

          Commitments to extend credit          $2,792,471       $2,885,600
          Standby letters of credit                175,100          220,300
                                                ----------       ----------
                                                $2,967,571       $3,105,900
                                                ==========       ==========


        Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending other loans to customers. The Company evaluates
        each customer's creditworthiness on a case-by-case basis.   The
        amount of collateral obtained, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.


        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a
        third party.   Those guarantees are primarily issued to support
        public and private borrowing arrangements.   The credit risk
        involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 7. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

        Collateral held varies as specified above and is required in instances which the Company deems necessary.

        The Company does not anticipate any material losses as a result of the commitments.


        The nature of the business of the Company is such that it ordinarily results in a certain amount of litigation. In the opinion of management, there is no litigation in which the outcome will have a material effect on the consolidated financial statements.


NOTE 8. CONCENTRATIONS OF CREDIT

        The Company makes agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in its market area of Crisp County, Georgia and surrounding counties. A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the agribusiness economy in this market area.


        Although the Company's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the economic performance of loans made to nonagricultural customers. The Company's lending policies for agricultural and nonagricultural customers require loans to be
        well-collateralized and supported by cash flows.   Collateral
        for agricultural loans include equipment, crops, livestock, and
        land.   Credit losses from loans related to the agricultural
        economy is taken into consideration by management in determining the allowance for loan losses.


        A substantial portion of the Company's loans are secured by real
        estate in the Company's primary market area.   In addition, a
        substantial portion of the real estate owned is located in those
        same markets.    Accordingly, the ultimate collectibility of a
        substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in the market conditions in the Company's primary market area.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 8. CONCENTRATIONS OF CREDIT (Continued)

        Most of the Company's loan customers are also depositors of the Company. The concentrations of credit by type of loan are also set forth in Note 3. Standby letters of credit are granted primarily to commercial borrowers of the Company. The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of the Company's combined capital stock and capital surplus accounts ($2,641,430) which amounted to $660,358 at December 31, 1995.

        The Company has a concentration of funds on deposit at its principle correspondent bank at December 31, 1995, as follows:



                Noninterest-bearing accounts          $1,404,124
                Federal funds sold                     1,480,000
                                                      ----------
                                                      $2,884,124
                                                      ==========

NOTE 9. STOCKHOLDERS' EQUITY

        The primary source of funds available to the Parent Company is the payment of dividends by the subsidiary. Banking regulations limit the amount of dividends that may be paid without prior approval of the subsidiary Bank's regulatory agency. Approximately $249,600 are available to be paid as dividends by the subsidiary Bank at December 31, 1995.


        Banking regulations also require the Company to maintain minimum capital levels in relation to Company assets. At December 31, 1994, the Company's capital ratios were considered adequate based on regulatory requirements. The minimum capital requirements and the actual capital ratios for the Bank at December 31, 1995 are as follows:


                                                  Actual     Requirement
                                                 --------    ------------
        Leverage capital ratio                    8.35 %        4.00 %
        Risk based capital ratios:
          Core capital                           11.86 %        4.00 %
          Total capital                          13.12 %        8.00 %

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 10. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value and estimated fair value of the Company's financial instruments are as follows:


                                                 Carrying           Fair
                                                   Value            Value
                                                -----------      -----------

        Financial assets:
           Cash and short-term investments      $ 4,275,179      $ 4,275,179
                                                ===========      ===========

           Investments in securities            $10,825,904      $10,811,274
                                                ===========      ===========

           Loans                                $33,376,795      $33,053,000
           Allowance for loan losses                477,618               -
                                                -----------      -----------
           Loans, net                           $32,899,177      $33,053,000
                                                ===========      ===========

        Financial liabilities:
           Noninterest-bearing demand          $ 3,855,460       $ 3,855,460
           Interest-bearing demand              10,088,278        10,088,278
           Savings                               2,996,337         2,996,337
           Time deposits                        29,270,761        29,288,000
                                               -----------       -----------
               Total deposits                  $46,210,836       $46,228,075
                                               ===========       ===========

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 11. CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC. (PARENT COMPANY ONLY)

                         CONDENSED BALANCE SHEETS
                        DECEMBER 31, 1995 AND 1994

                                              1995           1994
                                          ----------      ----------

        Assets
          Cash                            $   14,053      $   12,055
          Due from subsidiary                     -               -
          Unamortized organization costs      30,990          43,386
          Investment in subsidiary         4,162,202       3,634,984
                                          ----------      ----------

           Total assets                   $4,207,245      $3,690,425
                                          ==========      ==========

        Liabilities
          Due to subsidiary               $       -       $      651
                                          ----------      ----------

        Stockholders' equity               4,207,245       3,689,774
                                          ----------      ----------

        Total liabilities and
           stockholders' equity           $4,207,245      $3,690,425
                                          ==========      ==========

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 11. CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC.
           (PARENT COMPANY ONLY) (Continued)

                     CONDENSED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                    1995        1994
                                                ---------    ---------

        Income, dividends received               $108,885    $  99,000

        Expense, other                             14,769       17,500
                                                ---------    ---------

          Income before income tax
            benefits and equity in undistributed
            earnings of subsidiary                 94,116       81,500

        Income tax benefits                         5,021        5,950
                                                ---------    ---------

          Income before equity in
            undistributed earnings of
            subsidiary                             99,137        87,450

        Equity in undistributed earnings of
           subsidiary                             400,060      369,809
                                                ---------    ---------

           Net income                           $ 499,197    $ 457,259
                                                =========    =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 11. CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC. (PARENT COMPANY ONLY) (Continued)


                    CONDENSED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         1995        1994
                                                       --------    --------

        CASH FLOWS FROM OPERATING
          ACTIVITIES
          Net income                                   $499,197    $457,259
                                                       --------    --------
          Adjustments to reconcile net income to net
            cash provided by operating activities:
          Amortization of organization costs             12,396      12,390
          Undistributed earnings of subsidiary         (400,059)   (369,809)
          Decrease  in due from subsidiary                   -        2,107
          Increase (decrease) in due to subsidiary         (651)        651
                                                       --------    --------
            Total adjustments                          (388,314)   (354,661)
                                                       --------    --------

            Net cash provided by operating
              activities                                110,883     102,598
                                                       --------    --------


        CASH FLOWS FROM FINANCING
          ACTIVITIES
           Dividends paid                              (108,885)         -
           Retirement of debt                                 -     (61,973)
           Retirement of treasury stock                       -     (28,570)
                                                       --------    --------

              Net cash used in financing
               activities                              (108,885)    (90,543)
                                                       --------    --------

           Net increase in cash                           1,998      12,055

           Cash at beginning of year                     12,055           -
                                                       --------    --------

           Cash at end of year                         $ 14,053    $ 12,055
                                                       ========    ========

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 12. PENDING MERGER

         The directors of the Company have entered into a definitive merger agreement with ABC Bancorp, a multi-bank holding company with headquarters in Moultrie, Georgia, whereby ABC Bancorp would acquire all of the outstanding common stock of the Company
         in exchange for common stock of ABC Bancorp.   The merger is
         subject to approval by the Company's shareholders and certain
         regulatory authorities.   Upon completion of the merger, Central
         Bank & Trust will become a wholly-owned subsidiary of ABC
          Bancorp.   The merger will be accounted for as a pooling of
         interests.

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                          Consolidated Balance Sheets
                                   Unaudited
                  (dollars in thousands except per share data)


                 ASSETS                   MARCH 31, 1996  DECEMBER 31, 1995
- ----------------------------------------  --------------  -----------------

Cash and due from banks                         $  2,667           $  4,845
Investment securities held to maturity            11,968              1,660
Investment securities available for sale          13,212             19,271
Loans                                             76,054             71,371
  Less allowance for loan losses                  (1,174)            (1,229)
                                                --------           --------
    Net loans                                     74,880             70,142
Premises and equipment                             2,543              2,695
Other real estate                                    246                339
Other assets                                       1,952              1,855
                                                --------           --------
    Total assets                                $107,468           $100,807
                                                ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ----------------------------------------
Deposits:
  Noninterest bearing                           $  8,663           $  9,295
  Interest bearing                                71,425             68,124
  Time deposits $100,000 and over                  7,777              7,409
                                                --------           --------
    Total deposits                                87,865             84,828
Borrowings                                        12,008              8,525
Other liabilities                                  1,027              1,138
                                                --------           --------
    Total liabilities                            100,900             94,491
                                                --------           --------
Stockholders' Equity:
  Common stock, Class A, no par:
    1,800,000 shares authorized;
    509,556 shares issued                             26                 26
  Common stock, Class B, par value
    $8.50 per share, 380 shares
    authorized; none issued
  Preferred stock, Class A, par value
    $5.00 per share, 6,000 shares
    authorized; none issued
  Additional paid-in-capital                       2,575              2,575
  Unrealized holding (loss) gain on
    investment securities available for             (104)                 4
     sale,
    net of tax
  Retained earnings, substantially                 4,137              3,777
    restricted
  Treasury shares at cost, 21,474 shares             (66)               (66)
                                                --------           --------
    Total stockholders' equity                     6,568              6,316
    Total liabilities and stockholders'         $107,468           $100,807
    equity                                      ========           ========



See accompanying notes to consolidated financial statements


                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                      Consolidated Statements of Earnings
                                   Unaudited
                  (dollars in thousands except per share data)

                                          FOR THE THREE MONTHS ENDED MARCH 31,
                                          ------------------------------------
                                                1996               1995
                                          -----------------  -----------------
Interest income:
  Loans, including fees                              $2,041             $1,981
  Interest-bearing deposits in other
  financial institutions                                 15                 --
  Interest and dividends on investment
  securities held to maturity
    Taxable                                             199                 13
    Tax-exempt                                           --                  1
  Interest on investment securities
  available for sale                                    201                275
                                                     ------             ------
      Total interest income                           2,456              2,270
                                                     ------             ------
Interest expense:
  Deposits                                            1,042                930
  Borrowings                                            164                150
                                                     ------             ------
      Total interest expense                          1,206              1,080
                                                     ------             ------
      Net interest income                             1,250              1,190
Provision for loan losses                                --                 52
                                                     ------             ------
      Net interest income after
      provision for loan losses                       1,250              1,138
                                                     ------             ------
Other income:
  Service charges on deposit accounts                   161                159
  Gain on sales of investment securities
  available for sale                                      3                 --
  Gain on sales of loans                                 87                108
  Other                                                 148                101
                                                     ------             ------
      Total other income                                399                368
                                                     ------             ------
Other expenses:
  Salaries and employee benefits                        557                539
  Net occupancy                                          91                107
  Equipment                                              56                 38
  FDIC insurance                                          6                 52
  Other real estate, net                                 31                 44
  Other                                                 335                302
                                                     ------             ------
      Total other expenses                            1,076              1,082
                                                     ------             ------
  Earnings from continuing operations
    before income taxes                                 573                424
  Income tax expense                                    213                171
                                                     ------             ------
  Earnings from continuing operations                   360                253
    Discontinued operations net of
     income tax benefit                                 ---                (12)
                                                     ------            -------
  Net earnings                                       $  360             $  241
                                                     ======             ======
Per share amounts:
  Earnings from continuing operations                  $.74               $.52
                                                     ======             ======
  Net earnings                                         $.74               $.49
                                                     ======             ======
See accompanying notes to consolidated
 financial statements

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                             (dollars in thousands)

                                                  FOR THE THREE MONTHS ENDED MARCH 31,
                                                  ------------------------------------
                                                        1996               1995
                                                  -----------------  -----------------
Cash flows from operating activities:
  Net earnings                                              $   360            $   241
  Adjustments to reconcile net earnings to
  net cash provided by operating activities:
    Depreciation and amortization                                93                 97
    Provision for loan losses                                    --                 52
    (Accretion) of discounts and
    amortization of premiums on
    investment securities                                        18                 (2)
    Gain on sales of investment
    securities available for sale                                (3)                --
    Loss on sale premises and equipment                           1                  1
    Gain on sale of other real estate                            --                 (8)
    Provisions for losses of other real estate                   23                 43
    Gain on sales of loans                                      (87)              (108)
    (Increase) decrease in other assets                         (57)                81
    (Decrease) increase in other liabilities                   (111)               267
                                                            -------            -------
      Net cash provided by
      operating activities                                      237                664
                                                            -------            -------
Cash flows from investing activities:
  Proceeds from calls of investment
  securities available for sale                               7,000                 --
  Proceeds from sales of investment
  securities available for sale                               2,080                 --
  Purchase of investment securities
  held to maturity                                           (9,000)                --
  Purchase of investment securities
  available for sale                                         (4,580)            (2,936)
  Principal repayments of investment
  securities held to maturity                                    85                  7
  Principal repayments of investment
  securities available for sale                                 510                322
  Net purchases of Federal Home
  Loan Bank stock                                              (480)                (2)
  Net increase in loans                                      (5,625)            (1,920)
  Proceeds from sales of loans                                  974              1,785
  Purchase of premises and equipment                            (29)               (39)
  Proceeds from sale of premises
  and equipment                                                  58                (24)
  Proceeds from sale of other real estate                        70                260
                                                            -------            -------
    Net cash used in investing activities                    (8,937)            (2,547)
                                                            -------            -------

                                                             continued

                                                  FOR THE THREE MONTHS ENDED MARCH 31,
                                                  ------------------------------------
                                                        1996               1995
                                                  -----------------  -----------------
Cash flows from financing activities:
  Net (decrease) increase in noninterest
  bearing deposits                                             (632)               559
  Net increase in interest-bearing deposits                   3,300              4,269
  Net increase in time deposits,
  $100,000 and over                                             371              1,858
  Principal payments on notes payable                           (67)                (1)
  Net increase in Federal Home Loan
  Bank advances                                               3,550                 --
                                                            -------            -------
    Net cash provided by financing activities                 6,522              6,685
                                                            -------            -------
Net (decrease) increase in cash and
cash equivalents                                             (2,178)             4,802
Cash and cash equivalents at
beginning of period                                           4,845              3,793
Cash and cash equivalents at end of period                  $ 2,667            $ 8,595
                                                            =======            =======
Supplemental schedule of cash flow
 information:
  Cash paid during the period for:
    Interest                                                $ 1,374            $   969
                                                            =======            =======
    Income taxes                                            $     5            $   --
                                                            =======            =======

See accompanying notes to consolidated financial statements

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            March 31, 1996 and 1995
                                  (Unaudited)

(1) The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These financial statements and the notes thereto should be read in conjunction with the annual financial statements and the notes thereto for the years ended December 31, 1995, 1994, and 1993 included elsewhere in this Proxy Statement/Prospectus.

(2)  All material intercompany balances and transactions have been eliminated.

(3) In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors and Stockholders
Southland Bancorporation:


We have audited the accompanying consolidated balance sheets of Southland Bancorporation and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southland Bancorporation and subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 9, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. As discussed in Note 1, the Company changed its method of accounting for investments in debt and equity securities at January 1, 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.




                                         /s/  KPMG Peat Marwick LLP
                                         --------------------------


Atlanta, Georgia
January 19, 1996

                         SOUTHLAND AND BANCORPORATION
                                AND SUBSIDIARY
                          Consolidated Balance Sheets
                           December 31, 1995 and 1994




               Assets                                                   1995         1994
              -------                                              ------------  -----------
Cash and due from banks (note 2)                                   $  4,844,760    3,793,519
Investment securities available for sale (notes 3 and 8)             19,271,117   13,323,249
Investment security held to maturity (fair value of $1,659,470
  and $1,681,655 in 1995 and 1994, respectively) (notes 3 and 8)      1,659,934    1,731,077
Loans held for sale                                                          --      291,733
Loans, net of unearned income of $238,848 and $253,031 in
  1995 and 1994, respectively (notes 4 and 8)                        71,371,295   69,731,944
   Less allowance for loan losses (note 4)                           (1,229,603)  (1,331,778)
                                                                     -----------   ----------
       Net loans                                                     70,141,692   68,400,166
Premises and equipment, net (note 5)                                  2,695,917    3,040,736
Other real estate, net (note 6)                                         338,652      953,130
Deferred taxes (note 9)                                                 424,816      713,207
Other assets                                                          1,429,810    1,122,820
                                                                    -----------   ----------
       Total assets                                                $100,806,698   93,369,637
                                                                   ============   ==========

See accompanying notes to consolidated financial statements.                   (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                     Consolidated Balance Sheets, Continued
                           December 31, 1995 and 1994

      Liabilities and Stockholders' Equity                            1995         1994
      -------------------------------------                        ----------   ----------
Deposits:
 Noninterest-bearing                                              $ 9,295,421     7,115,041
 Interest-bearing                                                  68,125,482    65,818,158
 Time deposits $100,000 and over                                    7,406,845     6,405,120
                                                                  -----------   -----------
      Total deposits                                               84,827,748    79,338,319
Borrowings (note 8)                                                 8,524,969     8,479,214
Other liabilities                                                   1,138,459       695,091
                                                                  -----------   -----------
      Total liabilities                                            94,491,176    88,512,624
                                                                  -----------   -----------

Stockholders' equity (note 11):
 Common stock,  Class A, no par value; 1,800,000 shares
  authorized;  509,556 shares issued                                   26,065        26,065
 Common stock, Class B, par value $8.50 per share, 360
  shares authorized, none issued                                           --            --
 Preferred stock, Class A, par value $5.00 per share,
  6,000 shares authorized, none issued                                     --            --
 Additional paid-in capital                                         2,575,204     2,575,204
 Net unrealized holding gain(loss) on investment securities
  available for sale (notes 1 and 3)                                    3,638      (452,969)
 Retained earnings, substantially restricted                        3,777,134     2,775,232
 Treasury stock at cost, 21,474 shares                                (66,519)      (66,519)
                                                                  -----------   -----------
      Total stockholders' equity                                    6,315,522     4,857,013
Commitments and contingencies (notes 4 and 11)
      Total liabilities and stockholders' equity                 $100,806,698    93,369,637
                                                                 ============    ==========

See accompanying notes to consolidated financial statements.                 (Continued)

                                       F-73

                           SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                      Consolidated Statements of Earnings
                 Years Ended December 31, 1995, 1994, and 1993

                                                                         1995       1994         1993
                                                                      ---------  -----------  ----------
Interest income:
 Loans, including fees                                                 $7,645,653   6,491,895   6,428,140
 Federal funds sold                                                            --      56,077      37,287
 Investment securities held to maturity:
  Taxable                                                                 155,049      59,969      33,472
  Tax-exempt                                                                2,851       7,934      14,355
 Investment securities available for sale:
  Taxable                                                               1,229,420     777,430     463,200
  Tax-exempt                                                                  177          --          --
                                                                       ----------   ---------   ---------
      Total interest income                                             9,033,150   7,393,305   6,976,454
Interest expense:
 Deposits (including interest on time deposits $100,000
  and over of $419,496, $197,533, and $304,566 in 1995,
  1994, and 1993 respectively)                                          4,183,861   3,131,406   3,015,164
 Federal funds purchased                                                    1,138      44,912          --
 Borrowings                                                               589,708     419,867     244,622
                                                                       ----------   ---------   ---------
      Total interest expense                                            4,774,707   3,596,185   3,259,786
                                                                        ---------   ---------   ---------
      Net interest income                                               4,258,443   3,797,120   3,716,668
Provision for loan losses (note 4)                                        (71,874)   (582,022)   (536,049)
                                                                       ----------   ---------   ---------
      Net interest income after provision for loan losses               4,186,569   3,215,098   3,180,619
                                                                       ----------   ---------   ---------
Other income:
 Service charges on deposit accounts                                      774,568     732,717     888,109
 Loss on sales of investment securities available for sale (note 3)        (1,553)         --          --
 Gain on sales of investment securities held to maturity (note 3)              --          --      35,301
 Trading account gains                                                         --          --     112,338
 Gain on sales of loans                                                   298,261     251,391     765,072
 Loan servicing fees                                                      166,121     104,512          --
 Correspondent fees                                                       161,373          --          --
 Other                                                                    183,120     217,970     381,614
                                                                        ---------   ---------   ---------
      Total other income                                                1,581,890   1,306,590   2,182,434
                                                                        ---------   ---------   ---------

See accompanying notes to consolidated financial staements.                              (Continued)

                                         F-74


                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                 Consolidated Statements of Earnings, Continued
                 Years Ended December 31, 1995, 1994, and 1993

                                                                        1995         1994         1993
                                                                    -----------  ------------  -----------
Other expenses:
   Salaries and employee benefits (note 7)                            2,012,059    1,931,480    1,867,338
   Net occupancy                                                        680,976      790,681      660,298
   Equipment                                                            117,318      120,137      207,420
   FDIC insurance                                                       120,049      234,396      217,465
   Other real estate, net                                               176,825      217,269      212,372
   Other                                                                993,625    1,203,880    1,177,888
                                                                     ----------    ---------    ---------
        Total other expenses                                          4,100,852    4,497,843    4,342,781
                                                                     ----------    ---------    ---------
        Earnings from continuing operations
         before income taxes and cumulative
         effect of change in accounting method                        1,667,607       23,845    1,020,272
Income tax expense (benefit) (note 9)                                   643,358      (62,866)     371,853
                                                                     ----------    ---------    ---------
        Earnings from continuing operations
        before cumulative effect of change
        in accounting method                                          1,024,249       86,711      648,419

Discontinued operations:
  Loss from operations of discontinued
   insurance agency, net of income tax
   benefits of $11,512, $44,134, and $29,853
   in 1995, 1994, and 1993, respectively (note 12)                      (22,347)     (85,673)     (57,951)
                                                                     ----------    ---------    ---------
        Earnings before cumulative effect of change
          in accounting method                                        1,001,902        1,038      590,468
Cumulative effect of change in accounting method (notes 1 and 9)             --           --       49,054
                                                                     ----------    ---------    ---------
        Net earnings                                                 $1,001,902        1,038      639,522
                                                                     ==========    =========    =========
Per share amounts:
  Earnings from continuing operations before cumulative
   effect of change in accounting method                            $     2.10           .18        1.33
                                                                     ==========    =========    =========
  Earnings before cumulative effect of change in
   accounting method                                                $     2.05            --        1.21
  Cumulative effect of change in accounting method                          --            --         .10
                                                                     ----------    ---------    ---------
        Net earnings                                                $     2.05            --        1.31
                                                                     ==========    =========    =========
Weighted average common shares outstanding, including
 common stock equivalents                                              488,082       488,082     488,082
                                                                     ==========    =========    =========


See accompanying notes to consolidated financial statements.

                                        F-75

                          SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity
                 Years Ended December 31, 1995, 1994, and 1993


                                                                       Net
                                                                    unrealized
                                                                      holding
                                                                    gain (loss)
                                                                        on
                                                                    investment
                                                      Additional    securities
                               Common       Common      paid-in      available      Retained       Treasury
                               shares        stock      capital      for sale,      earnings         stock        Total
                             -----------  -----------  ----------  -------------  -------------  -----------   -----------

Balance at December 31,
 1992                         509,566       $ 26,065   2,575,204           --       2,134,672      (66,519)      4,669,422

Net Earnings                       --            --           --           --         639,522           --         639,522
                             --------     ----------   ---------   ----------     -----------   ----------      ----------

Balance at December 31,
 1993                         509,566         26,065   2,575,204          --        2,774,194      (66,519)     5,308,944

Effect of adoption of
 FAS 115,
 Accounting
 for Certain
 Investments
 in Debt and
 Equity
 Securities, on
 January 1, 1994 (note 1)          --            --          --       79,241             --          --            79,241

Change in unrealized
 gain (loss)
 on investment
 securities
 available for
 sale, net of
 tax effect                        --           --          --      (532,210)            --          --          (532,210)

Net earnings                       --           --          --           --            1,038         --             1,038
                             --------     ----------   ---------   ----------     -----------   ----------      ----------

Balance at December 31,
 1994                         509,566         26,065   2,575,204     (452,969)     2,775,232       (66,519)     4,857,013

Net earnings                       --            --           --          --       1,001,902           --       1,001,902

Change in unrealized
 gain
 (loss) on
 investment
 securities
 available
 for sale, net of tax
 effect                           --            --           --      456,607            --            --          456,607
                             --------     ----------   ---------   ----------     -----------   ----------      ----------

Balance at December 31,
 1995                         509,566     $   26,065   2,575,204       3,638        3,777,134      (66,519)     6,315,522
                            =========     ==========   =========   =========      ===========   ==========      =========

See accompanying notes to consolidated financial statements.

                                                F-76


                          SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                 Years Ended December 31, 1995, 1994, and 1993



                                                                              1995             1994              1993
                                                                          ----------       ------------      -----------
Cash flows from operating activities:
 Net earnings                                                             $ 1,001,902             1,038           639,522
 Adjustments to reconcile net earnings to net cash
 provided by operating activities:
     Depreciation and amortization                                            384,493           409,112           335,188
     Provision for loan losses                                                 71,874           582,022           536,049
     Deferred tax expense (benefit)                                           (16,014)         (156,000)          (68,000)
     (Accretion) of discounts and amortization of
       premiums on investment securities                                      (19,310)           25,631           143,565
     Loss on sales of investment securities available for sale                  1,553                --                --
     Gain on sales of investment securities held to maturity                       --                --           (35,301)
     Proceeds from sale of trading securities                                      --                --         8,518,969
     Gain on sale of trading securities                                            --                --          (112,338)
     Loss on sale of premises and equipment                                       744               633            11,646
     Loss on sale of other real estate                                         37,433           101,973            68,424
     Provision for losses of other real estate                                104,059            86,063            64,926
     Loss on sale of repossessed property                                          --             3,203             6,577
     Gain on sales of loans                                                  (298,261)         (251,391)         (765,072)
     Cumulative effect of change in accounting method                              --                --           (49,054)
     (Increase) decrease in other assets                                     (306,990)         (553,958)        1,296,510
     Increase (decrease) in other liabilities                                 443,368           312,749           (28,366)
                                                                         ------------       -----------       -----------
          Net cash provided by operating activities                         1,404,851           561,075        10,563,245
                                                                         ------------       -----------       -----------

Cash flows from investing activities:
  Proceeds from sale of investment securities held to maturity                     --                --         1,012,675
  Proceeds from maturity of investment securities held to maturity             50,000            55,000           150,000
  Proceeds from calls of investments securities held to maturity               10,000            15,000                --
  Proceeds from calls of investment securities available for sale          10,000,000                --                --
  Proceeds from sales of investment securities available for sale           1,631,744                --                --
  Purchase of investment securities held to maturity                               --                --       (13,378,379)
  Purchase of investment securities available for sale                    (18,290,798)       (3,436,619)               --
  Principal repayments of investment securities held to maturity               15,762            18,059         1,052,971
  Principal repayments of investment securities available for sale          1,487,436         1,524,388                --
  Net (purchases) redemptions of Federal Home Loan Bank stock                  (2,100)           31,900                --
  Net increase in loans                                                    (5,128,606)      (23,120,487)      (54,049,059)
  Proceeds from sales of loans                                              3,928,589        27,078,423        54,144,972
  Purchase of premises and equipment                                          (95,066)         (296,862)       (1,324,208)
  Proceeds from sale of premises and equipment                                 54,648            61,411            29,424
  Proceeds from sale of other real estate                                     449,597           126,412           388,032
  Proceeds from sale of repossessed property                                       --            10,500            22,858
                                                                         ------------       -----------       -----------
          Net cash (used in) provided by investing activities              (5,888,794)        2,067,125       (11,950,714)
                                                                         ------------       -----------       -----------

See accompanying notes to consolidated financial statements.                                             (Continued)

                                      F-77

                          SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                Consolidated Statements of Cash Flows, Continued
                 Years Ended December 31, 1995, 1994, and 1993

                                                                   1995         1994        1993
                                                                 --------     --------    --------
Cash flows from financing activities:
 Net increase (decrease) in noninterest bearing deposits         2,180,380     (947,186)  (1,110,131)
 Net increase (decrease) in interest-bearing deposits            2,307,324   (6,662,277)   4,330,503
 Net increase (decrease) in time deposits, $100,000 and over     1,001,725     (104,604)     152,265
 Principal payments on notes payable                                (6,437)     (20,719)    (105,468)
 Proceeds from issuance of note payable                             52,192      115,000      100,000
 Net increase in Federal Home Loan Bank advances                        --    1,000,000      700,000
                                                                ----------   ----------   ----------
Net cash provided by (used in) financing activities              5,535,184   (6,619,786)   4,067,169
                                                                ----------   ----------   ----------
Net increase (decrease) in cash and cash equivalents             1,051,241   (3,991,586)   2,679,700
Cash and cash equivalents at beginning of year                   3,793,519    7,785,105    5,105,405
                                                                ----------   ----------   ----------
Cash and cash equivalents at end of year                        $4,844,760    3,793,519    7,785,105
                                                                ==========   ==========   ==========

Supplemental schedule of cash flow information:
 Cash paid during the year for:
  Interest                                                      $4,312,181    3,523,087    3,358,402
                                                                ==========   ==========   ==========
  Income taxes                                                  $  601,605      250,000      335,116
                                                                ==========   ==========   ==========

Supplemental information on noncash transactions:
 Transfers from loans to other real estate                      $  160,196      478,401      685,131
                                                                ==========   ==========   ==========
 Transfers to investment securities available for sale
  from investment securities held to maturity                   $       --           --   12,270,147
                                                                ==========   ==========   ==========
 Transfers from investment securities available for sale
  to investment securities held to maturity                     $       --       75,643           --
                                                                ==========   ==========   ==========
 Transfer from premises and equipment to other real estate      $       --      145,618           --
                                                                ==========   ==========   ==========
 Loans to facilitate                                            $  183,585      306,959           --
                                                                ==========   ==========   ==========
 Effect of adoption of FAS 115, Accounting for Certain
  Investments in Debt and Equity Securities, on
  January 1, 1994                                               $      --       79,241           --
                                                                ==========   ==========   ==========
 Change in unrealized gain (loss) on investment securities
  available for sale, net of tax effect of $304,405 and
  $354,807 in 1995 and 1994, respectively                       $  456,607     (532,210)          --
                                                                ==========   ==========   ==========


See accompanying notes to consolidated financial statements.

                                         F-78

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                       December 31, 1995, 1994, and 1993

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     (A)  ORGANIZATION AND BASIS OF FINANCIAL STATEMENT PRESENTATION
           ----------------------------------------------------------

     The accompanying consolidated financial statements include the accounts of Southland Bancorporation (the Corporation) and its wholly-owned subsidiary, Southland Bank (the Bank) collectively as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The Company provides a full range of banking services to individual and corporate customers in its primary market area of Dothan, Alabama and surrounding counties. The Bank is subject to competition from other financial institutions. The Company is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those authorities.

     A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of other real estate is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of other real estate are susceptible to changes in market conditions in the Company's primary market area.

     The accounting principles and reporting policies of the Company, and the methods of applying these principles, conform with generally accepted accounting principles and with general practice within the banking industry. Certain items in the prior year's financial statements have been reclassified to conform with the current financial statement presentation.

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses, management periodically reviews the creditworthiness of significant borrowers and evaluates the collateral position of delinquent loans. Management obtains independent appraisals for significant properties in determining the allowance for loan losses and the valuation of other real estate.

     Management believes that the allowances for losses on loans and other real estate are adequate. While management uses available information to recognize losses on loans

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (A)  ORGANIZATION AND BASIS OF FINANCIAL STATEMENT PRESENTATION, CONTINUED
          ---------------------------------------------------------------------

and other real estate, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the Company's primary market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and other real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

     (B)  CASH EQUIVALENTS
          ----------------

     For purposes of the statements of cash flows, the Company considers amounts due from financial institutions and federal funds sold to be cash equivalents. Federal funds sold are generally sold for one-day periods.

     (C)  INVESTMENT SECURITIES
          ---------------------

     The Company adopted Statement of Financial Accounting Standards (FAS) 115, Accounting for Certain Investments in Debt and Equity Securities, effective January 1, 1994. In accordance with FAS 115, investments are classified in three categories: held to maturity securities (reported at amortized cost), trading securities (reported at fair value), and available for sale securities (reported at fair value). Designation of an investment security as held to maturity, trading, or available for sale is made at the time the security is purchased, based on the Company's intent and ability to hold the security. Investment securities to be held to maturity are carried at cost adjusted for amortization of premiums and accretion of discounts to maturity. Unrealized gains or losses on trading securities are included in earnings. The Company did not have any trading account securities at December 31, 1995 or 1994. Unrealized gains or losses on available for sale securities are excluded from earnings and reported as a separate component of stockholders' equity, net of the related income tax effect. Gains or losses on the sale of investment securities are computed on the specific identification method, and recognized in earnings on the trade date.

     At adoption of FAS 115, the Company transferred certain investment securities with a total amortized cost of $12,270,147 and fair value of $12,393,960 from held to maturity to investment securities available for sale. The unrealized net holding gains on investment securities available for sale at January 1, 1994 totaled $123,813 and were included as a separate component of stockholders' equity of $79,241, net of income taxes of $44,572 upon the Corporation's adoption of FAS 115.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (C)  INVESTMENT SECURITIES, CONTINUED
          --------------------------------

     Purchase premiums and discounts on investment securities are amortized and accreted to interest income using the level yield method on the outstanding principal balances. In establishing the accretion of discounts and amortization of premiums, the Company utilizes market based prepayment assumptions. Interest and dividend income are recognized when earned.

     A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.


     (D)  LOANS AND INTEREST INCOME
          -------------------------

     Loans are stated at principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to earnings based on the principal amount outstanding at the respective rate of interest except for add on installment loans for which interest is recognized on the "Rule of 78's" method. It is the general policy of the Bank to discontinue the accrual of interest when principal or interest payments are delinquent for more than 90 days and the ultimate collection of either is in doubt.

     Loans held for sale are carried at the lower of aggregate cost or market. Gains or losses on disposition are recorded in other income, based on the net proceeds received and the recorded investment in the loan sold. For sales of the Small Business Association (SBA) guaranteed portion of loans, the basis in the portion of the loan sold is determined by allocating the loan carrying value to the portion sold and portion retained based on the relative fair values of the portion sold and portion retained. Such gains or losses are adjusted by the amount of any excess servicing fee receivables resulting from the transactions.

     Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection on interest or principal or when a loan becomes contractually past due by 90 days or more with respect to interest or principal. When a loan is placed on nonaccrual status, all interest previously accrued, but not collected, is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are recorded on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (D)  LOANS AND INTEREST INCOME, CONTINUED
          ------------------------------------

     In May 1993, the Financial Accounting Standards Board (FASB) issued FAS
114, Accounting by Creditors for Impairment of a Loan.   FAS 114 requires
impaired loans to be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent, beginning in 1995. In October 1994, the FASB issued FAS 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures, which amends the requirements of FAS 114 regarding interest income recognition and related disclosure requirements. Initial adoption of FAS 114 and FAS 118 must be reflected prospectively. The Company adopted FAS 114 and FAS 118 on January 1, 1995 and the impact to the consolidated financial statements was not material. At December 31, 1995, pursuant to the definition within FAS 114, the Company had $480,000 of impaired loans, which includes one loan for $180,000 with a valuation allowance of $68,000. No valuation allowance was deemed necessary for the remaining $300,000 of impaired loans.

     (E)  ALLOWANCE FOR LOAN LOSSES
          -------------------------

     Additions to the allowance for loan losses are based on management's evaluation of the loan portfolio under current economic conditions, including such factors as the volume and character of loans outstanding, past loss experience, general economic conditions, and such other factors which, in management's judgment, deserve recognition in estimating loan losses. Loans are charged to the allowance when, in the opinion of management, such loans are deemed to be uncollectible. Provisions for loan losses and recoveries of loans previously charged to the allowance are added to the allowance.

     (F)  PREMISES AND EQUIPMENT
          ----------------------

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets which range from 3 to 30 years. Leasehold improvements are amortized on a straight-line basis over the life of the respective lease or, if shorter, the estimated useful life of the improvements.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (G)  OTHER REAL ESTATE
          -----------------

     Other real estate is reported net of the allowance for losses. Other real estate represents property acquired through foreclosure or deeded to the Bank in lieu of foreclosure on real estate mortgage loans on which the borrowers have defaulted as to payment of principal and interest. For real estate acquired through foreclosure, a new cost basis is established through a charge to the allowance for loan losses, at fair value at the time of foreclosure less costs to sell. Subsequent to foreclosure, foreclosed assets are carried at the lower of fair value less estimated costs to sell, or cost, with the difference recorded as a valuation allowance, on an individual asset basis. Subsequent decreases in fair value and increases in fair value, up to the value established at foreclosure, are recognized as charges or credits to other expense.

     (H)  INCOME TAXES
          ------------

     During 1993, the Company adopted FAS 109 Accounting for Income Taxes.
Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable earnings in the years in which those temporary differences are expected to be recovered or settled. Under FAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

     Upon adoption in 1993, the Company applied the provisions of FAS 109 without restating prior years' financial statements. The cumulative effect of the change in the method of accounting for income taxes was $49,054 and is reported separately in the 1993 financial statements.

     (I)  EMPLOYEE BENEFIT PLAN
          ---------------------

     The Bank has a defined contribution plan which covers substantially all employees. The Bank contributes amounts to the defined contribution plan subject to minimums established by regulation and maximums allowed for tax purposes.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (J)  EARNINGS PER SHARE
          ------------------

     Earnings per common share is based on the weighted average number of shares outstanding during each period. The effect of outstanding stock options is not significant to the computation of earnings per share.

     (K)  RECENT ACCOUNTING PRONOUNCEMENTS
          --------------------------------

     In October 1995, the FASB issued FAS 123, Accounting for Stock-Based Compensation. FAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Such instruments include stock purchase plans, stock options, restricted stock, and stock appreciation rights. FAS 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees.

     A new method of accounting for stock-based compensation arrangements with employees is established by FAS 123. The new method is a fair value based method rather than the intrinsic value based method. However, FAS 123 does not require an entity to adopt the new fair value based method for purposes of preparing its basic financial statements. Entities are allowed (1) to continue to use their existing method or (2) adopt the FAS 123 fair value based method. The selected method would apply to all of an entity's compensation plans and transactions

     FAS 123 requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995. The disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995. The Company has not determined the impact of adopting FAS 123.


(2)  CASH AND DUE FROM BANKS
     -----------------------

     The Bank is required to maintain certain daily reserve balances in accordance with Federal Reserve Board requirements. The required balances were $25,000 and $68,000 at December 31, 1995 and 1994, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(3)   INVESTMENT SECURITIES
      ---------------------

      The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities held to maturity at December 31, 1995 and 1994, respectively, were as follows:

                                                             1995
                                       -----------------------------------------------------
                                                       Gross       Gross      Approximate
                                       Amortized     unrealized  unrealized      fair
                                          cost         gains       losses        value
                                       ---------     ----------  ----------   -----------
Debt securities:
  State and political subdivisions    $   15,015        1,357         --        16,372
  U.S. government agencies                33,808        3,863         --        37,671
  Mortgage-backed securities           1,008,611          322      6,006     1,002,927
                                      ----------       ------  ---------     ---------
                                       1,057,434        5,542      6,006     1,056,970
Other securities:
  Stock in Federal Home Loan
     Bank of Atlanta                     602,500           --         --       602,500
                                      ----------       ------  ---------     ---------
                                      $1,659,934        5,542      6,006     1,659,470
                                      ==========       ======  =========     =========



                                                              1995
                                       -----------------------------------------------------
                                                       Gross       Gross      Approximate
                                       Amortized     unrealized  unrealized      fair
                                          cost         gains       losses        value
                                       ---------     ----------  ----------   -----------
 State and political subdivisions     $   74,017        1,406         --        75,423
 U.S. government agencies                 46,286        3,820         --        50,106
 Mortgage-backed securities            1,010,374           84     54,732       955,726
                                      ----------       ------  ---------     ---------
                                       1,130,677        5,310     54,732     1,081,255
Other securities:
 Stock in Federal Home Loan
   Bank of Atlanta                       600,400           --         --       600,400
                                      ----------       ------  ---------     ---------
                                      $1,731,077        5,310     54,732     1,681,655
                                      ==========       ======  =========     =========

The stock in the Federal Home Loan Bank of Atlanta, which is carried at cost, has no contractual maturity, has no quoted fair value, and no ready market exists; therefore, the fair value of such stock is assumed to approximate cost in the above summary. The investment in the stock is required by law of every member of the Federal Home Loan Bank system.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(3)  INVESTMENT SECURITIES, CONTINUED
     --------------------------------

The amortized cost and approximate fair value of investment securities held to maturity at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               1995
                                                     -------------------------
                                                                   Approximate
                                                      Amortized       fair
                                                        cost         value
                                                      ---------    -----------
Due after one year through five years                 $  15,015         16,372
Due after five years through ten years                       --             --
Due after ten years                                      33,808         37,671
                                                      ---------      ---------
                                                         48,823         54,043
Mortgage-backed securities                            1,008,611      1,002,927
                                                      ---------      ---------
                                                    $ 1,057,434      1,056,970
                                                    ===========      =========

There were no sales of investment securities held to maturity during 1995 or 1994. Proceeds from sales of investments securities during 1993 were $1,012,675. Gross gains of $35,301 were realized on those sales in 1993.

The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities available for sale at December 31, 1995 were as follows:

                                                         1995
                                    ---------------------------------------------------
                                                    Gross        Gross      Approximate
                                     Amortized    unrealized   unrealized      fair
                                       cost         gains       losses        value
                                    -----------  ----------    ---------   -----------
State and political subdivisions    $   357,519      --               2       357,517
U.S. government agencies              7,982,427      26,636         --      8,009,063
Mortgage-backed securities           10,934,921      16,713     47,097     10,904,537
                                    -----------     -------     ------     ----------
                                    $19,274,867      43,349     47,099     19,271,117
                                    ===========     =======     ======     ==========

In 1994, the Bank transferred four investment securities from available for sale to held to maturity. These securities carried total unrealized holding gains of $11,520 at the date of transfer. These unrealized holding gains are included as a component of amortized cost and are being amortized over the remaining life of the securities. The total unamortized holding gains at December 31, 1995 and 1994 amounted to $9,813 and $10,667, respectively. The portion of these unamortized holding gains included in the unrealized gain on available for sale securities, net of tax, at December 31, 1995 and the unrealized loss on available for salesecurities, net of tax, at December 31, 1994 was $5,888 and $6,400, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(3)  INVESTMENT SECURITIES, CONTINUED
     --------------------------------

The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities available for sale at December 31, 1994 were as follows:

                                                   1994
                             -------------------------------------------------
                                            Gross       Gross     Approximate
                               Amortized  unrealized  unrealized      fair
                                 cost        gains      losses        value
                              ----------  ----------  -----------  -----------
Mortgage-backed securities    $14,088,864     --        765,615    13,323,249
                              ===========    =====      =======    ==========

The amortized cost and approximate fair value of investment securities available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               1995
                                                       -----------------------
                                                                   Approximate
                                                       Amortized      fair
                                                          cost        value
                                                       ----------  -----------
Due after one year through five years                  $5,982,427    6,009,063
Due after five years through ten years                  2,000,000    2,000,000
Due after ten years                                       357,519      357,517
Mortgage-backed securities                             10,934,921   10,904,537
                                                      -----------  -----------
                                                      $19,274,867   19,271,117
                                                      ===========   ==========

Proceeds from sales of investment securities available for sale were $1,631,744 for the year ended December 31, 1995. Gross losses of $1,553 were realized on those sales for the year ended December 31, 1995. No sales of investment securities available for sale occurred during 1994 or 1993.

Securities having an approximate amortized cost of $1,308,000 and $2,075,000 at December 31, 1995 and 1994, respectively, were pledged to secure public funds. In addition, securities having an approximate amortized cost of $2,100,000 and $647,000 at December 31, 1995 and 1994, respectively, were pledged to secure FHLB advances.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(4)  LOANS AND ALLOWANCE FOR LOAN LOSSES
     -----------------------------------

     At December 31, 1995 and 1994, the composition of the loan portfolio was as follows:

                                                 1995         1994
                                             -----------  -----------
Commercial, financial, and agricultural      $29,382,692   22,113,615
Real estate - mortgage                        38,290,739   42,903,896
Installment loans                              3,635,583    4,218,936
Other                                             62,281      495,497
                                              ----------   ----------
    Total loans                               71,371,295   69,731,944
Less allowance for loan losses                (1,229,603)  (1,331,778)
                                              -----------  ----------
    Loans, net                               $70,141,692   68,400,166
                                             ===========   ==========

 A summary of the transactions in the allowance for loan losses follows:

                                                1995         1994         1993
                                                ----         ----         ----
Balance at beginning of year                $1,331,778      883,083     880,780
Provision charged to operating expense          71,874      582,022     536,049
Recoveries of loans previously charged off     163,129      156,113      42,830
Loans charged off                             (337,178)    (289,440)   (576,576)
                                              --------   ----------   ---------
Balance at end of year                      $1,229,603    1,331,778     883,083
                                            ==========   =========    =========

     Nonaccrual loans at December 31, 1995 and 1994 totaled $303,000 and $1,200,000, respectively. Foregone interest on these loans was $42,840 in 1995, $85,659 in 1994, and $12,211 in 1993.

     Certain directors and officers of the Bank are loan customers of the Bank. Total loans outstanding to these persons at December 31, 1995 and 1994 amounted to $482,410 and $393,216, respectively. The change from 1994 to 1995 reflects payments of $431,089 and advances of $520,283. Such loans are made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other customers, including interest rate and collateral, and in the opinion of management do not represent more than a normal credit risk or present unfavorable features.

     Proceeds from the sale of loans during 1995, 1994, and 1993 were $3,928,589, $27,078,423, and $54,144,972 and realized gains were $298,261,
$251,391, and $765,072, respectively. There were no sales of real estate mortgage loans in 1995. Sales of real estate mortgage loans accounted for $19,786,981 and $45,797,271 of total sales in 1994 and 1993, respectively. At December 31, 1995 and 1994, the Company was servicing certain Small Business Administration loans for others with aggregate principal balances of approximately $14,612,000 an $13,705,000, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(5)  PREMISES AND EQUIPMENT
     ----------------------

     A summary of premises and equipment at December 31, 1995 and 1994 follows:

                                                       1995          1994
                                                     ---------     ---------
Construction in progress                            $   38,900        17,300
Land                                                   541,943       553,063
Buildings                                            2,423,210     2,466,627
Furniture and equipment                              2,789,727     2,723,332
Leasehold improvements                                  50,650        50,650
                                                     ---------     ---------
                                                     5,844,430     5,810,972
Less accumulated depreciation and amortization       3,148,513     2,770,236
                                                    ----------     ---------
    Total                                           $2,695,917     3,040,736
                                                     =========     =========

     Depreciation and amortization charged to operating expense was $384,493, $409,112, and $335,188 in 1995, 1994, and 1993 respectively.


(6)   OTHER REAL ESTATE
      -----------------

      A summary of the transactions in the allowance for losses of other real estate for the years ended December 31, 1995, and 1994, and 1993 follows:

                                                   1995      1994      1993
                                                 --------  --------  --------
  Balance at beginning of year                $  226,394   140,332   105,406
  Provision charged to earnings                  104,059    91,000    64,926
  Charge-offs                                    (34,988)   (4,938)  (30,000)
                                                 -------   -------   -------
  Balance at end of year                      $  295,465   226,394   140,332
                                                 =======   =======   =======

      Other real estate, net, as of December 31, 1995 and 1994 totaled $338,652 and $953,130, respectively, and consist primarily of commercial properties.


(7)  EMPLOYEE BENEFIT PLAN
     ---------------------

     Employees of the Bank may contribute up to 15 percent of their annual salary to the Bank's defined contribution retirement plan. Under the provisions of the plan, the Bank is required to match the employees' contributions up to 3 percent of their annual salary and may make additional discretionary contributions.

     Contributions to the plan by the Bank totaled $84,905, $81,164, and $78,340 for the years ended December 31, 1995, 1994, and 1993, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(8)  BORROWINGS
     ----------

     Borrowings at December 31, 1995 and 1994 are summarized as follows:

                                                         December 31
                                                       -------------------
                                                       1995           1994
                                                       ----           ----

Advances from the Federal Home Loan Bank of
Atlanta under the terms of the adjustable rate
credit program, maturing in equal amounts of
$2,000,000 on March 30, 1996, 1997 and 1998,
respectively, and $1,000,000 on January 28,
1996.  The interest rates at December 31,
1995 range from 5.8875 percent to 5.9575 percent
and are based on the 90-day LIBOR rate.  The
advances are collateralized by real estate
mortgage loans of $7,861,834 and $5,966,345
at December 31, 1995 and 1994, respectively,
and by securities having an approximate
amortized cost of $2,100,000 and $647,000 at
December 31, 1995 and 1994, respectively.          $7,000,000    7,000,000

Notes payable to various individuals, including
certain directors, bearing interest at a prime
rate (8.50 at December 31, 1995) plus one percent.
Principal and interest payments are due quarterly
through March 2001.                                 1,400,000    1,400,000

Note payable to an individual bearing interest
at 13 percent with principal and interest payments
due monthly through 2016.                             124,969       79,214
                                                   ----------    ---------
                                                   $8,524,969    8,479,214
                                                   ==========    =========

  The Bank has available a revolving line of credit with the Federal Home Loan Bank of Atlanta bearing interest under the terms of an adjustable rate credit program. The amount available was $10,000,000 at December 31, 1995 and 1994, respectively. Advances drawn on the line of credit are to be collateralized by U.S. government agencies securities.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(8)   BORROWINGS, CONTINUED
      --------------------
      Aggregate maturities of borrowings at  December 31, 1995 are as follows:

                                                    Total
                                                  ----------
          1996                                    $3,563,310
          1997                                     2,184,364
          1998                                     2,185,552
          1999                                       206,890
          2000                                       164,463
          Thereafter                                 220,390
                                                  ----------
                                                  $8,524,969
                                                  ==========


(9)  INCOME TAXES
     ------------

     As discussed in note 1, the Company adopted FAS 109 as of January 1, 1993.

     Total income tax expense (benefit) for the years ended December 31, 1995, 1994, and 1993 was allocated as follows (in thousands):

                                                          1995         1994          1993
                                                       ----------   -----------   -----------
Income from continuing operations                      $ 643,358        (62,866)      371,853
                                                       =========    ===========   ===========
Loss from discontinued operations                      $ (11,512)       (44,134)      (29,853)
                                                       =========    ===========   ===========
Stockholders' equity, for unrealized gains (losses)

   on investment securities available for sale         $ 304,405       (301,979)         --
                                                       =========    ===========   ===========

Components of income tax expense (benefit) for the years ended December
 31, 1995, 1994, and 1993
 are as follows:
                                                              1995
                                                  -------------------------------
                                                  Current     Deferred     Total
                                                  -------     --------     ------
                 Federal                         $580,141     (15,794)    564,347
                 State                             67,719        (220)     67,499
                                                 --------   ----------
                    Totals                       $647,860     (16,014)    631,846
                                                 ========   =========    ========

                                                                1994
                                                 ---------------------------------
                                                   Current    Deferred    Total
                                                   -------    --------    -----
                 Federal                          $ 49,000   (143,000)    (94,000)
                 State                                  --    (13,000)    (13,000)
                                                  --------   ---------  ---------
                 Totals                           $ 49,000   (156,000)   (107,000)
                                                  ========   ========    ========

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(9)  INCOME TAXES, CONTINUED
     -----------------------

                                             1993
                                 ------------------------------
                                 Current      Deferred    Total
                                 -------      --------    -----

 Federal                         $382,000     (58,000)   324,000
 State                             28,000     (10,000)    18,000
                                 --------    ---------   -------
    Totals                       $410,000     (68,000)   342,000
                                 ========    =========   =======

The provisions for income taxes for 1995, 1994, and 1993 are more than that computed by applying the U.S. federal corporate tax rate of 34 percent to earnings from continuing operations before income taxes and cumulative effect of a change in accounting method for the following reasons:

                                                            1995         1994         1993
                                                           -----        ------       ------

Amount computed at statutory rate                        $ 566,986        8,107      346,892
Increase (reduction) in income taxes resulting from:
  Tax exempt interest                                       (4,942)      (4,630)      (4,874)
  State income tax, net of federal income tax benefit       46,869       (8,580)      11,880
  Internal Revenue Service exam settled                         --      (59,443)          --
  Other, net                                                34,445        1,680       17,955
                                                           -------     --------      -------
                                                         $ 643,358      (62,866)     371,853
                                                         =========     =========     =======

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:

                                                                         1995         1994
                                                                       --------      -------
Deferred tax assets:
  Loans, principally due to allowance for loan losses                 $ 328,385      431,807
  Unrealized loss on investment securities available for sale                --      301,979
  Premises and equipment, principally due to differences
   in depreciation                                                           --        8,238
  Other real estate                                                     124,521       17,922
  Deferred compensation                                                  31,135           --
  Deferred income                                                            --       10,699
  Other                                                                  28,160           --
                                                                        -------      -------
     Total gross deferred tax assets                                    512,201      770,645
  Less valuation allowance                                                   --           --
                                                                       --------      -------
     Net deferred tax assets                                            512,201      770,645
                                                                       --------      -------

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(9) INCOME TAXES, CONTINUED
    -----------------------
                                                                 1995         1994
                                                                ------       ------
   Deferred tax liabilities:
   Tax exempt discount accretion                                 1,814        1,448
   Unrealized gain on investment securities
     available for sale                                          2,425           --
   Federal Home Loan Bank stock dividends                        3,187        8,439
   Prepaid expenses                                             25,069       13,742
   Repossessed property                                         29,700       29,700
   Premises and equipment, principally due to
    differences in depreciation                                 22,387           --
   Other                                                         2,803        4,109
                                                              --------      -------
      Total gross deferred tax liabilities                      87,385       57,438
                                                              --------      -------
      Net deferred tax asset                                  $424,816      713,207
                                                              ========      =======

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projection for future taxable income over the periods which the temporary differences resulting in the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.


(10)  STOCK OPTIONS
      -------------

    The Corporation has granted nonqualified compensatory stock options to certain employees. The options may only be exercised at five years from the grant date. The following is summary of the options outstanding at December 31, 1995:

                                                   Options   Exercise
        Grant date                                 granted    price    Total
        ----------                                 --------  -------  --------

        January 22, 1992                              5,436   $ 8.33   $45,282
        January 4, 1993                               5,556     9.68    53,782
        January 22, 1994                              5,763    10.00    57,630
                                                   --------           --------
                                                     16,755           $156,694
                                                   ========           ========

     No options were granted during the year ended December 31, 1995. Options forfeited totaled 3,529, 3,296, and 4,494 during the years ended December 31, 1995, 1994, and 1993, respectively. The exercise price for options granted is based on a discounted per share break available at the date of grant.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(11) COMMITMENTS AND CONTINGENCIES
     -----------------------------

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, and standby letters of credit. Such instruments involve elements of credit risk in excess of the amounts recognized in the financial statements.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does in granting credit in transactions recorded in the financial statements.

     The off-balance sheet financial instruments whose contract amounts represent credit risk as of December 31, 1995, are as follows:

     Commitments to extend credit               $2,662,000
     Standby letters of credit                  $   19,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds various assets as collateral supporting those commitments for which collateral is deemed necessary.

     The Bank is involved in various legal actions arising in the normal course of business. In the opinion of management, based upon consultation with legal counsel, the ultimate resolution of the proceedings will not have a material adverse effect upon the financial position of the Bank.

   On November 26, 1989, the Bank entered into a Memorandum of Understanding with the Federal Deposit Insurance Corporation and the Banking Department of the State of Alabama whereby the Bank agreed to take certain affirmative actions. The Memorandum was revised in March 1993. The actions required of the Bank primarily include (a) developing a management plan which defines lines of authority and responsibilities for each officer; (b) retaining qualified management including a chief executive officer and senior lending officer; (c) establishing a committee of directors to review each officer's performance at least annually; (d) developing a three-year capital plan that provides for maintenance of specified levels of capital, projections of growth and future capital needs and contingency plans that identify alternate sources of capital;

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(11) COMMITMENTS AND CONTINGENCIES, CONTINUED
     ----------------------------------------

(e) establishing a program for maintaining an adequate allowance for loan losses; (f) reducing substandard assets to specified levels by certain dates;
(g) developing written action plans to eliminate the basis of criticism for significant classified loans; (h) ceasing extension of credit to borrowers with loans classified below certain levels; (i) revising the funds management policy to include an increase in the minimum target ratio for liquidity and reducing the Bank's reliance upon potentially volatile liabilities to fund long-term assets; (j) preparation of annual budgets; (k) obtaining regulatory approval prior to paying dividends and (l) correcting certain internal control deficiencies and violations of rules and regulations.

   On September 12, 1994, the Corporation entered into a Memorandum of Understanding with the Federal Reserve Bank of Atlanta (FRB) whereby the Corporation agreed to take certain affirmative actions. The actions required of the Corporation primarily include (a) no increase in its borrowings or insurance of debt without the prior written approval of the FRB; (b) by no later than September 30, 1994, the Corporation will submit to the FRB, and thereafter comply with, a written plan to service its outstanding debt and any other cash obligations for at least a five-year period; (c) the Corporation will immediately notify the FRB of any anticipated deviations to the written plan;
(d) the Corporation will not (i) purchase or redeem treasury stock or (ii) declare or pay dividends to its stockholders without the prior written approval of the FRB. The Corporation is to submit its request to the FRB thirty days before the date on which it wishes to take any such action; (e) the Corporation will maintain a separate checking account ("separate account") for the proceeds of any insurance of debt (including debt incurred in connection with the issuance of equity) approved by the FRB; (f) the Corporation will notify the FRB at least thirty days prior to the payment of any salary or other compensation at the parent company level. Along with such notification, the Corporation will provide the FRB with justification for such compensation payment(s) and information detailing the source of funding for the payment(s); (g) within thirty days of the end of each calendar quarter, the Corporation will continue to submit to the FRB a written progress report detailing the form and manner of all actions taken to comply with this Memorandum and the results thereof. The Corporation submitted the debt service/capital plan (the Plan) to the FRB which was approved by the Corporation's board of directors on September 30, 1994. According to the Plan, the Corporation will (1) issue up to $1,000,000 in new equity, in maximum amounts of $250,000 in each of the next four years, (2) use the equity proceeds, in part, to retire 25 percent of the principal balance of its outstanding debt over the next five years, (3) extend the maturities of the remaining principal balance of the debt maturing in the next five years, and (4) establish a cash reserve of approximately $500,000 that can be used for capital injections into the Corporation, if necessary, or for longer-term debt servicing needs. No corporate dividends or corporate salary expenses are projected in the Plan.

   At December 31, 1995, the Corporation and Bank believe they were in compliance with the requirements as defined in each of the memorandums of understanding.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(12) SALE OF INSURANCE AGENCY
     ------------------------

     During 1995, the Bank sold the property and casualty book of business developed by its subsidiary, Southland Insurance Agency, Inc. In conjunction with the sale, the Bank discontinued its insurance agency operations. Accordingly, all related operating activity for the insurance agency has been reclassified and reported as discontinued operations. Under the terms of the sales agreement, the sales price is based on a percentage of future insurance premiums underwritten by the buyer and is to be adjusted upon the one-year anniversary of the sales agreement based on policies in force at that time. The Company did not recognize any gain on the sale in 1995. Such gain will be recorded when the sales proceeds are determined in 1996.

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

     FAS 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimated do not reflect any premium or discount that could result form offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates The assumptions used in the estimation of the fair value of the Company's financial instruments are explained below. Where quoted market prices are not available, fair values are based on estimates using discounted cash flow and other valuation techniques. Discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following fair value estimates cannot be substantiated by comparison to independent markets and should not be considered representative of the liquidation value of the Company's financial instruments, but rather a good-faith estimate of the fair value of financial instruments held by the Company. FAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements.

     The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:


(A)  CASH AND DUE FROM BANKS
     -----------------------

     Fair value equals the carrying value of such assets.

(B)  INVESTMENT SECURITIES
     ---------------------

     The fair value of investment securities is based on quoted market prices.

(C)  LOANS
     -----

        The fair value of loans is calculated using discounted cash flows by loan type. The discount rate used to determine the present value of the loan portfolio is an estimated market discount rate that reflects the credit and interest rate risk inherent in the loan portfolio. The estimated maturity is based on the Company's historical experience with repayments adjusted to estimate the effect of current market conditions. The carrying amount of accrued interest approximates its fair value.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED
     ----------------------------------------------

     (D)  DEPOSITS
          --------

     As required by FAS 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, NOW accounts, savings, and money market deposit accounts, is equal to their carrying values.
Certificates of deposit have been valued using discounted cash flows. The discount rate used is based on estimated market rates for deposits of similar remaining maturities.

     (E)  BORROWINGS
          ----------

     The fair value of borrowings has been determined using discounted cash flows. The discount rate used is based on estimated market rates for borrowings of similar remaining maturities.

     The carrying value and estimated fair value of the Company's financial instruments at December 31, 1995 are as follows (in thousands):

                                                            Estimated
                                             Carrying          fair
                                              amount          value
                                             --------       ---------
     Financial assets:
        Cash and due from banks              $ 4,845           4,845
                                             =======          ======
        Investment securities                $20,931          20,931
                                             =======          ======
        Loans, net                           $70,142          69,985
                                             =======          ======
     Financial liabilities:
        Deposits                             $84,828          85,041
                                             =======          ======
        Borrowings                           $ 8,525           8,540
                                             =======          ======

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(14) FINANCIAL INFORMATION OF SOUTHLAND BANCORPORATION (PARENT COMPANY ONLY)
     -----------------------------------------------------------------------


                                Balance Sheets
                          December 31, 1995 and 1994

       Assets                                                   1995                 1994
      -------                                                  -----                ------
Cash and cash equivalents                                   $   180,496               11,090
Investment in Bank                                            7,628,333            6,274,556
Premises and equipment                                              680                   --
Other assets                                                     73,743               67,342
                                                             ----------           ----------
        Total assets                                         $7,883,252            6,352,988
                                                             ==========           ==========

    Liabilities and Stockholders' Equity
    -----------------------------------
Liabilities:
 Note payable                                                $1,524,969          1,479,214
 Other liabilities                                               42,761             16,761
                                                             ----------          ---------
       Total liabilities                                      1,567,730          1,495,975
Stockholders' equity:
 Common stock                                                    26,065             26,065
 Additional paid-in capital                                   2,575,204          2,575,204
 Net unrealized loss on investment securities
     available for sale                                           3,638           (452,969)
 Retained earnings                                            3,777,134          2,775,232
 Treasury stock                                                 (66,519)           (66,519)
                                                             ----------         ----------
       Total stockholders' equity                             6,315,522          4,857,013
                                                             ----------         ----------
      Total liabilities and stockholders' equity             $7,883,252          6,352,988
                                                             ==========         ==========


                            Statements of Earnings
                 Years Ended December 31, 1995, 1994, and 1993

                                                      1995         1994          1993
                                                      ----         ----          ----
Interest income                                  $      479          485         1,432
Interest expense                                   (146,851)    (119,875)     (100,754)
Dividends from Bank                                 300,000           --        50,000
Other expense                                       (93,896)      (2,699)         (230)
                                                 ----------     --------     ---------
    Income (loss) before income tax benefit          59,732     (122,089)      (49,552)
 Income tax benefit                                  45,000       44,000        34,000
 Undistributed equity in earnings of Bank           897,170       79,127       655,074
                                                 ----------     --------     ---------
   Net earnings                                  $1,001,902        1,038       639,522
                                                 ==========     ========     =========

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(14) FINANCIAL INFORMATION OF SOUTHLAND BANCORPORATION (PARENT COMPANY ONLY),
     ------------------------------------------------------------------------
     CONTINUED
     ---------

                           Statements of Cash Flows
               Years Ended December 31, 1995, and 1994, and 1993
                                                           1995         1994        1993
                                                           ----         ----        ----
Cash flows from operating activities:
 Net earnings                                          $1,001,902      1,038      639,522
 Adjustments to reconcile net earnings to
  net cash provided by (used in) operating
  activities:
    Undistributed equity in earnings of Bank             (897,170)    (79,127)   (655,074)
 Increase in other assets                                   (6,401)   (44,269)     23,073
 Increase (decrease) in other liabilities                  26,000      16,761    (102,749)
                                                        ---------    --------    --------
     Net cash provided by (used in)
     operating activities                                 124,331    (105,597)    (95,228)
                                                        ---------   ---------     -------
Cash flows from investing activities:
 Purchase of premises and equipment                          (680)        --          --
                                                        ---------   ---------     -------
     Net cash used in financing activities                   (680)        --          --
                                                        ---------   ---------     -------
Cash flows from financing activities:
 Principal payments on note payable                        (6,437)   (20,719)    (105,468)
 Proceeds from issuance of note payable                    52,192    115,000      100,000
                                                        ---------   --------      -------
     Net cash provided by (used in)
     financing activities                                  45,755     94,281       (5,468)
                                                        ---------   --------      -------
Increase (decrease) in cash and cash equivalents          169,406    (11,316)    (100,696)
Cash and cash equivalents, beginning of year               11,090     22,406      123,102
                                                        ---------   --------     --------
Cash and cash equivalents, ending of year               $ 180,496     11,090       22,406
                                                        =========   ========     ========
Supplemental schedule of cash flow information:
 Cash paid during the year for:
  Interest                                              $ 145,931    114,096      100,226
                                                        =========   ========     ========
  Income taxes                                          $     --     250,000      335,116
                                                        =========   ========     ========

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(14) FINANCIAL INFORMATION OF SOUTHLAND BANCORPORATION (PARENT COMPANY ONLY),
     ------------------------------------------------------------------------
     CONTINUED
     ---------

     Dividends paid by the Bank are the primary source of funds available to the Corporation for payment of dividends to its stockholders and other needs. Federal and state statutes and regulations impose restrictions on the amount of dividends that may be declared by the Bank. In addition, the Bank is also required to maintain minimum amounts of capital as defined by banking regulators, which could further limit the availability of dividends from the Bank. Regulatory authorities have restricted the Bank from paying any dividends without obtaining prior regulatory consent (see note 11). On March 29, 1995, the Bank obtained approval to pay quarterly dividends of $100,000 to the Corporation following the end of each calendar quarter beginning March 31, 1995. Payment of these dividends is contingent upon the Bank meeting certain capital and core earnings requirements. Accordingly, at December 31, 1995, substantially all of the Corporation's investment in the Bank is restricted as to dividend payments by the Bank to the Corporation.


(15) PENDING MERGER
     --------------

     On December 8, 1995, the Company and ABC Bancorp (ABC) announced the signing of an Agreement and Plan of Merger (the Agreement) which provides for the merger of the Company with and into ABC. The transaction is expected to be accounted for as a purchase. The Agreement is subject to approval by the shareholders of the Corporation and certain regulatory authorities, and is expected to close in 1996.

     Under the terms of the Agreement, upon consumption of the merger, each outstanding share of the Corporation's stock will be converted into cash and stock of ABC, based on each shareholders' elections, in an amount equal to 1.8 times the book value of the Corporations' stock at the valuation date, as defined in the Agreement. In any case, the number of shares of the Corporation's stock to be converted into cash will not be less than 35 percent nor more than 49 percent of the total outstanding shares of the Corporation.

                                                                      APPENDIX A


                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------


     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of April 26, 1996, by and among ABC BANCORP, a Georgia corporation, and CENTRAL BANKSHARES, INC., a Georgia corporation.


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, the parties hereto have entered into that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of December 29, 1995; and

     WHEREAS, the parties hereto have determined that it is desirable to amend the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the provisions set forth below, the parties hereto hereby agree as follows:

     SECTION 1.  AMENDMENT OF SECTION 8.2.  Section 8.2 of the Merger Agreement
                 ------------------------
is hereby amended to include two additional subparagraphs thereto which shall read in their entirety as follows:

               "(h)  Dissenting Shareholders.  Holders of not more than seven
                     -----------------------
          and one-half (7.5%) percent of the issued and outstanding TARGET Common Stock shall have timely filed written notice with TARGET that they intend to demand payment for their shares.

               (i)  Opinion of Accountant.  PURCHASER shall have received an
                    ---------------------
          opinion of Mauldin & Jenkins to the effect that the Merger qualifies for a pooling of interests within the meaning of APB No. 16 if consummated in accordance with this Agreement."

     SECTION 2.  RATIFICATION.  Except as expressly amended by the terms hereof,
                 ------------
the Merger Agreement is hereby reaffirmed by each of the parties hereto.

                           [Signatures on next page]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers as of the day and year first above written.

ATTEST:                             ABC BANCORP

/s/ Sara R. Hall                    By:  /s/ Kenneth J. Hunnicutt
- ---------------------------            -------------------------------
Secretary                                  President


[CORPORATE SEAL]


ATTEST:                             CENTRAL BANKSHARES, INC.

/s/ Roxie W. Bagwell                By:  /s/ Robert L. Evans
- ---------------------------            -------------------------------
Secretary                                  President



[CORPORATE SEAL]

                                                                    APPENDIX A

                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                                  ABC BANCORP

                                      AND

                           CENTRAL BANKSHARES, INC.

                            AS OF DECEMBER 29, 1995

                               TABLE OF CONTENTS

                                                                                                    Page

PREAMBLE ...........................................................................................   1

ARTICLE 1           TERMS OF MERGER.................................................................   1

     1.1            Merger..........................................................................   1
     1.2            Time and Place of Closing.......................................................   1
     1.3            Effective Time..................................................................   2

ARTICLE 2           ARTICLES, BYLAWS, MANAGEMENT....................................................   2

     2.1            Articles of Incorporation.......................................................   2
     2.2            Bylaws..........................................................................   2
     2.3            Directors and Officers..........................................................   2

ARTICLE 3           MANNER OF CONVERTING AND EXCHANGING SHARES......................................   2

     3.1            Conversion of Shares............................................................   2
     3.2            Exchange of Shares..............................................................   3
     3.3            Anti-Dilution Provisions........................................................   4
     3.4            Shares Held by TARGET or PURCHASER..............................................   4
     3.5            TARGET Bank.....................................................................   4
     3.6            Rights of Former TARGET Shareholders............................................   5
     3.7            Options.........................................................................   5

ARTICLE 4           REPRESENTATIONS AND WARRANTIES OF TARGET........................................   5

     4.1            Organization, Standing and Power................................................   5
     4.2            Authority; No Breach............................................................   6
     4.3            Capital Stock...................................................................   6
     4.4            TARGET Subsidiaries.............................................................   7
     4.5            Financial Statements............................................................   7
     4.6            Absence of Undisclosed Liabilities..............................................   8
     4.7            Absence of Certain Changes or Events............................................   8
     4.8            Tax Matters.....................................................................   8
     4.9            TARGET Allowance for Possible Loan Losses.......................................   9
     4.10           Assets..........................................................................   9
     4.11           Environmental Matters...........................................................  10
     4.12           Compliance with Laws............................................................  11
     4.13           Labor Relations.................................................................  12
     4.14           Employee Benefit Plans..........................................................  12
     4.15           Material Contracts..............................................................  14

     4.16            Legal Proceedings .............................................................   14
     4.17            Reports........................................................................   14
     4.18            Statements True and Correct....................................................   14
     4.19            Accounting, Tax and Regulatory Matters.........................................   15
     4.20            Charter Provisions.............................................................   15

ARTICLE 5            REPRESENTATIONS AND WARRANTIES OF PURCHASER....................................   16

     5.1             Organization, Standing and Power...............................................   16
     5.2             Authority; No Breach...........................................................   16
     5.3             Capital Stock..................................................................   17
     5.4             PURCHASER Subsidiaries.........................................................   17
     5.5             Financial Statements...........................................................   18
     5.6             Absence of Undisclosed Liabilities.............................................   18
     5.7             Absence of Certain Changes or Events...........................................   18
     5.8             Tax Matters....................................................................   19
     5.9             PURCHASER Allowance for Possible Loan Losses...................................   19
     5.10            Assets.........................................................................   20
     5.11            Environmental Matters..........................................................   20
     5.12            Compliance with Laws...........................................................   21
     5.13            Labor Relations................................................................   22
     5.14            Employee Benefit Plans.........................................................   22
     5.15            Legal Proceedings..............................................................   24
     5.16            Reports........................................................................   24
     5.17            Statements True and Correct....................................................   24
     5.18            Accounting, Tax and Regulatory Matters.........................................   25
     5.19            Charter Provisions.............................................................   25

ARTICLE 6            CONDUCT OF BUSINESS PENDING CONSUMMATION.......................................   26

     6.1             Affirmative Covenants of TARGET................................................   26
     6.2             Negative Covenants of TARGET...................................................   26
     6.3             Covenants of PURCHASER.........................................................   28
     6.4             Adverse Changes in Condition...................................................   28
     6.5             Reports........................................................................   28

ARTICLE 7            ADDITIONAL AGREEMENTS..........................................................   28

     7.1             Registration Statement; Proxy Statement; Shareholder Approval..................   28
     7.2             Listing........................................................................   29
     7.3             Applications...................................................................   29
     7.4             Filings with State Offices.....................................................   29
     7.5             Agreement as to Efforts to Consummate..........................................   29
     7.6             Investigation and Confidentiality..............................................   29

     7.7            Press Releases .................................................................   30
     7.8            No Solicitation.................................................................   30
     7.9            Tax Treatment...................................................................   32
     7.10           Agreement of Affiliates.........................................................   32
     7.11           Employee Benefits and Contracts.................................................   33
     7.12           Large Deposits..................................................................   33
     7.13           Indemnification.................................................................   33

ARTICLE 8           CONDITIONS PRECEDENT TO OBLIGATIONS TO
                    CONSUMMATE......................................................................   33

     8.1            Conditions to Obligations of Each Party.........................................   33
     8.2            Conditions to Obligations of PURCHASER..........................................   35
     8.3            Conditions to Obligations of TARGET.............................................   36

ARTICLE 9           TERMINATION.....................................................................   36

     9.1            Termination.....................................................................   37
     9.2            Effect of Termination...........................................................   38

ARTICLE 10          MISCELLANEOUS...................................................................   38

     10.1           Definitions.....................................................................   38
     10.2           Expenses........................................................................   45
     10.3           Brokers and Finders.............................................................   45
     10.4           Entire Agreement................................................................   45
     10.5           Amendments......................................................................   45
     10.6           Waivers.........................................................................   46
     10.7           Assignment......................................................................   46
     10.8           Notices.........................................................................   46
     10.9           Governing Law...................................................................   47
     10.10          Counterparts....................................................................   47
     10.11          Captions........................................................................   47
     10.12          Enforcement of Agreement........................................................   47
     10.13          Severability....................................................................   48

                               LIST OF EXHIBITS
                               ----------------

EXHIBIT NUMBER        DESCRIPTION
- --------------        -----------

     1. Form of agreement of affiliates of Central Bankshares, Inc. ((S) 7.10).

     2. Matters as to which Powell, Goldstein, Frazer & Murphy will opine ((S) 8.2(d)).

     3.                     Matters as to which Rogers & Hardin will opine ((S)
                            8.3(d)).

     4.                     Employment Agreement between PURCHASER and Robert L. Evans
                            ((S) 8.2(f)).

     5.                     Employment Agreement between PURCHASER and Roxie W.
                            Bagwell ((S) 8.2(f)).

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of December 29, 1995, by and between CENTRAL BANKSHARES, INC. ("TARGET"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Cordele, Georgia, and ABC BANCORP ("PURCHASER"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Moultrie, Georgia.

                                    PREAMBLE
                                    --------

     Certain terms used in this Agreement are defined in Section 10.1 hereof.

     The Boards of Directors of TARGET and PURCHASER are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the combination of TARGET with PURCHASER pursuant to the merger of TARGET with and into PURCHASER, as a result of which the outstanding shares of the capital stock of TARGET shall be converted into the right to receive shares of common stock of PURCHASER (except as provided herein), and the shareholders of TARGET shall become shareholders of PURCHASER (except as provided herein). The transactions described in this Agreement are subject to the approvals of the shareholders of TARGET, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     Following the Closing of the Merger, Central Bank & Trust, a wholly-owned Georgia state bank subsidiary of TARGET, will be operated as a separate subsidiary of PURCHASER.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                                TERMS OF MERGER
                                ---------------

     1.1    MERGER.  Subject to the terms and conditions of this Agreement, at
            ------
the Effective Time, TARGET shall be merged with and into PURCHASER in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). PURCHASER shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of TARGET and PURCHASER.

     1.2    TIME AND PLACE OF CLOSING.  The Closing shall take place at 10:00
            -------------------------
a.m. on the date that the Effective Time occurs or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at the offices of Rogers & Hardin, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3    EFFECTIVE TIME.  The Merger and other transactions contemplated by
            --------------
this Agreement shall become effective on the date and at the time the Georgia Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on (a) the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and (ii) the date on which the shareholders of TARGET approve this Agreement to the extent such approval is required by applicable Law; or (b) such later date as may be mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party.

                                   ARTICLE 2
                         ARTICLES, BYLAWS, MANAGEMENT
                         ----------------------------

     2.1    ARTICLES OF INCORPORATION.  The Articles of Incorporation of
            -------------------------
PURCHASER in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2    BYLAWS.  The Bylaws of PURCHASER in effect immediately prior to the
            ------
Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3    DIRECTORS AND OFFICERS.  The directors of PURCHASER in office
            ----------------------
immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of PURCHASER in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of PURCHASER from and after the Effective Time in accordance with the Bylaws of PURCHASER. The directors and officers of TARGET Bank immediately prior to the Effective Time shall serve as the initial directors and officers of TARGET Bank from and after the Effective Time in accordance with the Bylaws of TARGET Bank.

                                   ARTICLE 3
                  MANNER OF CONVERTING AND EXCHANGING SHARES
                  ------------------------------------------

     3.1    CONVERSION OF SHARES.  Subject to the provisions of this Article 3,
            --------------------
at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of PURCHASER and TARGET shall be converted as follows:

            (a) Each share of PURCHASER Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

            (b) Each share of TARGET Common Stock outstanding immediately prior to the Effective Time, other than shares with respect to which statutory dissenters' rights have been perfected (the "Dissenting Shares") and shares held in TARGET'S treasury which shall be cancelled without consideration at the Effective Time (the "Outstanding TARGET Shares"), shall automatically be converted at the Effective Time into the right to receive whole shares of PURCHASER Common Stock, plus cash in lieu of fractional shares pursuant to subparagraph (c) below, if applicable, in an amount equal to (i) (A) 2.0 times the lesser of (1) 0.08 times the total assets of TARGET or (2) the Total Equity of TARGET plus, (B) 1.0 times the amount, if any, by which the Total Equity of
          ----
TARGET exceeds 0.08 times the total assets of TARGET, based on the average of the total assets of TARGET as of the close of business for each of the sixty
(60) calendar days immediately preceding the Closing Date, (ii) divided by the aggregate number of Outstanding TARGET Shares (the "Merger Consideration"). In accordance with the provisions of this Section 3.1, each TARGET shareholder who does not dissent shall receive the number of shares, or such fractions of a share (subject to paragraph (b) below), of PURCHASER Common Stock which shall be equal to the (i) Merger Consideration divided by the Base Period Trading Price (the "Exchange Ratio"), (ii) multiplied by the aggregate number of Outstanding TARGET Shares such shareholder holds as of the Effective Time.

            (c) Notwithstanding any other provision of this Agreement, each holder of shares of TARGET Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of PURCHASER Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of PURCHASER Common Stock multiplied by the Base Period Trading Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

            (d) Each share of the TARGET Common Stock that is not an Outstanding TARGET Share as of the Effective Time shall be cancelled without consideration therefor.

            (e) Outstanding TARGET Shares held by TARGET shareholders who, prior to the Effective Time, have met the requirements of Article 13 of the GBCC with respect to shareholders dissenting from the Merger ("Dissenting TARGET Shareholders") shall not be converted in the Merger, but all such shares shall be cancelled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Article 13 of the GBCC; provided, however, that if any such shareholder fails to perfect his or her rights as a dissenting shareholder with respect to his or her Outstanding TARGET Shares in accordance with Article 13 of the GBCC, such shares held by such shareholder shall, upon the happening of that event, be treated the same as all other holders of TARGET Common Stock who have not dissented as to the Merger.

     3.2    EXCHANGE OF SHARES.  Prior to the Effective Time, PURCHASER shall
            ------------------
select a bank or trust company reasonably acceptable to TARGET to act as exchange agent (the "Exchange Agent") to effectuate the delivery of the Merger Consideration to holders of TARGET Common Stock. Promptly following the Effective Time, the Exchange Agent shall send to each holder of

Outstanding TARGET Shares immediately prior to the Effective Time a form of letter of transmittal (the "Letter of Transmittal") for use in exchanging certificates previously evidencing shares of TARGET Common Stock ("Old Certificates"). The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of cash and certificates representing PURCHASER Common Stock, which certificates shall be deposited with the Exchange Agent by PURCHASER as of the Effective time. If any certificates for shares of PURCHASER Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable. Unless and until Old Certificates (or evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be requested by TARGET) are presented to the Exchange Agent, the holder thereof shall not be entitled to the consideration to be paid in exchange therefor pursuant to the Merger, to any dividends payable on any PURCHASER Common Stock to which he or she is entitled, or to exercise any rights as a shareholder of PURCHASER Common Stock. Subject to applicable law and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, upon surrender of his or her Old Certificates, the holder thereof shall be paid the consideration to which he or she is entitled. All such property, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Old Certificates and unclaimed at the end of one (1) year from the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to PURCHASER and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, look as a general creditor only to PURCHASER for payment or delivery of such property. In no event will any holder of TARGET Common Stock exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or PURCHASER.

     3.3    ANTI-DILUTION PROVISIONS.  In the event TARGET or PURCHASER changes
            ------------------------
the number of shares of TARGET Common Stock or PURCHASER Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.4    SHARES HELD BY TARGET OR PURCHASER.  Each of the shares of TARGET
            ----------------------------------
Common Stock held by any TARGET Company or by any PURCHASER Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.5    TARGET BANK.  After consummation of the Merger, TARGET Bank shall be
            -----------
a separate subsidiary of PURCHASER.

     3.6    RIGHTS OF FORMER TARGET SHAREHOLDERS.  At the Effective Time, the
            ------------------------------------
stock transfer books of TARGET shall be closed as to holders of TARGET Common Stock immediately prior to the Effective Time and no transfer of TARGET Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.2 of this Agreement, each Old Certificate (other than shares to be canceled pursuant to Section 3.1(d) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of TARGET shall be entitled to vote after the Effective Time at any meeting of shareholders of PURCHASER the number of whole shares of PURCHASER Common Stock into which their respective shares of TARGET Common Stock are converted, regardless of whether such holders have exchanged their certificates representing TARGET Common Stock for certificates representing PURCHASER Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by PURCHASER on the PURCHASER Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of PURCHASER Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of TARGET Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 3.2 of this Agreement. However, upon surrender of such TARGET Common Stock certificate, both the PURCHASER Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

     3.7    OPTIONS.  Each warrant, stock option or other right, if any, to
            -------
purchase shares of TARGET Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled (whether or not such warrant, option or other right is then exercisable), and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF TARGET
                   ----------------------------------------

     TARGET hereby represents and warrants to PURCHASER as follows:

     4.1    ORGANIZATION, STANDING AND POWER.  TARGET is a corporation duly
            --------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. TARGET has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. TARGET is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     4.2    AUTHORITY; NO BREACH
            --------------------

            (a) TARGET has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of TARGET, subject to the approval of this Agreement by the holders of a majority of the outstanding TARGET Common Stock. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of TARGET, enforceable against TARGET in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

            (b) Neither the execution and delivery of this Agreement by TARGET, nor the consummation by TARGET of the transactions contemplated hereby, nor compliance by TARGET with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of TARGET's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any TARGET Company under, any Contract or Permit of any TARGET Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or, (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any TARGET Company or any of their respective Assets.

            (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by TARGET of the Merger and the other transactions contemplated in this Agreement.

     4.3    CAPITAL STOCK.
            -------------

            (a) The authorized capital stock of TARGET consists of 10,000,000 shares of TARGET Common Stock, of which 218,130 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of TARGET are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of TARGET has been issued in violation of any preemptive rights of the current or past shareholders of TARGET. TARGET has reserved 17,100 shares of TARGET Common Stock for issuance under the TARGET Stock Plans, pursuant to which options to purchase not more than 17,100 shares of TARGET Common Stock are outstanding as of the date of this Agreement and at the Effective Time.

            (b) Except as set forth in Section 4.3(a) of this Agreement or as Previously Disclosed, there are no shares of capital stock or other equity securities of TARGET outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of TARGET or contracts, commitments, understandings, or arrangements by which TARGET is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

     4.4    TARGET SUBSIDIARIES.  TARGET has Previously Disclosed all of the
            -------------------
TARGET Subsidiaries as of the date of this Agreement. TARGET owns all of the issued and outstanding shares of capital stock of TARGET Bank, and TARGET Bank owns all of the issued and outstanding stock of each other TARGET Subsidiary.
No equity securities of any TARGET Subsidiary are or may become required to be issued (other than to a TARGET Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any TARGET Subsidiary is bound to issue (other than to a TARGET Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any TARGET Company is or may be bound to transfer any shares of the capital stock of any TARGET Subsidiary (other than to a TARGET Company). There are no Contracts relating to the rights of any TARGET Company to vote or to dispose of any shares of the capital stock of any TARGET Subsidiary. All of the shares of capital stock of each TARGET Subsidiary held by a TARGET Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the TARGET Company free and clear of any Lien. Each TARGET Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted.
Each TARGET Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. Each TARGET Subsidiary that is a depository institution is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     4.5    FINANCIAL STATEMENTS.  TARGET has Previously Disclosed, and
            --------------------
delivered to PURCHASER prior to the execution of this Agreement, copies of all TARGET Financial Statements for periods ended prior to the date hereof and will deliver to PURCHASER copies of all TARGET Financial Statements prepared subsequent to the date hereof. The TARGET Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the TARGET Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the TARGET Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the TARGET Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

     4.6    ABSENCE OF UNDISCLOSED LIABILITIES.  Except as Previously Disclosed,
            ----------------------------------
no TARGET Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, except Liabilities which are accrued or reserved against in the consolidated balance sheets of TARGET as of December 31, 1994 and September 30, 1995 included in the TARGET Financial Statements or reflected in the notes thereto. Except as Previously Disclosed, no TARGET Company has incurred or paid any Liability since September 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     4.7    ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since September 30, 1995, (a)
            ------------------------------------
there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, and (b) the TARGET Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of TARGET provided in Article 7 of this Agreement.

     4.8  TAX MATTERS.
          -----------

          (a) All Tax returns required to be filed by or on behalf of any of the TARGET Companies have been duly filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on TARGET, and all returns filed are complete and accurate to the Knowledge of TARGET. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on TARGET, except as reserved against in the TARGET Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

            (b) None of the TARGET Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any TARGET Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

            (c) Adequate provision for any Taxes due or to become due for any of the TARGET Companies for the period or periods through and including the date of the respective TARGET Financial Statements has been made and is reflected on such TARGET Financial Statements.

            (d) Deferred Taxes of the TARGET Companies have been provided for in accordance with GAAP.

            (e) Each of the TARGET Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

            (f) Effective January 1, 1993, TARGET adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

     4.9    TARGET ALLOWANCE FOR POSSIBLE LOAN LOSSES.  The allowance for
            -----------------------------------------
possible loan or credit losses (the "TARGET Allowance") shown on the consolidated balance sheets of TARGET included in the most recent TARGET Financial Statements dated prior to the date of this Agreement was, and the TARGET Allowance shown on the consolidated balance sheets of TARGET included in the TARGET Financial Statements as of dates subsequent to the execution of this Agreement will be, maintained in accordance with, and are in the amounts required by GAAP and applicable regulatory requirements or guidelines as of the dates thereof except where the failure of such TARGET Allowance to be so maintained is not reasonably likely to have a Material Adverse Effect on TARGET.

     4.10   ASSETS.  Except as Previously Disclosed or as disclosed or reserved
            ------
against in the TARGET Financial Statements, or where the failure to own good and marketable title is not reasonably likely to have a Material Adverse Effect on TARGET, the TARGET Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the TARGET Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with

TARGET's past practices. All Assets which are material to TARGET's business on a consolidated basis, held under leases or subleases by any of the TARGET Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the TARGET Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the TARGET Companies is a named insured are reasonably sufficient. The Assets of the TARGET Companies include all assets required to operate the business of the TARGET Companies as presently conducted.

     4.11   ENVIRONMENTAL MATTERS.
            ---------------------

            (a) Each TARGET Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

            (b) There is no Litigation pending or, to the Knowledge of TARGET, threatened before any court, governmental agency or authority or other forum in which any TARGET Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any TARGET Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of TARGET, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

            (c) There is no Litigation pending or, to the Knowledge of TARGET, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any TARGET Company in respect of such Loan Property) has been or, with respect to threatened litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of TARGET, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

            (d) To the Knowledge of TARGET, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

            (e) During the period of (i) any TARGET Company's ownership or operation of any of their respective current properties, (ii) any TARGET Company's participation in the management of any Participation Facility, or
(iii) any TARGET Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility, or to the Knowledge of TARGET Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

            (f) Prior to the period of (i) any TARGET Company's ownership or operation of any of their respective current properties, (ii) any TARGET Company's participation in the management of any Participation Facility, or
(iii) any TARGET Company's holding of a security interest in a Loan Property, to the Knowledge of TARGET, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     4.12   COMPLIANCE WITH LAWS.
            --------------------

            (a) TARGET is duly registered as a bank holding company under the BHC Act. Each TARGET Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

            (b)  Except as Previously Disclosed no TARGET Company:

                 (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET; and

                 (ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (A) asserting that any TARGET Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or
     (C) requiring any TARGET Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     4.13   LABOR RELATIONS.  No TARGET Company is the subject of any Litigation
            ---------------
asserting that it or any other TARGET Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other TARGET Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any TARGET Company, pending or, to its Knowledge, threatened, or to its Knowledge, is there any activity involving any TARGET Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     4.14   EMPLOYEE BENEFIT PLANS.
            ----------------------

            (a) TARGET has Previously Disclosed, and delivered or made available to PURCHASER prior to the execution of this Agreement, copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any TARGET Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "TARGET Benefit Plans"). Any of the TARGET Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "TARGET ERISA Plan." Each TARGET ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue Code) is referred to herein as a "TARGET Pension Plan." No TARGET Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

            (b) All TARGET Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. Each TARGET ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and TARGET is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of TARGET, no TARGET Company has engaged in a transaction with respect to any TARGET Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any TARGET Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

            (c) No TARGET ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any TARGET Pension Plan, (ii) no change in the actuarial assumptions with respect to any TARGET Pension Plan, and (iii) no increase in benefits under any TARGET Pension Plan as a result of plan amendments or changes in applicable law, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET or materially adversely affect the funding status of any such plan. Neither any TARGET Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any TARGET Company, or the single-employer plan of any entity which is considered one employer with TARGET under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on TARGET. No TARGET Company has provided, or is required to provide, security to a TARGET Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any TARGET Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on TARGET. Except as Previously Disclosed, no TARGET Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title TV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on TARGET. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any TARGET Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

            (e) No TARGET Company has any obligations for retiree health and life benefits under any of the TARGET Benefit Plans and there are no restrictions on the rights of such TARGET Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on TARGET.

            (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any TARGET Company from any TARGET Company under any TARGET Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any TARGET Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

            (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any TARGET Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the TARGET Financial Statements to the extent required by and in accordance with GAAP.

     4.15   MATERIAL CONTRACTS.  Except as Previously Disclosed or otherwise
            ------------------
reflected in the TARGET Financial Statements, none of the TARGET Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (b) any Contract relating to the borrowing of money by any TARGET Company or the guarantee by any TARGET Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any Contracts between or among TARGET Companies (together with all Contracts referred to in Sections 4.10 and 4.14(a) of this Agreement, the "TARGET Contracts"). None of the TARGET Companies is in Default under any TARGET Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. All of the indebtedness of any TARGET Company for money borrowed is prepayable at any time by such TARGET Company without penalty or premium.

     4.16   LEGAL PROCEEDINGS.  Except as Previously Disclosed, there is no
            -----------------
Litigation instituted or pending or, to the Knowledge of TARGET, threatened (or unasserted but considered probable of assertion and which, if asserted, would have at least a reasonable probability of an unfavorable outcome) against any TARGET Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any TARGET Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     4.17   REPORTS.  Except as Previously Disclosed since January 1, 1993, each
            -------
TARGET Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with all Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, none of such reports or documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     4.18   STATEMENTS TRUE AND CORRECT.  No statement, certificate, instrument
            ---------------------------
or other writing furnished or to be furnished by any TARGET Company or any Affiliate thereof to PURCHASER pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any TARGET

Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by PURCHASER with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any TARGET Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to TARGET's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any TARGET Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of TARGET, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any TARGET Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     4.19   ACCOUNTING, TAX AND REGULATORY MATTERS.  Except as Previously
            --------------------------------------
Disclosed, no TARGET Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1 (b) of this Agreement or result in the imposition of a condition or restriction of the referred to in the second sentence of such Section. To the Knowledge of TARGET, there exists no fact, circumstance, or reason why the requisite Consents referred to in
Section 8.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 8.1(b).

     4.20   CHARTER PROVISIONS.  Each TARGET Company has taken all action so
            ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any TARGET Company or restrict or impair the ability of PURCHASER to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any TARGET Company that may be acquired or controlled by it.

                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     PURCHASER hereby represents and warrants to TARGET as follows:

     5.1    ORGANIZATION, STANDING AND POWER.  PURCHASER is a corporation duly
            --------------------------------
organized, validly existing, and in good standing under the laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. PURCHASER has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. PURCHASER is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

     5.2    AUTHORITY; NO BREACH.
            --------------------

            (a) PURCHASER has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PURCHASER. This Agreement represents a legal, valid and binding obligation of PURCHASER, enforceable against PURCHASER in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

            (b) Neither the execution and delivery of this Agreement by PURCHASER, nor the consummation by PURCHASER of the transactions contemplated hereby, nor compliance by PURCHASER with any of the provisions hereof will (i) conflict with or result in a breach of any provision of PURCHASER's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any PURCHASER Company under, any Contract or Permit of any PURCHASER Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, or, (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any PURCHASER Company or any of their respective Assets.

            (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by PURCHASER of the Merger and the other transactions contemplated in this Agreement.

     5.3    CAPITAL STOCK.
            -------------

            (a) The authorized capital stock of PURCHASER consists of (i) 10,000,000 shares of PURCHASER Common Stock, of which 3,379,192 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of Preferred Stock, none of which are issued or outstanding as of the date of this Agreement. All of the issued and outstanding shares of PURCHASER Common Stock are, and all of the shares of PURCHASER Common Stock to be issued in exchange for shares of TARGET Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of PURCHASER Common Stock has been, and none of the shares of PURCHASER Common Stock to be issued in exchange for shares of TARGET Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of PURCHASER. PURCHASER has reserved 6,667 shares of PURCHASER Common Stock for issuance under the PURCHASER Stock Plans, pursuant to which options to purchase not more than 6,667 shares of PURCHASER Common Stock are outstanding as of the date of this Agreement.

            (b) Except as set forth in Section 5.3(a) of this Agreement, or as Previously Disclosed, there are no shares of capital stock or other equity securities of PURCHASER outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of PURCHASER or contracts, commitments, understandings, or arrangements by which PURCHASER is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

     5.4    PURCHASER SUBSIDIARIES.  PURCHASER has Previously Disclosed all of
            ----------------------
the PURCHASER Subsidiaries as of the date of this Agreement. PURCHASER owns all of the issued and outstanding shares of capital stock of each PURCHASER Subsidiary. No equity securities of any PURCHASER Subsidiary are or may become required to be issued (other than to a PURCHASER Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any PURCHASER Subsidiary is bound to issue (other than to a PURCHASER Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any PURCHASER Company is or may be bound to transfer any shares of the capital stock of any PURCHASER Subsidiary (other than to a PURCHASER Company). There are no Contracts relating to the rights of any PURCHASER Company to vote or to dispose of any shares of the capital stock of any PURCHASER Subsidiary.

All of the shares of capital stock of each PURCHASER Subsidiary held by a PURCHASER Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the PURCHASER Company free and clear of any Lien. Each PURCHASER Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each PURCHASER Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. Each PURCHASER Subsidiary that is a depository institution is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     5.5    FINANCIAL STATEMENTS.  PURCHASER has Previously Disclosed and
            --------------------
delivered to TARGET prior to the execution of this Agreement copies of all PURCHASER Financial Statements for periods ended prior to the date hereof and will deliver to TARGET copies of all PURCHASER Financial Statements prepared subsequent to the date hereof. The PURCHASER Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the PURCHASER Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the PURCHASER Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the PURCHASER Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

     5.6    ABSENCE OF UNDISCLOSED LIABILITIES.  No PURCHASER Company has any
            ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, except Liabilities which are accrued or reserved against in the consolidated balance sheets of PURCHASER as of December 31, 1994 and September 30, 1995 included in the PURCHASER Financial Statements or reflected in the notes thereto. No PURCHASER Company has incurred or paid any Liability since September 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

     5.7    ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since September 30, 1995,
            ------------------------------------
except as disclosed in SEC Documents filed by PURCHASER prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, and (b) the

PURCHASER Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of PURCHASER provided in
Article 7 of this Agreement.

     5.8    TAX MATTERS.
            -----------

            (a) All Tax returns required to be filed by or on behalf of any of the PURCHASER Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on PURCHASER, and all returns filed are complete and accurate to the Knowledge of PURCHASER. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, except as reserved against in the PURCHASER Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

            (b) None of the PURCHASER Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any PURCHASER Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

            (c) Adequate provision for any Taxes due or to become due for any of the PURCHASER Companies for the period or periods through and including the date of the respective PURCHASER Financial Statements has been made and is reflected on such PURCHASER Financial Statements.

            (d) Deferred Taxes of the PURCHASER Companies have been provided for in accordance with GAAP.

            (e) Effective January 1, 1993, PURCHASER adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

     5.9    PURCHASER ALLOWANCE FOR POSSIBLE LOAN LOSSES.  The allowance for
            --------------------------------------------
possible loan or credit losses (the "PURCHASER Allowance") shown on the consolidated balance sheets of PURCHASER included in the most recent PURCHASER Financial Statements dated prior to the date of this Agreement was, and the PURCHASER Allowance shown on the consolidated balance sheets of PURCHASER included in the PURCHASER Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the PURCHASER Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the PURCHASER Companies as of the dates thereof except where the failure of such PURCHASER Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on PURCHASER.

     5.10   ASSETS.  Except as Previously Disclosed or as disclosed or reserved
            ------
against in the PURCHASER Financial Statements, the PURCHASER Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the PURCHASER Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with PURCHASER's past practices. All Assets which are material to PURCHASER's business on a consolidated basis, held under leases or subleases by any of the PURCHASER Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the PURCHASER Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the PURCHASER Companies is a named insured are reasonably sufficient. The Assets of the PURCHASER Companies include all assets required to operate the business of the PURCHASER Companies as presently conducted.

     5.11   ENVIRONMENTAL MATTERS.
            ---------------------

            (a) Each PURCHASER Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

            (b) There is no Litigation pending or, to the Knowledge of PURCHASER, threatened before any court, governmental agency or authority or other forum in which any PURCHASER Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any PURCHASER Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

            (c) There is no Litigation pending or, to the Knowledge of Purchaser, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any PURCHASER Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

            (d) To the Knowledge of PURCHASER, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

            (e) During the period of (i) any PURCHASER Company's ownership or operation of any of their respective current properties, (ii) any PURCHASER Company's participation in the management of any Participation Facility, or
(iii) any PURCHASER Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

            (f) Prior to the period of (i) any PURCHASER Company's ownership or operation of any of their respective current properties, (ii) any PURCHASER Company's participation in the management of any Participation Facility, or
(iii) any PURCHASER Company's holding of a security interest in a Loan Property, to the Knowledge of PURCHASER, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

     5.12   COMPLIANCE WITH LAWS.  PURCHASER is duly registered as a bank
            --------------------
holding company under the BHC Act. Each PURCHASER Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

            (a)  No PURCHASER Company:

                 (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER; or

                 (ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (A) asserting that any PURCHASER Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, or (C) requiring any PURCHASER Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13   LABOR RELATIONS.  No PURCHASER Company is the subject of any
            ---------------
Litigation asserting that it or any other PURCHASER Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other PURCHASER Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any PURCHASER Company, pending or, to its Knowledge, threatened, or to its Knowledge, is there any activity involving any PURCHASER Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14   EMPLOYEE BENEFIT PLANS.
            ----------------------

            (a) PURCHASER has Previously Disclosed and delivered or made available to TARGET prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any PURCHASER Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "PURCHASER Benefit Plans). Any of the PURCHASER Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "PURCHASER ERISA Plan." Each PURCHASER ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue Code) is referred to herein as a "PURCHASER Pension Plan." No PURCHASER Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

            (b) All PURCHASER Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. Each PURCHASER ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and PURCHASER is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of PURCHASER, no PURCHASER Company has engaged in a transaction with respect to any PURCHASER Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any PURCHASER Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

            (c) No PURCHASER ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any PURCHASER Pension Plan, (ii) no change in the actuarial assumptions with respect to any PURCHASER Pension Plan, and (iii) no increase in benefits under any PURCHASER Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER or materially adversely affect the funding status of any such plan. Neither any PURCHASER Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any PURCHASER Company, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on PURCHASER. No PURCHASER Company has provided, or is required to provide, security to a PURCHASER Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (d) No Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any PURCHASER Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER. No PURCHASER Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER. No notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any PURCHASER Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof

            (e) Except as Previously Disclosed, (i) no PURCHASER Company has any obligations for retiree health and life benefits under any of the PURCHASER Benefit Plans and (ii) there are no restrictions on the rights of such PURCHASER Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER.

            (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any PURCHASER Company from any PURCHASER Company under any PURCHASER Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any PURCHASER Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

            (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any PURCHASER Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, have been fully reflected on the PURCHASER Financial Statements to the extent required by and in accordance with GAAP.

     5.15   LEGAL PROCEEDINGS.  There is no Litigation instituted or pending,
            -----------------
or, to the Knowledge of PURCHASER, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any PURCHASER Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any PURCHASER Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

     5.16   REPORTS.  Since January 1, 1993, each PURCHASER Company has timely
            -------
filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, none of such reports and documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.17   STATEMENTS TRUE AND CORRECT.  No statement, certificate, instrument
            ---------------------------
or other writing furnished or to be furnished by any PURCHASER Company or any Affiliate thereof to TARGET pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any PURCHASER

Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by PURCHASER with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any PURCHASER Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to TARGET's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any PURCHASER Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of TARGET, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any PURCHASER Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.18   ACCOUNTING, TAX AND REGULATORY MATTERS.  No PURCHASER Company or any
            --------------------------------------
Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of PURCHASER, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such
Section 9.1(b).

     5.19   CHARTER PROVISIONS.  Each PURCHASER Company has taken all action so
            ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any PURCHASER Company or restrict or impair the ability of any TARGET shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of PURCHASER Common Stock that may be acquired or controlled by it.

                                   ARTICLE 6
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

     6.1    AFFIRMATIVE COVENANTS OF TARGET.  Unless the prior written consent
            -------------------------------
of PURCHASER shall have been obtained, and except as otherwise contemplated herein, TARGET shall, and shall cause each of its Subsidiaries: (a) to operate its business in the usual, regular, and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the second sentence of Section 8.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     6.2    NEGATIVE COVENANTS OF TARGET.  From the date of this Agreement until
            ----------------------------
the earlier of the Effective Time or the termination of this Agreement, TARGET covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of PURCHASER, which consent shall not be unreasonably withheld:

            (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any TARGET Company; or

            (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a TARGET Company to another TARGET Company) in excess of an aggregate of $50,000 (for the TARGET Companies on a consolidated basis) except in the ordinary course of the business of TARGET Companies consistent with past practices (which shall include, for TARGET Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, receipt of Federal Home Loan Bank advances, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any TARGET Company of any Lien or permit any such Lien to exist; or

            (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any TARGET Company, or declare or pay any dividend or make any other distribution in respect of TARGET's capital stock; or

            (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereto, or as Previously Disclosed, issue, sell, pledge, encumber, authorize the issuance of, or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of TARGET Common Stock or any other capital stock of any TARGET Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

            (e) adjust, split, combine or reclassify any capital stock of any TARGET Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of TARGET Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any TARGET Subsidiary (unless any such shares of stock are sold or otherwise transferred to another TARGET Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

            (f) acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business, or
(iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

            (g) grant any increase in compensation or benefits to the employees or officers of any TARGET Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any TARGET Company; grant any increase in fees or other increases in compensation or other benefits to directors of any TARGET Company except for the payment of an amount not to exceed $10,000 to each director of TARGET Bank in consideration of the termination of TARGET Bank's Director's Defined Benefit Plan or in accordance with past practice Previously Disclosed; or

            (h) enter into or amend any employment Contract between any TARGET Company and any Person (unless such amendment is required by Law) that the TARGET Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

            (i) adopt any new employee benefit plan of any TARGET Company or make any material change in or to any existing employee benefit plans of any TARGET Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

            (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

            (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any TARGET Company for money damages in excess of $50,000 or which involves material restrictions upon the operations of any TARGET Company; or

            (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     6.3    COVENANTS OF PURCHASER. From the date of this Agreement until the
            ----------------------
earlier of the Effective Time or the termination of this Agreement, PURCHASER covenants and agrees that it shall continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the PURCHASER Common Stock and the business prospects of the PURCHASER Companies and, to the extent consistent therewith, to use all reasonable efforts to preserve intact the PURCHASER Companies' core businesses and goodwill with their respective employees and the communities they serve.

     6.4    ADVERSE CHANGES IN CONDITION.  Each Party agrees to give written
            ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     6.5    REPORTS.  Each Party and its Subsidiaries shall file all reports
            -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS
                             ---------------------

     7.1    REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL.  As
            -------------------------------------------------------------
soon as practicable after execution of this Agreement, PURCHASER shall file the Registration Statement with the SEC, and shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of PURCHASER Common Stock upon consummation of the Merger. TARGET shall furnish all information concerning it and the holders of its capital stock as PURCHASER may reasonably request in connection with such action. TARGET shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the

Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of the merger and this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting,
(a) PURCHASER shall prepare and file on TARGET's behalf a Proxy Statement (which shall be included in the Registration Statement) with the SEC and mail it to its shareholders, (b) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of TARGET shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders that they approve this Agreement, and (d) the Board of Directors and officers of TARGET shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

     7.2    LISTING.  PURCHASER shall use its best efforts to list, prior to the
            -------
Effective Time, on the NASDAQ/NMS, the shares of PURCHASER Common Stock to be issued to the holders of TARGET Common Stock pursuant to the Merger.

     7.3    APPLICATIONS.  PURCHASER shall promptly prepare and file, and TARGET
            ------------
shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     7.4    FILINGS WITH STATE OFFICES.  Upon the terms and subject to the
            --------------------------
conditions of this Agreement, PURCHASER shall execute and file the Georgia Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     7.5    AGREEMENT AS TO EFFORTS TO CONSUMMATE.  Subject to the terms and
            -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by PURCHASER in connection with the PURCHASER Common Stock to be issued in the Merger or a resolicitation of proxies as a consequence of an acquisition agreement by PURCHASER or any of its Subsidiaries shall not violate this covenant), including, without limitation, using its efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     7.6    INVESTIGATION AND CONFIDENTIALITY.
            ---------------------------------

            (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

            (b) Except as may be required by applicable Law or legal process, and except for such disclosure to those of its directors, officers, employees and representatives as may be appropriate or required in connection with the transactions contemplated hereby, each Party shall hold in confidence all nonpublic information obtained from the other Party (including work papers and other material derived therefrom) as a result of this Agreement or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof) until such time as the Party providing such information consents to its disclosure or such information becomes otherwise publicly available. Promptly following any termination of this Agreement, each of the Parties agrees to use its best efforts to cause its respective directors, officers, employees and representatives to destroy or return to the providing party all such nonpublic information (including work papers and other material retrieved therefrom), including all copies thereof. Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except one copy of certain materials that can be retained for legal files in accordance with the provisions of the Confidentiality Agreements.

            (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     7.7    PRESS RELEASES.  Prior to the Effective Time, TARGET and PURCHASER
            --------------
shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section
7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     7.8    NO SOLICITATION.  (a)  TARGET shall not, nor shall it permit any of
            ---------------
its Subsidiaries to, nor shall it authorize or permit any officer, director of employee of, or any investment banker, attorney or other advisor or representative of, TARGET or any of its Subsidiaries to, (i) solicit or initiate, or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that, if in the opinion of its Board of Directors, after consultation with counsel, such failure to act would be inconsistent with its fiduciary duties to shareholders under applicable law, TARGET may, in response to an unsolicited takeover proposal, and subject to compliance with subparagraph
(c) below, (A) furnish information with respect to TARGET to any Person pursuant to a confidentiality agreement and (B) participate in negotiations regarding such takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the immediately preceding sentence by any executive officer of TARGET or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of TARGET or any of its Subsidiaries, whether or not such person is purporting to act on behalf of TARGET or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 7.8 by TARGET. For purposes of this Agreement, "takeover proposal" means an inquiry, proposal or acquisition or purchase of a substantial amount of assets of TARGET or any of its Subsidiaries (other than investors in the ordinary course of business) or of over 20% of any class of equity securities of TARGET or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of TARGET or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving TARGET or any of its Subsidiaries other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to PURCHASER of the transactions contemplated hereby.

     (b) Except as set forth herein, neither the Board of Directors of TARGET nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to PURCHASER, the approval or recommendation of such Board of Directors or any such committee of this Agreement or the Merger,
(ii) approve or recommend, or propose to approve or recommend, any takeover proposal or (iii) enter into any agreement with respect to any takeover proposal. Notwithstanding the foregoing, if in the opinion of the TARGET Board of Directors, after consultation with counsel, failure to do so would be inconsistent with its fiduciary duties to TARGET shareholders under applicable law, then, prior to the Shareholders' Meeting, the TARGET Board of Directors may (subject to the terms of this and the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a superior proposal, or enter into an agreement with respect to a superior proposal, in each case at any time after the second business day following PURCHASER'S receipt of written notice (a "Notice of Superior Proposal") advising PURCHASER that the TARGET Board of Directors has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the Person making such superior proposal; provided that TARGET shall not enter into an agreement with respect to a superior proposal unless TARGET shall have furnished PURCHASER with written notice no later than 12:00 noon one (1) day in advance of any date that it intends to enter into such agreement. In addition, if TARGET proposes to enter into an agreement with respect to any takeover proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to PURCHASER the Expenses and the Termination Fee (as defined in Section 10.2(b). For purposes of this Agreement, a "superior proposal" means any bona fide takeover proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of TARGET Common Stock or TARGET Bank then outstanding or all or substantially all of the assets of TARGET or TARGET Bank and otherwise on terms which the TARGET Board of Directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to its shareholders than the Merger.

     (c) In addition to the obligations of TARGET set forth in paragraph (b) above, TARGET shall immediately advise PURCHASER orally and in writing of any request for information or of any takeover proposal, or any inquiry with respect to or which could lead to any takeover proposal, the material terms and conditions of such request, takeover proposal or inquiry, and the identity of the person making any takeover proposal or inquiry. TARGET shall keep PURCHASER fully informed of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry.

     (d) Nothing contained in this Section 7.8 shall prohibit TARGET from making any disclosure to TARGET's shareholders if, in the opinion of the TARGET Board of Directors, after consultation with counsel, failure to so disclose would be inconsistent with its fiduciary duties to its shareholders under applicable law; provided that TARGET does not, except as permitted by subparagraph (b) above, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a takeover proposal.

     7.9   TAX TREATMENT.  Each of the Parties undertakes and agrees to use its
           -------------
reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     7.10  AGREEMENT OF AFFILIATES.  TARGET has Previously Disclosed all
           -----------------------
Persons whom it reasonably believes are "affiliates" of TARGET for purposes of Rule 145 under the 1933 Act. TARGET shall use its reasonable efforts to cause each such Person to deliver to PURCHASER not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of
Exhibit 1 hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of TARGET Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of PURCHASER Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Regardless of whether each such affiliate has provided the written agreement referred to in this Section, PURCHASER shall be entitled to place restrictive legends upon certificates for shares of PURCHASER Common Stock issued to affiliates of TARGET pursuant to this Agreement to enforce the provisions of this Section.

     7.11   EMPLOYEE BENEFITS AND CONTRACTS.  Following the Effective Time,
            -------------------------------
PURCHASER shall provide generally to officers and employees of the TARGET Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of PURCHASER Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the PURCHASER Companies to their similarly situated officers and employees, provided that for a period of twelve
(12) months after the Effective Time, PURCHASER shall provide generally to officers and employees of TARGET Companies severance benefits in accordance with the policies of either (i) TARGET as Previously Disclosed, or (ii) PURCHASER, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. For purposes of participation and vesting under such employee benefit plans, the service of the employees of the TARGET Companies prior to the Effective Time shall be treated as service with a PURCHASER Company participating in such employee benefit plans. PURCHASER also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts Previously Disclosed to PURCHASER between any TARGET Company and any current or former director, officer, or employee thereof and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the TARGET Benefit Plans.

     7.12   LARGE DEPOSITS.  Prior to the Closing, TARGET will provide PURCHASER
            --------------
with a list of all certificates of deposit or checking, savings or other deposits owned by persons who, to the Knowledge of the TARGET, had deposits aggregating more than $100,000 and a list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of TARGET and the Bank and their affiliates in an amount aggregating more than $100,000 as of the last day of the calendar month immediately prior to the Closing.

     7.13   INDEMNIFICATION.  PURCHASER agrees that all rights to
            ---------------
indemnification and all limitations of liability existing in favor of the officers and directors of TARGET and TARGET Bank ("Indemnified Parties") as provided in their respective articles of incorporation and bylaws as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to any indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

                                   ARTICLE 8
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     8.1    CONDITIONS TO OBLIGATIONS OF EACH PARTY.  The respective obligations
            ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6 of this Agreement:

            (a)  SHAREHOLDER APPROVAL.  The shareholders of TARGET shall have
                 --------------------
approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

            (b)  REGULATORY APPROVALS.  All Consents of, filings and
                 --------------------
registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect, and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which, in the reasonable judgment of the Board of Directors of either Party, would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; provided, however, that no such condition or restriction shall be deemed to be materially adverse unless it materially differs from terms and conditions customarily imposed by any Regulatory Authority in connection with similar transactions.

            (c)  CONSENTS AND APPROVALS.  Each Party shall have obtained any and
                 ----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

            (d)  LEGAL PROCEEDINGS.  No court or governmental or regulatory
                 -----------------
authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, materially restricts or makes illegal consummation of the transactions contemplated by this Agreement.

            (e)  REGISTRATION STATEMENT.  The Registration Statement shall be
                 ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of PURCHASER Common Stock issuable pursuant to the Merger shall have been received.

            (f)  NASD LISTING.  The shares of PURCHASER Common Stock issuable
                 ------------
pursuant to the Merger shall have been approved for listing on the NASDAQ/NMS.

            (g)  TAX MATTERS.  TARGET shall have received a written opinion of
                 -----------
counsel from Rogers & Hardin, in form reasonably satisfactory to it, substantially to the effect that for federal income tax purposes (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (b) the exchange in the Merger of TARGET

Common Stock for PURCHASER Common Stock will not give rise to gain or loss to the shareholders of TARGET with respect to such exchange (except to the extent of any cash received).

     8.2    CONDITIONS TO OBLIGATIONS OF PURCHASER.  The obligations of
            --------------------------------------
PURCHASER to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by PURCHASER pursuant to Section 10.6(a) of this Agreement:

            (a)  REPRESENTATIONS AND WARRANTIES.  The representations and
                 ------------------------------
warranties of TARGET set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 4.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

            (b)  PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
                 ---------------------------------------
agreements and covenants of TARGET to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

             (c) TARGET shall have delivered to PURCHASER (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Sections 8.2(a) and 8.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by TARGET's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as PURCHASER and its counsel shall reasonably request.

            (d)  OPINION OF COUNSEL.  TARGET shall have delivered to PURCHASER
                 ------------------
an opinion of Powell, Goldstein, Frazer & Murphy, counsel to TARGET, dated as of the Closing, in substantially the form of Exhibit 2 hereto.

            (e)  ACCOUNTANT'S LETTERS.  PURCHASER shall have received from
                 --------------------
Mauldin & Jenkins letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding TARGET, in form and substance reasonably satisfactory to PURCHASER, which letters shall be based upon customary specified procedures undertaken by such firm.

            (f)  EMPLOYMENT AGREEMENTS.  Robert L. Evans shall have executed and
                 ---------------------
delivered an Employment Agreement substantially in the form of Exhibit 4 hereto, and Roxie W.

Bagwell shall have executed and delivered an Employment Agreement substantially in the form of Exhibit 5 hereto.

            (g)  TERMINATION OF DIRECTOR'S DEFINED BENEFIT PLAN.  TARGET shall
                 ----------------------------------------------
have caused TARGET Bank to terminate TARGET Bank's Director's Defined Benefit Plan.

     8.3    CONDITIONS TO OBLIGATIONS OF TARGET.  The obligations of TARGET to
            -----------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by TARGET pursuant to Section 10.6(b) of this Agreement:

            (a)  REPRESENTATIONS AND WARRANTIES.  The representations and
                 ------------------------------
warranties of PURCHASER set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

            (b)  PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
                 ---------------------------------------
agreements and covenants of PURCHASER to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (c)  CERTIFICATES.  PURCHASER shall have delivered to TARGET (i) a
                 ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 8.3(a) and 8.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by PURCHASER's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as TARGET and its counsel shall reasonably request.

            (d)  OPINION OF COUNSEL.  PURCHASER shall have delivered to TARGET
                 ------------------
an opinion of Rogers & Hardin, counsel to PURCHASER, dated as of the Closing, in substantially the form of Exhibit 3 hereto.

                                   ARTICLE 9
                                  TERMINATION
                                  -----------

     9.1    TERMINATION.  Notwithstanding any other provision of this Agreement,
            -----------
and notwithstanding the approval of this Agreement by the shareholders of TARGET, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

            (a) By mutual consent of the Board of Directors of PURCHASER and the Board of Directors of TARGET; or

            (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 8.2(a) of this Agreement in the case of PURCHASER and Section 8.3(a) of this Agreement in the case of TARGET; or

            (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within (30) days after the giving of written notice to the breaching Party of such breach; or

            (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby has been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of TARGET fail to approve this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meetings where the transactions were presented to such shareholders for approval and voted upon; or

            (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by October 31, 1996, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1 (e); or

            (f) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
Section 9.1(e) of this Agreement.

            (g) By the Board of Directors of TARGET in connection with entering into a definitive agreement in accordance with Section 7.8(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Expenses and the Termination Fee.

     9.2    EFFECT OF TERMINATION.  In the event of the termination and
            ---------------------
abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement shall become void and have no effect, except (i) as provided in
Section 10.14, and (ii) a termination pursuant to Section 9.1 of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

                                  ARTICLE 10
                                 MISCELLANEOUS
                                 -------------

     10.1   DEFINITIONS.  Except as otherwise provided herein, the capitalized
            -----------
terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (a) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or (b) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

     "Agreement" shall mean this Agreement and Plan of Merger and the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "Base Period Trading Price" shall mean the average of the daily high and low sales prices of a share of PURCHASER Common Stock as reported on NASDAQ/NMS for the twenty (20) consecutive trading days immediately preceding five (5) consecutive calendar days immediately preceding the Effective Time; provided however, that for purposes of this calculation, the Base Period Trading Price shall be deemed to equal (i) $16.80 in the event the Base Period Trading Price is greater than $16.80 or (ii) $11.20 in the event the Base Period Trading Price is less than $11.20.

     "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

     "Closing Date" shall have the meaning provided in Section 1.2 of this Agreement.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "Dissenting Shares" shall have the meaning provided in Section 3.1(b) of this Agreement.

     "Dissenting TARGET Shareholders" shall have the meaning provided in Section 3.1(l) of this Agreement.

     "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

     "Environmental Laws" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" shall have the meaning provided in Section 4.14 of this Agreement.

     "Exchange Agent" shall have the meaning provided in Section 3.2 of this Agreement.

     "Exchange Ratio" shall have the meaning provided in Section 3.1(b) of this Agreement.

     "Exhibits" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "Expenses" shall have the meaning provided in Section 10.2 of this Agreement.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "Georgia Articles of Merger" shall mean the Articles of Merger to be executed by PURCHASER and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.3 of this Agreement.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq., or any similar federal, state or local Law.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge" as used with respect to a Person shall mean the Knowledge after reasonable due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "Letter of Transmittal" shall have the meaning provided in Section 3.2 of this Agreement.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question, provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

     "Merger" shall mean the merger of TARGET with and into PURCHASER referred to in Section 1.1 of this Agreement.

     "Merger Consideration" shall have the meaning provided in Section 3.1(b) of this Agreement.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ/NMS" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Old Certificates" shall have the meaning provided in Section 3.2 of this Agreement.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "Outstanding TARGET Shares" shall have the meaning provided in Section 3.1(b) of this Agreement.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either TARGET or PURCHASER, and "Parties" shall mean both TARGET and PURCHASER.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any, Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Previously Disclosed" shall mean information (a) delivered in writing prior to the date of this Agreement in the manner and to the Party and counsel described in Section 10.8 of this Agreement and describing in reasonable detail the matters contained therein, provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition, or (b) disclosed prior to the date of this Agreement by one Party to the other in an SEC Document delivered to such other Party in which the specific information has been identified by the Party making the disclosure.

     "Proxy Statement" shall mean the proxy statement used by TARGET to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of PURCHASER relating to shares of PURCHASER Common Stock to be issued to the shareholders of TARGET.

     "PURCHASER Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

     "PURCHASER Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

     "PURCHASER Common Stock" shall mean the $1.00 par value common stock of PURCHASER.

     "PURCHASER Companies" shall mean, collectively, PURCHASER and all PURCHASER Subsidiaries.

     "PURCHASER Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of PURCHASER as of September 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1995, and for each of the three years ended December 31, 1994, 1993, and 1992, as filed by PURCHASER in SEC Documents and (ii) the consolidated statements of condition of PURCHASER (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1995.

     "PURCHASER Stock Plans" shall mean the existing stock option and other stock-based compensation plans.

     "PURCHASER Subsidiaries" shall mean the Subsidiaries of PURCHASER.

     "Record Date" shall have the meaning provided in Section 3.1(e) of this Agreement.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by PURCHASER under the 1933 Act in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state banking and other regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

     "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, state blue sky laws, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders' Meeting" shall mean the meeting of the shareholders of TARGET to be held pursuant to Section 7.1 of this Agreement, including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5 % or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Surviving Corporation" shall mean PURCHASER as the surviving corporation resulting from the Merger.

     "TARGET Allowance" shall have the meaning provided in Section 4.9 of this Agreement.

     "TARGET Bank" shall mean Central Bank & Trust, a Georgia state-chartered bank and a TARGET Subsidiary.

     "TARGET Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

     "TARGET Common Stock" shall mean the $1.00 par value Common Stock of TARGET.

     "TARGET Companies" shall mean, collectively, TARGET and all TARGET Subsidiaries.

     "TARGET Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of TARGET as of September 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1995, and for each of the three fiscal years ended December 31, 1994, 1993, 1992, as previously furnished by TARGET to Purchaser, and (b) the consolidated balance sheets of TARGET (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 1993.

     "TARGET Stock Plans" shall mean the existing stock option and other stock-based compensation plans of TARGET.

     "TARGET Subsidiaries" shall mean the Subsidiaries of TARGET, which shall include the TARGET Subsidiaries described in Section 4.4 of this Agreement and any Person acquired as a Subsidiary of TARGET in the future and owned by TARGET at the Effective Time.

     "Taxes" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

     "Termination Fee" shall have the meaning provided in Section 10.2 of this Agreement.

     "Total Equity of TARGET" shall mean TARGET's total stockholders' equity contemplated under GAAP as of the close of business on the day immediately preceding the Closing Date.

     10.2   EXPENSES.
            --------

            (a) Except as otherwise provided in this Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel (the "Expenses"), except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

            (b) TARGET shall pay, or cause to be paid, in same day funds to PURCHASER the sum of (i) all of PURCHASER'S Expenses plus (ii) $400,000 (the "Termination Fee") upon demand if (A) TARGET terminates this Agreement pursuant to Section 9.1(g) or (B) prior to the termination of this Agreement (other than by TARGET pursuant to Section 9.1(b)), a takeover proposal shall have been made and within one (1) year of such termination, TARGET enters into an agreement with respect to, or approves or recommends or takes any action to facilitate, such takeover proposal. The amount of Expenses so payable shall be the amount set forth in an estimate delivered by PURCHASER, subject to an upward or downward adjustment.

     10.3   BROKERS AND FINDERS.  Except as Previously Disclosed, each of the
            -------------------
Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon its representing or being retained by or allegedly representing or being retained by TARGET or PURCHASER, each of TARGET and PURCHASER, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     10.4   ENTIRE AGREEMENT.  Except as otherwise expressly provided herein,
            ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b) of this Agreement, with respect to the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 7.13 of this Agreement.

     10.5   AMENDMENTS.  To the extent permitted by Law, this Agreement may be
            ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of TARGET Common Stock, there shall be made no amendment decreasing the consideration to be received by TARGET shareholders without the further approval of such shareholders.

     10.6   WAIVERS.
            -------

            (a) Prior to or at the Effective Time, PURCHASER, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by TARGET, to waive or extend the time for the compliance or fulfillment by TARGET of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PURCHASER under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PURCHASER.

            (b) Prior to or at the Effective Time, TARGET, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PURCHASER, to waive or extend the time for the compliance or fulfillment by PURCHASER of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of TARGET under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of TARGET.

            (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     10.7   ASSIGNMENT.  Except as expressly contemplated hereby, neither this
            ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     10.8   NOTICES.  All notices or other communications which are required or
            -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

PURCHASER:                  ABC Bancorp
                            310 First Street, S.E.
                            Moultrie, Georgia  31768
                            Telecopy Number: (912) 890-2235

                            Attention:  President

Copy to Counsel:            Rogers & Hardin
                            2700 Cain Tower, Peachtree Center
                            229 Peachtree Street, N.E.
                            Atlanta, Georgia 30303
                            Telecopy Number: (404) 525-2224

                            Attention:  Steven E. Fox

TARGET:                     Central Bankshares, Inc.
                            P.O. Box 40
                            Cordele, Georgia  31015
                            Telecopy Number: (912) 273-7750

                            Attention:  President

Copy to Counsel:            Powell, Goldstein, Frazer & Murphy
                            191 Peachtree Street, N.E.
                            Sixteenth Floor
                            Atlanta, Georgia  30303
                            Telecopy Number:  (404) 572-5958

                            Attention:  Walter G. Moeling, IV

     10.9   GOVERNING LAW.  This Agreement shall be governed by and construed in
            -------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     10.10  COUNTERPARTS.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.11  CAPTIONS.  The captions contained in this Agreement are for
            --------
reference purposes only and are not part of this Agreement.

     10.12  ENFORCEMENT OF AGREEMENT.  The Parties hereto agree that irreparable
            ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.13  SEVERABILITY.  Any term or provision of this Agreement which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.14  SURVIVAL.  The respective representations, warranties, obligations,
            --------
covenants and agreements of the Parties shall not survive the Effective Time or the termination and abandonment of this Agreement, except that (i) Articles Two, Three and Ten and Sections 7.6(b), 7.9, 7.11 and 7.13 of this Agreement shall survive the Effective Time; and (ii) Sections 7.6(b), 7.8(b), 9.2, 10.2 and
10.14 shall survive the termination and abandonment of this Agreement.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers as of the day and year first above written.

ATTEST:                               ABC BANCORP


/S/ SARA R. HALL                      By:  /S/ KENNETH J. HUNNICUTT
- ----------------                           ------------------------
Secretary                                        President


[CORPORATE SEAL]


ATTEST:                               CENTRAL BANKSHARES, INC.


/S/ ROXIE W. BAGWELL                  By:  /S/ ROBERT L. EVANS
- --------------------                       ------------------------
Secretary                                         President


[CORPORATE SEAL]

                                                                       EXHIBIT 1
                                                                       ---------


                              AFFILIATE AGREEMENT
                              -------------------


ABC Bancorp
310 First Street, S.E.
Moultrie, Georgia 31768

Attention:  President

Ladies and Gentlemen:

     The undersigned is a shareholder of Central Bankshares, Inc. ("Target"), a corporation organized under the laws of the State of Georgia and located in Cordele, Georgia, and will become a shareholder of ABC Bancorp ("Purchaser") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of December 29, 1995 (the "Agreement"), by and between Target and Purchaser. Under the terms of the Agreement, Target will be merged into and with Purchaser (the "Merger"), and the shares of the $1.00 par value common stock of Target ("Target Common Stock") will be converted into and exchanged for a combination of shares of the $1.00 par value common stock of Purchaser ("Purchaser Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Purchaser regarding certain rights and obligations of the undersigned in connection with the shares of Purchaser to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and Purchaser hereby agree as follows:

     1.     AFFILIATE STATUS.  The undersigned understands and agrees that as to
            ----------------
Target the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

     2.     COVENANTS AND WARRANTIES OF UNDERSIGNED.  The undersigned
            ---------------------------------------
represents, warrants and agrees that:

            (a) The Purchaser Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

            (b) Purchaser has informed the undersigned that any distribution by the undersigned of Purchaser Common Stock has not been registered under the 1933 Act and that shares of Purchaser Common Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Purchaser is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Purchaser Common Stock.

     3.     RESTRICTIONS ON TRANSFER.
            ------------------------

            (a) The undersigned understands and agrees that stop transfer instructions with respect to the shares of Purchaser Common Stock received by the undersigned pursuant to the Merger will be given to Purchaser's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

     "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (i) covered by an effective registration statement under the Securities Act of 1933, as amended, (ii) in accordance with (x) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Purchaser) or (y) Rule 144 (in the
                       ---
     case of shares issued to an individual who is an affiliate of Purchaser) of the Rules and Regulations of such Act, or (iii) in accordance with a legal opinion satisfactory to counsel for Purchaser that such sale or transfer is otherwise exempt from the registration requirements of such Act."

            (b) Such legend will also be placed on any certificate representing Purchaser securities issued subsequent to the original issuance of the Purchaser Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Purchaser Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Purchaser Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Purchaser, upon the request of the undersigned, will cause the certificates representing the shares of Purchaser Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Purchaser of an opinion of its counsel to the effect that such legend may be removed.

     4.     UNDERSTANDING OF RESTRICTIONS ON DISPOSITIONS.  The undersigned has
            ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer, or otherwise dispose of the shares of Purchaser Common Stock received by the undersigned in connection with the Merger, to the extent he or she believes necessary, with his or her counsel or counsel for Target.

     5.     FILING OF REPORTS BY PURCHASER.  Purchaser agrees for a period of
            ------------------------------
three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Purchaser Common Stock issued to the undersigned pursuant to the Merger.

     6.     TRANSFER UNDER RULE 145(D).  If the undersigned desires to sell or
            --------------------------
otherwise transfer the shares of Purchaser Common Stock received by him or her in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for Purchaser Common Stock, together with such additional information as the Transfer Agent may reasonably request. If Purchaser's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Purchaser shall cause such counsel to provide such opinions as may be necessary to Purchaser's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

     7.     ACKNOWLEDGMENTS.  The undersigned recognizes and agrees that the
            ---------------
foregoing provisions also apply with respect to Target Common Stock held by, and Purchaser Common Stock issued in connection with the Merger to, (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity, and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or executive officer of Purchaser or becomes a director or executive officer of Purchaser upon consummation of the Merger, among other things, any sale of Purchaser Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     8.     MISCELLANEOUS.  This Affiliate Agreement is the complete agreement
            -------------
between Purchaser and the undersigned concerning the subject matter hereof. Any notice required to be sent to any parry hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     This Affiliate Agreement is executed as of the _____ day of______________ 199__.

                                             Very truly yours,


                                             ____________________________
                                             Signature


                                             ____________________________
                                             Print Name


                                             ____________________________
                                             ____________________________
                                             ____________________________
                                             ____________________________
                                             Address
                                             ____________________________
                                             Telephone No.




AGREED TO AND ACCEPTED as of
____________________, 199__

ABC BANCORP

By:_________________________
 Its:_____________________

                                                                       EXHIBIT 2
                                                                       ---------

                              MATTERS AS TO WHICH
                 POWELL, GOLDSTEIN, FRAZER & MURPHY WILL OPINE


     1. Target is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the proxy statement used to solicit the approval by the shareholders of Target of the transactions contemplated by the Agreement ("Proxy Statement"), and (b) to own and use its Assets.

     2. Target Bank is a Georgia chartered state bank duly organized and validly existing under the laws of the State of Georgia with all requisite power and authority to conduct its business as described in the Proxy Statement, and to own and use its Assets. The deposits of Target Bank are insured by the Federal Deposit Insurance Corporation to the extent provided by law.

     3. Target's authorized shares consist of 10,000,000 shares of Common Stock, $1.00 par value, of which ________ shares were outstanding as of _________________. The outstanding shares of Target Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Target to issue equity securities or acquire its equity securities.

     4. Target owns directly or indirectly all the issued and outstanding shares of the capital stock of Target Bank. To our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Target Bank to issue equity securities or acquire its equity securities.

     5. The execution and delivery by Target of the Agreement do not, and if Target were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Target or the Articles of Incorporation or Bylaws of Target Bank or, to our Knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Target or Target Bank is a party or by which Target or Target Bank is bound.

     6. Target has duly authorized the execution and delivery of the Agreement and all performance by Target thereunder and has duly executed and delivered the Agreement.

     7.     The Agreement is enforceable against Target.

                                                                       EXHIBIT 3
                                                                       ---------

                              MATTERS AS TO WHICH
                           ROGERS & HARDIN WILL OPINE


     1. Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the proxy statement used to solicit the approval by the shareholders of Target of the transactions contemplated by the Agreement ("Proxy Statement"), and (b) to own and use its Assets.

     2. Purchaser's authorized shares consist of 10,000,000 shares of Common Stock, no par value, of which __________ shares were outstanding as of _____________, and 5,000,000 shares of Preferred Stock, none of which were outstanding as of ____________. The outstanding shares of Purchaser Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Purchaser to issue equity securities or acquire its equity securities. The shares of Purchaser Common Stock to be issued to the shareholders of Target upon consummation of the Merger have been registered under the Securities Act of 1933, as amended, and when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

     3. The execution and delivery by Purchaser of the Agreement do not, and if Purchaser were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Purchaser or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Purchaser is a party or by which Purchaser is bound.

     4. Purchaser has duly authorized the execution and delivery of the Agreement and all performance by Purchaser thereunder and has duly executed and delivered the Agreement.

     5.     The Agreement is enforceable against Purchaser.

                                                                       EXHIBIT 4
                                                                       ---------



                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of ___________, 1996, by and between CENTRAL BANK & TRUST, a Georgia bank (the "Bank"), and ROBERT L. EVANS, a resident of the State of Georgia (the "Executive").

     WHEREAS, ABC Bancorp, a Georgia corporation ("ABC"), has acquired all of the equity interest of the Bank by means of a merger pursuant to a Merger Agreement dated as of December 29, 1995 the ("Merger Agreement");

     WHEREAS, the Bank is now a wholly-owned subsidiary of ABC;

     WHEREAS, the Executive is the President and Chief Executive Officer of the Bank and desires to continue his employment with the Bank in such capacity;

     WHEREAS, ABC desires that the Executive continue to serve in the capacity of President and Chief Executive Officer of the Bank; and

     WHEREAS, the Bank and the Executive, in conjunction with and pursuant to the terms of the Merger Agreement, desire to set forth in writing the terms and conditions of the Executive's continued employment with the Bank.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.     EMPLOYMENT AND DUTIES.
            ---------------------

          (a) The Bank hereby agrees to continue to employ the Executive and the Executive agrees to continue employment in his capacity as President and Chief Executive Officer of the Bank to act in accordance with the terms and conditions set forth herein. The Executive also consents to serve, if elected, as a director of the Bank without additional compensation therefor for the first twelve (12) months of such service and thereafter at the rate then in effect for directors of the Bank. During the term of this Agreement, the Executive agrees that this position will be his principal employment, that he will serve the Bank faithfully and to the best of his ability and that he will devote his full business time, attention and skills to the operation of the business of the Bank, subject to reasonable absences for vacation and illness, and that he will perform such duties, functions and responsibilities in connection with such position and consistent with the foregoing as are from time to time delegated to the Executive by the Board of Directors of the Bank (the "Board"); provided,
                                                                   --------
however, that the foregoing shall not be deemed to restrict the Executive from
- -------
devoting a reasonable amount of time and attention to the management of his personal affairs and investments, so long as such activities do not interfere with the responsible performance of the Executive's duties hereunder. The Executive shall provide the Board with periodic reports on, and keep it informed on a current basis concerning, the business and affairs of the Bank.

            (b) The Bank shall provide the Executive with a private office, secretarial and administrative assistance, office equipment, supplies and other facilities and services suitable to the Executive's position to be located at 502 Second Street South, Cordele, Georgia 31015, or at a comparable location within Crisp County, Georgia.

     2.     TERM.  The term ("Term") of this Agreement shall commence on the
            ----
date hereof and shall continue until the first anniversary of the date hereof unless earlier terminated pursuant to Section 4 hereof.

     3.     COMPENSATION.  In consideration of the services to be rendered by
            ------------
the Executive to the Bank hereunder, the Bank hereby agrees to pay or otherwise provide the Executive the following compensation and benefits, it being understood that the Bank shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld under any provision of applicable law (including, without limitation, Social Security payments, income tax withholding and other required deductions now in effect or which may become effective by law any time during the Term):

            (a)  SALARY.  The Executive shall receive an annual salary of
                 ------
("Salary") of $94,000.00 to be paid in equal installments in accordance with the Bank's salary payment practices in effect from time to time for executives of the Bank.

            (b)  BONUS PAYMENT.  In addition to Salary, the Executive shall be
                 -------------
entitled to receive an annual bonus pursuant to any annual incentive compensation plan adopted by the Board; provided, however, that if (i) no such
                                        --------  -------
plan is adopted or (ii) the bonus payable pursuant to such plan would be less than an amount equal to (a) the lesser of (1) any bonus paid to the Executive by the Bank in respect of services rendered by the Executive to the Bank for the year ended December 31, 1995 or (2) $17,860.00 minus (b) the present value of
                                               -----
any compensation received by or accrued for the benefit of the Executive pursuant to the Executive's participation in any employee benefit, retirement and compensation plans as specified in Section 3(c) hereof (the "Minimum Bonus Amount"), then the bonus payable to the Executive (if any) shall be equal to the Minimum Bonus Amount.

            (c)  COMPENSATION PURSUANT TO PLANS.  During the Term, the Executive
                 ------------------------------
shall be included as a participant in all present and future employee benefit, retirement and compensation plans generally available to employees of the Bank, consistent with his Salary and his position with the Bank, including, without limitation, the Bank's (or ABC's) pension plan and hospitalization, major medical, disability and group life insurance plans.

            (d)  EXPENSES.  The Executive shall be entitled to receive
                 --------
reimbursement for all reasonable expenses incurred by him in connection with the fulfillment of his duties hereunder, upon receipt of appropriate vouchers therefor, provided that the Executive has complied with all reasonable policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Bank.

            (e)  VACATION AND PERQUISITES.  For so long as the Executive is
                 ------------------------
employed by the Bank hereunder, the Bank shall continue in effect the vacation policies applicable to the Executive no less favorable from his point of view than those written policies in effect as of the date of the Merger Agreement, and the Executive shall continue to be entitled to receive perquisites, including, without limitation, the use of an automobile and country club memberships, no less favorable from his point of view than those to which he is entitled as of the date of the Merger Agreement.

     4.     TERMINATION.
            -----------

            (a) This Agreement shall terminate on the earliest to occur of the following events: (i) on the mutual agreement of the Bank and the Executive;
(ii) the death of the Executive or Executive's voluntary retirement; (iii) the Executive becoming unable to perform a substantial portion of his duties as described herein due to injury, illness or disability (mental or physical) as determined by an independent physician selected by the Bank and reasonably satisfactory to the Executive for a period of two (2) consecutive months or any aggregate period of four (4) months in any twelve (12) month period ("Disability"); or (iv) immediately upon the Bank giving written notice to the Executive of termination for Cause (as defined herein).

            (b) The Bank may terminate the Executive's employment under this Agreement at any time for Cause. The termination shall be evidenced by written notice to the Executive, which shall specify the cause for termination. "Cause" shall exist if: (i) the Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony; (ii) in the reasonable determination of the Board, the Executive has engaged in conduct or activity materially damaging to the business of the Bank (it being understood, however, that unintentional physical damage to any property of the Bank by the Executive shall not be a ground for such a determination by the Board); or (iii) the Executive has failed, without reasonable cause, to devote his full business time and best efforts to the business of the Bank as provided in Section 1(a) hereof and, after written notice from the Bank of such failure, the Executive at any time thereafter again so fails.

     5.     REPRESENTATIONS AND WARRANTIES.
            ------------------------------

            (a) The Executive represents and warrants to the Bank that: (i) he has the full power and authority to execute, deliver and perform this Agreement, and that he has taken all actions necessary to secure all approvals required in connection herewith and therewith; (ii) this Agreement has been duly authorized, executed and delivered by him and constitutes his valid and binding agreement, enforceable against him in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, leases, agreement, instrument, order, arbitration award, judgment or decree to which he is a party or by which he or any of his assets are bound.

            (b)  The Bank hereby represents and warrants to the Executive that:
(i) this Agreement has been duly authorized, executed and delivered by it, and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms; (ii) it has the full power authority to execute, deliver and perform this Agreement and has taken all necessary action to secure all approvals required in connection herewith; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, its charter or bylaws or any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

     6.     RESTRICTIVE COVENANTS.  Acknowledging that (i) he has intimate
            ---------------------
knowledge of the business of the Bank which, if exploited by him, in contravention of this Agreement, would seriously adversely and irreparably affect the value of the Bank and the ability of ABC to continue to operate the Bank following the consummation of the merger contemplated by the Merger Agreement; (ii) the provisions of this Section 6 are reasonable and necessary to protect the legitimate interests of ABC; (iii) the provisions of this Section 6 are reasonable and necessary to protect the goodwill of the Bank acquired by ABC pursuant to the Merger Agreement; (iv) any violation of this Section 6 will result in irreparable injury to ABC and the Bank and that damages at law would not be reasonable or adequate compensation to ABC and the Bank for a violation of this Section 6; and (v) that in the course of his employment with the Bank, as contemplated by this Agreement, and as a result of the position of trust that he will hold under this Agreement, he will obtain private and confidential information and proprietary data relating to ABC, the Bank and other affiliates of ABC, including, without limitation, financial information, product information and other data that are valuable assets and property rights of the Bank and ABC and its affiliates (collectively referred to as "Confidential Information"), the Executive hereby agrees as follows:

            (a) The Executive shall not, during the Term of this Agreement or any time after the termination of this Agreement, either directly or indirectly, disclose or use any Confidential Information acquired during his employment with the Bank, unless (i) the Confidential Information has been made public through no action or fault of the Executive, or (ii) its disclosure is requested or compelled by applicable law or regulatory agency. The Executive further agrees that after the termination of this Agreement, or at such other time as the Bank requests, the Executive will return to the Bank all documents, papers and records constituting Confidential Information, and all copies of same in the Executive's possession and control.

            (b) For a period of one (1) year after termination of the Executive's employment hereunder for any reason, the Executive shall not directly or indirectly provide banking or bank-related services to, or solicit the banking or bank-related business of, any customer of the Bank at the time of such provision of services or solicitation which the Executive served either alone or with others while employed by the Bank in any city, town, borough, township, village or other place in which the Executive performed services for the Bank while employed by it, or assist any actual or potential competitor of the Bank to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place.

            (c) While the Executive is employed by the Bank and for a period of one (1) year after termination of the Executive's employment hereunder for any reason, the Executive shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business or venture which competes with the business of the Bank as conducted during the Executive's employment by the Bank within a radius of fifty (50) miles of the Bank's main office.

            (d) In addition to all other remedies provided at law or at equity, the Bank may petition and obtain from a court of law or equity both temporary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security to prevent a breach by the Executive of any covenant contained in this Section 6, as well as to an equitable accounting of all earnings and profits and other benefits arising out of any such violations.

     7.     NOTICES.  Any notice or other communication required or permitted to
            -------
be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail, registered or certified, return receipt requested, postage prepaid, simultaneously dispatched) to the addresses specified below.


     If to the Executive:               Robert L. Evans
                                        502 Second Street South
                                        Cordele, Georgia  31015
                                        Facsimile:  (912) 273-7750

     If to the Bank:                    Central Bank & Trust
                                        c/o ABC Bancorp
                                        310 First Street, S.E.
                                        Moultrie, Georgia  31768
                                        Facsimile:  (912) 890-2235
                                        Attn:  President

or to such other address or fax number as either party may from time to time designate in writing to the other.

     8.     ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
            ----------------
between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or recision of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by both parties hereto.

     9.     GOVERNING LAW.  This Agreement and the rights and duties of the
            -------------
parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Georgia.

     10.    ASSIGNMENT.  This Agreement shall inure to the benefit of and be
            ----------
binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The rights, duties and obligations under this Agreement are assignable by the Bank to a successor of all or substantially all of the business or assets of the Bank. The rights, duties and obligations of the Executive under this Agreement shall not be assignable.

     11.    SURVIVAL.  The respective obligations of the parties under Section 6
            --------
hereof shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and delivered, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.


                                CENTRAL BANK & TRUST



                                By:_________________________________________
                                     Its:_______________________________




                                _______________________________(SEAL)
                                ROBERT L. EVANS

                                                                       EXHIBIT 5
                                                                       ---------



                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of ___________, 1996, by and between CENTRAL BANK & TRUST, a Georgia bank (the "Bank"), and ROXIE W. BAGWELL, a resident of the State of Georgia (the "Executive").

     WHEREAS, ABC Bancorp, a Georgia corporation ("ABC"), has acquired all of the equity interest of the Bank by means of a merger pursuant to a Merger Agreement dated as of December 29, 1995 the ("Merger Agreement");

     WHEREAS, the Bank is now a wholly-owned subsidiary of ABC;

     WHEREAS, the Executive is the Vice President of the Bank and desires to continue her employment with the Bank in such capacity;

     WHEREAS, ABC desires that the Executive continue to serve in the capacity of Vice President of the Bank; and

     WHEREAS, the Bank and the Executive, in conjunction with and pursuant to the terms of the Merger Agreement, desire to set forth in writing the terms and conditions of the Executive's continued employment with the Bank.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.     EMPLOYMENT AND DUTIES.
            ---------------------

            (a) The Bank hereby agrees to continue to employ the Executive and the Executive agrees to continue employment in her capacity as Vice President of the Bank to act in accordance with the terms and conditions set forth herein. The Executive also consents to serve, if elected, as a director of the Bank without additional compensation therefor for the first twelve (12) months of such service and thereafter at the rate then in effect for directors of the Bank. During the term of this Agreement, the Executive agrees that this position will be her principal employment, that she will serve the Bank faithfully and to the best of her ability and that she will devote her full business time, attention and skills to the operation of the business of the Bank, subject to reasonable absences for vacation and illness, and that she will perform such duties, functions and responsibilities in connection with such position and consistent with the foregoing as are from time to time delegated to the Executive by the Board of Directors of the Bank (the "Board") or the Bank's Chief Executive

Officer; provided, however, that the foregoing shall not be deemed to restrict
         --------  -------
the Executive from devoting a reasonable amount of time and attention to the management of her personal affairs and investments, so long as such activities do not interfere with the responsible performance of the Executive's duties hereunder. The Executive shall provide the Board or the Bank's Chief Executive Officer with periodic reports on, and keep the Board or such officer informed on a current basis concerning, the business and affairs of the Bank.

            (b) The Bank shall provide the Executive with a private office, secretarial and administrative assistance, office equipment, supplies and other facilities and services suitable to the Executive's position to be located at 502 Second Street South, Cordele, Georgia 31015, or at a comparable location within Crisp County, Georgia.

     2.     TERM.  The term ("Term") of this Agreement shall commence on the
            ----
date hereof and shall continue until the first anniversary of the date hereof unless earlier terminated pursuant to Section 4 hereof.

     3.     COMPENSATION.  In consideration of the services to be rendered by
            ------------
the Executive to the Bank hereunder, the Bank hereby agrees to pay or otherwise provide the Executive the following compensation and benefits, it being understood that the Bank shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld under any provision of applicable law (including, without limitation, Social Security payments, income tax withholding and other required deductions now in effect or which may become effective by law any time during the Term):

            (a)  SALARY.  The Executive shall receive an annual salary of
                 ------
("Salary") of $70,000.00 to be paid in equal installments in accordance with the Bank's salary payment practices in effect from time to time for executives of the Bank.

            (b)  BONUS PAYMENT.  In addition to Salary, the Executive shall be
                 -------------
entitled to receive an annual bonus pursuant to any annual incentive compensation plan adopted by the Board; provided, however, that if (i) no such
                                        --------  -------
plan is adopted or (ii) the bonus payable pursuant to such plan would be less than an amount equal to (a) the lesser of (1) any bonus paid to the Executive by the Bank in respect of services rendered by the Executive to the Bank for the year ended December 31, 1995 or (2) $6,300.00 minus (b) the present value of any
                                              -----
compensation received by or accrued for the benefit of the Executive pursuant to the Executive's participation in any employee benefit, retirement and compensation plans as specified in Section 3(c) hereof (the "Minimum Bonus Amount"), then the bonus payable to the Executive (if any) shall be equal to the Minimum Bonus Amount.

            (c)  COMPENSATION PURSUANT TO PLANS.  During the Term, the Executive
                 ------------------------------
shall be included as a participant in all present and future employee benefit, retirement and compensation plans generally available to employees of the Bank, consistent with her Salary and her position with the Bank, including, without limitation, the Bank's (or ABC's) pension plan and hospitalization, major medical, disability and group life insurance plans.

            (d)  EXPENSES.  The Executive shall be entitled to receive
                 --------
reimbursement for all reasonable expenses incurred by him in connection with the fulfillment of her duties hereunder, upon receipt of appropriate vouchers therefor, provided that the Executive has complied with all reasonable policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Bank.

            (e) VACATION AND PERQUISITES.  For so long as the Executive is
                ------------------------
employed by the Bank hereunder, the Bank shall continue in effect the vacation policies applicable to the Executive no less favorable from her point of view than those written policies in effect as of the date of the Merger Agreement, and the Executive shall continue to be entitled to receive perquisites, including, without limitation, the use of an automobile and country club memberships, no less favorable from her point of view than those to which she is entitled as of the date of the Merger Agreement.

     4.     TERMINATION.
            -----------

            (a) This Agreement shall terminate on the earliest to occur of the following events: (i) on the mutual agreement of the Bank and the Executive;
(ii) the death of the Executive or Executive's voluntary retirement; (iii) the Executive becoming unable to perform a substantial portion of her duties as described herein due to injury, illness or disability (mental or physical) as determined by an independent physician selected by the Bank and reasonably satisfactory to the Executive for a period of two (2) consecutive months or any aggregate period of four (4) months in any twelve (12) month period ("Disability"); or (iv) immediately upon the Bank giving written notice to the Executive of termination for Cause (as defined herein).

            (b) The Bank may terminate the Executive's employment under this Agreement at any time for Cause. The termination shall be evidenced by written notice to the Executive, which shall specify the cause for termination. "Cause" shall exist if: (i) the Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony; (ii) in the reasonable determination of the Board, the Executive has engaged in conduct or activity materially damaging to the business of the Bank (it being understood, however, that unintentional physical damage to any property of the Bank by the Executive shall not be a ground for such a determination by the Board); or (iii) the Executive has failed, without reasonable cause, to devote her full business time and best efforts to the business of the Bank as provided in Section 1(a) hereof and, after written notice from the Bank of such failure, the Executive at any time thereafter again so fails.

     5.     REPRESENTATIONS AND WARRANTIES.
            ------------------------------

            (a) The Executive represents and warrants to the Bank that: (i) she has the full power and authority to execute, deliver and perform this Agreement, and that she has taken all actions necessary to secure all approvals required in connection herewith and therewith; (ii) this Agreement has been duly authorized, executed and delivered by him and constitutes her valid and binding agreement, enforceable against him in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, leases, agreement, instrument, order, arbitration award, judgment or decree to which she is a party or by which she or any of her assets are bound.

            (b)  The Bank hereby represents and warrants to the Executive that:
(i) this Agreement has been duly authorized, executed and delivered by it, and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms; (ii) it has the full power authority to execute, deliver and perform this Agreement and has taken all necessary action to secure all approvals required in connection herewith; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, its charter or bylaws or any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

     6.     RESTRICTIVE COVENANTS.  Acknowledging that (i) she has intimate
            ---------------------
knowledge of the business of the Bank which, if exploited by him, in contravention of this Agreement, would seriously adversely and irreparably affect the value of the Bank and the ability of ABC to continue to operate the Bank following the consummation of the merger contemplated by the Merger Agreement; (ii) the provisions of this Section 6 are reasonable and necessary to protect the legitimate interests of ABC; (iii) the provisions of this Section 6 are reasonable and necessary to protect the goodwill of the Bank acquired by ABC pursuant to the Merger Agreement; (iv) any violation of this Section 6 will result in irreparable injury to ABC and the Bank and that damages at law would not be reasonable or adequate compensation to ABC and the Bank for a violation of this Section 6; and (v) that in the course of her employment with the Bank, as contemplated by this Agreement, and as a result of the position of trust that she will hold under this Agreement, she will obtain private and confidential information and proprietary data relating to ABC, the Bank and other affiliates of ABC, including, without limitation, financial information, product information and other data that are valuable assets and property rights of the Bank and ABC and its affiliates (collectively referred to as "Confidential Information"), the Executive hereby agrees as follows:

            (a) The Executive shall not, during the Term of this Agreement or any time after the termination of this Agreement, either directly or indirectly, disclose or use any Confidential Information acquired during her employment with the Bank, unless (i) the Confidential Information has been made public through no action or fault of the Executive, or (ii) its disclosure is requested or compelled by applicable law or regulatory agency. The Executive further agrees that after the termination of this Agreement, or at such other time as the Bank requests, the Executive will return to the Bank all documents, papers and records constituting Confidential Information, and all copies of same in the Executive's possession and control.

            (b) For a period of one (1) year after termination of the Executive's employment hereunder for any reason, the Executive shall not directly or indirectly provide banking or bank-related services to, or solicit the banking or bank-related business of, any customer of the Bank at the time of such provision of services or solicitation which the Executive served either alone or with others while employed by the Bank in any city, town, borough, township, village or other place in which the Executive performed services for the Bank while employed by it, or assist any actual or potential competitor of the Bank to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place.

            (c) While the Executive is employed by the Bank and for a period of one (1) year after termination of the Executive's employment hereunder for any reason, the Executive shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business or venture which competes with the business of the Bank as conducted during the Executive's employment by the Bank within a radius of fifty (50) miles of the Bank's main office.

            (d) In addition to all other remedies provided at law or at equity, the Bank may petition and obtain from a court of law or equity both temporary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security to prevent a breach by the Executive of any covenant contained in this Section 6, as well as to an equitable accounting of all earnings and profits and other benefits arising out of any such violations.

     7.     NOTICES.  Any notice or other communication required or permitted to
            -------
be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail, registered or certified, return receipt requested, postage prepaid, simultaneously dispatched) to the addresses specified below.


     If to the Executive:                Roxie W. Bagwell
                                         502 Second Street South
                                         Cordele, Georgia  31015
                                         Facsimile:  (912) 273-7750

     If to the Bank:                     Central Bank & Trust
                                         c/o ABC Bancorp
                                         310 First Street, S.E.
                                         Moultrie, Georgia  31768
                                         Facsimile:  (912) 890-2235
                                         Attn:  President

or to such other address or fax number as either party may from time to time designate in writing to the other.

     8.     ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
            ----------------
between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or recision of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by both parties hereto.

     9.     GOVERNING LAW.  This Agreement and the rights and duties of the
            -------------
parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Georgia.

     10.    ASSIGNMENT.  This Agreement shall inure to the benefit of and be
            ----------
binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The rights, duties and obligations under this Agreement are assignable by the Bank to a successor of all or substantially all of the business or assets of the Bank. The rights, duties and obligations of the Executive under this Agreement shall not be assignable.

     11.    SURVIVAL.  The respective obligations of the parties under Section 6
            --------
hereof shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and delivered, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.


                                CENTRAL BANK & TRUST



                                By:______________________________________
                                      Its:____________________________




                                ___________________________________(SEAL)
                                ROXIE W. BAGWELL

                                                                      Appendix B

                           TEXT OF ARTICLE 13 OF THE
                       GEORGIA BUSINESS CORPORATION CODE

                                    PART 1.

                RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES


14-2-1301. Definitions.

As used in this article, the term:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

     (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

     (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

     (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302. Right to dissent.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (1)  Consummation of a plan of merger to which the corporation is a party:

          (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, or

          (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

          (A)  Alters or abolishes a preferential right of shares;

          (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

          (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

          (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

          (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

          (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

          (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

          (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless;

               (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

               (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.  Dissent by nominees and beneficial owners.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

                                    PART 2.

                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320.  Notice of dissenters' rights.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321. Notice of intent to demand payment.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2)  Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322. Dissenters' notice.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certified shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 no more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4)  Be accompanied by a copy of this article.

14-2-1323. Duty to demand payment.

     (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his share under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324.  Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.  Offer of payment.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)  The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more an 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any,

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)  An explanation of how the interest was calculated;

          (4)  A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5)  A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond with said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.  Failure to take action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fiar value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.


                                    PART 3.

                         JUDICIAL APPRAISAL OF SHARES

14-2-1330. Court action.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgement.

14-2-1331. Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code
Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

14-2-1332. Limitation of actions.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Georgia Business Corporation Code (the "Georgia Code") provides that the Articles of Incorporation may include a provision eliminating or limiting the personal liability of a director, other than: (i) for any appropriation, in violation of the director's duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or unlawful violation of laws; (iii) for certain unlawful distributions; and
(iv) for any transaction from which the director received an improper personal benefit. The Georgia Code further provides that a corporation may indemnify a director if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may not indemnify a director, however, in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. The Georgia Code provides for mandatory indemnification of a director unless otherwise limited by a corporation's Articles of Incorporation, to the extent of reasonable expenses incurred by the director in connection with a proceeding.

  A further limitation on indemnification imposed by the Georgia Code is that in the case of indemnification in connection with a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding.

  Article XI of ABC's Amended Articles of Incorporation (the "Articles") provides that no director shall be personally liable to ABC or its stockholders for monetary damages for any breach of the duty of care or other duty as a director, except that such liability shall not be eliminated: (i) for any appropriation, in violation of a director's duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

  The Georgia Code permits a corporation to indemnify a director if the director seeking indemnification acted in a manner he believed in good faith to be in or not opposed to the best interest of such corporation and, in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

a. Exhibits and Exhibit Index

4.1 Articles of Incorporation of ABC, as amended (incorporated by reference to Exhibit 2.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

4.2 Amendment to Amended Articles of Incorporation dated May 26, 1995 (incorporated by reference to Exhibit 3.1.1 to ABC's Form 10-K filed March 28, 1996).

4.3 Bylaws of ABC, as amended (incorporated by reference to Exhibit 2.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

5.1 Opinion of Rogers & Hardin regarding legality of securities being registered (including their consent).

8.1 Opinion of Rogers & Hardin regarding certain tax matters (including their consent).

10.1 1985 Incentive Stock Option Plan (filed as Exhibit 5.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.2 Incentive Stock Option Agreement with Kenneth J. Hunnicutt dated October 17, 1985 (filed as Exhibit 5.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.3 Deferred Compensation Agreement for Kenneth J. Hunnicutt dated December 16, 1986 (filed as Exhibit 5.3 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.4   Security Deed in favor of M.I.A., Co. dated December 31, 1984 (filed as
       Exhibit 5.4 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.5   Loan Agreement and Master Term Note dated December 30, 1986 (filed as
       Exhibit 5.5 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.6 Executive Salary Continuation Agreement dated February 14, 1984 (filed as Exhibit 10.6 to ABC's Annual Report on Form 10-KSB (File Number 2-71257), filed herewith with the Commission on March 27, 1989 and incorporated herein by reference).

10.7 1992 Incentive Stock Option Plan and Option Agreement for K. J. Hunnicutt (filed as Exhibit 10.7 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1993 and incorporated herein by reference.)

10.8 Executive Employment Agreement with Kenneth J. Hunnicutt dated September 20, 1994 (filed as Exhibit 10.8 to ABC's Annual Report on Form 10-KSB (File Number 0-016181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.9 Executive Consulting Agreement with Eugene M. Vereen dated September 20, 1994 (filed as Exhibit 10.9 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.10 Agreement and Plan of Merger by and between ABC and Southland Bancorporation dated as of December 18, 1995 (filed as Exhibit 10.10 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference), and Amendment No. 1 thereto dated as of April 16, 1996 (filed as part of Appendix A to Amendment No. 1 to ABC's Registration on Form S-4 (Registration No. 333-2387), filed with the Commission on May 21, 1996 and incorporated herein by reference).

10.11 Agreement and Plan of Merger by and between ABC and Central Bankshares, Inc., dated as of December 29, 1995 (filed as Exhibit 10.11 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference), and Amendment No. 1 thereto dated as of April 26, 1996 (contained in Appendix A to this Registration Statement).

10.12 Agreement and Plan of Merger by and between ABC and First National Financial Corporation dated as of April 15, 1996 (filed as Exhibit
       10.12 to Amendment No. 1 to ABC's Registration on Form S-4
       (Registration No. 333-2387), filed with the Commission on May 21, 1996 and incorporated herein by reference).

21.1 Schedule of subsidiaries of ABC Bancorp (incorporated by reference to Exhibit 22.1 to ABC's Annual Report on Form 10-KSB (File No. 1-16181) filed with the Commission on March 30, 1993).

23.1   Consent of Mauldin & Jenkins.

23.2   Consent of Mauldin & Jenkins.

23.3   Consent of KPMG Peat Marwick LLP.

23.4   Consent of Francis & Co., CPAs.

23.5   Consent of Rogers & Hardin (contained in Exhibits 5.1 and 8.1 hereto).

24.1   Powers of attorney (included in the Signature page hereto)

99.1   Letter of Transmittal and Instructions.

99.2 Form of Exchange Agreement by and among SunTrust Bank, Atlanta, ABC Bancorp and Central Bankshares, Inc.

99.3   Form of proxy card.

b. Financial Statement Schedules.

  No financial statement schedules are required to be filed with this Registration Statement.

c. Reports, Opinions or Appraisals.

  None.

ITEM 22. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (c) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Moultrie, State of Georgia, on June 10, 1996.

                                          ABC BANCORP

                                                 /s/ Kenneth J. Hunnicutt
                                          By:__________________________________
                                              Kenneth J. Hunnicutt, President
                                              and Chief Executive Officer

  In accordance with requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

  Each person whose signature appears below hereby authorizes Kenneth J. Hunnicutt and W. Edwin Lane, Jr., and each of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto, which amendments may make such changes as any of such persons deems appropriate, and each person, individually and in each capacity stated below, hereby appoints each of such persons as attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf any such amendments to the Registration Statement, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or come to be done by virtue hereof.

             SIGNATURES                        TITLE                 DATE

      /s/ Kenneth J. Hunnicutt         President, Chief         June 10, 1996
- -------------------------------------   Executive Officer
        KENNETH J. HUNNICUTT            and Director
                                        (Principal
                                        Executive Officer)

       /s/ W. Edwin Lane, Jr.          Executive Vice           June 10, 1996
- -------------------------------------   President and Chief
         W. EDWIN LANE, JR.             Financial Officer
                                        (Principal
                                        Financial Officer
                                        and Principal
                                        Accounting Officer)

         /s/ J. Raymond Fulp           Director                 June 10, 1996
- -------------------------------------
           J. RAYMOND FULP

       /s/ Willard E. Lasseter         Chairman of the          June 10, 1996
- -------------------------------------   Board and Director
         WILLARD E. LASSETER

        /s/ Bobby B. Lindsey           Director                 June 10, 1996
- -------------------------------------
          BOBBY B. LINDSEY

             SIGNATURES                         TITLE                DATE

          /s/ Hal L. Lynch              Director                June 10, 1996
- -------------------------------------
            HAL L. LYNCH

        /s/ Joseph C. Parker            Director                June 10, 1996
- -------------------------------------
          JOSEPH C. PARKER

      /s/ Eugene M. Vereen, Jr.         Director                June 10, 1996
- -------------------------------------
        EUGENE M. VEREEN, JR.

        /s/ Doyle Weltzbarker           Vice Chairman and       June 10, 1996
- -------------------------------------    Director
          DOYLE WELTZBARKER

        /s/ Henry C. Wortman            Director                June 10, 1996
- -------------------------------------
          HENRY C. WORTMAN

                                 EXHIBIT INDEX

4.1 Articles of Incorporation of ABC, as amended (incorporated by reference to Exhibit 2.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

4.2 Amendment to Amended Articles of Incorporation dated May 26, 1995 (incorporated by reference to Exhibit 3.1.1 to ABC's Form 10-K filed March 28, 1996).

4.3 Bylaws of ABC, as amended (incorporated by reference to Exhibit 2.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

5.1 Opinion of Rogers & Hardin regarding legality of securities being registered (including their consent).

8.1 Opinion of Rogers & Hardin regarding certain tax matters (including their consent).

10.1 1985 Incentive Stock Option Plan (filed as Exhibit 5.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.2 Incentive Stock Option Agreement with Kenneth J. Hunnicutt dated October 17, 1985 (filed as Exhibit 5.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.3 Deferred Compensation Agreement for Kenneth J. Hunnicutt dated December 16, 1986 (filed as Exhibit 5.3 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.4   Security Deed in favor of M.I.A., Co. dated December 31, 1984 (filed as
       Exhibit 5.4 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.5   Loan Agreement and Master Term Note dated December 30, 1986 (filed as
       Exhibit 5.5 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.6 Executive Salary Continuation Agreement dated February 14, 1984 (filed as Exhibit 10.6 to ABC's Annual Report on Form 10-KSB (File Number 2-71257), filed herewith with the Commission on March 27, 1989 and incorporated herein by reference).

10.7 1992 Incentive Stock Option Plan and Option Agreement for K. J. Hunnicutt (filed as Exhibit 10.7 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1993 and incorporated herein by reference.)

10.8 Executive Employment Agreement with Kenneth J. Hunnicutt dated September 20, 1994 (filed as Exhibit 10.8 to ABC's Annual Report on Form 10-KSB (File Number 0-016181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.9 Executive Consulting Agreement with Eugene M. Vereen dated September 20, 1994 (filed as Exhibit 10.9 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.10 Agreement and Plan of Merger by and between ABC and Southland Bancorporation dated as of December 18, 1995 (filed as Exhibit 10.10 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference), and Amendment No. 1 thereto dated as of April 16, 1996 (filed as part of Appendix A to Amendment No. 1 to ABC's Registration on Form S-4 (Registration No. 333-2387), filed with the Commission on May 21, 1996 and incorporated herein by reference).

10.11 Agreement and Plan of Merger by and between ABC and Central Bankshares, Inc., dated as of December 29, 1995 (filed as Exhibit 10.11 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference), and Amendment No. 1 thereto dated as of April 26, 1996 (contained in Appendix A to this Registration Statement).

10.12 Agreement and Plan of Merger by and between ABC and First National Financial Corporation dated as of April 15, 1996 (filed as Exhibit
       10.12 to Amendment No. 1 to ABC's Registration on Form S-4
       (Registration No. 333-2387), filed with the Commission on May 21, 1996 and incorporated herein by reference).

21.1 Schedule of subsidiaries of ABC Bancorp (incorporated by reference to Exhibit 22.1 to ABC's Annual Report on Form 10-KSB (File No. 1-16181) filed with the Commission on March 30, 1993).

23.1   Consent of Mauldin & Jenkins.

23.2   Consent of Mauldin & Jenkins.

23.3   Consent of KPMG Peat Marwick LLP.

23.4   Consent of Francis & Co., CPAs.

23.5   Consent of Rogers & Hardin (contained in Exhibits 5.1 and 8.1 hereto).

24.1   Powers of attorney (included in the Signature page hereto)

99.1   Letter of Transmittal and Instructions.

99.2 Form of Exchange Agreement by and among SunTrust Bank, Atlanta, ABC Bancorp and Central Bankshares, Inc.

99.3   Form of proxy card.